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TABLE OF CONTENTS 2

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Millennial Media, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.001 per share, and Preferred Stock, par value $0.001 per share, of Nexage, Inc.
	(2)	Aggregate number of securities to which transaction applies: 3,599,250 shares of Common Stock of Nexage, Inc. and 27,259,137 shares of Preferred Stock of Nexage, Inc.
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying one-third of the par value of the capital stock of Nexage, Inc. being acquired by Millennial Media, Inc. (as reflected in the Unaudited Consolidated Balance Sheets of Nexage, Inc. as of June 30, 2014) as of $10,286.13 by 0.00011620.
	(4)	Proposed maximum aggregate value of transaction: $10,286.13
	(5)	Total fee paid: $1.20
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

MILLENNIAL MEDIA, INC.
2400 Boston Street, Suite 201
Baltimore, Maryland 21224

Dear Millennial Media Stockholder:

        Millennial Media, Inc. ("Millennial," "Millennial Media," or the "Company") has entered into an agreement to acquire all of the outstanding securities of Nexage, Inc., a privately held Delaware corporation ("Nexage"). Nexage is a leading advertising exchange and mobile supply side platform, as well as a leading provider of real-time-bidding technology that helps to automate the buying and selling of mobile advertising. We believe that Nexage's business will be complementary to Millennial's suite of mobile advertising services and products, and that the combination of our two companies will allow us to offer our customers a full-stack solution and an independent mobile programmatic marketplace with buy- and sell-side capabilities. In addition to providing managed services for agencies and marketers, we believe the combined company will be able to offer a complete set of programmatic solutions to advertisers, publishers and developers, and will be able to more effectively compete in our fast-paced, consolidating industry. In short, we believe acquiring Nexage provides us with a unique opportunity to achieve one of Millennial's key strategic objectives to be a market leader in mobile advertising solutions.

        On September 23, 2014, Millennial entered into an Agreement and Plan of Merger which was amended and restated on October 31, 2014, which we refer to as the Merger Agreement, with Nexage, Neptune Merger Sub I, Inc., a wholly owned subsidiary of Millennial which we refer to as Merger Sub I, Neptune Merger Sub II, LLC, a wholly owned subsidiary of Millennial, which we refer to as Merger Sub II, and Fortis Advisors LLC, solely in its capacity as Securityholder Representative, pursuant to which Merger Sub I will, upon the terms and subject to the satisfaction or waiver of the conditions therein, merge with and into Nexage, and as part of the same transaction, Nexage will merge with and into Merger Sub II. We refer to this transaction as the Merger. As a result of the Merger, Merger Sub II will continue as the surviving entity and as a wholly-owned subsidiary of Millennial. Following the completion of the Merger, the name of Merger Sub II will be changed to Nexage, LLC.

        Under the Merger Agreement, the consideration to be issued to Nexage securityholders will consist of:

  •
  up to 38,751,632 shares of common stock of the Company, par value $0.001 per share, which we refer to as the Stock Consideration, and which corresponds to up to approximately 26% of the total number of issued and outstanding shares of Millennial Media following the issuance, subject to adjustment as described in this proxy statement and as more fully described in the Merger Agreement; and

  •
  approximately $22.5 million in cash, subject to certain adjustments, which we refer to as the Cash Consideration.

        In lieu of issuing shares of Company common stock, the Company will pay cash for shares of Nexage capital stock held by those holders of Nexage capital stock who are not "accredited investors" as defined by Rule 501(a) of Regulation D under the Securities Act of 1933, as amended, and such payments will increase the Cash Consideration and decrease the Stock Consideration; provided, however, that all purchase price adjustments to the Cash Consideration in excess of $22.5 million will be capped at a total of $5.0 million, and the Stock Consideration will be reduced to the extent the Company pays such cash.

        A portion of the Stock Consideration will be held in escrow as partial security for the indemnification obligations of the Nexage securityholders for breaches or inaccuracies in Nexage's representations and warranties, covenants, agreements, and losses attributable to certain taxes, and payments for certain adjustments to the calculation of the working capital of Nexage, all as set forth in the Merger Agreement. Vested options to purchase common stock of Nexage will be partially cancelled in exchange for cash and partially exchanged for options to purchase common stock of Millennial Media, and unvested options to purchase common stock of Nexage will be exchanged for options to purchase common stock of Millennial Media. The aggregate number of options to purchase shares of common stock of Millennial Media issued in the Merger in consideration for the options to purchase shares of common stock of Nexage are included in the Stock Consideration. All outstanding warrants exercisable for common stock of Nexage will be exchanged for a portion of the Cash Consideration and a portion of the Stock Consideration.

        Under the rules of the New York Stock Exchange, or NYSE, on which Millennial Media common stock is listed, the proposed issuance of the shares of Millennial Media common stock to the current securityholders of Nexage in connection with the Merger requires the approval of Millennial Media's stockholders because the maximum number of shares to be issued exceeds 20% of the number of shares of the Company's common stock outstanding prior to the issuance.

        If the stock issuance is approved, Millennial Media will issue the shares to the current Nexage securityholders in a private placement transaction exempt from registration requirements under Regulation D and Rule 506 under the Securities Act of 1933, as amended. Under the terms of the Merger Agreement, Millennial Media has also agreed to prepare and file with the Securities and Exchange Commission a registration statement on Form S-3 relating to the shares of common stock issuable as part of the consideration, pursuant to the terms of a registration rights agreement executed in conjunction with the Merger Agreement.

        Each company's board of directors has approved the transaction, which has also been approved by Nexage's stockholders. Pending regulatory and stockholder approvals, we anticipate the transaction will close in the fourth quarter of 2014.

        The attached proxy statement contains a description of the Merger Agreement and the proposed Merger, as well as information regarding Nexage and Millennial. Please give this material your careful consideration, including the annexes and information incorporated by reference and the matters discussed under "Risk Factors" beginning on page 13.

        The board of directors of Millennial unanimously recommends that stockholders vote in favor of the issuance of Millennial common stock to the current securityholders of Nexage. We invite you to attend our meeting, details of which are included in the enclosed Notice of Special Meeting and Proxy Statement. Regardless of the number of shares you own or whether you plan to attend the meeting, it is important that your shares be represented and voted. Voting instructions are included.

        The date, time and place of the special meeting of stockholders are as follows:

  December 2, 2014

  10:00 a.m. local time

  Hilton New York Fashion District

  152 West 26th Street

  New York, NY

        Your vote is very important. We cannot complete the Merger pursuant to the Merger Agreement without the approval of the issuance of our common stock in connection with the Merger. The proposal to issue up to 38,751,632 shares of Millennial common stock pursuant to the Merger Agreement requires the approval of a majority of the votes cast at the special meeting, including abstentions but not including broker non-votes, provided that a quorum is present in person or by proxy at the special meeting. The proposal to adjourn the special meeting, if necessary, to solicit additional proxies in favor of the stock issuance proposal requires the approval of the holders of a majority of the shares of our common stock present or represented by proxy at the special meeting and entitled to vote, regardless of whether a quorum is present.

        Whether or not you plan to attend the special meeting of stockholders, please take the time to vote by completing and mailing to us the enclosed proxy card or grant your proxy by telephone or through the Internet. You may also cast your vote in person at the special meeting to be held on December 2, 2014. If your shares are held in "street name," you must instruct your broker, bank or other nominee to vote.

        On behalf of your management team and board of directors, I thank you for your support and urge you to vote "FOR" approval of the issuance of Millennial common stock in the Merger.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THIS TRANSACTION. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        This proxy statement is dated October 31, 2014 and is first being mailed to stockholders on or about November 3, 2014.

Sincerely,

Michael G. Barrett President and CEO

ADDITIONAL INFORMATION

        This proxy statement incorporates important business and financial information about Millennial from documents that Millennial has filed with the Securities and Exchange Commission, or the SEC, that are not included in or delivered with this proxy statement. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this proxy statement through the SEC website at http://www.sec.gov or by submitting an oral or written request to:

                Millennial Media, Inc.
                2400 Boston Street, Suite 201
                Baltimore, Maryland 21224
                Attention: Investor Relations
                Telephone: (410) 522-8705

PLEASE REQUEST DOCUMENTS FROM MILLENNIAL NO LATER THAN NOVEMBER 24, 2014 TO RECEIVE THEM BEFORE THE MEETING. UPON REQUEST, MILLENNIAL MEDIA WILL MAIL ANY DOCUMENTS TO YOU BY FIRST CLASS MAIL PROMPTLY.

        In addition, you may obtain copies of this information from Millennial's website, http://www.millennialmedia.com. This website address is provided as an inactive textual reference only. Information contained on Millennial's website does not constitute part of this proxy statement.

        Please note that copies of the documents provided to you will not include exhibits, unless the exhibits are specifically incorporated by reference in the documents or this proxy statement.

        See the section entitled "Where You Can Find Additional Information" beginning on page 85 of this proxy statement for more information about the documents incorporated by reference into this proxy statement.

        You should rely only on the information contained in, or incorporated by reference into, this proxy statement in deciding how to vote on each of the proposals. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement. This proxy statement is dated October 28, 2014. You should not assume that the information contained in, or incorporated by reference into, this proxy statement is accurate as of any date other than that date.

        This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom it is unlawful to make any such solicitation in such jurisdiction. Information contained in this proxy statement regarding Nexage has been provided by Nexage and information contained in this proxy statement regarding Millennial has been provided by us.

VOTING ELECTRONICALLY, BY TELEPHONE OR BY MAIL

        Stockholders of record at the close of business on October 27, 2014, the record date for the special meeting of stockholders, may submit their proxies:

  •
  through the Internet by visiting a website established for that purpose at http://www.voteproxy.com and following the instructions;

  •
  by telephone by calling the toll-free number 1-800-PROXIES (1-800-776-9437) in the United States, Puerto Rico or Canada on a touch-tone phone and following the recorded instructions; or

  •
  by returning the enclosed proxy card in the provided return envelope (which is postage paid if mailed in the United States).

        To vote via telephone or Internet, please have in front of you either your proxy card, or if you have consented to receive your materials electronically, your email notification advising that materials are available online. A phone number and an Internet website address are contained on each of the documents. Upon entering either the phone number or the Internet website address, you will be instructed on how to proceed.

        If a stockholder holds shares registered in the name of a broker, bank or other nominee, that broker, bank or other nominee will enclose or provide a voting instruction card for use in directing that broker, bank or other nominee how to vote those shares.

MILLENNIAL MEDIA, INC.
2400 Boston Street, Suite 201
Baltimore, Maryland 21224

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On December 2, 2014

Dear Stockholder:

        On September 23, 2014, MILLENNIAL MEDIA, INC., a Delaware corporation ("Millennial," or the "Company"), entered into an Agreement and Plan of Merger which was amended and restated on October 31, 2014 (as amended and restated, the "Merger Agreement") with Nexage, Inc., a Delaware corporation ("Nexage"), Neptune Merger Sub I, Inc., a wholly owned subsidiary of Millennial ("Merger Sub I"), Neptune Merger Sub II, LLC, a wholly owned subsidiary of Millennial ("Merger Sub II"), and Fortis Advisors LLC, a Delaware LLC, solely in its capacity as the Securityholders' Representative, pursuant to which Merger Sub I will be merged with and into Nexage, and as part of the same transaction, Nexage will be merged with and into Merger Sub II (collectively, the "Merger"), with Merger Sub II continuing as the surviving company. As a result of the Merger, upon satisfaction of the terms and conditions in the Merger Agreement, Merger Sub II will become a wholly owned subsidiary of the Company. Following the completion of the Merger, the name of Merger Sub II will be changed to Nexage, LLC.

        Under the Merger Agreement, the consideration to be issued to Nexage securityholders will consist of:

  •
  up to 38,751,632 shares of common stock of the Company, par value $0.001 per share (the "Stock Consideration"), which is equal to approximately 26% of the total number of issued and outstanding shares of Millennial following the issuance, subject to adjustment as described in this proxy statement and as more fully described in the Merger Agreement; and

  •
  approximately $22.5 million in cash, subject to certain adjustments (the "Cash Consideration").

        In lieu of issuing shares of Company common stock, the Company will pay cash for shares of Nexage capital stock held by those holders of Nexage capital stock who are not "accredited investors" as defined by Rule 501(a) of Regulation D under the Securities Act of 1933, as amended, and such payments will increase the Cash Consideration and decrease the Stock Consideration; provided, however, that all purchase price adjustments to the Cash Consideration in excess of $22.5 million will be capped at a total of $5.0 million, and the Stock Consideration will be reduced to the extent the Company pays such cash.

        The consummation of the Merger is subject to customary closing conditions, including the approval of the Company's stockholders of the issuance of the Company's common stock to Nexage's securityholders.

        You are cordially invited to attend a Special Meeting of Stockholders of the Company (the "Special Meeting"), to be held on December 2, 2014 at 10:00 a.m. local time, at the Hilton New York Fashion District, 152 West 26th Street, New York, NY, to vote on the following proposals:

  1.
  A proposal to approve the issuance of up to 38,751,632 shares of the Company's common stock to Nexage's securityholders in connection with the Merger (the "Share Issuance Proposal");

  2.
  If necessary, an adjournment of the Special Meeting, including for the purpose of soliciting additional proxies if a quorum is not present or if there are not sufficient votes in favor of the Share Issuance Proposal; and

  3.
  Transaction of such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

        The Company's board of directors recommends that the stockholders vote "FOR" the Share Issuance Proposal and, if necessary, "FOR" the proposal for an adjournment of the Special Meeting. Approval of the Share Issuance Proposal is necessary to complete the Merger.

        These items of business are more fully described in the proxy statement accompanying this Notice.

        The record date for the Special Meeting is October 27, 2014. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

        Important notice regarding the availability of proxy materials for the Special Meeting of Stockholders to be held on December 2, 2014 at 10:00 a.m. local time at the Hilton New York Fashion District, 152 West 26th Street, New York, NY. The proxy statement is available at http://www.astproxyportal.com/ast/17552.

By Order of the Board of Directors
Ho Sik Shin Secretary

Baltimore, Maryland
October 31, 2014

        You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy card, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

QUESTIONS AND ANSWERS ABOUT THE MERGER, THE MERGER AGREEMENT AND
THE SPECIAL MEETING

        The following are some questions that you, as a stockholder of the Company, may have regarding the Merger, the Merger Agreement and the Special Meeting, together with brief answers to those questions. We urge you to read carefully the remainder of this proxy statement, including the annexes and other documents referred to in this proxy statement, because the information in this section may not provide all of the information that might be important to you with respect to the Merger or the Special Meeting.

Q:    What is the Merger?

A:
The Company has entered into an Agreement and Plan of Merger which was amended and restated on October 31, 2014 (as amended and restated, the "Merger Agreement") with Nexage, Inc., a Delaware corporation ("Nexage"), Neptune Merger Sub I, Inc., a wholly owned subsidiary of Millennial ("Merger Sub I"), Neptune Merger Sub II, LLC, a wholly owned subsidiary of Millennial ("Merger Sub II"), and Fortis Advisors LLC, a Delaware LLC, solely in its capacity as Securityholder Representative, pursuant to which Merger Sub I will, upon the terms and subject to the satisfaction or waiver of the conditions therein, merge with and into Nexage, and as part of the same transaction, Nexage will merge with and into Merger Sub II (collectively, the "Merger"), with Merger Sub II continuing as the surviving entity and as a wholly-owned subsidiary of Millennial. After the completion of the Merger, the name of Merger Sub II will be changed to Nexage, LLC. Following the completion of the Merger, the accredited stockholders and warrant holders of Nexage will become stockholders of the Company and certain of the holders of options to purchase shares of Nexage common stock will become holders of options to purchase shares of common stock of the Company. For a more complete discussion of the Merger Agreement, see the section entitled "The Merger Agreement" beginning on page 39. A copy of the Merger Agreement is attached as Annex A to this proxy statement.

Q:    Why is the Company proposing to acquire Nexage?

A:
The Company believes that acquiring Nexage will (i) accelerate our progress toward achieving our strategic goals, (ii) enhance our overall product offerings, and (iii) allow us to more effectively compete in the marketplace.

Q:    Why am I receiving these materials?

A:
The Company is sending these materials to its stockholders to help them decide how to vote their shares of common stock with respect to the issuance of the Company's common stock to the securityholders of Nexage in connection with the proposed Merger. This document contains important information about the Merger and the Special Meeting and you should read it carefully.

Q:    What stockholder approvals are required to complete the Merger?

A:
The Company's common stock is listed on the New York Stock Exchange (the "NYSE"). NYSE rules require stockholder approval before the issuance of common stock if the common stock to be issued will have voting power equal to or greater than 20% of the voting power outstanding before the issuance, or if the number of shares of common stock to be issued will be equal to or greater than 20% of the number of shares of common stock outstanding before the issuance. Even though the final number of shares to be issued is subject to adjustment, the maximum number of shares of common stock of the Company that may be issued in connection with the Merger will exceed the thresholds under NYSE rules and, therefore, the proposed issuance requires the approval of the Company's stockholders. To complete the Merger, the Company's stockholders must approve the issuance of up to 38,751,632 shares of the Company's common stock in connection with the

  Merger (the "Share Issuance Proposal"), corresponding to approximately 26% of the total issued and outstanding number of shares of the Company following the issuance. Approval of the Share Issuance Proposal requires a majority of the total votes cast on the Share Issuance Proposal at the Special Meeting (assuming a quorum is present). In addition to the receipt of the foregoing stockholder approval, each of the other conditions to the completion of the Merger contained in the Merger Agreement must be satisfied or waived. For a more complete discussion of the conditions to the completion of the Merger under the Merger Agreement, see the section entitled "The Merger Agreement—Conditions to Completion of the Merger" beginning on page 50.

Q:    What stockholder approvals are required for the adjournment of the Special Meeting, if necessary, to solicit additional proxies if a quorum is not present or if there are not sufficient votes in favor of the Share Issuance Proposal?

A:
The holders of a majority of the shares of the Company's common stock present or represented by proxy and entitled to vote at the Special Meeting must vote in favor of any adjournment of the Special Meeting.

Q:    How will the Company's stockholders be affected by the Merger and the issuance of shares of common stock to the securityholders of Nexage in connection with the Merger?

A:
After the completion of the Merger, each stockholder will have the same number of shares of the Company's common stock that such stockholder held immediately prior to the completion of the Merger. However, upon issuance of the shares of the Company's common stock to the securityholders of Nexage in connection with the Merger, each share of the Company's common stock outstanding immediately prior to the completion of the Merger will represent a smaller percentage of the aggregate number of shares of the Company's common stock outstanding after the completion of the Merger.

Q:    When does the Company expect to complete the Merger?

A:
The Company currently expects to complete the Merger in the fourth quarter of 2014. Completion of the Merger will only be possible, however, after all conditions to the completion of the Merger contained in the Merger Agreement are satisfied or waived, including stockholder approval of the Share Issuance Proposal and all required regulatory approvals, if any. It is possible, therefore, that factors outside of the Company's control could require it to complete the Merger at a later time or not complete it at all.

Q:    How does the Company's board of directors recommend that the Company's stockholders vote with respect to the Share Issuance Proposal and the adjournment of the Special Meeting?

A:
The Company's board of directors recommends that the Company's stockholders vote "FOR" the Company's Share Issuance Proposal, and, if necessary, "FOR" the adjournment of the Special Meeting, including for the purpose of soliciting additional proxies if a quorum is not present or if there are not sufficient votes in favor of the Share Issuance Proposal.

Q:    What risks should I consider in deciding whether to vote in favor of the Share Issuance Proposal?

A:
You should carefully review the section of this proxy statement entitled "Risk Factors" beginning on page 13, which presents risks and uncertainties related to the Merger, the combined company, and the business and operations of the Company, as well as the risk factors set forth in our filings with the Securities and Exchange Commission (the "SEC"), which are incorporated by reference into this proxy statement. See the section entitled "Where You Can Find Additional Information" beginning on page 85.

Q:    Do I have appraisal rights in connection with the Merger?

A:
No. Under Delaware law, the Company's stockholders will not be entitled to exercise any appraisal rights in connection with the Merger.

Q:    When and where will the Special Meeting take place?

A:
The Special Meeting will be held on December 2, 2014 at 10:00 a.m., local time, at the Hilton New York Fashion District, 152 West 26th Street, New York, NY.

Q:    Who can attend and vote at the Special Meeting?

A:
All the Company's stockholders of record as of the close of business on October 27, 2014, the record date for the Special Meeting, are entitled to receive notice of, attend, and vote at the Special Meeting.

Q:    What do I need to do now and how do I vote?

A:
The Company urges you to read this proxy statement carefully, including its annexes, and to consider how the Merger may affect you and the Company as a whole.

  To vote, you may provide your proxy instructions in three different ways. First, you can mail your signed proxy card in the enclosed return envelope. Alternatively, you can provide your proxy instructions by calling the toll-free call center set up for this purpose indicated on the enclosed proxy card and following the instructions provided. Please have your proxy card available when you call. Finally, you can provide your proxy instructions over the Internet by accessing the website indicated on the enclosed proxy card and following the instructions provided. Please have your proxy card available when you access the web page. Please provide your proxy instructions only once and as soon as possible so that your shares can be voted at the Special Meeting.

Q:    What happens if I do not return a proxy card or otherwise provide proxy instructions or if I elect to abstain from voting?

A:
If you do not submit a proxy card, provide proxy instructions by telephone or over the Internet or vote at the Special Meeting, your shares will not be counted as present for the purpose of determining the presence of a quorum, which is required to transact business at the Special Meeting, and your actions will have no effect on the outcome of the Company's Proposal No. 1 (the Share Issuance Proposal), Proposal No. 2 (adjournment) or Proposal No. 3 (other business).

  If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as present for the purpose of determining the presence of a quorum for the Special Meeting and all of your shares will be voted "FOR" the Company's Proposals Nos. 1 and 2. However, if you submit a proxy card or provide proxy instructions by telephone or over the Internet and affirmatively elect to abstain from voting, your proxy will be counted as present for the purpose of determining the presence of a quorum for the Special Meeting and your abstention will have the same effect as a vote "AGAINST" the Company's Proposals Nos. 1 and 2.

Q:    If my shares are held in "street name" by a broker or other nominee, will my broker or nominee vote my shares for me?

A:
If your shares are held in "street name" in a stock brokerage account or by another nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker or other nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to the Company or by voting in person at the Special Meeting unless you provide a "legal proxy," which you must obtain from your broker or other nominee.

  If you do not give instructions to your broker, your broker can vote your shares with respect to "discretionary" items, but not with respect to "non-discretionary" items. Non-discretionary matters include director elections and other matters like those involving a contest or a matter that may substantially affect the rights or privileges of shareholders, such as mergers, acquisitions, share issuances or shareholder proposals. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Discretionary items are proposals considered routine under the rules of the NYSE on which your broker may vote shares held in street name in the absence of your voting instructions.

  The Share Issuance Proposal is a non-discretionary matter, although any proposal to adjourn the Special Meeting would be considered to be a discretionary matter. Therefore, if you do not instruct your broker or other nominee on how to vote your shares then:

  •
  your broker or other nominee may not vote your shares on the Share Issuance Proposal, and the resulting broker non-vote will have no effect on this proposal; and

  •
  your broker or other nominee may vote your shares on any proposal to adjourn the Special Meeting, if necessary.

Q:    May I vote in person?

A:
If your shares of the Company's common stock are registered directly in your name with the Company's transfer agent, you are considered, with respect to those shares, the "stockholder of record," and the proxy materials and proxy card are being sent directly to you. If you are the stockholder of record, you may attend the Special Meeting and vote your shares in person, rather than signing and returning your proxy card or otherwise providing proxy instructions by telephone or over the Internet.

  If your shares of the Company's common stock are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in "street name," and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you are also invited to attend the Special Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Special Meeting unless you obtain a "legal proxy" from the broker or other nominee that holds your shares giving you the right to vote the shares in person at the Special Meeting.

Q:    May I revoke or change my vote after I have provided proxy instructions?

A:
Yes. You may revoke or change your vote at any time before your proxy is voted at the Special Meeting. You can do this in one of three ways. First, you can send a written notice to the Company stating that you would like to revoke your proxy. Second, you can submit new proxy instructions either on a new proxy card, by telephone or over the Internet, as and if applicable. Third, you can attend the Special Meeting and vote in person. Your attendance alone at the Special Meeting will not revoke your proxy. If you have instructed a broker or other nominee to vote your shares, you must follow directions received from your broker or other nominee to change those instructions.

Q:    What constitutes a quorum?

A:
Stockholders who hold a majority of the shares of the Company's common stock outstanding as of the close of business on the record date for the Special Meeting must be present either in person or by proxy to constitute a quorum to conduct business at the Special Meeting.

Q:    Who is paying for this proxy solicitation?

A:
The Company will pay for the cost and expense of preparing, filing, assembling, printing and mailing this proxy statement, and any amendments thereto, the proxy card and any additional information furnished to the Company's stockholders. The Company may also reimburse brokers, custodians, nominees and fiduciaries for their costs of soliciting and obtaining proxies from beneficial owners, including the costs of reimbursing brokers, custodians, nominees and fiduciaries for their costs of forwarding this proxy statement and other solicitation materials to beneficial owners. In addition, proxies may be solicited without extra compensation by directors, officers and employees of the Company by mail, telephone, fax, or other methods of communication.

Q:    Whom should I contact if I have any questions about the Merger or the Special Meeting?

A:
Stockholders may call Ho Shin, General Counsel and Secretary, at (410) 522-8705.

Q:    What happens if I sell my shares after the record date but before the Special Meeting?

A:
If you transfer any of your shares of the Company's common stock after the record date but before the date of the Special Meeting, you will retain your right to vote at the Special Meeting.

Q:    What do I do if I receive more than one proxy statement or set of voting instructions?

A:
If you hold shares directly as a record holder and also in "street name" or otherwise through a nominee, you may receive more than one proxy statement and/or set of voting instructions relating to the Special Meeting. These should each be voted and/or returned separately to ensure that all of your shares are voted.

SUMMARY

        This summary highlights selected information from this proxy statement. It may not contain all of the information that is important to you with respect to the Share Issuance Proposal, the Merger or any other matter described in this proxy statement. We urge you to read carefully this proxy statement, as well as the documents attached to and referenced in this proxy statement, to fully understand the Merger. In particular, you should read the Merger Agreement described elsewhere in this proxy statement and attached as Annex A to this proxy statement. In addition, we encourage you to read the information incorporated by reference into this proxy statement, which includes important business and financial information about the Company that has been filed with the SEC. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in the section entitled "Where You Can Find Additional Information" beginning on page 85.

        When this proxy statement refers to the "combined company," it means the Company and its subsidiaries together with Nexage and its subsidiaries, collectively.

The Companies

  Millennial Media, Inc.

2400 Boston Street, Suite 201
Baltimore, Maryland 21224
(410) 522-8705

        Millennial is the leading independent mobile advertising platform company. The Company's technology, tools and services help developers maximize their advertising revenue, acquire users for their apps and gain insight about their users. To advertisers, the Company offers significant audience reach, sophisticated targeting capabilities and the opportunity to deliver rich and engaging ad experiences to customers on their mobile connected devices. The Company's proprietary technology and data platform, known as MYDAS®, determines in real-time which ad to deliver, as well as to whom and when, with the goal of optimizing the effectiveness of advertising campaigns regardless of device type or operating system.

        The Company was incorporated under the General Corporation Law of the State of Delaware on May 30, 2006. It offered common stock to the public for the first time on March 28, 2012.

  Nexage, Inc.

101 Arch Street, Suite 1510
Boston, Massachusetts 02110
(617) 874-5400

        Nexage is a leading mobile exchange that creates liquidity for advertisers and publishers. The Nexage Exchange provides a range of programmatic markets to enable buyers and publishers to choose how they want to buy and sell including via public exchange, private exchange, and programmatic guaranteed markets; and also supports rich media and video ad units. Nexage Connect delivers integrated first and third party data, including behavioral, contextual, enriched location, universal identifier, and privacy data to enhance targeting and retargeting of advertisements. Nexage Protect delivers a suite of brand safety controls to advertisers and publishers.

        Nexage, Inc. was founded in 2006 and incorporated under the General Corporation Law of the State of Delaware on June 22, 2006.

The Merger (See page 24)

        The board of directors of the Company, the board of directors of Nexage and the stockholders of Nexage have approved the Merger and the Merger Agreement, and the Company, Nexage, Merger Sub I, Merger Sub II and the Securityholder Representative have entered into the Merger Agreement, which provides that, subject to the terms and conditions of the Merger Agreement and upon completion of the Merger, Merger Sub II will become a wholly owned subsidiary of the Company.

Consideration to be Paid at the Closing for the Merger (See page 39)

        The consideration to be paid by the Company for the outstanding securities of Nexage in the Merger consists of:

  •
  up to 38,751,632 shares of common stock of the Company, par value $0.001 per share (the "Stock Consideration"), which is equal to approximately 26% of the total issued and outstanding number of shares of Millennial Media following the issuance, subject to adjustment; and

  •
  approximately $22.5 million in cash, subject to certain adjustments (the "Cash Consideration").

        In lieu of issuing shares of Company common stock, the Company will pay cash for shares of Nexage capital stock held by certain holders of Nexage capital stock who are not "accredited investors" as defined by Rule 501(a) of Regulation D under the Securities Act of 1933, as amended, and such payments will increase the Cash Consideration and decrease the Stock Consideration; provided, however, that all purchase price adjustments to the Cash Consideration in excess of $22.5 million will be capped at a total of $5.0 million, and the Stock Consideration will be reduced to the extent the Company pays such cash.

        A portion of the Stock Consideration will be held in escrow as partial security for the indemnification obligations of the Nexage securityholders for breaches or inaccuracies in Nexage's representations and warranties, covenants, agreements, and losses attributable to certain taxes, and payments for certain adjustments to the calculation of the working capital of Nexage, all as set forth in the Merger Agreement. Vested options to purchase common stock of Nexage will be partially cancelled in exchange for cash and partially exchanged for options to purchase common stock of Millennial, and unvested options to purchase common stock of Nexage will be exchanged for options to purchase common stock of Millennial. The maximum number of shares to be included in the Stock Consideration described above includes the aggregate number of shares underlying options to purchase Millennial common stock to be issued in consideration for the options to purchase common stock of Nexage. All outstanding warrants exercisable for common stock of Nexage will be exchanged for a portion of the Cash Consideration and a portion of the the Stock Consideration.

Ownership of the Company After the Completion of the Merger

        Based on the number of shares of the Company's common stock issued and outstanding as of September 18, 2014, which was 107,615,211 as represented in the Merger Agreement, if the Merger had been completed on such date and the Company issued to the securityholders of Nexage an aggregate of 38,751,632 shares of the Company's common stock (the maximum number of securities that the securityholders of Nexage may receive pursuant to the Merger Agreement), the securityholders of Nexage would receive shares of the Company's common stock and options representing approximately 26.5% of the total issued and outstanding number of shares of Millennial as of immediately following the completion of the Merger. The Company's securityholders immediately prior to the Merger would continue to own their existing shares and options, and such shares and options would represent approximately 73.5% of all shares of the Company's capital stock on a fully-diluted basis as of immediately following the completion of the Merger (down from 100% prior to the Merger).

What the Company's Stockholders Will Receive in the Merger

        The Company's stockholders will not receive any additional shares of the Company's common stock as a result of the Merger, and the rights associated with their shares of the Company's common stock will remain unchanged, except insofar as the relative voting power associated with such shares will be diluted as a result of the issuance of additional shares of the Company's common stock to Nexage's securityholders in connection with the Merger.

Board of Directors of the Company After Completion of the Merger (See page 47)

        Under the terms of the Merger Agreement, Nexage is entitled to nominate a candidate to be appointed to the Company's board of directors as a Class III director following the completion of the Merger, subject to the approval of the Company's board of directors.

Recommendations of the Company's Board of Directors and its Reasons for the Merger (See page 28)

        The Company's board of directors has approved the Merger Agreement and the Merger, including the issuance of shares contemplated by the Share Issuance Proposal. The Company's board of directors has determined that the Merger, pursuant to the terms of the Merger Agreement, is in the Company's and its stockholders' best interests, and therefore recommends that the Company's stockholders vote "FOR" the Share Issuance Proposal. In reaching these decisions, the Company's board of directors considered a number of factors, including:

  •
  the expected enhancement of the Company's progress towards achieving its strategic goals, including becoming a leading independent mobile programmatic marketplace;

  •
  the ability to offer a full-stack solution with buy- and sell-side capabilities and to operate its supply-side platform with in-house demand;

  •
  the expected improvement to the Company's overall product offerings, increasing yield for publishers while expanding capabilities in programmatic solutions and real-time bidding for advertisers and developers.

        The Company also considered possible negative factors in assessing the advisability of the Merger, including the payment of cash as part of the consideration in the Merger, the requirement for the Company to file a Registration Statement on Form S-3 to register the new shares and the indemnification obligations of the Company as part of the Merger Agreement.

Opinion of the Company's Financial Advisor (See page 29)

        LUMA Securities LLC ("LUMA Securities") delivered its opinion to the Company's board of directors that, as of September 22, 2014 and based upon and subject to the factors and assumptions set forth therein, the Total Consideration (as defined in the Merger Agreement) to be paid by the Company for Nexage pursuant to the Merger Agreement was fair from a financial point of view to the Company.

        The full text of the written opinion of LUMA Securities, dated September 22, 2014, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement. The Company's stockholders are encouraged to read the opinion in its entirety, as well as the section of this proxy entitled "Opinion of the Company's Financial Advisor" beginning on page 29. LUMA Securities provided its opinion for the information and assistance of the Company's board of directors in connection with its consideration of the Merger. The LUMA Securities opinion does not compare the relative merits of the Merger with any other transaction or business strategy in which the Company might engage and does not address the underlying business decision of the Company's board of directors to recommend proceeding with or effecting the Merger or the Share Issuance Proposal. The LUMA Securities opinion is not a recommendation as to how any holder of the Company's common stock should vote with respect to the Share Issuance Proposal or any other matter. Pursuant to an engagement letter between the Company and LUMA Securities, the Company has agreed to pay LUMA Securities a fairness opinion fee of $500,000, of which 50% will be credited against any transaction fee, as well as a transaction fee of approximately $1,612,500. In addition, the Company has agreed to reimburse LUMA Securities for certain of its expenses, including attorneys' fees and disbursements, and to indemnify LUMA Securities and related persons against various liabilities, including certain liabilities under the U.S. federal securities laws.

Anticipated Accounting Treatment of the Merger (See page 36)

        The Merger will be accounted for using the acquisition method as required in Financial Accounting Standards Board Accounting Standards Codification ("ASC") Topic 805, Business Combinations.

No Appraisal Rights (See page 38)

        The Company's stockholders will not be entitled to exercise any appraisal rights in connection with the Merger.

Regulatory Approvals (See page 37)

        Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), certain acquisitions of voting securities, noncorporate interests, or of assets may not be consummated unless premerger notification and report forms have been filed with the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC"), and certain waiting period requirements have been satisfied.

        The Merger Agreement requires the Company and Nexage to, as promptly as reasonably practicable, make all necessary filings and notifications and other submissions with respect to the Merger Agreement and the transactions contemplated thereby under the HSR Act and any other applicable Antitrust Laws.

        At the time of filing this proxy statement, the Company and Nexage have determined that no such filings are required under the HSR Act.

Conditions to Completion of the Merger (See page 50)

        The obligations of the Company and Nexage to complete the Merger are each subject to the satisfaction of a number of conditions.

No Solicitation (See page 49)

        In the Merger Agreement, Nexage has agreed that it will not (i) solicit, initiate or knowingly encourage the submission of any takeover proposal by any person, or (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action intended or reasonably expected to facilitate the making of any inquiry or proposal to Nexage that constitutes, or is reasonably expected to lead to, any takeover proposal by any person (other than the Company or its representatives).

        In the Merger Agreement, Nexage has agreed not to (i) approve or recommend any takeover proposal or (ii) enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement with respect to any takeover proposal.

Termination of the Merger Agreement (See page 52)

        The Merger Agreement may be terminated under certain circumstances at any time prior to the closing.

Termination Fees and Expenses (See page 53)

        Subject to certain exceptions, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with the Merger Agreement and the transactions contemplated thereby will be borne by the party incurring such costs and expenses.

Risk Factors (See page 13)

        In evaluating the Merger Agreement and the Merger, you should consider certain risks discussed in the section entitled "Risk Factors" beginning on page 13.

Matters to Be Considered at the Special Meeting (See page 22)

        The Special Meeting will be held on December 2, 2014 at 10:00 a.m., local time, at the Hilton New York Fashion District, 152 West 26th Street, New York, NY.

        Matters to be Considered at the Special Meeting.    At the Special Meeting, and any adjournments or postponements thereof, the Company's stockholders will be asked to:

  •
  approve the Share Issuance Proposal;

  •
  if necessary, approve the adjournment of the Special Meeting, including for the purpose of soliciting additional proxies if a quorum is not present or if there are not sufficient votes in favor of the Share Issuance Proposal; and

  •
  conduct any other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

        Record Date.    The Company's board of directors has fixed the close of business on October 27, 2014 as the record date for determination of the Company's stockholders entitled to notice of and to vote at the Special Meeting and any adjournment thereof.

        Required Vote.    Approval of the Share Issuance Proposal requires a majority of the total votes cast on the Share Issuance Proposal (assuming a quorum is present). Any adjournment of the Special Meeting including for the purpose of soliciting additional proxies if a quorum is not present or if there are not sufficient votes in favor of the Share Issuance Proposal requires the affirmative vote of the holders of a majority of the shares of the Company's common stock present or represented by proxy and entitled to vote at the Special Meeting. As of the close of business on the record date for the Special Meeting, there were 107,820,598 shares of the Company's common stock outstanding.

SUMMARY CONSOLIDATED FINANCIAL DATA OF NEXAGE

        The following tables set forth, for the periods and as of dates indicated, the summary historical financial data of Nexage. The summary historical financial data as of and for the six months ended June 30, 2014 and 2013 has been derived from Nexage's unaudited condensed consolidated financial statements included elsewhere in this proxy statement. The summary historical consolidated financial data as of and for the years ended December 31, 2013 and 2012 has been derived from the audited consolidated financial statements included elsewhere in this proxy statement. The unaudited condensed consolidated financial statements have been prepared on the same basis as Nexage's audited consolidated financial statements and, in the opinion of management of Nexage, reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for those periods. The results for any interim period are not necessarily indicative of the results that may be expected for a full year. The historical results included here and elsewhere in this proxy statement are not necessarily indicative of future performance or results of operations. The revenue of Nexage represented below is presented on a net basis in accordance with Accounting Standards Codification ("ASC") Topic 605.

        The summary consolidated financial data presented below represents portions of the financial statements of Nexage and you should read this information in conjunction with "Selected Historical Consolidated Financial Data of Nexage," "Management's Discussion and Analysis of Financial Condition and Results of Operations of Nexage" and the consolidated financial statements of Nexage and related notes included elsewhere in this proxy statement.

	Six Months Ended June 30,		Year Ended December 31,
	2014	2013	2013	2012
	(in thousands)
Statement of operations data:
Revenue	$4,323	$2,601	$6,335	$3,274
Operating expenses:
Cost of revenue	151	130	250	377
Sales and marketing	4,210	2,959	6,794	2,948
Technology and development	3,797	2,248	5,010	4,890
General and administrative	1,803	948	2,514	1,617

Total operating expenses	9,961	6,285	14,568	9,832

Loss from operations	(5,638)	(3,684)	(8,233)	(6,558)
Other income (expense):
Interest expense, net	(215)	(66)	(163)	(222)
Other income (expense)	(824)	(95)	(286)	41

Total other income (expense)	(1,039)	(161)	(449)	(181)

Net loss and comprehensive loss	$(6,677)	$(3,845)	$(8,682)	$(6,739)

		As of December 31,
	As of June 30, 2014
		2013	2012
	(in thousands)
Balance Sheet data:
Cash and cash equivalents	$2,286	$4,550	$6,549
Working capital	793	4,876	7,239
Total assets	15,040	17,594	16,074
Total debt	10,012	7,412	2,039
Accumulated deficit	(35,725)	(29,048)	(20,366)
Stockholders' deficit	(33,751)	(27,192)	(18,670)

 SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

        The following selected unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting as outlined in ASC Topic 805, Business Combinations, with the Company considered the acquiring company. The Company and Nexage unaudited pro forma condensed combined balance sheet data assumes that the Merger took place on June 30, 2014, and combines the Company's and Nexage's historical consolidated balance sheets at June 30, 2014. The Company's unaudited pro forma condensed combined statements of operations data assume that the Merger took place as of January 1, 2013. The unaudited pro forma condensed combined statements of operations data for the six months ended June 30, 2014 and the year ended December 31, 2013 combines the Company's and Nexage's historical consolidated statements of operations data for the periods then ended.

        The selected unaudited pro forma condensed combined financial data is presented for illustrative purposes only and is not necessarily indicative of the combined financial position or results of operations of future periods or the results that actually would have been realized had the entities been a single entity during these periods. The selected unaudited pro forma combined financial data as of and for the six months ended June 30, 2014 and for the year ended December 31, 2013 are derived from the unaudited pro forma condensed combined financial statements included elsewhere in this proxy statement and should be read in conjunction with those statements and the related notes. See "Unaudited Pro Forma Condensed Combined Financial Statements" beginning on page 57.

	Six Months Ended June 30, 2014	Year Ended December 31, 2013
	(in thousands, except per share data)
Unaudited pro forma condensed combined statement of operations data:
Revenue	$142,706	$264,713
Loss from operations	(31,447)	(19,099)
Loss before income taxes	(31,725)	(19,280)
Net loss	(31,752)	(19,233)
Net loss per share, basic and diluted	(0.22)	(0.16)
Shares used in per share calculations, basic and diluted	145,257	122,491

As of June 30, 2014
(in thousands)
Unaudited pro forma condensed combined balance sheet data:
Cash and cash equivalents	$80,326
Total current assets	169,512
Total assets	491,146
Total liabilities	89,096
Stockholders' equity	402,050

RISK FACTORS

        In addition to the other information included and incorporated by reference into this proxy statement, including the matters addressed in the section entitled "Cautionary Statement Regarding Forward-Looking Statements" beginning on page 16, you should carefully consider the following risk factors before deciding how to vote your shares of the Company's common stock at the Special Meeting. These factors should be considered in conjunction with the other information included by the Company in this proxy statement. If any of the risks described below or in the documents incorporated by reference into this proxy statement actually materialize, the businesses, financial condition, results of operations, prospects or stock price of the Company and/or the combined company could be materially and adversely affected. See the section entitled "Where You Can Find Additional Information" beginning on page 85.

Risks Related to the Merger

The announcement and pendency of the Merger could have a negative impact on the Company's and Nexage's respective businesses, financial conditions, results of operations or business prospects, or on the Company's stock price.

        The announcement and pendency of the Merger could disrupt the Company's and Nexage's businesses in the following ways, any of which could negatively affect our stock price or could harm our financial condition, results of operations or business prospects:

  •
  customers and other third-party business partners of the Company or Nexage may seek to terminate or renegotiate their relationships with the Company or Nexage as a result of the Merger, whether pursuant to the terms of their existing agreements with the Company or Nexage, or otherwise;

  •
  the attention of the Company's and/or Nexage's management may be directed toward the completion of the Merger and related matters and may be diverted from the day-to-day business operations of their respective companies, including from other opportunities that might otherwise be beneficial to the Company or Nexage; and

  •
  current and prospective employees may experience uncertainty regarding their future roles with the combined company, which might adversely affect the Company's ability to retain, recruit and motivate key personnel.

        Should they occur, any of these matters could adversely affect the stock price of the Company or harm the financial condition, results of operations or business prospects of the Company and/or Nexage.

The Company may fail to complete the Merger.

        The Merger has been approved by each company's board of directors, as well as Nexage's stockholders, but prior to the consummation of the Merger, the Company's stockholders must approve the issuance of the shares of the Company's common stock in connection with the Merger. While there can be no assurances as to the exact timing of the completion of the Merger, or that the Merger will be completed at all, the Company and Nexage are working to complete the transaction in the fourth quarter of 2014. In addition to the approval of the Company's stockholders with respect to the issuance of the shares of the Company's common stock, the consummation of the Merger is subject to a number of conditions, including requisite regulatory approvals and other customary closing conditions. The Company cannot assure you that the conditions required to consummate the Merger will be satisfied on the anticipated schedule, or at all.

        If the Company does not complete the Merger, it will have incurred substantial expenses for which no ultimate benefit will have been received. The Company has incurred out-of-pocket expenses in connection with the transaction for investment banking, legal and accounting fees and financial printing and other related charges, much of which will be incurred even if the Merger is not completed. Furthermore, the market price of the Company's common stock might reflect the assumption that the Merger will be completed, in which case the termination of the Merger Agreement could cause the Company's stock price to decline.

Risks Related to the Combined Company if the Merger Is Completed

The Company and Nexage may be unable to realize the benefits anticipated by the Merger, including estimated cost savings and synergies, or it may take longer than anticipated for the combined company to achieve those benefits.

        The Company's realization of the benefits anticipated as a result of the Merger will depend in part on the integration of Nexage's business with that of the Company. However, there can be no assurance that the Company will be able to operate Nexage's business profitably or integrate it successfully into the Company's operations in a timely fashion, or at all. Following the Merger, the size of the combined company's business will be significantly larger than the Company's current business. Its future success as a combined company depends, in part, upon the Company's ability to manage this expanded business, which will pose substantial challenges for its management, including challenges related to the management and monitoring of new operations and associated increased costs and complexity. The dedication of management resources to this integration could detract attention from the Company's current day-to-day business, and the Company cannot assure stockholders that there will not be substantial costs associated with the transition process or other negative consequences as a result of these integration efforts. These effects, including, but not limited to, incurring unexpected costs or delays in connection with integration of the two businesses, or the failure of Nexage's business to perform as expected, could harm the combined company's results of operations.

The issuance of shares of the Company's common stock in the Merger will dilute the voting power and economic interests of the Company's current stockholders.

        Upon consummation of the Merger, all of Nexage's capital stock held by accredited investors and all of its warrants issued and outstanding immediately prior to the effective time of the Merger will be converted into shares of the Company's common stock and cash. If the Merger is consummated, the Company will issue shares of its common stock to the former securityholders of Nexage in an aggregate number that will equal up to approximately 26% of the total outstanding number of common shares following the issuance. Consequently, the Company's stockholders will own a significantly smaller percentage of the combined company and they should expect to exercise less influence over the management and policies of the combined company following the Merger than they currently exercise over the Company's management and policies.

The loss of key personnel could hurt the combined company's business and its prospects.

        The success of the Merger will depend, in part, on the combined company's ability to retain key employees who continue employment with the combined company after the Merger is completed. If any of these key employees terminate their employment, the combined company's sales, marketing or development activities might be negatively impacted and management's attention might be diverted from successfully integrating Nexage's operations. In addition, the combined company might not be able to locate suitable replacements on reasonable terms for any such key employees who leave the combined company.

The combined company's success will also depend on relationships with third parties and pre-existing customers of the Company and Nexage, which relationships may be affected by customer preferences or public attitudes about the Merger.

        The combined company's success following the Merger will be dependent on the ability to maintain and renew relationships with pre-existing customers and other clients of both the Company and Nexage and to establish new advertiser and developer relationships. There can be no assurance that the business of the combined company will be able to maintain pre-existing customer contracts and other business relationships, or that the combined company will be able to enter into or maintain new customer contracts and other business relationships on acceptable terms, if at all. The combined company's failure to maintain important customer relationships could harm its reputation, while also negatively impacting the financial condition and results of operations of the combined company.

Charges to earnings resulting from the Merger may cause the combined company's operating results to suffer.

        Under accounting principles, the Company will allocate the total purchase price of the Merger to Nexage's net tangible assets and intangible assets based on their fair values as of the date of the Merger, and the Company will record the excess of the purchase price over those fair values as goodwill. Management's estimates of fair value will be based upon assumptions that they believe to be reasonable but that will be inherently uncertain. After the Merger, the following factors, among others, could result in material charges that would cause the combined company's financial results to be negatively impacted:

  •
  impairment of goodwill;

  •
  charges for the amortization of identifiable intangible assets and for stock-based compensation;

  •
  accrual of newly identified pre-acquisition contingent liabilities that are identified subsequent to the finalization of the purchase price allocation; and

  •
  charges to income to eliminate certain of the Company's pre-acquisition activities that duplicate those of Nexage or to reduce the combined company's cost structure.

        Additional costs may include costs of employee redeployment, relocation and retention, including salary increases or bonuses, accelerated amortization of deferred equity compensation and severance payments, reorganization or closure of facilities, taxes and termination of contracts that provide redundant or conflicting services. Some of these costs may have to be accounted for as expenses that would decrease net income and earnings per share for the periods in which those adjustments are made.

Future results of the combined company may differ materially from the unaudited pro forma financial statements presented in this proxy statement and the anticipated future performance of the combined company.

        The future results of the combined company may be materially different from those shown in the unaudited pro forma condensed combined financial statements presented in this proxy statement, which show only a combination of the historical results of the Company and Nexage, and the anticipated future performance of the combined company. The Company expects to incur significant costs associated with the completion of the Merger and combining the operations of the two companies, the exact magnitude of which is not yet known. Furthermore, these costs may decrease the capital that the combined company could use for revenue-generating investments in the future.

Other Risks Related to the Company

        In addition to the foregoing risks, the Company is, and will continue to be, subject to the risks described in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 and all periodic reports filed thereafter. All such reports are or will be filed with the SEC and are incorporated by reference into this proxy statement. See the section entitled "Where You Can Find Additional Information" beginning on page 85.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement and the other documents incorporated by reference into this proxy statement contain or may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Statements that include words such as "may," "will," "project," "might," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," "continue," "pursue," "possible" or "potential" or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements. These forward-looking statements are found at various places throughout this proxy statement and the other documents incorporated herein by reference and relate to a variety of matters, including but not limited to (i) the timing and anticipated completion of the proposed Merger, (ii) the benefits, cost savings and synergies expected to result from the proposed Merger, (iii) the anticipated customer base of the Company and Nexage following the completion of the proposed Merger and (iv) other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and Nexage, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this proxy statement and those that are incorporated by reference into this proxy statement. In addition to the risk factors identified elsewhere, important factors that could cause actual results to differ materially from those described in forward-looking statements contained herein include, but are not limited to:

  •
  any operational or cultural difficulties associated with the integration of the businesses of the Company and Nexage;

  •
  potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger;

  •
  unexpected costs, charges or expenses resulting from the Merger;

  •
  litigation or adverse judgments relating to the Merger;

  •
  risks relating to the completion of the Merger, including the risk that the required stockholder approval of the issuance of shares in connection with the Merger might not be obtained in a timely manner or at all or that other conditions to the completion of the Merger will not be satisfied;

  •
  the failure to realize anticipated cost savings or annual net operating synergies from the Merger or delay in the realization thereof;

  •
  any difficulties associated with requests or directions from governmental authorities resulting from their reviews of the Merger; and

  •
  any changes in general economic and/or industry-specific conditions.

        Additional factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth in the section entitled "Risk Factors" beginning on page 13, the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2014, which was filed with the SEC on August 11, 2014, under the heading "Item 1A—Risk Factors" and in subsequent periodic reports filed with the SEC.

        You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement or, in the case of documents incorporated by reference, as of the date of those documents. Neither the Company nor Nexage undertakes any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this proxy statement or to reflect the occurrence of unanticipated events, except as required by law.

 THE SPECIAL MEETING

General

        The Company is furnishing this proxy statement to its stockholders in connection with the solicitation of proxies by its board of directors for use at the Special Meeting of the Company's stockholders, including any adjournment or postponement of the Special Meeting.

Date, Time and Place

        The Special Meeting will be held on December 2, 2014 at 10:00 a.m., local time, at the Hilton New York Fashion District, 152 West 26th Street, New York, NY.

Purpose of the Special Meeting

        The Special Meeting will be held for the following purposes:

  1.
  To approve the Share Issuance Proposal;

  2.
  If necessary, to approve the adjournment of the Special Meeting including for the purpose of soliciting additional proxies if a quorum is not present or if there are not sufficient votes in favor of the Share Issuance Proposal; and

  3.
  The transaction of any other business as may properly come before the Company's Special Meeting or any adjournment or postponement thereof.

A copy of the Merger Agreement is attached as Annex A to this proxy statement. The Company's stockholders are encouraged to read the Merger Agreement in its entirety.

THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE COMPANY'S STOCKHOLDERS. ACCORDINGLY, STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT AND THE OTHER INFORMATION INCORPORATED BY REFERENCE HEREIN, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED PRE- ADDRESSED POSTAGE-PAID ENVELOPE OR SUBMIT THEIR PROXIES THROUGH THE INTERNET BY VISITING A WEBSITE ESTABLISHED FOR THAT PURPOSE AT HTTP://WWW.VOTEPROXY.COM AND FOLLOWING THE INSTRUCTIONS; OR BY TELEPHONE BY CALLING THE TOLL-FREE NUMBER 1-800-PROXIES (1-800- 776-9437) IN THE UNITED STATES, PUERTO RICO OR CANADA ON A TOUCH-TONE PHONE AND FOLLOWING THE RECORDED INSTRUCTIONS.

Recommendation of the Board of Directors

        After careful consideration, the Company's board of directors unanimously determined that the Merger, pursuant to the terms of the Merger Agreement, is in the Company's and its stockholders' best interests, and unanimously approved the Merger and the Merger Agreement, including the issuance of the Company's common stock contemplated by the Share Issuance Proposal. The Company's board of directors unanimously recommends that the stockholders vote "FOR" the Share Issuance Proposal and, if necessary, "FOR" adjournment of the Special Meeting.

        In considering such recommendation, stockholders should be aware that some directors and executive officers have interests in the Merger that are different from, or in addition to, those of stockholders generally. See the section entitled "Interests of Certain Persons in the Merger" beginning on page 78.

        If your submitted proxy card does not specify how you want to vote your shares, your shares will be voted "FOR" the Share Issuance Proposal and, if necessary, "FOR" adjournment of the special meeting.

Record Date; Shares Entitled to Vote

        The Company's board of directors has fixed October 27, 2014 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof. Only holders of record of shares of the Company's common stock at the close of business on the record date are entitled to receive notice of, attend, and vote at the Special Meeting. At the close of business on the record date, the Company had outstanding and entitled to vote 107,820,598 shares of common stock.

        The Company's common stock is the only class of securities entitled to vote at the Special Meeting. Each share of the Company's common stock outstanding on the Company's record date entitles the holder thereof to one vote on each matter properly brought before the Special Meeting, exercisable in person or by proxy through a properly executed and delivered proxy card.

        Each stockholder is entitled to one vote for each share of common stock held as of the record date. For each matter scheduled for a vote at the Special Meeting, you may vote "For" or "Against" or you may "Abstain" from voting.

Quorum

        To conduct the business described above at the Special Meeting, the Company must have a quorum present. Stockholders who hold a majority of the Company's common stock outstanding as of the close of business on the record date for the Special Meeting must be present either in person or by proxy to constitute a quorum to conduct business at the Special Meeting. As of the record date, there were 107,820,598 shares of the Company's common stock outstanding and entitled to vote at the Special Meeting. Accordingly, the presence, in person or by proxy, of the holders of 53,910,300 shares of the Company's common stock will be required to establish a quorum.

Required Vote

        The proposals being submitted for approval by the Company's stockholders at the Special Meeting will be approved or rejected on the basis of certain specific voting thresholds. In particular:

  •
  the approval of the Share Issuance Proposal requires a majority of votes cast on the Share Issuance Proposal at the Special Meeting, assuming there is a quorum present; and

  •
  the approval of the adjournment of the Special Meeting, including to solicit proxies if a quorum is not present or if there are not sufficient votes in favor of the Share Issuance Proposal, requires the affirmative vote of the holders of a majority of the Company's common stock present or represented by proxy and entitled to vote at the Special Meeting.

        Approval of the Share Issuance Proposal is a required condition to the completion of the Merger. If this proposal is not approved by the holders of the Company's common stock, the Merger will not be completed.

Counting of Votes; Treatment of Abstentions and Incomplete Proxies; Broker Non-Votes

        If a stockholder does not submit a proxy card or vote at the Special Meeting, such stockholder's shares will not be counted as present for the purpose of determining the presence of a quorum, which is required to transact business at the Special Meeting, and will have no effect on the outcome of the

Company's Proposal No. 1 (Share Issuance Proposal), Proposal No. 2 (adjournment) or Proposal No. 3 (other business).

        If a stockholder submits a proxy card and affirmatively elects to abstain from voting, that proxy will be counted as present for the purpose of determining the presence of a quorum for the Special Meeting and abstentions will have the same effect as voting "AGAINST" each proposal abstained from.

        If a stockholder submits a proxy card without indicating how such stockholder wishes to vote, the shares of the Company's common stock represented by that proxy will be counted as present for the purpose of determining the presence of a quorum and all of such shares will be voted "FOR" the Company's Proposals Nos. 1 and 2.

        If a broker, bank, custodian, nominee or other record holder of the Company's common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted with respect to each of the proposals. Broker non-votes will be counted as present for purposes of determining the presence of a quorum, but will have no effect in determining whether the Company's Proposals Nos. 1 and 2 are approved.

  Stockholder of Record: Shares Registered in Your Name

        The Company's transfer agent is American Stock Transfer & Trust Company, LLC. If, as of the record date, your shares were registered directly in your name with the transfer agent, then you are a stockholder of record.

        If you are a stockholder of record, you may vote in person at the Special Meeting, vote by proxy by telephone, vote by proxy over the Internet, or vote by completing and returning the enclosed proxy card. Whether or not you plan to attend the Special Meeting, the Company urges you to vote by proxy to ensure that your vote is counted. You may still attend the Special Meeting and vote in person even if you have already voted by proxy.

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  To vote in person, come to the Special Meeting and the Company will give you a ballot when you arrive.

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  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If your signed proxy card is received before the Special Meeting, your proxy will be voted as you direct.

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  To vote by telephone, dial toll-free 1-800-PROXIES (1-800-776-9437) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the proxy card. Your vote must be received by 11:59 p.m. Eastern Time on December 1, 2014 to be counted.

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  To vote over the Internet, go to http://www.voteproxy.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the proxy card. Your vote must be received by 11:59 p.m. Eastern Time on December 1, 2014 to be counted.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If, on the record date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, rather than in your name, then you are the beneficial owner of shares held in street name and a voting instruction card is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. Since you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you request and obtain a valid proxy from your broker or other agent.

        If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, i.e., in "street name," you should have received a voting instruction card containing voting instructions from that organization rather than from the Company. Simply follow the voting instructions in the voting instruction card to ensure your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the Special Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

        Brokers or other nominees who hold shares of the Company's common stock in street name for a beneficial owner typically have the authority to vote in their discretion on "routine" proposals, even when they have not received instructions from beneficial owners. However, brokers or other nominees are not allowed to exercise their voting discretion on matters that are determined to be "non-routine" without specific instructions from the beneficial owner. Broker non-votes are shares held by a broker or other nominee that are represented at the Special Meeting, but with respect to which the broker or other nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker or other nominee does not have discretionary voting power on such proposal.

        The Company believes that brokers or other nominees do not have discretionary authority to vote on the Share Issuance Proposal. Therefore, if you are a stockholder and you do not instruct your broker or other nominee on how to vote your shares, your broker or other nominee may not vote your shares on the Share Issuance Proposal, and the resulting broker non-vote will have no effect on this proposal but will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Special Meeting. However, if there is a proposal to adjourn the Special Meeting, including for the purpose of soliciting additional proxies if a quorum is not present or if there are not sufficient votes in favor of the Share Issuance Proposal, then brokers or other nominees will have discretionary authority to vote on such adjournment proposal.

Counting Votes

        Votes will be counted by the inspector of election appointed for the Special Meeting, who will separately count "For," "Against," "Abstain" and broker non-votes.

Revoking Your Proxy

        If you wish to change your vote with respect to any proposal, you may do so by revoking your proxy at any time prior to the commencement of voting with respect to that proposal at the Special Meeting.

        If you are the record holder of your shares, you can revoke your proxy by:

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  sending a written notice stating that you would like to revoke your proxy to Ho Sik Shin, Secretary of the Company, at 2400 Boston Street, Suite 201, Baltimore, Maryland 21224;

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  submitting new proxy instructions on a new proxy card with a later date;

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  granting a subsequent proxy by telephone or over the Internet; or

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  attending the Special Meeting and voting in person (but note that your attendance alone will not revoke your proxy).

        If you are a stockholder of record, revocation of your proxy or voting instructions by written notice must be received by 11:59 p.m., Eastern Time, on December 1, 2014, although you may also revoke your proxy by attending the Special Meeting and voting in person. Simply attending the Special

Meeting will not, by itself, revoke your proxy. Your most current proxy card or telephone or Internet proxy is the one that will be counted. If your shares are held in street name by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank to revoke your proxy.

Solicitation of Proxies

        The Company will generally pay for the cost and expense of preparing, filing, assembling, printing and mailing this proxy statement, any amendments thereto, the proxy card and any additional information furnished to the Company's stockholders, as well as any fees paid to the SEC. The Company may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their costs of soliciting and obtaining proxies from beneficial owners, including the costs of reimbursing brokerage houses and other custodians, nominees and fiduciaries for their costs of forwarding this proxy statement and other solicitation materials to beneficial owners. In addition, proxies may be solicited without extra compensation by directors, officers and employees of the Company by mail, telephone, fax or other methods of communication.

Delivery of Proxy Materials to Households Where Two or More Stockholders Reside

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost-savings for companies.

        In connection with the Special Meeting, a number of brokers with account holders who are the Company's stockholders will be householding the proxy materials. As a result, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the applicable stockholders. Once a stockholder receives notice from its broker that they will be householding communications to such stockholder's address, householding will continue until such stockholder is notified otherwise or until such stockholder revokes its consent. If, at any time, a stockholder no longer wishes to participate in householding and would prefer to receive a separate proxy statement, such stockholder should notify its broker or contact the Company at (410) 522-8705. Stockholders who currently receive multiple copies of this proxy statement at their address and would like to request householding of their communications should contact their broker.

Attending the Special Meeting

        All the stockholders as of the record date, or their duly appointed proxies, may attend the Special Meeting. If you are a registered stockholder (that is, if you hold your stock in your own name) and you wish to attend the Special Meeting, please bring your proxy and evidence of your stock ownership, such as your most recent account statement, to the Special Meeting. You should also bring valid picture identification.

        If your shares are held in street name in a stock brokerage account or by another nominee and you wish to attend the Special Meeting, you need to bring a copy of a brokerage or bank statement to the Special Meeting reflecting your stock ownership as of the record date. You should also bring valid picture identification.

THE PROPOSALS

Proposal No. 1: Approval of the Issuance of the Company's Common Stock in Connection with the Merger

        Under the Merger Agreement, the consideration payable to Nexage securityholders will include up to 38,751,632 shares of the Company's common stock. Under the NYSE Listed Companies Manual, a company whose stock is listed on the NYSE, such as the Company, is required to obtain stockholder approval prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in connection with the acquisition of another company if the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before such issuance in connection with such proposed acquisition. The maximum number of shares of the Company's common stock to be issued in connection with the Merger exceeds 20% of the shares of the Company's common stock outstanding before such issuance. For this reason, the Company must obtain the approval of its stockholders, in accordance with NYSE rules, for the issuance of shares of the Company's common stock in connection with the Merger. Accordingly, the Company is asking its stockholders to approve the issuance of up to 38,751,632 shares of the Company's common stock in connection with the Merger pursuant to the terms of the Merger Agreement.

  Required Vote; Recommendation of the Company's Board of Directors

        Approval of the Share Issuance Proposal requires a majority of the total votes cast on the Share Issuance Proposal at the Special Meeting, assuming a quorum is present. A failure to submit a proxy card or vote at the Special Meeting will result in your shares not being counted as present for the purpose of determining the presence of a quorum, which is required to transact business at the Special Meeting, and will have no effect on the Share Issuance Proposal. If you submit a proxy and affirmatively elect to abstain from voting on the Share Issuance Proposal, your shares will be counted as present for the purpose of determining the presence of a quorum, but your abstention will have the same effect as a vote "AGAINST" the Share Issuance Proposal.

        THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE SHARE ISSUANCE PROPOSAL.

Proposal No. 2: If Necessary, Approval of the Adjournment of the Special Meeting Including to Solicit Additional Proxies if There Are Not Sufficient Votes in Favor of the Share Issuance Proposal.

        The Company is asking its stockholders to vote on a proposal to approve the adjournment of the Special Meeting, if necessary, including for the purpose of soliciting additional proxies if a quorum is not present or if there are not sufficient votes in favor of the Share Issuance Proposal.

  Required Vote; Recommendation of the Company's Board of Directors

        Approval of the adjournment of the Special Meeting, if necessary, including for the purpose of soliciting additional proxies if a quorum is not present or if there are not sufficient votes in favor of the Share Issuance Proposal, requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Special Meeting. A failure to submit a proxy card or vote will have no effect on the outcome of the vote for this proposal. If you submit a proxy and affirmatively elect to abstain from voting on this proposal, your shares will be counted as present for the purpose of determining the presence of a quorum, but your abstention will have the same effect as a vote "AGAINST" such proposal.

        THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF A QUORUM IS NOT PRESENT OR IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF THE SHARE ISSUANCE PROPOSAL.

Proposal No. 3: Other Matters

        As of the date of this proxy statement, the Company's board of directors does not know of any business to be presented at the Special Meeting other than as set forth in the notice accompanying this proxy statement. If any other matters should properly come before the Special Meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting the proxies.

 THE MERGER

Structure of the Merger

        In accordance with the Merger Agreement, at the closing of the Merger, Merger Sub I will merge with and into Nexage, and as part of the same transaction, Nexage will merge with and into Merger Sub II, with Merger Sub II continuing as the surviving entity and becoming a wholly owned subsidiary of the Company, which will later be renamed Nexage, LLC. If the Company's stockholders approve the Share Issuance Proposal, then the Company and Nexage expect the Merger to be completed as soon as practicable following the Special Meeting, subject to obtaining any required regulatory approval and satisfaction or waiver of all other closing conditions.

Background of the Merger

        The Company regularly reviews and evaluates various strategic business initiatives intended to strengthen its business and maximize stockholder value, including potential acquisitions of companies and their assets. As part of these evaluations, the Company has, from time to time, engaged in discussions with Nexage regarding various strategic transactions, including an acquisition of Nexage.

        On March 24, 2014, Michael Barrett, the Company's Chief Executive Officer, and Ernest Cormier, Nexage's Chief Executive Officer, met to discuss the possibility of a strategic relationship. These discussions did not result in any immediate follow-up by either company.

        At the regularly scheduled meeting of the Company's Board of Directors (the "Company's board") on April 30, 2014 in New York, the Company's management team and the Company's board reviewed potential strategic alternatives for continuing to execute on the Company's platform strategy. The potential acquisition of Nexage as part of the strategy was discussed, and the Company's management team was authorized by the Company's board to continue to explore whether the opportunity of a potential acquisition of Nexage was available, to engage in discussions with Nexage regarding a potential strategic transaction, and to request exclusivity surrounding the discussions. The Company's board also formed an informal transaction advisory committee for the purpose of consulting with and advising the management team in connection with a possible transaction with Nexage.

        On June 6, 2014, Marc Theermann, the Company's Executive Vice President of Strategy, and Mark Connon, Nexage's Executive Vice President and Chief Revenue Officer, met in Boston to have a preliminary discussion regarding a potential strategic relationship between the companies.

        On June 23, 2014, Messrs. Theermann and Connon had a telephone call to schedule a meeting between the two companies' chief executive officers.

        On June 24, 2014, at a regularly scheduled meeting of Nexage's Board of Directors ("Nexage's board") in Boston, Mr. Connon provided an update on corporate development activities, including the discussions with the Company. Nexage's board directed Nexage's management team to continue its discussions with the Company.

        On June 25, 2014, Messrs. Barrett and Theermann met with Messrs. Cormier and Connon to discuss the possibility of a combined company. It was agreed that the companies would continue to explore the opportunity, and that Mr. Theermann would work with Mr. Connon to identify synergies of a potential combined company.

        On June 30, 2014, Messrs. Barrett and Theermann met with Terence Kawaja of LUMA Securities LLC ("LUMA Securities") in New York to discuss valuations and a potential offer for Nexage.

        On July 1, 2014, the Company and Nexage executed a mutual confidentiality and non-disclosure agreement.

        On July 7, 2014, Nexage's board held a meeting via telephone to discuss the possibility of a strategic transaction with the Company, and directed Nexage's management team to continue pursuing strategic opportunities with the Company.

        On July 7, 2014, the Company engaged LUMA Securities as its financial advisor to help facilitate negotiations between the Company and Nexage.

        Between July 1 and July 10, 2014, Mr. Theermann had several telephone calls with Mr. Connon, during which they shared information regarding impressions and pricing to assist each company in analyzing the operational benefits of operating as a combined company.

        On July 10, 2014, the Company provided Nexage with a non-binding term sheet to acquire Nexage for a total purchase price of $60 million, comprised of $15 million in cash and the remaining $45 million in Company stock.

        On July 10, 2014, Nexage's board held a meeting via telephone, during which details of the ongoing discussions with the Company were shared, and the proposed term sheet was discussed.

        On July 10, 2014, Messrs. Cormier and Connon had a telephone call with Messrs. Barrett and Theermann, during which they informed Messrs. Barrett and Theermann that the offer received earlier that day had been rejected by Nexage's board.

        On July 17, 2014, a regularly scheduled meeting of the Company's board was held in New York. The potential acquisition of Nexage was discussed, and Mr. Barrett provided the Company's board with an update on the status of discussions with Nexage. The Company's board authorized the Company's management team to continue pursuit of the transaction within certain parameters, including at a higher purchase price.

        On July 22, 2014, the Company provided another non-binding term sheet to Nexage, with a total purchase price of $100 million, comprised of $15 million in cash, and the remaining $85 million in Company stock. Later that day, Nexage informed the Company that this offer had been rejected by Nexage's board, and that the price remained too low.

        On July 23, 2014, Mr. Theermann met with Mr. Connon in Boston, and they reviewed different underlying assumptions that might go into models of the proposed transaction.

        On July 28, 2014, Messrs. Barrett and Theermann met in Boston with Nexage's board and members of Nexage's management team, and presented the Company's strategic rationale for the proposed transaction. In attendance from Nexage's board were Tim Wright, Punit Chiniwalla, Michael Baker, Darcy Frisch and Mr. Cormier. Also present from Nexage's management team were Mr. Connon, Victor Milligan, Nexage's Chief Marketing Officer, and Joyce Bell, Nexage's Chief Financial Officer.

        On July 30, 2014, the Company executed a letter agreement with LUMA Securities to act as its financial advisor in connection with the proposed acquisition of Nexage.

        On July 31, 2014, Nexage provided the Company with a revised non-binding term sheet, with a total purchase price of $115 million, comprised of $30 million in cash and the remaining $85 million in Company stock, which the Company's board rejected.

        On August 1, 2014, the Company provided a revised non-binding term sheet to Nexage, with a total purchase price of $107.5 million, comprised of $22.5 million in cash and the remaining $85 million in Company stock.

        On August 5, 2014, at a regularly scheduled meeting in Boston, Nexage's board discussed the status of the ongoing discussions and negotiations with the Company, including the terms of the most recent term sheet.

        On August 5, 2014, Nexage provided a revised non-binding term sheet to the Company that did not alter the total purchase price or the mix of cash and Company stock, but addressed a number of other terms of the offer.

        On August 8, 2014, Nexage's board held a meeting via telephone and received an update from Nexage's management team on the status of negotiations with the Company.

        On August 12, 2014, Nexage's board held another meeting via telephone and received an update from Nexage's management team on the status of negotiations with the Company.

        On August 13, 2014, the Company provided a revised term sheet to Nexage that did not alter the total proposed purchase price or the mix of cash and Company stock, but addressed a number of other terms, including employee retention matters as well as the funding of Nexage's ordinary course operating expenses by the Company from November 1, 2014 through the closing of the proposed Merger.

        On August 14, 2014, Nexage's board held a meeting to review the revised term sheet with Nexage's management team. Nexage's board authorized the Nexage management team to sign the term sheet.

        On August 15, 2014, Nexage executed the term sheet and delivered it to Company. The term sheet contained a binding "no-shop" provision that prevented Nexage from soliciting alternative purchase offers for a period of 45 days.

        Following execution of the term sheet, the Company sent a due diligence request to Nexage with respect to certain business, finance, accounting, tax and legal information required in connection with the Company's review of the potential strategic transaction.

        During the week of August 17, 2014, Nexage began providing the Company access to certain due diligence materials through an online data room. Nexage also provided access to such materials to the Company's outside representatives, including Ernst & Young LLP ("EY"), the Company's external accountants, Goodwin Procter LLP ("Goodwin"), the Company's outside legal advisor with respect to the proposed Merger, and LUMA Securities.

        From August 25 through August 28, 2014, representatives of the Company met with representatives of Nexage in Boston at the offices of Goodwin, to conduct in-person due diligence. From this period through the execution of the Merger Agreement, Nexage also provided additional business, product and engineering, sales, finance, accounting, tax and legal due diligence information to representatives of the Company, including its outside advisors Goodwin, LUMA Securities and EY, through the online data room, and responded to additional due diligence inquiries from representatives of the Company.

        On August 27, 2014 Goodwin sent its initial draft of the Merger Agreement to Wilmer Cutler Pickering Hale and Dorr LLP ("WilmerHale"), Nexage's outside legal advisor.

        On August 30, 2014, Ho Shin, the Company's General Counsel, had a telephone call with Mr. Connon and discussed certain key terms related to the proposed Merger Agreement, including the overall structure of the proposed strategic transaction.

        On August 31, 2014, Mr. Shin and representatives from Goodwin had a telephone call with Mr. Connon and representatives from WilmerHale, during which certain key terms of the draft Merger Agreement were discussed.

        On September 4, 2014, the Nexage's board held a meeting via telephone and received an update on the status of negotiations from Nexage management.

        On September 10, 2014, Mr. Shin and representatives from Goodwin had a telephone call with Mr. Connon and representatives from WilmerHale, and negotiated certain key terms of the draft Merger Agreement, including structuring considerations, representations and warranties, operating covenants of Nexage for the period between signing the Merger Agreement and closing the transaction, indemnification obligations of Nexage's securityholders, including the survival period for representations and warranties, the escrow, and control rights for third-party claims.

        On September 10, 2014, Nexage's board held a meeting via telephone and received an update on the status of the negotiations from Nexage management.

        On September 11, 2014, Mr. Shin met with Mr. Connon in Boston to discuss the draft Merger Agreement. Later that same day, Mr. Shin and representatives from Goodwin had a telephone call with

Mr. Connon and representatives from WilmerHale, and negotiated certain key terms of the proposed Merger Agreement, including representations and warranties and indemnification obligations of Nexage's securityholders, including the survival period for representations and warranties, the escrow, and control rights for third-party claims.

        On September 12, 2014, Mr. Shin, at the direction of Mr. Barrett, provided a detailed update on the status of the negotiations to Patrick Kerins, Robert Goodman, and James Tholen, members of the Company's board who were serving as the informal transaction advisory committee.

        On September 12, 2014, Andrew Jeanneret, the Company's Chief Financial Officer, and the Company's Audit Committee held a meeting via telephone, during which EY reviewed and discussed its financial and tax due diligence findings.

        On September 16, 2014, Nexage's board held a meeting via telephone and received an update on the status of negotiations from Nexage management.

        On September 17, 2014, Mr. Barrett had a telephone conversation with Messrs. Kerins and Goodwin, during which he provided an update on the status of negotiations, and discussed the potential effect of the transaction on dilution in ownership to Company's shareholders.

        On September 19, 2014, a meeting of the Company's board was held via telephone. Mr. Barrett provided an overview of the proposed transaction and the strategic rationale, and Mr. Kawaja of LUMA Securities provided additional background, including industry-specific information on similar transactions of this nature. Mr. Shin and representatives of Goodwin provided an update on the negotiations, including a summary of the material terms of the transactions that had been agreed upon to date and a list of the remaining open terms in the proposed Merger Agreement. Mr. Jeanneret reviewed various financial models with the Company's board and discussed the potential financial impact of the proposed transaction.

        On September 21, 2014, Nexage's board held a meeting via telephone and received an update on the status of negotiations from Nexage management.

        On September 22, 2014, a meeting of the Company's board was held via telephone. Mr. Shin provided an update from the September 19 meeting on the status of deal negotiations and any remaining open issues on the transaction. Mr. Kawaja of LUMA Securities delivered a presentation to the Company's board with respect to LUMA Securities' financial analysis of the transaction and reviewed with the Company's board LUMA Securities' written opinion dated September 22, 2014, to the effect that, as of that date and based on and subject to the factors and assumptions set forth in the opinion, the purchase price to be paid by the Company for the equity securities of Nexage pursuant to the Merger Agreement was fair, from a financial point of view, to the Company. The full text of the written opinion of LUMA Securities, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement. Mr. Jeanneret provided information to the Company's board on the financial impact of the proposed transaction. Following this review and discussion, the Company's board expressed its support for the transaction and unanimously authorized the Company's management team to execute and enter into the final Merger Agreement, so long as the remaining open items were resolved within certain parameters.

        On September 22, 2014, Nexage's board held a meeting via telephone and received an update on the status of negotiations from Nexage management.

        In the early morning of September 23, 2014, Nexage's board convened to discuss the proposed final form of the Merger Agreement. In attendance were all members of Nexage's board. Also in attendance by invitation of Nexage's board were Ms. Bell, Mr. Connon, representatives of GCA Savvian, Nexage's financial advisor, and representatives of WilmerHale. Nexage's board reviewed the transaction materials and process with Nexage management, GCA Savvian and WilmerHale, including the terms of the Merger Agreement, the transaction structure, due diligence, valuation, potential synergies of the combined businesses, due diligence findings and other financial and legal aspects of the proposed transaction. Following this review and related discussions, Nexage's board unanimously approved the terms of the transaction, unanimously determined that the Merger Agreement was in the best interests of, and advisable to, Nexage and its stockholders, unanimously approved the proposed Merger in accordance with the Delaware General Corporation Law, and unanimously recommended that the stockholders of Nexage vote in favor of adoption of the Merger Agreement.

        On September 23, 2014, the Company and Nexage entered into the Merger Agreement. Immediately following the execution of the Merger Agreement by the Company and Nexage on September 23, 2014, the holders of approximately 93.4% of the outstanding shares of Nexage capital stock, voting together on an as-converted basis, adopted the Merger Agreement and approved the Merger.

        Prior to the opening of the U.S. stock markets on September 23, 2014, the parties issued a joint press release announcing their execution of the Merger Agreement. A copy of the press release has been filed as Exhibit 99.1 to the Company's Current Report on Form 8-K filed with the SEC on September 23, 2014.

        Due to working capital adjustments expected to occur at the closing of the Merger, on October 31, 2014, the Company and Nexage amended and restated the Merger Agreement to allow for holders of vested options to purchase Nexage common stock to contribute to their escrow obligations with restricted vested options to purchase Company common stock instead of contributing cash. Immediately following the execution of the amended and restated Merger Agreement, the holders of approximately 88% of the outstanding shares of Nexage capital stock, voting together on an as-converted basis, adopted the amended and restated Merger Agreement and approved the Merger.

Recommendations of the Company's Board of Directors and its Reasons for the Merger

        The following discussion of the Company's reasons for the Merger contains a number of forward-looking statements that reflect the current views of the Company with respect to future events that may have an effect on its future financial performance. Forward-looking statements are subject to risks and uncertainties. Actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Cautionary statements that identify important factors that could cause or contribute to differences in results and outcomes include those discussed in sections entitled "Cautionary Statement Regarding Forward-Looking Statements" and "Risk Factors" beginning on pages 16 and 13, respectively.

        The Company is acquiring Nexage because the Company's board of directors believes that the assets and operations of Nexage are complementary to those of the Company and will enable the Company to more effectively compete in the marketplace. The Company's board of directors believes that acquiring Nexage will provide the following benefits:

        Product Offerings.    With the acquisition of Nexage, the Company can offer a full-stack solution and can better control the flow of impressions and operate its supply-side platform with in-house demand.

        Strategic Goals.    The Company views the ability to offer a full-stack solution as critical to continuing to compete in a consolidating industry in which successful companies offer marketplaces with buy- and sell-side capabilities. In addition, the Company believes that owning such capabilities provides a strategic advantage over being dependent upon third-party relationships.

        Market Trends.    The majority of mobile advertisements are now purchased programmatically, and the Company's exchange is the fastest growing part of its business. Bringing this exchange in-house allows the Company to attract programmatic advertising dollars, and to complement its traditional insertion-order, or IO, -based deals. In addition, Nexage's platform has the ability to communicate with non-programmatic networks via yield management technology. The Company believes that such capabilities will enable the Company to further expose impressions to any third-party network.

        Cultural and Geographic Fit.    The Company already has substantial operations in Boston, Massachusetts, where Nexage's headquarters is located. The Company expects that integration will be easier given the close proximity of Nexage and existing Company operations.

        The Company's board also considered a number of potentially negative factors in assessing the advisability of the Merger, including the following:

        Cash Payments to Unaccredited Nexage Stockholders.    The Merger Agreement requires the Company to pay cash to unaccredited investors who are stockholders of Nexage and certain others entitled to payment as a result of the Merger, subject to the limitations in the Merger Agreement.

        Registration Statement on Form S-3.    The Company will be obligated to register the resale of the Company's common stock issued in the Merger pursuant to a Registration Statement on Form S-3.

        Indemnification Obligations.    The Merger Agreement provides that the Company will have post-closing indemnification obligations in connection with the Company's representations, warranties and covenants in the Merger Agreement.

        Overall, and after considering many positive and negative factors, the Company's board of directors believes that the Merger represents an opportunity to enhance value for its stockholders.

        The foregoing information and factors considered by the Company's board of directors are not intended to be exhaustive but are believed to include all of the material factors considered by the Company's board of directors. In view of the wide variety of factors considered in connection with its evaluation of the Merger and the complexity of these matters, the Company's board of directors did not find it useful, and did not attempt, to quantify, rank or otherwise assign relative weights to these factors. In considering the factors described above, individual members of the Company's board of directors may have given different weight to different factors. The Company's board of directors conducted an overall review of the factors described above, including discussions with the Company's management and legal and financial advisors, and considered the factors overall to be favorable to, and to support, its determination.

Opinion of the Company's Financial Advisor

        The Company engaged LUMA Securities LLC ("LUMA Securities") as its financial advisor in connection with the Merger. LUMA Securities rendered its opinion to the Company's board of directors that, as of September 22, 2014 and based upon and subject to the factors and assumptions set forth therein, the Total Consideration (as defined in the Merger Agreement) to be paid by the Company for Nexage was fair from a financial point of view to the Company.

        The full text of the written opinion of LUMA Securities, dated September 22, 2014, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement. LUMA Securities provided its opinion for the information and assistance of the Company's board of directors in connection with its consideration of the Merger. The LUMA Securities opinion is not a recommendation as to how any holder of the Company's common stock should vote with respect to the Share Issuance Proposal or any other matter.

        In connection with rendering the opinion described above and performing its related financial analyses, LUMA Securities reviewed, among other things:

  •
  a draft of the Merger Agreement, dated September 20, 2014 (the "Draft Merger Agreement"), which was in substantially the same form as the version executed on September 23, 2014;

  •
  publicly available information concerning the Company that LUMA Securities believed to be relevant to its analysis, including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2014 and June 30, 2014;

  •
  publicly available information concerning Nexage that LUMA Securities believed to be relevant to its analysis;

  •
  financial and operating information with respect to the business, operations and prospects of the Company furnished to LUMA Securities by the Company, including financial projections of the Company prepared by management of the Company;

  •
  financial and operating information with respect to the business, operations and prospects of Nexage furnished to LUMA Securities by Nexage, including financial projections of Nexage prepared by management of Nexage;

  •
  financial and operating information with respect to the business, operations and prospects of Nexage furnished to LUMA Securities by the Company, including financial projections of Nexage prepared by management of the Company;

  •
  a trading history of the Company's common stock from September 22, 2013 to September 22, 2014 and a comparison of that trading history with those of other companies that LUMA Securities deemed relevant;

  •
  a comparison of the historical financial results and present financial condition of the Company and Nexage with those of other companies that were deemed relevant;

  •
  a comparison of the financial terms of the Merger with the financial terms of certain other recent transactions that LUMA Securities deemed relevant; and

  •
  the relative contributions of the Company and Nexage to the historical and future financial performance of the combined company on a pro forma basis.

        In addition, LUMA Securities has had discussions with the managements of the Company and Nexage concerning their respective businesses, operations, assets, liabilities, financial condition and prospects and has undertaken such other studies, analyses and investigations as it deemed appropriate. For purposes of its review and analysis of the financial information of Nexage, LUMA Securities considered Nexage's gross revenue rather than net revenue.

        LUMA Securities also held discussions with members of the senior management teams of the Company and Nexage regarding their assessment of the past and current business operations, financial condition and future prospects of Nexage and with the members of senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company and the strategic rationale for, and the potential benefits of, the Merger; reviewed the reported price and trading activity for the shares of the Company's common stock; compared certain financial and stock market information for the Company and certain financial information for Nexage with similar financial and stock market information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the internet industry and in other industries; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

        For purposes of rendering this opinion, LUMA Securities, with the Company's consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, it, without assuming any responsibility for independent verification thereof. In that regard, LUMA Securities assumed with the Company's consent that certain financial analyses and forecasts for Nexage, in each case, as prepared by the management of the Company and approved for LUMA Securities' use by the Company (the "Forecasts"), were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. LUMA Securities did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or LUMA Securities or any of their respective subsidiaries and it was not furnished with any such evaluation or appraisal. LUMA Securities assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the Company or Nexage on the expected benefits of the Merger in any way meaningful to its analysis. LUMA Securities also assumed that the Merger will be consummated on the terms set forth in the Draft Merger Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

        LUMA Securities' opinion does not address the underlying business decision of the Company to engage in the transaction or the relative merits of the transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. LUMA Securities' opinion addresses only the fairness from a financial point of view, as of the date of the opinion, of the Total Consideration to be paid by the Company for Nexage pursuant to the Draft Merger Agreement. LUMA Securities' opinion does not express any view on, and does not address, any other term or aspect of the Draft Merger Agreement or the transaction or any term or aspect of any other agreement or instrument contemplated by the Draft Merger Agreement or entered into or amended in connection with the transaction, including any ongoing obligations of the Company, the allocation of the Total Consideration, the fairness of the transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company or Nexage, or class of such persons in connection with the transaction, whether relative to the Total Consideration to be paid by the Company for Nexage pursuant to the Draft Merger Agreement or otherwise. In addition, LUMA Securities did not express any opinion as to the prices at which shares of the Company's common stock will trade at any time or as to the impact of the transaction on the solvency or viability of the Company or Nexage or the ability of the Company or Nexage to pay their respective obligations when they come due. LUMA Securities' opinion was necessarily based on economic, monetary market and other conditions, as in effect on, and the information made available to it as of the date of the opinion and LUMA Securities assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. LUMA Securities' opinion was approved by a fairness committee of LUMA Securities.

        The following is a summary of the material financial analyses delivered by LUMA Securities to the board of directors of the Company in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by LUMA Securities, nor does the order of analyses described represent relative importance or weight given to those analyses by LUMA Securities. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of LUMA Securities' financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before September 19, 2014, and is not necessarily indicative of current market conditions.

        Selected Companies Analysis.    LUMA Securities reviewed and compared certain financial information for the Company and Nexage to corresponding financial information, ratios and public market multiples for the following publicly traded corporations in the advertising technology industry (collectively, the "selected companies"):

  •
  Conversant, Inc. (analysis based on market values prior to the announcement on September 11, 2014 of a sale to Alliance Data Systems Corporation);

  •
  Rocket Fuel, Inc.;

  •
  Tremor Video, Inc.;

  •
  TubeMogul, Inc.;

  •
  The Rubicon Project, Inc.; and

  •
  YuMe, Inc.

        Although none of the selected companies is identical or directly comparable to the Company or Nexage, the companies included were chosen because they are publicly traded companies with operations that for purposes of the analysis may be considered similar to certain operations of the Company and Nexage.

        LUMA Securities also calculated and compared various financial multiples and ratios based on financial data as of September 19, 2014, information it obtained from SEC filings, S&P Capital IQ ("Capital IQ") estimates and publicly available broker estimates. The multiples and ratios of the Company were based on the Forecasts and Capital IQ estimates and publicly available broker estimates. The multiples and ratios for each of the selected companies were based on the most recent publicly available information. With respect to the selected companies, LUMA Securities calculated:

  •
  enterprise value, which is the market value of common equity plus the book value of debt less cash, as a multiple of estimated calendar year ("CY") 2014 revenues;

  •
  enterprise value as a multiple of estimated calendar year 2015 revenues; and

  •
  enterprise value as a multiple of estimated next twelve months, ending June 30, 2015 ("NTM"), revenues.

LUMA Securities calculated, but did not compare as part of their analysis, enterprise value as a multiple of estimated CY 2014 earnings before interest, taxes and depreciation and amortization ("EBITDA"). LUMA Securities excluded this multiple because neither the Company nor Nexage had forecasted positive EBITDA for the calendar year 2014, thus providing no meaningful multiples. Wherever applying a selected range of enterprise value multiples, LUMA Securities utilized a range of the 40th to 60th percentile of the full range of selected companies' data.

        The results of these analyses are summarized as follows:

Selected Companies(1)
The Company(1)
	Range	Median
Enterprise Value as a multiple of:
CY 2014 Revenue	0.2x - 3.9x	1.0x	0.4x
NTM Revenue	0.2x - 3.5x	0.8x	0.4x
CY 2015 Revenue	0.2x - 2.7x	0.7x	0.3x

(1)
Data is based on Capital IQ estimates of revenue for each period.

        Applying a selected range of the 40th to 60th percentile of selected companies' enterprise values to estimated CY 2014 revenue multiples of 0.8x to 2.2x to Nexage's estimated CY 2014 revenue of $65.2 million (based on the Forecasts) resulted in an implied equity value for Nexage of $51,100,000 to $140,500,000. Applying a selected range of the 40th to 60th percentile of selected companies' enterprise values to estimated NTM revenue multiples of 0.7x to 2.0x to Nexage's estimated NTM revenue of $84.4 million (based on the Forecasts) resulted in an implied equity value for Nexage of $56,000,000 to $166,200,000. Applying a selected range of the 40th to 60th percentile of selected companies' enterprise values to estimated 2015 revenue multiples of 0.6x to 1.7x to Nexage's estimated 2015 revenue of $120 million (based on the Forecasts) resulted in an implied equity value for Nexage of $69,400,000 to $202,100,000.

        Selected Transactions Analysis.    LUMA Securities analyzed certain information relating to the following selected transactions in the advertising technology industry since January 2011 (collectively, the "selected transactions"):

  •
  Alliance Data/Conversant, Inc. (announced September 2014);

  •
  RocketFuel/[x+1], Inc. (announced August 2014);

  •
  RTL Group/SpotXchange (announced July 2014);

  •
  LinkedIn/Bizo (announced July 2014);

  •
  Yahoo! Inc./Flurry (announced July 2014);

  •
  Facebook/TapCommerce (announced June 2014);

  •
  Opera Software/AdColony (announced June 2014);

  •
  Amobee/Kontera (announced June 2014);

  •
  Amobee/Adconion Direct (announced June 2014);

  •
  AOL/Gravity (announced January 2014);

  •
  Blinkx/Rhythm NewMedia (announced December 2013);

  •
  Twitter/MoPub (announced September 2013);

  •
  Millennial Media/Jumptap (announced August 2013);

  •
  AOL/Adap.TV (announced August 2013);

  •
  SingTel/Amobee (announced March 2012);

  •
  Adobe/Auditude (announced November 2011);

  •
  Yahoo! Inc./Interclick Inc. (announced November 2011);

  •
  DG/EyeWonder (announced August 2011);

  •
  Augme/Hipcricket (announced August 2011);

  •
  ValueClick/Dotomi (announced August 2011);

  •
  DG/Mediamind (announced June 2011);

  •
  Google/Admeld (announced June 2011);

  •
  ValueClick/GreyStripe (announced April 2011);

  •
  Marchex/Jingle Networks (announced April 2011); and

  •
  Ozura World/Tatto Media (announced April 2011).

        For each of the selected transactions, LUMA Securities calculated and compared enterprise value as a multiple of latest twelve months revenues, enterprise value as a multiple of estimated current year revenues, and enterprise value as a multiple of NTM estimated revenue, in each case as reported by the companies that participated in the selected transaction or as estimated in publicly available broker research. While none of the companies that participated in the selected transactions are directly comparable to the Company or Nexage, the companies that participated in the selected transactions are companies with operations that, for the purposes of analysis, may be considered similar to certain of the Company's and Nexage's results, market size and product profile.

        The following table presents the results of this analysis:

Selected Transactions
	Range	Median
Ent. Value/LTM Revenue	2.0x - 7.7x	3.6x
Ent. Value/Current Year Revenue	1.6x - 3.7x	1.8x
Ent. Value/NTM Revenue	1.3x - 4.0x	2.6x

        Applying a selected range of the 40th to 60th percentile of selected companies' enterprise values to LTM revenue multiples of 3.3x to 3.9x to Nexage's LTM revenue resulted in a range of implied equity value for Nexage of $147,700,000 to $172,100,000. Applying a selected range of the 40th to 60th percentile of selected companies' enterprise values to estimated current year revenue multiples of 1.8x to 2.1x to Nexage's estimated 2014 revenue (based on the Forecasts) resulted in a range of implied equity value for Nexage of $118,400,000 to $138,000,000. Applying a selected range of the 40th to 60th percentile of selected companies' enterprise values to estimated NTM revenue multiples of 2.1x to 3.2x to Nexage's estimated NTM revenue (based on the Forecasts) resulted in a range of implied equity value for Nexage of $173,400,000 to $270,200,000.

        Illustrative Discounted Cash Flow Analyses.    LUMA Securities performed an illustrative discounted cash flow analysis on Nexage. These analyses were based upon the Forecasts. These analyses assumed a September 30, 2014 base date and an end-of-year discounting methodology.

        LUMA Securities calculated indications of net present value of free cash flows for Nexage for the full calendar year 2014 through 2019 using discount rates ranging from 13% to 21%, reflecting estimates of Nexage's weighted average cost of capital. LUMA Securities calculated implied enterprise value of Nexage using illustrative terminal values in the year 2019 based on perpetuity growth rates ranging from 3.4% to 4.6%. These illustrative terminal values were then discounted to calculate implied indications of present values using illustrative discount rates ranging from 13% to 21%. This analysis resulted in illustrative enterprise value indications for Nexage of $148,100,000 to $405,300,000.

        Other Factors.    LUMA Securities also considered the annual growth rate of estimated revenue from calendar year 2013 to calendar year 2014, the annual growth rate of estimated revenue from the last twelve months ending June 30, 2014 ("LTM") to the next twelve months, ending June 30, 2015, and estimated gross margin for the last twelve months ended June 30, 2014, for the selected companies, the Company and Nexage based on Capital IQ estimates and other publicly available broker estimates for the selected companies and on the Forecasts for the Company and Nexage.

        The following table presents the results of this analysis:

	Selected Companies
			Company Forecasts	Nexage Forecasts
	Range	Median
LTM—NTM Revenue Growth Rate	8.1% - 61.6%	21.8%	0.4%	90.0%
CY 2013-2014 Revenue Growth Rate	8.0% - 67.8%	23.6%	15.6%	90.0%
LTM Gross Margin	35.4% - 82.3%	49.1%	39.8%	17.5%

        LUMA Securities observed other factors and prepared illustrative pro forma analyses of the potential financial impact of the Merger using the Forecasts. For each of the years 2014 and 2015, LUMA Securities compared the projected Adjusted EBITDA per share of the Company common stock and earnings per share ("EPS") for the Company, on a standalone basis, to the projected Adjusted EBITDA per share and EPS of the combined companies. Based on such analyses, the proposed transaction would be dilutive to the Company's stockholders on an Adjusted EBITDA per share basis in 2014 and accretive to the Company's stockholders on an Adjusted EBITDA per share basis in 2015 and accretive to the Company's stockholders on an EPS basis in 2014 and accretive to the Company's stockholders on an EPS basis in 2015.

        The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying LUMA Securities' opinion. In arriving at its fairness determination, LUMA Securities considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, LUMA Securities made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to the Company or Nexage or the contemplated Merger.

        LUMA Securities prepared these analyses for purposes of LUMA Securities' providing its opinion to the Company's board of directors as to the fairness from a financial point of view to the Company of the Total Consideration to be paid by the Company for Nexage pursuant to the Draft Merger Agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, Nexage, LUMA Securities or any other person assumes responsibility if future results are materially different from those forecast.

        The Total Consideration was determined through arm's-length negotiations between the Company and Nexage and was approved by the Company's board of directors. LUMA Securities provided advice to the Company during these negotiations. LUMA Securities did not, however, recommend any specific Total Consideration to the Company or its board of directors or that any specific amount of consideration constituted the only appropriate consideration for the transaction.

        As described above, LUMA Securities' opinion to the Company's board of directors was one of many factors taken into consideration by the Company's board of directors in making its determination to approve the Total Consideration. The foregoing summary does not purport to be a complete description of the analyses performed by LUMA Securities in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of LUMA Securities attached as Annex B to this proxy statement.

        LUMA Securities, as part of its investment banking services, is regularly engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. During the two years preceding the date hereof, LUMA Securities and its affiliates have had no commercial or investment banking relationships with the Company or Nexage.

        The Company's board of directors selected LUMA Securities as its financial advisor because it is a recognized investment banking firm that has substantial experience in transactions similar to the transaction. Pursuant to a letter agreement dated July 30, 2014, the Company engaged LUMA Securities to act as its financial advisor in connection with the contemplated Merger. Pursuant to the terms of this engagement letter, the Company has agreed to pay LUMA Securities a fairness opinion fee ("Opinion Fee") of $500,000, of which 50% will be credited against any transaction fee, as well as a transaction fee ("Advisory Fee") of approximately $1,612,500 a substantial portion of which is contingent upon the completion of the Merger. In addition, the Company has agreed to reimburse LUMA Securities for certain of its expenses, including attorneys' fees and disbursements, and to indemnify LUMA Securities and related persons against various liabilities arising out of its engagement, including certain liabilities under the U.S. federal securities laws.

Board of Directors and Executive Officers of the Company After the Completion of the Merger

  Board of Directors

        Under the terms of the Merger Agreement, Nexage is entitled to nominate a candidate to be appointed to the Company's board of directors as a Class III director following the completion of the Merger, subject to the approval of the Company's board of directors. This Class III director will have a term that continues until the Company's 2015 annual meeting of stockholders. The Company has agreed to use reasonable best efforts to cause such person to be nominated for reelection to the Company's board of directors at the Company's 2015 annual meeting of stockholders, subject to the Company's corporate governance guidelines.

  Executive Officers

        There are currently no expected changes with regard to the Company's executive officers following the completion of the Merger.

Interests of the Company's Directors and Executive Officers in the Merger

        In considering the recommendation of the Company's board of directors to vote "FOR" the Share Issuance Proposal, the Company's stockholders should be aware that certain members of the Company's board of directors and certain executive officers of the Company have interests in the Merger that may be in addition to, or different from, their interests as the Company's stockholders. These interests may create the appearance of a conflict of interest. The Company's board of directors was aware of these potential conflicts of interest during its deliberations on the merits of the Merger and in making its decisions in approving the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

        Each of the current members of the Company's board of directors will continue as a director of the Company following the completion of the Merger, and will hold office from and after the completion of the Merger until the end of each such director's term and until his or her successor is duly elected and qualified or until his or her death, resignation or removal. It is expected that all of the Company's executive officers will continue to serve in their current positions following the completion of the Merger.

Anticipated Accounting Treatment

        The Merger is expected to be accounted for using the acquisition method as required in ASC Topic 805, Business Combinations. As such, fair values will be assigned to the assets and liabilities acquired and the excess of the total purchase price over the fair value of the net assets acquired will be recorded as goodwill. The Company, with the assistance of independent valuation professionals, has calculated preliminary fair values of certain intangible assets; however the allocation is based upon a valuation that has not yet been finalized. The goodwill represents business benefits the Company anticipates realizing from optimizing resources and cross-sale opportunities.

Regulatory Approvals Required for the Merger

        Under the HSR Act, and the rules that have been promulgated thereunder, certain acquisitions of voting securities, noncorporate interests, or of assets may not be consummated unless premerger notification and report forms have been filed with the Antitrust Division and the FTC, and certain waiting period requirements have been satisfied. These requirements may apply to the Company's acquisition of all outstanding shares of Nexage and the receipt by Nexage's stockholders of the Company's common stock as the consideration to acquire those shares depending on the price fluctuations of the Company's common stock.

        The Merger Agreement requires the Company and Nexage to, as promptly as reasonably practicable, make all necessary filings and notifications and other submissions with respect to the Merger Agreement and the transactions contemplated thereby under the HSR Act and any other applicable Antitrust Laws.

        At the time of filing this proxy statement the Company and Nexage have determined that no such filings are required under the HSR Act.

        If the Company and Nexage later determine that a filing is required under the HSR Act, the Antitrust Division and the FTC could evaluate the legality of the Merger under the antitrust laws of proposed acquisitions. At any time before or after the consummation of the Merger, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, such as seeking to enjoin the Merger, seeking the divestiture of assets or imposing other conditions. Private parties and state attorneys generals may also bring legal actions under the antitrust laws seeking similar remedies. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, what the result will be.

        In addition, under the merger control rules of jurisdictions outside the United States where the Company or Nexage and their respective subsidiaries conduct business, filings may be required and it may be necessary to obtain authorizations, consents, orders or approvals of, declarations, or expirations of waiting periods before consummating the Merger. The Company has determined that, at this time, no such filings are required but foreign competition authorities retain the ability to challenge the legality of the transaction on the basis of its effects on competition or otherwise on the public interest, to seek divestitures or impose other conditions. At any time before or after consummation of the transaction, foreign competition authorities may seek to enjoin the Merger, seek divestiture of assets, or impose other conditions. There can be no assurance that a challenge to the Merger under foreign merger control rules will not be made, or, if such a challenge is made, what the result will be.

        The Company must also comply with applicable federal and state securities laws and the rules and regulations of the NYSE in connection with the issuance of shares of the Company's common stock in the Merger and the filing of this proxy statement with the SEC.

Restrictions on Sales of Shares of the Company's Common Stock Received in the Merger

        The shares of common stock of the Company issued in accordance with the Merger Agreement will be issued pursuant to an exemption from registration under federal securities regulations. Such shares will be subject to certain transfer restrictions, including applicable holding period requirements.

        Additional restrictions on sales of the Company's common stock to be issued to the securityholders of Nexage in connection with the Merger will be set forth in a lockup agreement to be signed by certain of Nexage's equityholders. The lockup agreements will provide that the holder may transfer shares of the Company's common stock received in the Merger to certain transferees. The holder and its permitted transferees are then prohibited from selling, or otherwise disposing of, any of those shares for three months following the closing date of the Merger. During the following three months, or until the date that is six months after the closing date of the Merger, the holder and his, her or its transferees are only permitted to sell up to one-half of the shares of the Company's common stock received in the Merger. After the six-month anniversary of the closing date of the Merger, there will be no restrictions under the lockup agreements on sales of shares of the Company's common stock received in the Merger.

Appraisal Rights

        Under Delaware law, the Company's stockholders are not entitled to appraisal rights in connection with the Merger.

New York Stock Exchange Listing of the Company's Common Stock

        Application will be made to the NYSE to have the shares of the Company's common stock issued in connection with the Merger approved for listing on the NYSE, where the Company's common stock currently is traded under the symbol "MM".

THE MERGER AGREEMENT

        The following is a summary of the material provisions of the Merger Agreement but does not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference into this proxy statement. Terms used in this proxy statement, unless otherwise defined, have the meanings ascribed to them in the Merger Agreement. This summary may not contain all of the information about the Merger Agreement that is important to you. You should refer to the full text of the Merger Agreement for details of the transaction and the terms and conditions of the Merger Agreement. The Merger Agreement is not intended to provide any factual information about the Company, Nexage or their respective businesses. Such information can be found elsewhere in this proxy statement and in the other public filings that the Company makes with the SEC, which are available without charge at www.sec.gov.

Structure of the Merger

        Each of the Company's, Merger Sub I's and Nexage's respective boards of directors and Nexage's stockholders have approved the Merger Agreement. The Merger Agreement provides for the merger of Merger Sub I with and into Nexage (the "First Merger"), with Nexage continuing as the surviving corporation (the "First Step Surviving Corporation"), and for the merger of the First Step Surviving Corporation with and into Merger Sub II (the "Second Merger"), with Merger Sub II continuing as the surviving entity (the "Final Surviving Entity").

Completion of the Merger

        Unless the Merger Agreement is earlier terminated in accordance with its terms (as described below), the closing of the First Merger will take place on a business day as promptly as practicable following the satisfaction or, if permissible by the express terms of the Merger Agreement, waiver of the conditions to the closing (as described below). On the closing date, the parties will cause the First Merger to be consummated by filing a certificate of merger with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of the Delaware General Corporation Law ("DGCL"), and making all other filings and recordings required under the DGCL. The First Merger will become effective upon the time of the filing of such certificate of merger, or, if different, the time of effectiveness specified in such certificate of merger (the "Effective Time"). Promptly following the Effective Time, but in no event later than two business days thereafter, the Company, Nexage and Merger Sub II will cause a certificate of merger in accordance with the relevant provisions of the DGCL to be filed with the Secretary of State of the State of Delaware (the "Second Effective Time").

Merger Consideration

        Under the terms of the Merger Agreement, the consideration to Nexage securityholders in connection with the Merger will consist of:

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  up to 38,751,632 shares of the Company's common stock, subject to reduction in certain cases, corresponding to up to approximately 26% of the total issued and outstanding number of shares of Millennial following the issuance (the "Stock Consideration"); and

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  approximately $22.5 million in cash, subject to increase in certain cases (the "Cash Consideration").

        In lieu of issuing shares of Company common stock, the Company will pay cash for shares of Nexage capital stock held by those holders of Nexage capital stock who are not "accredited investors" as defined by Rule 501(a) of Regulation D under the Securities Act of 1933, as amended ("Accredited Investor"), and such payments will increase the Cash Consideration and decrease the Stock

Consideration; provided that all purchase price adjustments to the Cash Consideration in excess of $22.5 million will be capped at a total of $5.0 million, and the Stock Consideration will be reduced to the extent the Company pays such cash.

        At the Effective Time:

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  Subject to certain limitations, by virtue of the First Merger, each share of Nexage common stock and Nexage preferred stock (together, the "Nexage capital stock") outstanding immediately prior to the Effective Time (excluding any dissenting shares) will be canceled and extinguished and will be converted into the right to receive (i) in the case of an Accredited Investor, shares of the Company's common stock as provided in the Merger Agreement, cash as provided in the Merger Agreement and distributions, if any, of the Company's common stock to be held in an escrow account from and after the Effective Time to secure purchase price adjustment obligations to the Company and indemnification obligations to the Company Indemnified Parties (described below), and (ii) in the case of a holder of Nexage capital stock that is not an Accredited Investor, cash as provided in the Merger Agreement and distributions, if any, of cash to be held in an escrow account from and after the Effective Time to secure purchase price adjustment obligations to the Company and indemnification obligations to the Company Indemnified Parties (as defined below);

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  Each share of Nexage capital stock held in the treasury of Nexage immediately prior to the Effective Time will be canceled and extinguished without any conversion and no payment or distribution will be made with respect to such Nexage capital stock;

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  Subject to certain limitations, each outstanding and unexercised Nexage warrant will, by virtue of the First Merger, be immediately cancelled and the holder thereof will be entitled to receive shares of the Company's common stock as provided in the Merger Agreement, cash as provided in the Merger Agreement and distributions, if any, of the Company's common stock to be held in an escrow account from and after the Effective Time to secure purchase price adjustment obligations to the Company and indemnification obligations to the Company Indemnified Parties;

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  Subject to certain limitations, each then outstanding and unexercised vested Nexage option will, by virtue of the Merger, be immediately partially cancelled and partially exchanged and the holder will be entitled to receive vested options to purchase shares of the Company's common stock as provided in the Merger Agreement, cash as provided for in the Merger Agreement and restricted vested options to purchase shares of the Company's common stock from and after the Effective Time to secure purchase price adjustment obligations to the Company and indemnification obligations to the Company Indemnified Parties; and

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  Subject to certain limitations, each then outstanding and unexercised unvested Nexage option shall, by virtue of the Merger, will cease to represent a right to acquire shares of Nexage common stock and will be converted into an option to purchase shares of the Company's common stock as provided in the Merger Agreement.

Representations and Warranties

        The Merger Agreement contains representations and warranties made by Nexage to the Company, and by the Company, Merger Sub I and Merger Sub II to Nexage. The assertions embodied in the representations and warranties of each party contained in the Merger Agreement are qualified by information in the confidential disclosure schedules provided by the Company and Nexage in connection with the signing of the Merger Agreement on September 23, 2014. Each disclosure schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties of each party set forth in the Merger Agreement. You should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company or Nexage, since they were only made as of September 23, 2014, and are modified in important part by the corresponding disclosure schedule. Moreover, the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right not to close the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise and of allocating risk between the Company and Nexage, rather than establishing matters as facts. In addition, information concerning the subject matter of the representations and warranties may have changed since the date they were made, which subsequent information may or may not be fully reflected in the Company's public disclosures, and some of those representations and warranties may not be accurate or complete as of any particular date because they are subject to a contractual standard of materiality different from that generally applicable to public disclosures to stockholders and reports and documents filed with the SEC.

        The representations and warranties by each of the Company, Merger Sub I, Merger Sub II and Nexage in the Merger Agreement (many of which are qualified by concepts of knowledge, materiality and/or dollar thresholds and are further modified and limited by the confidential disclosure schedules exchanged by the Company and Nexage on September 23, 2014, as discussed above) relate to the following subject matters, among other things:

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  organizational and similar corporate matters, including the qualification to do business under applicable law, good standing and corporate power;

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  authority to enter into and to perform obligations under, the execution and delivery of and the enforceability of, the Merger Agreement and certain other transaction documents;

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  the absence of conflicts between the entry into and performance of the Merger Agreement and certain other transaction documents with the applicable party's charter documents, applicable material law or governmental orders, and material contracts;

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  capitalization;

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  the absence of any lawsuit or other proceeding pending before any court of competent jurisdiction against the applicable party; and

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  the absence of brokers and brokers' fees related to the Merger.

        The Merger Agreement contains additional representations and warranties of the Company regarding, among other things, certain SEC filings, including certain financial statements contained in such filings; the formation and operations of Merger Sub I and Merger Sub II; absence of any material adverse effect on the Company and its subsidiaries taken as a whole since the Company's most recent quarterly report on Form 10-Q filed with the SEC; the eligibility of the Company to register (i) the Company's common stock to be issued in the Merger for resale by Nexage's stockholders on Form S-3 and (ii) the Company's common stock to be issued upon exercise of all Nexage options that are assumed by the Company and eligible to be registered on Form S-8; and the absence of any material action, suit, claim, litigation, arbitration or proceeding of any nature pending, or to the Company's knowledge, threatened, against the Company or any of its subsidiaries.

        Additionally, Nexage made certain representations and warranties to the Company related to the following subject matters:

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  required vote of the holders of Nexage capital stock necessary to adopt the Merger Agreement and approve the Merger and other transactions contemplated by the Merger Agreement;

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  financial statements;

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  the absence of undisclosed liabilities;

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  accounts receivable;

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  tax matters;

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  executive compensation and parachute payments;

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  the absence of any restrictions on business activities;

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  title to its properties;

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  intellectual property;

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  certain material contracts, including no existing material violation or material breach of, or material default under, such material contracts;

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  certain business relationships with affiliates and related parties;

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  the issuance or grant to Nexage of each material consent, license, permit, grant or other authorization required for the operation of Nexage's or any of its subsidiaries' businesses as currently conducted;

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  the absence of any material action, suit, claim, litigation, arbitration or proceeding of any nature pending against Nexage or any of its subsidiaries' officers or directors;

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  books and records;

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  environmental matters;

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  employee benefit plans;

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  labor and employment matters;

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  insurance;

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  export control laws;

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  the absence of certain business practices;

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  customers and suppliers; and

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  actions taken by the board of directors of Nexage to ensure that any restrictions on business combinations contained in the DGCL will not apply to the First Merger and the other transactions contemplated by the Merger Agreement.

Material Adverse Effect

        Certain of the representations, warranties, covenants, closing conditions and termination provisions contained in the Merger Agreement refer to the concept of a "Material Adverse Effect."

        For purposes of the Merger Agreement, a "Material Adverse Effect" means, with respect to the applicable party (either the Company or Nexage), any state of facts, condition, change, development, event or effect that (when considered either individually or in the aggregate) is, or is reasonably likely to be, materially adverse to the assets, liabilities, condition (financial or otherwise), business or results of operation of any party to the Merger Agreement; provided, however, that none of the following (individually or in combination) will be deemed to constitute, or will be taken into account in determining whether there has been, a Material Adverse Effect: (a) any adverse effect resulting directly or indirectly from general business or economic conditions, except to the extent such general business or economic conditions have a materially disproportionate effect on the party as compared to other companies in the party's industry; (b) any adverse effect resulting directly or indirectly from conditions generally affecting the industry or industry sector in which the party primarily operates or competes, except to the extent such adverse effect has a materially disproportionate effect on the party as compared to other companies in such industry or industry sector; (c) any adverse effect resulting directly and solely from any change in accounting requirements or principles or any change in applicable laws that do not affect the party disproportionately, (d) any changes, events or effects resulting from or arising in connection with the Merger Agreement or the transactions contemplated thereby, or the announcement thereof (including any loss of or adverse change in the relationship of the party with its employees, customers, partners or suppliers related thereto); (e) any failure to meet internal or analysts' estimates or projections, performance measures, operating statistics or revenue or earnings predictions for any period; or (f) with respect to the Company, any decline in the price or trading volume of the shares of the Company's common stock, provided, however, that the exceptions set forth in clause (f) of this paragraph will not prevent or otherwise affect a determination that the underlying cause of any such event is a Material Adverse Effect.

Indemnification; Remedies

        Pursuant to the Merger Agreement, the Nexage stockholders, holders of vested Nexage options and holders of Nexage warrants who receive any portion of the total consideration to be paid pursuant to the Merger Agreement in the Merger (collectively, the "Indemnifying Holders") will, severally (based on such Indemnifying Holder's pro rata share of such losses) and not jointly, defend and indemnify the Company, the Final Surviving Entity, their subsidiaries and their respective officers, directors, agents, employees, representatives and each person, if any, who controls or may control the Company within the meaning of the Securities Act of 1933, as amended (the "Company Indemnified Parties") in respect of, and hold them harmless against, any liabilities, losses, costs, taxes, damages, reductions in value and expenses ("Losses") suffered by any of the Company Indemnified Parties resulting from, in connection with or arising out of:

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  any breach or inaccuracy in any representation or warranty made by Nexage in the Merger Agreement (other than the representations relating to tax matters which are handled exclusively by the Tax Indemnification obligations described below) or in any certificate delivered to the Company pursuant to the Merger Agreement ("Representation Claims");

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  any breach of or default in connection with any of the covenants or agreements made by Nexage in the Merger Agreement (the "Covenant Claims");

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  any fraud, or any willful misrepresentation of any provision of the Merger Agreement, to the extent committed as of or prior to the closing, by or on behalf of Nexage;

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  any inaccuracy in the spreadsheet identifying the distribution of the consideration to be paid pursuant to the Merger Agreement (the "Spreadsheet") to be delivered to the Company by Nexage (the "Spreadsheet Inaccuracies"); and

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  any claims by any holder or former holder of any shares of Nexage capital stock or rights to acquire Nexage capital stock or in connection with the Merger or any of the other transactions contemplated under the Merger Agreement, including appraisal or dissenters' rights proceedings, claims in connection with the notices delivered to non-consenting stockholders of Nexage in accordance with Section 228(e) of the DGCL or Section 262 of the DGCL, or claims alleging violations of fiduciary duty (excluding cash payments to such holders of dissenting shares not in excess of the portion of the total consideration to which they would have been entitled for their shares of Nexage capital stock had they received the merger consideration payable in respect of such shares pursuant to the Merger Agreement rather than exercising dissenters' rights, but not excluding the costs and expenses incurred in connection with the proceedings relating to such exercise of dissenters' rights) (the "Dissenting Share Payments").

        Pursuant to the Merger Agreement, the Company will defend and indemnify the Indemnifying Holders (the "Holder Indemnified Parties" and, together with the Company Indemnified Parties, the

"Indemnified Parties") in respect of, and hold them harmless against, any Losses suffered by the Holder Indemnified Parties resulting from, in connection with or arising out of:

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  any breach or inaccuracy in any representation or warranty made by the Company or the Merger Subs in the Merger Agreement or in any certificate delivered to Nexage pursuant to the Merger Agreement; and

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  any breach of or default in connection with any of the covenants or agreements made by the Company and the Merger Subs in the Merger Agreement.

        Pursuant to the Merger Agreement, each Indemnifying Holder agrees, severally (based on such Indemnifying Holders' pro rata share of each loss covered below) and not jointly, to indemnify and hold harmless the Company Indemnified Parties from the following "Tax Indemnification" obligations:

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  any and all taxes of the Company or its subsidiaries allocable to any taxable period (or a portion thereof) ending on or prior to the closing date;

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  any Losses or taxes incurred or sustained by the Company Indemnified Parties arising out of a breach of the representations of the Company related to the preparation and timely filing of all required U.S. federal and material state, local and non-U.S. tax returns and the timely payment of all material taxes;

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  all taxes of any member of an affiliated, consolidated, combined or unitary group of which Nexage or any of its subsidiaries (or any predecessor of any of the foregoing) is or was a member on or prior to the closing date of the Merger; and

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  with the exception of customary commercial leases or contracts that are not primarily related to taxes entered into in the ordinary course of business and liabilities thereunder, any and all taxes of any person (other than Nexage and its subsidiaries) imposed on Nexage or any of its subsidiaries as a transferee or successor, by contract or pursuant to any law, rule or regulation, which taxes relate to an event or transaction occurring before the closing date of the Merger.

        The representations and warranties of Nexage contained in the Merger Agreement or the certificates certifying the Spreadsheet and the estimated balance sheet of Nexage and estimated net working capital will survive until the 15 month anniversary of the closing date of the Merger; provided, however, that in the event of any fraud or willful misrepresentation by the Company, such claim will survive without limitation; provided, further that Nexage's representations regarding (i) intellectual property will survive until the 18 month anniversary of the closing date of the Merger; (ii) tax matters and the Indemnifying Holder's tax indemnification obligations will survive until 60 days after the expiration of the applicable statute of limitations; and (iii) the representations regarding Nexage's capital structure, authority and enforceability, stockholder consent and brokers' and finders' fees will survive indefinitely (the representations described in clause (iii), the "Company Fundamental Representations", and the representations described in clauses (i), (ii) and (iii) the "Company Surviving Representations").

        The representations and warranties of the Company contained in the Merger Agreement, the other transaction agreements or in any certificate or other instrument delivered pursuant to the Merger Agreement will survive until the 12 month anniversary of the closing date of the Merger.

        Except for the Company Fundamental Representations, no Company Indemnified Party will be entitled to any recovery resulting from Representation Claims until such time (if at all) as the total amount of all Losses that have been suffered or incurred by any one or more of the Company Indemnified Parties with respect to such matters exceeds $500,000 in the aggregate (the "Basket"); and in such event, the Company Indemnified Parties shall, subject to certain limitations, be entitled to be indemnified against and compensated and reimbursed for all Losses, including the Basket.

        Upon the closing of the Merger, the Company will deliver to the escrow agent, as an escrow fund, a number of shares of the Company common stock and cash which will, together with the restricted vested options to purchase Company common stock, equal in value $12,900,000 in the aggregate (the "Escrow Amount"), which will serve as partial security for the Indemnifying Holders' indemnification obligations. Any amounts held in the escrow fund that are not subject to then outstanding indemnification claims will be released to the Indemnifying Holders' on the business day immediately following the date that is the 15 month anniversary of the closing of the Merger.

        The maximum amount that the Company Indemnified Parties may recover from each Indemnifying Holder will be limited to such Indemnifying Holder's indemnity pro rata share of the Escrow Amount held in the escrow fund, provided, that the foregoing limitation will not apply (i) in the case of any breach or inaccuracy of the representations and warranties regarding tax matters or in the case of a claim regarding Tax Indemnification, in which case the maximum amount that the Indemnified Parities may recover from each Indemnifying Holder will be limited to such Indemnifying Holder's indemnity pro rata share of 25% of the total consideration to be paid pursuant to the Merger Agreement, (ii) in the case of any breach or inaccuracy of the representations and warranties regarding intellectual property, in which case the maximum amount that the Indemnified Parties may recover from each Indemnifying Holder will be limited to such Indemnifying Holder's indemnity pro rata share of 20% of the total consideration to be paid pursuant to the Merger Agreement, and (iii) in the case of any breach of those Company Fundamental Representations with respect to any breach of a representation or warrant that involves fraud or willful misrepresentation, the maximum amount that the Indemnified Parties may recover from each Indemnifying Holder will be limited to such Indemnifying Holders indemnity pro rata share of the total consideration to be paid pursuant to the Merger Agreement.

Certain Covenants of the Parties

  Nexage Covenants

        Nexage has undertaken customary covenants in the Merger Agreement relating to the conduct of its business prior to the completion of the Merger or the earlier termination of the Merger Agreement. In general, provided the Company complies with certain covenants (described below), Nexage has agreed to operate its business and to cause its subsidiaries to conduct their respective business in the ordinary course of business consistent with past practices, except (i) as set forth in the confidential disclosure schedules, (ii) with the prior written consent of the Company (which will not be unreasonably withheld, conditioned or delayed), or (iii) as specified in the Merger Agreement. Except as set forth in the confidential disclosure schedules to the Merger Agreement or with the prior written consent of the Company (which will not be unreasonably withheld, conditioned or delayed), Nexage will not, and will cause its subsidiaries not to:

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  amend its certificate of incorporation or bylaws, each as in effect on September 23, 2014 (collectively, the "Charter Documents"), or organizational documents;

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  issue, sell or grant any capital stock or other equity or equity-related interest (except for issuances of Nexage common stock pursuant to the conversion of Nexage preferred stock in accordance with the Charter Documents or issuances of Nexage capital stock pursuant to the exercise of any Nexage option or Nexage warrant);

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  issue, sell or grant, or authorize or propose the issuance, sale or grant of any options, warrants, call rights, convertible securities, commitments or agreements of any character, written or oral, to issue, deliver, sell, or cause to be issued, delivered or sold, any capital stock or other equity interest or right to acquire any capital stock or other equity or equity-related interest other than issuances of Nexage capital stock pursuant to the exercise of any Nexage option or Nexage warrant;

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  declare, set aside or pay any dividend or any other distribution payable in cash, stock or property or redeem, purchase or otherwise acquire directly or indirectly any shares of Nexage capital stock or split, combine or reclassify any shares of Nexage capital stock;

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  make any capital expenditure or enter into any contract or transaction with respect to any capital expenditure exceeding $25,000 individually or $100,000 in the aggregate;

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  enter into any material contract, amend in any material respect any such material contract or terminate or fail to renew (provided Nexage has the sole ability to renew) any such material contract (or any contract which would have been a material contract had such contract been entered into prior to the date hereof), other than, in each case, in the ordinary course of business consistent with past practice;

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  terminate, fail to renew, abandon, cancel, let lapse, fail to continue to prosecute or defend, sell, transfer, exclusively license, as may be applicable, or otherwise dispose of any material Nexage intellectual property;

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  enter into any new, or amend, terminate or renew any existing, employment, severance, compensation, consulting or salary continuation agreements, Nexage employee plan or any other plan, agreement or arrangement that would be a Nexage employee plan if in effect as of September 23, 2014, with or for the benefit of any employee, or hire or offer to hire any employee whose annual cash compensation would exceed $150,000;

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  terminate any employees except for cause, or encourage any employees to resign from Nexage;

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  enter into or negotiate to enter into any collective bargaining, works council or other labor agreement or arrangement;

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  take any action that would result in the acceleration or vesting or adjustment of exercisability of any outstanding equity-based award, including Nexage options;

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  grant any increases in the compensation, perquisites or benefits (whether through the payment of, or agreement to pay, bonus amounts or otherwise) to any employee (other than ordinary course salary increases of employees of director level or below not to exceed 10% of such employee's salary as of the date of the Merger Agreement and consistent with past practices);

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  acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any person or otherwise acquire or agree to acquire any material assets;

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  enter into any contract to purchase or sell any interest in real property or grant any security interest in real property;

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  knowingly waive or release any material right or claim;

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  incur or guarantee any indebtedness for borrowed money or issue or sell any debt securities or guarantee any indebtedness or other obligations of others;

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  revalue any of its assets (whether tangible or intangible), including writing off notes or accounts receivable, settle, discount or compromise any accounts receivable, or reverse any reserves, in each case other than in the ordinary course of business and consistent with past practice;

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  grant any loans to others (other than advances to employees for business expenses incurred in the ordinary course of business) or purchase any debt securities of others or amend the terms of any outstanding loan or agreement;

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  initiate or settle any litigation;

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  make or change any material tax election, adopt or change any tax accounting method, enter into any closing agreement or tax ruling, settle or compromise any tax claim or assessment or consent to any extension or waiver of the limitation period applicable to any tax claim or assessment, or file any material return except as provided in the Merger Agreement (including any material amended return) unless such return has been provided to the Company for review within a reasonable period prior to the due date for filing and the Company has consented to such filing (which consent will not be unreasonably withheld, conditioned or delayed);

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  change Nexage's accounting policies or procedures except as otherwise required by United States generally accepted accounting principles consistently applied;

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  change or alter its treatment of deferred revenues;

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  change or alter its cash management procedures or management of working capital outside of the ordinary course of business; or

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  agree or commit to do any of the foregoing.

  Company Covenants

        If the closing of the Merger has not occurred by October 31, 2014, the Company has undertaken to fund the net cash operating expenses of Nexage in an amount set forth on the confidential disclosure schedules commencing November 1, 2014 through the earlier of the closing date of the Merger and the termination of the Merger Agreement. On November 3, 2014, before 5:00 pm Eastern Standard Time, and on the first day of each month thereafter through the closing date of the Merger, the Company will purchase, and Nexage will issue an unsecured, convertible promissory note in an amount set forth on the confidential disclosure schedules and convertible into Nexage's series B preferred stock. Upon the written request of Nexage, the Company will purchase additional unsecured, convertible promissory notes on the same terms to fund additional operating expenses, up to an additional $250,000 per month (such additional promissory notes, the "Excess Notes"). The Excess Notes, if any, will reduce the purchase price paid in the Merger by the Company on a dollar-for-dollar basis.

  Nomination of Company Director

        Under the terms of the Merger Agreement, Nexage is entitled to nominate a candidate to be appointed to the Company's board of directors as a Class III director following the closing of the Merger, subject to the approval of the Company's board of directors. The Class III director will have a term that continues until the Company's 2015 annual meeting of stockholders. The Company has agreed to use reasonable best efforts to cause such person to be nominated for reelection to the Company's board of directors at the Company's 2015 annual meeting of stockholders, subject to the Company's corporate governance guidelines.

Registration Rights Agreement and Lockup Agreements

        On September 23, 2014, the Company entered into a registration rights agreement with certain of Nexage's securityholders, pursuant to which the Company will agree to file, within 10 days following the closing of the Merger, a registration statement on Form S-3 to register for resale the shares of the Company's common stock to be received by such holders in connection with the Merger. The registration rights granted to the holders will expire on the date on which all merger shares (as defined in the registration rights agreement) have either ceased to be registrable shares (as defined in the registration rights agreement) or ceased to be held by the holders thereof.

        The Company has also entered into lockup agreements with certain of Nexage's securityholders. The lockup agreements provide for certain limitations on the transfer by the holders of the shares acquired by it in the Merger as described in "The Merger—Restrictions on Sales of Shares of the Company's Common Stock Received in the Merger" beginning on page 37, and other matters related to the foregoing rights and obligations.

Employees and Employee Benefits

        The Merger Agreement provides that the Company will provide or cause to be provided immediately following the consummation of the Merger, to all employees of Nexage whose employment continues with the Company or the Final Surviving Entity or any applicable subsidiary of the Company or the Final Surviving Entity following the Effective Time (the "Continuing Employees"): (i) an annual base salary or hourly wage rate that is no less favorable than the annual base salary or hourly wage rate in effect as of immediately prior to the Effective Time, and (ii) employee benefits that are substantially comparable in the aggregate to the employee benefits that are provided to similarly-situated employees of the Company under its employee welfare and retirement benefit plans.

        The Company also expects to grant equity awards in the form of employment inducement grants for purposes of retention to the Continuing Employees, subject to the approval of the independent directors of the Company's board of directors and in reliance on the exemption provided under Rule 303A.08 of the NYSE Listed Company Manual.

        To the extent that Continuing Employees are transitioned to the employee welfare and retirement benefit plans of the Company or its subsidiaries after the Effective Time (the "Company Plans") and to the extent permitted by law, applicable tax qualification requirements, and the terms and conditions of each such Company Plan, and subject to any applicable break in service or similar rule, (i) each Continuing Employee will be credited with his or her years of service with Nexage or its subsidiaries (or any predecessor entities) before the Effective Time for purposes of eligibility to participate, vesting and determination of level of benefits (but not for purposes of benefit accruals under any Company Plans or to the extent that such recognition would result in duplication of benefits), but only to the extent such service would have been taken into account under a Company Plan had such service been performed as an employee of the Company and provided that, if Nexage maintained a comparable plan prior to the Effective Time, such service will only be credited to the extent such service was credited under such Nexage plan; and (ii) for purposes of each Company Plan providing medical, dental, pharmaceutical and/or vision benefits to any Continuing Employee, the Company will use commercially reasonable efforts to cause its third-party insurance providers or third-party administrators to ensure that such Continuing Employees will receive credit under such medical plans for the plan year in which the consummation of the Merger occurs towards applicable deductibles and out-of-pocket limits for expenses incurred for the plan year in which the consummation of the Merger occurs under the corresponding Nexage plans.

        Notwithstanding anything to the contrary set forth above, the Company and its subsidiaries and/or the Final Surviving Entity may terminate the employment of any employee or Continuing Employee at any time after the consummation of the Merger.

Regulatory Matters

        Under the HSR Act, and the rules that have been promulgated thereunder, certain acquisitions of voting securities, noncorporate interests, or of assets may not be consummated unless premerger notification and report forms have been filed with the Antitrust Division and the FTC, and certain waiting period requirements have been satisfied. These requirements may apply to the Company's acquisition of all outstanding shares of Nexage and the receipt by Nexage's stockholders of the Company's common stock as the consideration to acquire those shares depending on the price fluctuations of the Company's common stock.

        The Merger Agreement requires the Company and Nexage to, as promptly as reasonably practicable, make all necessary filings and notifications and other submissions with respect to the Merger Agreement and the transactions contemplated thereby under the HSR Act and any other applicable Antitrust Laws.

        At the time of filing this proxy statement, the Company and Nexage have determined that no such filings are required under the HSR Act.

        If the Company and Nexage later determine that a filing is required under the HSR Act, the Antitrust Division and the FTC could evaluate the legality of the Merger under the antitrust laws of proposed acquisitions. At any time before or after the consummation of the Merger, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, such as seeking to enjoin the Merger, seeking the divestiture of assets or imposing other conditions. Private parties and state attorneys generals may also bring legal actions under the antitrust laws seeking similar remedies. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, what the result will be.

        In addition, under the merger control rules of jurisdictions outside the United States where the Company or Nexage and their respective subsidiaries conduct business, filings may be required and it may be necessary to obtain authorizations, consents, orders or approvals of, declarations, or expirations of waiting periods before consummating the Merger. The Company has determined that, at this time, no such filings are required but foreign competition authorities retain the ability to challenge the legality of the transaction on the basis of its effects on competition or otherwise on the public interest, to seek divestitures or impose other conditions. At any time before or after consummation of the transaction, foreign competition authorities may seek to enjoin the Merger, seek divestiture of assets, or impose other conditions. There can be no assurance that a challenge to the Merger under foreign merger control rules will not be made, or, if such a challenge is made, what the result will be.

        The Company must also comply with applicable federal and state securities laws and the rules and regulations of the NYSE in connection with the issuance of shares of the Company's common stock in the Merger and the filing of this proxy statement with the SEC.

No Solicitation

        In the Merger Agreement, Nexage has agreed that it will not, and will not authorize or permit any of its subsidiaries, to (i) solicit, initiate or knowingly encourage any inquiry, proposal, request or offer, directly or indirectly, relating to an alternative acquisition proposal (each, a "Proposal"), (ii) participate in any discussions or negotiations relating to, assist or cooperate with any person to make, or furnish any person with information in connection with, or take any other action to knowingly facilitate any Proposal or alternative acquisition proposal, (iii) disclose any information to any person concerning the business, technologies or properties of Nexage, or afford to any person access to Nexage's properties, technologies, books or records, other than in the ordinary course of business in connection with ongoing commercial transactions, or (iv) propose, authorize or enter into any agreement or understanding (whether binding or nonbinding, written or oral) relating to, or engage in or consummate, any alternative acquisition proposal or requiring Nexage to abandon, terminate or fail to consummate the transactions contemplated by the Merger Agreement or breach its obligations under the Merger Agreement.

Stockholder Meeting

        The Company has agreed to take all action necessary to hold a meeting of its stockholders for the purpose of obtaining the required stockholder approval of the Share Issuance Proposal. The Company may adjourn or postpone the meeting of its stockholders after consultation with Nexage only (i) to the extent necessary to ensure that any supplement or amendment to this proxy statement that is required by applicable legal requirements is timely provided to the Company's stockholders, (ii) if as of the time for which the stockholders' meeting is originally scheduled there are insufficient shares of the Company's common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the stockholders' meeting, or (iii) if additional time is reasonably required to solicit proxies in favor of the Share Issuance Proposal.

Indemnification of Directors and Officers; Directors' and Officers' Insurance

        The Merger Agreement provides that if the Merger is consummated, for a period of 6 years following the Effective Time (the "Post-Closing Indemnification Period"), the Company will cause the Final Surviving Entity or its successor to cause its certificate of incorporation and bylaws to contain provisions with respect to indemnification and exculpation of, and advancement of expenses to, officers and directors of Nexage and its subsidiaries (the "Nexage Indemnified Parties") that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions contained in the certificate of incorporation and bylaws of Nexage (as in effect as of September 23, 2014) for the benefit of officers and directors of Nexage as of September 23, 2014, and during the Post-Closing Indemnification Period, such provisions will not, unless required by applicable law, be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of the Nexage Indemnified Parties; provided, that in the event that due to dissolution of the Final Surviving Entity or divestiture of its assets, the Company is the successor, the Nexage Indemnified Parties will have the benefit of the provisions with respect to indemnification and exculpation of, and advancement of expenses to the Nexage Indemnified Parties in the Company's certificate of incorporation and bylaws through the Post-Closing Indemnification Period.

        If the Merger is consummated, for a period of six years after the Effective Time, the Company will cause the Final Surviving Entity or its successor to maintain in effect Nexage's current directors' and officers' liability insurance covering those persons who are currently covered by Nexage's directors' and officers' liability insurance policy for acts or omissions occurring prior to the Effective Time on terms comparable to those of such policy in effect on September 23, 2014, provided that Nexage will purchase, prior to or concurrent with the closing of the Merger, a prepaid policy or policies (i.e., "tail coverage") that will remain in effect for a period of 6 years after the Effective Time, the material terms of which, including coverage and amount, are comparable to those of such policy currently in effect on September 23, 2014, and, unless the Company consents in writing, the annual premium of which does not exceed 200% of the annual premium currently paid by Nexage for such coverage.

Conditions to Completion of the Merger

        The obligations of the Company, the Merger Subs and Nexage to complete the Merger are each subject to the satisfaction or written waiver of the following conditions, subject, in some cases, to the exceptions or limitations contained in confidential disclosure schedules delivered to each party by the other:

  •
  absence of any statute, rule, regulation, executive order, decree, injunction or order enacted, issued, promulgated, enforced or entered into by any governmental entity, which is in effect and which has the effect of making the Merger, any of the other transaction agreements or any of the transactions contemplated under the Merger or the other transaction agreements illegal or otherwise prohibiting or preventing the consummation of the Merger, any of the other transaction agreements or any of the transactions contemplated under the Merger or the other transaction agreements;

  •
  absence of temporary restraining orders, preliminary or permanent injunctions or other orders issued by any court of competent jurisdiction that remains in effect that prevents the consummation of the Merger, any of the other transaction agreement, or any of the transactions contemplated under the Merger or the other transaction agreements;

  •
  approval by the Company's stockholders of the Share Issuance Proposal;

  •
  the accuracy, in all material respects, of the representations and warranties made by the Company and the Merger Subs (in the case of Nexage) or Nexage (in the case of the Company and the Merger Subs) in the Merger Agreement (without giving effect to any limitation as to materiality or material adverse effect); performance by the Company (in the case of Nexage) or Nexage (in the case of the Company and the Merger Subs), in all material respects, of all such party's covenants and obligations under the Merger Agreement and the other transaction agreements;

  •
  for the Company, there shall have been no event or condition of any character that has had or would be reasonably excepted to have, either individually or in the aggregate with all such other events or conditions, a material adverse effect on Nexage;

  •
  for Nexage, there shall have been no event or condition of any character that has had or would be reasonably excepted to have, either individually or in the aggregate with all such other events or conditions, a material adverse effect on the Company;

  •
  for the Company, the delivery of executed "at will" employment arrangement with the Company from at least 80% of the current employees of Nexage or its subsidiaries (other than certain key employees) who received an offer of employment from the Company;

  •
  for the Company, receipt of resignations, effective as of the consummation of the Merger, of the individual directors and officers of Nexage from their positions as directors and officers of Nexage;

  •
  certificates executed by duly authorized officers of the Company (in the case of Nexage) or Nexage (in the case of the Company) as to the satisfaction of certain conditions;

  •
  for Nexage, delivery of an executed escrow agreement;

  •
  expiration or termination of any waiting period applicable to the consummation of the Merger under the HSR Act or any other Antitrust Laws (if required);

  •
  for Nexage, the filing of a supplemental listing application with the NYSE with respect to the shares of the Company's common stock to be issued pursuant to the Merger Agreement and pursuant to the Nexage options;

  •
  for the Company, the continued employment of all key employees of Nexage;

  •
  for the Company, Nexage's solicitation of a stockholder vote for each individual who has executed a parachute payment waiver;

  •
  for the Company, the receipt of an executed statement for purposes of satisfying the Company's obligations under Treasury Regulation Section 1.1445-2(c)(3), together with the required notice to the Internal Revenue Service ("IRS") and written authorization for the Company to deliver such notice and copy of such statement to the IRS on behalf of Nexage;

  •
  for the Company, no pending proceeding in which a governmental body is a party (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement; (b) relating to the Merger and seeking to obtain from the Company or any of Nexage and its subsidiaries any damages or other relief in connection with the Merger that may be material to the Company or Nexage and its subsidiaries; (c) seeking to prohibit or limit in any material respect the Company's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Final Surviving Entity; or (d) seeking to compel any of Nexage and its subsidiaries, the Company or any subsidiary of the Company, to dispose of or hold separate any material assets, as a result of the Merger or any of the other transactions contemplated by the Merger Agreement;

  •
  for the Company, certain Nexage stockholders shall have executed and delivered to the Company a lockup agreement; and

  •
  for Nexage, the Company will have executed and delivered a registration rights agreement.

Termination of the Merger Agreement

        The Merger Agreement may be terminated, at any time prior to closing:

  •
  by mutual written consent of the Company and Nexage;

  •
  by the Company or Nexage, if the closing date of the Merger has not occurred by 5:00 p.m., Eastern Standard Time, on February 28, 2015; provided, that the right to terminate the Merger Agreement will not be available to any party whose material breach of the Merger Agreement has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of the Merger Agreement;

  •
  by the Company, if the Merger Agreement and the Merger have not been approved and adopted, pursuant to the requisite stockholder consent within one business day after the execution of the Agreement;

  •
  by the Company or Nexage, if any governmental entity will have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction, order or other legal restraint which is in effect and which has the effect of making the Merger illegal;

  •
  by the Company, if neither the Company nor the Merger Subs are in material breach of their obligations under the Merger Agreement and either (i) there has been a breach of any representation, warranty, covenant or agreement of Nexage contained in the Merger Agreement such that the closing conditions would not be satisfied and such breach has not been cured within 20 calendar days after written notice to Nexage; provided, that no cure period will be required for a breach which by its nature cannot be cured or (ii) any of the closing conditions for the benefit of the Company are incapable of being satisfied on or before February 28, 2015;

  •
  by Nexage, if Nexage is not in material breach of its obligations under the Merger Agreement and either (i) there has been a breach of any representation, warranty, covenant or agreement of the Company contained in the Merger Agreement such that the closing conditions would not be satisfied and such breach has not been cured within 20 calendar days after written notice to the Company; provided, that no cure period will be required for a breach which by its nature cannot be cured or (ii) any of the closing conditions for the benefit of Nexage are incapable of being satisfied on or before February 28, 2015; or

  •
  by Nexage (i) if the requisite vote of the Company's stockholders is not obtained at the meeting of the Company's stockholders or (ii) if the requisite vote of the Company's stockholders has not been obtained by February 28, 2015.

        If the Merger Agreement is terminated for any reason, the Merger Agreement will become void and of no further force or effect with no liability on the part of any party or related party thereto, except as provided under the section entitled "Termination Fees and Expenses" below and for provisions relating to confidentiality matters and certain miscellaneous provisions.

Termination Fees and Expenses

        The Merger Agreement provides that, except as otherwise specified in the agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants incurred in connection with the Merger Agreement and the transactions contemplated thereby will be borne by the party incurring such costs and expenses.

Amendments and Waivers

        The parties to the Merger Agreement may amend it at any time prior to the Effective Time, by action taken or authorized by their respective boards of directors, whether before or after the adoption of the Merger Agreement by the stockholders of Nexage or the Merger Subs; provided, however, that after any such stockholder adoption of the Merger Agreement, no amendment will be made that by law requires further approval or authorization by the stockholders of Nexage or the Merger Subs without such further approval or authorization. In addition, at any time prior to the closing of the Merger, the Company, on the one hand, and Nexage, on the other hand, may extend the time for performance of the obligations of the other parties, waive any inaccuracies in the representations and warranties of the other parties, and waive compliance with any of the covenants, agreements or conditions for the benefit of the other parties, provided that such extensions or waivers be set forth in writing and signed by the party being bound thereby.

Governing Law

        The Merger Agreement is governed in all respects by the laws of the State of Delaware.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF THE COMPANY

        The tables below present the selected historical consolidated financial data of the Company for the five years ended December 31, 2013 derived from its audited consolidated financial statements for those years. The summary statement of operations data for the years ended December 31, 2013, 2012 and 2011 and the balance sheet data as of December 31, 2013 and 2012 have been derived from the Company's audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated into this proxy statement by reference. The summary of operations data for the years ended December 31, 2010 and 2009, and the balance sheet data as of December 31, 2011, 2010 and 2009 have been derived from the Company's audited financial statements, which have not been incorporated by reference in this proxy statement. The tables below also present the selected unaudited historical consolidated financial data of the Company for the six months ended June 30, 2014 and 2013 derived from the Company's unaudited consolidated financial statements from those periods, included in the Quarterly Report on Form 10-Q for the Company for the six months ended June 30, 2014, which is incorporated into this proxy statement by reference. The unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of management of the Company, reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results of those periods. The results for any interim period are not necessarily indicative of the results that may be expected for a full year.

        The following tables should be read in conjunction with the consolidated financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, which are incorporated by reference in this proxy statement. Historical results are not necessarily indicative of the results to be expected in the future.

	Six Months Ended June 30,		Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
	(in thousands, except per share data)
Revenue	$139,928	$106,447	$259,171	$177,667	$103,678	$47,828	$16,220
Cost of revenue	83,002	61,698	154,774	105,739	63,595	31,602	11,596

Gross profit	56,926	44,749	104,397	71,928	40,083	16,226	4,624
Operating expenses:
Sales and marketing	26,970	16,493	38,682	23,816	14,255	8,508	4,609
Technology and development	14,967	8,264	18,966	13,620	5,181	2,175	1,095
General and administrative	42,936	26,742	61,891	38,954	21,321	12,535	6,326

Total operating expenses	84,873	51,499	119,539	76,390	40,757	23,218	12,030

Loss from operations	(27,947)	(6,750)	(15,142)	(4,462)	(674)	(6,992)	(7,406)
Total other income (expense)	(63)	(21)	(18)	(898)	(99)	(107)	(144)

Loss before income taxes	(28,010)	(6,771)	(15,160)	(5,360)	(773)	(7,099)	(7,550)
Income tax benefit (expense)	(27)	(36)	47	(70)	486	(22)	—

Net loss	(28,037)	(6,807)	(15,113)	(5,430)	(287)	(7,121)	(7,550)
Accretion of dividends on redeemable convertible preferred stock	—	—	—	(1,328)	(5,022)	(2,933)	(1,793)

Net loss attributable to common stockholders	$(28,037)	$(6,807)	$(15,113)	$(6,758)	$(5,309)	$(10,054)	$(9,343)

Net loss per share attributable to common stockholders—basic and diluted	$(0.26)	$(0.09)	$(0.18)	$(0.11)	$(0.32)	$(0.56)	$(0.56)

Weighted average shares of common stock outstanding used in computing net loss per share attributable to common stockholders	106,795	79,237	84,029	60,951	16,363	17,966	16,783

		As of December 31,
	As of June 30, 2014
		2013	2012	2011	2010	2009
	(in thousands)
Balance Sheet data:
Cash and cash equivalents	$92,359	$99,237	$137,439	$16,707	$27,803	$19,171
Accounts receivable, net of allowances	71,630	109,056	59,179	34,986	19,978	6,485
Total assets	383,173	419,604	208,449	61,885	49,115	26,136
Long-term debt, including current portion	—	—	—	—	—	2,238
Total liabilities	67,121	84,134	44,668	29,638	17,807	10,190
Total redeemable convertible preferred stock	—	—	—	76,668	71,622	41,202
Total stockholders' equity (deficit)	316,052	335,470	163,781	(44,421)	(40,314)	(25,256)

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF NEXAGE

        The following table sets forth the selected historical consolidated financial data as of the dates and for the periods indicated. The selected historical consolidated financial data as of and for the years ended December 31, 2013 and 2012 have been derived from the audited consolidated financial statements of Nexage included elsewhere in this proxy statement. The historical financial data as of and for the six months ended June 30, 2014 and 2013 has been derived from the unaudited consolidated financial statements of Nexage included elsewhere in this proxy statement. The unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of management of Nexage, reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for those periods. The results for any interim period are not necessarily indicative of the results that may be expected for a full year. Historical results are not necessarily indicative of future performance or results of operations. You should read the information presented below together with "Management's Discussion and Analysis of Financial Condition and Results of Operations of Nexage" and the consolidated financial statements of Nexage and related notes included elsewhere in this proxy statement.

	Six Months Ended June 30,		Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
							(unaudited)
	(in thousands)
Historical consolidated statement of operations data:
Revenue	$4,323	$2,601	$6,335	$3,274	$1,097	$374	$58
Loss from operations	(5,638)	(3,684)	(8,233)	(6,558)	(5,727)	(3,911)	(958)

	As of June 30,		As of December 31,
	2014	2013	2013	2012	2011	2010	2009
							(unaudited)
	(in thousands)
Historical consolidated balance sheet data:
Cash and cash equivalents	$2,286	$2,678	$4,550	$6,549	$489	$90	$3,058
Accounts receivable, net of allowances	11,325	7,948	11,999	8,738	2,227	742	77
Total assets	15,040	11,484	17,594	16,074	3,174	1,127	4,445
Total debt, including short-term and long-term	10,012	1,559	7,412	2,039	2,500	902	—
Total liabilites	23,285	8,451	19,299	9,295	4,734	1,865	97
Convertible preferred stock	25,506	25,468	25,487	25,449	10,190	4,452	—
Total stockholders' deficit	(33,751)	(22,435)	(27,192)	(18,670)	(11,751)	(5,190)	(2,393)

 UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

        The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the Merger. These unaudited pro forma condensed combined financial statements are derived from the historical consolidated financial statements of the Company and Nexage. These financial statements have been adjusted as described in the notes to the unaudited pro forma condensed combined financial statements.

        The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of the Company and Nexage as of June 30, 2014, and includes preliminary adjustments to reflect the events that are directly attributable to the Merger and factually supportable. In addition, the unaudited pro forma condensed combined statements of operations combine the historical consolidated statements of operations of the Company and Nexage and have also been adjusted to give effect to pro forma events that are directly attributable to the Merger, factually supportable and expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined statements of operations have been prepared assuming the Merger closed on January 1, 2013.

        We have prepared the unaudited pro forma combined condensed financial statements based on available information using assumptions that we believe are reasonable. These pro forma financial statements are being provided for informational purposes only and do not claim to represent our actual financial position or results of operations had the Merger occurred on that date specified nor do they project our results of operations or financial position for any future period or date. In addition, the pro forma financial statements do not account for the cost of any restructuring activities or synergies resulting from the Merger.

        The unaudited pro forma combined condensed financial statements were prepared using the acquisition method of accounting as outlined in ASC Topic 805, Business Combinations, with the Company considered the acquiring company. Based on the acquisition method of accounting, the consideration paid to Nexage is allocated to their assets and liabilities based on their fair value as of the date of the completion of the Merger. The purchase price allocation and valuation is preliminary and subject to final adjustments and provided for informational purposes only.

Unaudited Pro Forma Condensed Combined Statement of Operations

	Six Months Ended June 30, 2014
	Historical Millennial	Historical Nexage	Pro forma Adjustments		Pro forma Combined
	(in thousands, except per share data)
Revenue	$139,928	$4,323	$(1,545)	(a)	$142,706
Cost of revenue	83,002	—	(1,545)	(a)	81,457

Gross profit	56,926	4,323	—		61,249
Operating expenses:
Cost of revenue	—	151	(151)	(b)	—
Sales and marketing	26,970	4,210	(1,067)	(c)	30,113
Technology and development	14,967	3,797	(1,071	)(c)	17,693
General and administrative	42,936	1,803	151	(b)	44,890

Total operating expenses	84,873	9,961	(2,138)		92,696

Loss from operations	(27,947)	(5,638)	2,138		(31,447)
Other income (expense):
Interest expense, net	(63)	(215)	—		(278)
Other income (expense)	—	(824)	824	(h)	—

Total other income (expense)	(63)	(1,039)	824		(278)

Loss before income taxes	(28,010)	(6,677)	2,962		(31,725)
Income tax expense	(27)	—	—		(27)

Net loss	$(28,037)	$(6,677)	$2,962		$(31,752)

Net loss per share:
Basic and diluted	$(0.26)	$—	$—		$(0.22)
Weighted average common shares outstanding:
Basic and diluted	106,795	—	38,462	(d)	145,257

Unaudited Pro Forma Condensed Combined Statement of Operations

	Year Ended December 31, 2013
	Historical Millennial	Historical Nexage	Pro forma Adjustments		Pro forma Combined
	(in thousands, except per share data)
Revenue	$259,171	$6,335	$(793)	(a)	$264,713
Cost of revenue	154,774	—	(793)	(a)	153,981

Gross profit	104,397	6,335	—		110,732
Operating expenses:
Cost of revenue	—	250	(250)	(b)	—
Sales and marketing	38,682	6,794	(2,133)	(c)	43,343
Technology and development	18,966	5,010	(2,143)	(c)	21,833
General and administrative	61,891	2,514	250	(b)	64,655

Total operating expenses	119,539	14,568	(4,276)		129,831

Loss from operations	(15,142)	(8,233)	4,276		(19,099)
Other income (expense):
Interest expense, net	(95)	(163)	—		(258)
Other income (expense)	77	(286)	286	(h)	77

Total other income (expense)	(18)	(449)	286		(181)

Loss before income taxes	(15,160)	(8,682)	4,562		(19,280)
Income tax benefit	47	—	—		47

Net loss	$(15,113)	$(8,682)	$4,562		$(19,233)

Net loss per share:
Basic and diluted	$(0.18)	$—	$—		$(0.16)
Weighted average common shares outstanding:
Basic and diluted	84,029	—	38,462	(d)	122,491

Unaudited Pro Forma Condensed Combined Balance Sheet

	As of June 30, 2014
	Historical Millennial	Historical Nexage	Pro forma Adjustments		Pro forma Combined
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$92,359	$2,286	$(14,319)	(e)	$80,326
Restricted cash	250	—	—		250
Accounts receivable, net of allowances	71,630	11,325	(312)	(a)	82,643
Prepaid expenses and other current assets	5,877	416	—		6,293

Total current assets	170,116	14,027	(14,631)		169,512
Property and equipment, net	22,227	798	—		23,025
Restricted cash	350	—	—		350
Goodwill	135,522	—	79,764	(f)	215,286
Intangible assets, net	53,172	—	27,800	(g)	80,972
Other assets	1,786	215	—		2,001

Total long-term assets	213,057	1,013	107,564		321,634

Total assets	$383,173	$15,040	$92,933		$491,146

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued expenses	$13,361	$982	$(312)	(a)	$14,031
Accrued cost of revenue	39,955	10,430	—		50,385
Accrued payroll and payroll related expenses	8,296	784	—		9,080
Deferred revenue	891	—	—		891
Current portion of notes payable	—	1,038	—		1,038

Total current liabilities	62,503	13,234	(312)		75,425
Notes payable, net of current portion	—	8,974	—		8,974
Preferred stock warrant liability	—	998	(998)	(h)	—
Other long-term liabilities	4,618	79	—		4,697

Total liabilities	67,121	23,285	(1,310)		89,096
Convertible preferred stock	—	25,506	(25,506)	(i)	—
Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued and outstanding as of June 30, 2014 and June 30, 2014 pro forma	—	—	—		—
Common stock, $0.001 par value, 250,000,000 shares authorized, 107,444,145 and 145,905,683 shares issued and outstanding as of June 30, 2014 and June 30, 2014 pro forma, respectively	108	4	34	(i)	146
Additional paid-in capital	409,384	1,970	83,990	(d)(i)	495,344
Accumulated other comprehensive loss	(247)	—	—		(247)
Accumulated deficit	(93,193)	(35,725)	35,725	(i)	(93,193)

Total stockholders' equity (deficit)	316,052	(33,751)	119,749		402,050

Total liabilities and stockholders' equity	$383,173	$15,040	$92,933		$491,146

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.     Basis of Presentation

        On September 23, 2014, Millennial Media, Inc. ("Millennial" or the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Nexage Inc., ("Nexage"), Neptune Merger Sub I, Inc., a wholly owned subsidiary of Millennial ("Merger Sub I"), Neptune Merger Sub II, LLC, a wholly owned subsidiary of Millennial ("Merger Sub II"), and Fortis Advisors LLC, solely in its capacity as Securityholder Representative, pursuant to which Merger Sub I will, upon the terms and subject to the satisfaction or waiver of the conditions therein, merge with and into Nexage, and as part of the same transaction, Nexage will merge with and into Merger Sub II (collectively, the "Merger"), with Merger Sub II continuing as the surviving entity and as a wholly owned subsidiary of Millennial.

        The Merger will be accounted for under the purchase method of accounting in accordance with ASC Topic 805, Business Combinations. Under the purchase method, the total estimated purchase price, or consideration transferred, is measured at the Merger closing date. The assets of Nexage have been measured based on various preliminary estimates using assumptions that the Company's management believes are reasonable utilizing information currently available. Use of different estimates and judgments could yield different results.

        The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows and developing appropriate discount rates. The excess of the purchase price over the estimated amounts of identifiable assets of Nexage as of the effective date of the Merger was allocated to goodwill in accordance with the accounting guidance. The purchase accounting is subject to finalization of the Company's analysis of the fair value of the assets and liabilities of Nexage as of the Merger closing date. Accordingly, the purchase accounting in the unaudited pro forma combined financial statements is preliminary and will be adjusted upon completion of the final valuation. Such adjustments could be material.

        For purposes of measuring the estimated fair value of the assets acquired as reflected in the unaudited pro forma combined financial statements, in accordance with the applicable accounting guidance, the Company established a framework for measuring fair values. The applicable accounting guidance defines fair value as the price that would be received to sell an asset in an orderly transaction between market participants at the measurement date (an exit price). Market participants are assumed to be buyers and sellers in the principal or most advantageous market for the asset or liability. Additionally, under the applicable accounting guidance, fair value measurements for an asset assume the highest and best use of that asset by market participants. As a result, the Company may be required to value assets of Nexage at fair value measures that do not reflect the Company's intended use of those assets. Use of different estimates and judgments could yield different results.

2.     Purchase Price

        The unaudited pro forma condensed combined financial information reflects the purchase price as follows (in thousands):

Net liabilities assumed	$(8,245)
Customer relationships	12,800
Technology	15,000
Goodwill	79,764

Total purchase price	$99,319

        Under the acquisition method of accounting, the Company estimated the fair values of the acquired tangible and intangible assets. The valuation of the identifiable intangible assets acquired was based on management's preliminary estimates, currently available information and reasonable and supportable assumptions. These estimates are preliminary as the Company is still in the process of evaluating the various assumptions used in valuing these assets. The tangible long-lived assets were recorded at their estimated fair values, which approximates their carrying value, while the intangible long-lived assets were valued using a discounted cash flow method. In the unaudited pro forma combined balance sheet as of June 30, 2014, the excess of the aggregate purchase price over the estimated fair value of the tangible and intangible assets and liabilities in the amount of approximately $79.8 million was classified as goodwill. The fair value of identifiable intangible assets that are subject to amortization after the acquisition was estimated to be $27.8 million.

        The total estimated purchase price of approximately $99.3 million is based on a price of Company common stock of $2.21 per share, which is the volume weighted average trading price per share during the fifteen trading days immediately up to and including September 16, 2014 and includes $22.5 million in estimated cash consideration, which has been reduced by a working capital adjustment of $8.2 million for total estimated cash consideration of $14.3 million, and $85.0 million in estimated stock consideration to be paid by the Company, in each case subject to adjustment as set forth in the Merger Agreement.

3.     Pro Forma Adjustments

        The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

  (a)
  Represents the elimination of inter-entity transactions.

  (b)
  Represents the reclassification of certain costs to align with the Company's accounting policies.

  (c)
  Represents the amortization of intangible assets acquired in the Merger based on their estimated fair values and estimated useful lives. Estimated useful lives of the intangible assets range from six to seven years and amortization expense will be calculated on a straight-line basis.

  (d)
  Represents the impact of issuance of 38,461,538 shares in connection with the Merger.

  (e)
  Represents $14.3 million in estimated cash consideration (see note 2 above).

  (f)
  Represents the difference between the estimated purchase price and the estimated fair values of the identified assets acquired and liabilities assumed, which is recorded as goodwill.

  (g)
  Represents the preliminary allocation of the fair value of the consideration transferred to the acquired intangible assets of Nexage based on their estimated fair value. Intangible assets that have been identified in this preliminary allocation include customer relationships and technology.

  (h)
  Reflects the elimination of Nexage's historical preferred stock warrants.

  (i)
  Reflects the elimination of Nexage's historical stockholders' equity and convertible preferred stock.

 COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA

        The information below reflects the historical net loss from continuing operations, book value per common share and cash dividends per common share of the Company and the unaudited pro forma combined condensed net loss from continuing operations, book value per common share and cash dividends per common share of the Company after giving effect to the proposed Merger. The historical book value per share is computed by dividing total stockholders' equity (deficit) by the number of shares of common stock outstanding at the end of the period. The pro forma earnings per share of the Company following the consummation of the Merger is computed by dividing the pro forma net loss by the pro forma weighted average number of shares outstanding. The pro forma book value of the Company following the consummation of the Merger is computed by dividing total pro forma stockholders' equity (deficit) by the pro forma number of shares of common stock outstanding at the end of the period. The pro forma per share data includes 38,461,538 shares to be issued in connection with the Merger based on a price of $2.21 per share, which is the volume weighted average trading price per share during the fifteen trading days immediately up to and including September 16, 2014, and was prepared using the acquisition method of accounting as outlined in ASC Topic 805, Business Combinations, with the Company considered the acquiring company.

        You should read the tables below in conjunction with the respective audited consolidated financial statements and related notes of the Company incorporated by reference in this proxy statement and the audited consolidated financial statements and related notes of Nexage and the unaudited pro forma combined condensed financial information and notes related to such consolidated financial statements included elsewhere in this proxy statement.

Millennial Media:

	Six Months Ended June 30, 2014	Year Ended December 31, 2013
Historical per common share data:
Net loss per share:
Basic and diluted	$(0.26)	$(0.18)
Book value per share	2.94	3.16
Cash dividend per share	—	—

Millennial Media and Nexage combined condensed pro forma per share data:

	Six Months Ended June 30, 2014	Year Ended December 31, 2013
Pro forma per common share data:
Net loss per share:
Basic and diluted	$(0.22)	$(0.16)
Book value per share	2.76	N/A
Cash dividend per share	—	—

 COMPARATIVE MARKET PRICE DATA AND DIVIDEND INFORMATION

Stock Price of the Company

        The tables below set forth, for the calendar quarters indicated, the high and low reported sales prices per share of the Company's common stock, which trades on the New York Stock Exchange under the symbol "MM".

	High	Low
Fiscal Year 2013
First Quarter	$14.66	$6.26
Second Quarter	8.95	5.87
Third Quarter	10.48	6.36
Fourth Quarter	7.48	5.78
Fiscal Year 2014
First Quarter	$8.44	$5.81
Second Quarter	7.14	2.90
Third Quarter	5.00	1.66
Fourth Quarter (through October 27, 2014)	2.11	1.56

The Company's Dividend Policy

        The Company has never declared or paid any cash dividends on its capital stock. The Company currently intends to retain any future earnings to fund the development and expansion of its business and, if applicable, to service any indebtedness that it may incur in the future. The Company therefore does not anticipate paying cash dividends on its common stock in the foreseeable future. Any future determination to pay dividends will be at the discretion of the Company's board of directors. None of the Company's outstanding capital stock is entitled to any dividends.

Market Price of and Dividends on Nexage's Common Stock and Related Stockholder Matters

        Nexage has never issued a dividend on its common stock and none of its securities have ever been publicly traded.

INFORMATION ABOUT THE COMPANIES

Millennial Media, Inc.

        Millennial is the leading independent mobile advertising platform company. The Company's technology, tools and services help developers maximize their advertising revenue, acquire users for their apps and gain insight about their users. To advertisers, the Company offers significant audience reach, sophisticated targeting capabilities and the opportunity to deliver rich and engaging ad experiences to customers on their mobile connected devices. The Company's proprietary technology and data platform, known as MYDAS®, determines in real-time which ad to deliver, as well as to whom and when, with the goal of optimizing the effectiveness of advertising campaigns regardless of device type or operating system.

        The Company was incorporated under the General Corporation Law of the State of Delaware on May 30, 2006. It offered common stock to the public for the first time on March 28, 2012.

        Millennial's corporate headquarters are located in Baltimore, Maryland, and the Company also maintains offices in New York, New York; Boston, Massachusetts; Chicago, Illinois; Los Angeles, California; Detroit, Michigan; London, England; San Francisco, California; Atlanta, Georgia; Paris, France; Hamburg, Germany; Jakarta, Indonesia; Singapore; Tokyo, Japan; and Washington, DC.

Nexage, Inc.

  Overview

        Headquartered in Boston, Massachusetts, Nexage, Inc. was incorporated under the General Corporation Law of the State of Delaware on June 22, 2006. Nexage is a leading programmatic marketplace in mobile advertising, helping premium publishers and app developers maximize advertising revenue while enabling media buyers to reach audience at scale. The Nexage Marketplace enables publishers and media buyers to trade via different programmatic markets including programmatic direct, private exchange, real-time bidding (RTB) exchange and mediation. Nexage delivers integrated first- and third-party data to media buyers, including contextual, enriched location, universal identifier and privacy data to enhance targeting and retargeting. Nexage provides brand safety controls to both publishers and media buyers. Nexage earns revenue through revenue sharing with publishers and developers.

  Nexage's Products

        The Nexage core product suite consists of the Nexage Marketplace and supply side platform, or SSP. The combination of the capabilities represented by these products is a complete programmatic platform in mobile advertising, and includes:

        Programmatic Direct:    Nexage's Programmatic Direct market delivers the power of programmatic to direct relationships between the publisher and agency or trading desks or other demand partners of Nexage. Nexage enables the programmatic relationship and allows publishers and buyers to enforce mutually agreed upon business rules and terms for individual campaigns. The result is that publishers can accelerate revenue and gain operational efficiencies as more media buyers move to programmatic, while agencies and advertisers can access exclusive premium inventory, linking their data and buying at the impression level.

        Private Exchange:    Nexage's Private Exchange gives publishers the ability to sell designated inventory to a select group of buyers, and gives buyers the advantage of first-look for high-value inventory. Nexage also provides an innovative tiered structure that enables unfilled inventory to flow from the Private Exchange to the open exchange to be sold via an RTB auction or via Nexage's SSP capabilities.

        Real-Time Bidding (RTB):    Nexage is a leader in mobile RTB. As an original author of the OpenRTB Mobile 1.0 specification, the foundation of programmatic buying and selling, Nexage was the first provider of a mobile RTB exchange. Nexage's RTB exchange on the Nexage Marketplace provides liquidity for publishers and media buyers alike, as publishers gain the combined value of a strong source of media buyers with the ability to control how they sell at the impression level, and media buyers gain the combined value of access to premium publisher and developer inventory with the power of impression-level decisioning.

        Mediation Supply Side Platform (SSP):    Nexage provides a mediation platform that enables publishers and developers to tap into over 150 global ad networks. Nexage's ad network mediation is governed by an advanced yield optimization algorithm, allowing publishers to maximize yield across ad networks, RTB and Nexage's Private Exchange. Ad networks are rewarded for prior performance with early access to inventory.

        In addition to the core offerings of the Nexage Marketplace and SSP, Nexage has developed additional tools and services to meet the growing needs of premium publishers and buyers on its platform.

        Nexage Connect.    Nexage Connect integrates a portfolio of audience segments, contextual data, enriched location signals and universal identifiers—all supported by privacy controls. The ability to add information to a bid request within its programmatic platform increases the value of impressions for publishers, and provides buyers with privacy-safe first- and third-party data to inform a buyer's decision related to each auction where the data is available.

        In addition to enhancing advertising impressions, Nexage Connect provides:

  •
  reverse geocoding to expand the availability of location parameters without integrity loss of the location signal;

  •
  latitude/longitude context so that buyers can determine if such information is GPS-derived or centroid-derived;

  •
  carrier and device information; and

  •
  session depth indicators to give buyers a sense of where the ad is in the sequence of the user's session.

        Nexage Protect.    An advertisers' brand is a strategic asset that helps to maximize the value of the advertiser and its products. Nexage Protect enables advertisers to use targeting parameters to target—or negatively target—to avoid negative association with surrounding content that could otherwise injure the brand. Nexage Protect provides:

  •
  transparent inventory to provide a well-lit environment;

  •
  page- and view-level contextual data for mobile web sites and apps to enable advertisers to negatively target based on page-level insights; and

  •
  privacy data to enable advertisers to understand and honor consumer preferences, compliance with laws such as COPPA, and other consumer-defined targeting opt-outs.

        Nexage Demand Services.    The Nexage Demand Services team helps media buyers take full advantage of the premium inventory sold on the Nexage Marketplace. The Nexage Demand Services team:

  •
  identifies the inventory that best meets buyers' campaign needs;

  •
  helps develop optimal filters so that buyers see the inventory they need;

  •
  provides guidance on campaign optimization and spend;

  •
  provides analytics to help buyers optimize bidding strategies for different inventory; and

  •
  provides technical support to ensure buyers are able to best compete on the Nexage Marketplace.

        Nexage Publisher Services.    The Nexage Publisher Services team helps premium publishers accelerate their mobile business in a complex, dynamic market. Through the combination of expertise, analytics, and best practices, the Nexage Publisher Services team supports the needs of premium publishers, and continually optimizes performance by applying in-depth analytics. Nexage also works to establish private exchange or programmatic direct opportunities on behalf of publishers.

        Nexage Performance Hub.    The Nexage Performance Hub provides a simple, visually-rich and unified mobile advertising reporting and control environment that enables publishers and media buyers to see revenue performance and bidding and buying results. Publishers and buyers can view business performance across metrics such as revenue and CPM/RPM performance, bid requests and responses, bid rate, bids won, gross wins, spend and average clearing price.

        Nexage Audience.    Nexage Audience provides real-time detailed visibility into available and sold inventory on the Nexage Marketplace, enabling media buyers to effectively plan and execute campaigns. Nexage Audience provides:

  •
  detailed site-, position- and impression-level attribute information for the premium inventory sold on the Nexage Marketplace;

  •
  the ability to analyze inventory so that buyers can see, with precision, available inventory based on simple and complex campaign specifications;

  •
  the ability to identify performance patterns across a variety of parameters and timeframes to help guide buying decisions;

  •
  simple visualizations that enable buyers to discover and analyze prior performance; and

  •
  near real-time updates so that buyers can easily adapt to changing campaign needs.

        Nexage Ad Server.    The Nexage Ad Server is a feature-rich and flexible mobile ad server, designed to give publishers full control over their direct-sold and house campaigns. The Nexage Ad Server is fully integrated into the Nexage Marketplace and:

  •
  supports direct-sold sponsorship, guaranteed and house campaigns;

  •
  provides access to over 225 demand sources to monetize unsold impressions;

  •
  optimizes yield across channels to maximize revenue from different monetization partners; and

  •
  provides a unified campaign management and reporting environment through the Nexage Performance Hub.

        Nexage SDK.    Nexage provides a software development kit, or SDK, for publishers and developers seeking to take full advantage of high-value ad formats while maintaining a small code footprint. The Nexage SDK:

  •
  supports iOS and Android;

  •
  supports key ad network SDK embeds including Facebook, AdColony, Chartboost and others;

  •
  contains a Unity plugin;

  •
  supports the full suite of rich media and video ad formats;

  •
  enhances ad quality controls by blocking malicious auto-expands, auto-directs and JavaScript alerts; and

  •
  supports deep linking.

        For those publishers that do not want to integrate the full Nexage SDK, Nexage provides Open SourceKits—modules for rich media (MRAID) and video (VAST) for both iOS and Android—giving them engineered code to take full advantage of high-value rich media and video ad formats. Nexage also enables integration through JavaScript and API.

  Nexage's Customers

        Nexage serves mobile publishers and application developers as well as its advertising buyers, which include advertisers, advertising networks, agencies, agency trading desks and demand-side platforms. Its publishers include some of the largest premium publishers in the mobile space. Nexage's customers generally represent brand advertisers more than pure mobile performance application download advertisers.

  Nexage's Sales and Marketing

        Nexage's field sales force calls on mobile advertising networks, demand side platforms (DSPs), agency trading desks, and direct advertisers that possess the technical ability to participate directly in the Nexage Marketplace. Nexage does not have a direct advertising sales team, but rather relies on the scale of its 250 demand customers, and the advertising sales teams they employ, to efficiently drive the scale of demand to support the sale of inventory available via the Nexage Marketplace. Nexage also has a publisher sales team which promotes and sells the availability of the Nexage Marketplace on a global basis, driving the growth of the supply of publisher and developer inventory available through the Nexage Marketplace. The Nexage Marketing team supports all market segments on a global basis.

  Nexage's Employees and Facilities

        As of October 1, 2014, Nexage has approximately 80 employees and leases facilities in Boston, Massachusetts; New York, New York; San Francisco, California; and London, England.

 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF NEXAGE

        You should read the following discussion and analysis of Nexage, Inc.'s financial condition and results of operations in conjunction with Nexage, Inc.'s audited and unaudited consolidated financial statements and the related notes to the consolidated financial statements included elsewhere in this proxy statement. In addition to historical financial information, the following discussion contains forward-looking statements that involve risks, uncertainties and contingencies. Actual results of operations or financial conditions and the timing of events could differ materially from those discussed in these forward-looking statements. References in this discussion and analysis of Nexage, Inc.'s financial condition and results of operations to "we" and "our" refer to Nexage, Inc.

Components of Revenue and Expenses

Revenue

        We have two primary sources of revenue:

        Real-Time Bidding (RTB):    We have an advanced RTB exchange which enhances the liquidity and value of publisher impressions, while giving buyers, advertisers, and agencies effective targeting capability.

        Mediation:    Our mediation platform enables publishers to access ad network demand while benefitting from our advanced optimization algorithm to maximize revenue performance. It provides buyers access to our publisher and developer supply as well as the ability to target the specific audience that best meets the campaign's goals.

        We generate our revenue from buyers and publishers who use our solution to buy and sell advertising inventory. We maintain separate agreements with each media buyer and publisher, which specify the terms of the relationship. The revenue we manage is recognized when the related advertising services are delivered based on the specific terms of the advertising contract, which are commonly based on the number of ads delivered, or views, clicks or actions by users on mobile advertisements. Subsequent to the delivery of an advertisement, the fees are generally not subject to adjustment or refund. Historically, any refunds and adjustments have not been material. We generally bill the media buyers for the gross amount of advertising inventory they purchase plus fees and then remit to the publisher the amount spent by the media buyer for the advertising inventory purchased less our contracted revenue share.

        Revenue is recognized on a net basis (gross billings less publisher cost of sales) and presented as such on our statement of operations.

Gross Billings

        Gross billings represent advertising spending transacted on our platform and reflect the underlying business that we manage.

Publisher cost of sales

        Publisher cost of sales represents the revenue share owed to the publishers who sell advertising inventory to the buyers on our platform. The amounts owed to publishers, but not yet paid, are recorded as publisher payable in the accompanying consolidated balance sheet.

Cost of Revenue

        Cost of revenue is primarily comprised of third-party costs incurred to generate revenue, excluding fees paid to the publishers and hosting costs.

Operating Expenses

        Operating expenses consist of sales and marketing, research and development and general and administrative expenses. Salaries and personnel related expenses are the most significant component of each of these expense categories.

        Sales and marketing expense.    Sales and marketing expense consists primarily of salaries and personnel related costs for the sales, marketing and service departments, including stock-based compensation, commissions, bonus and travel expenses. Additional sales and marketing expenses include marketing specific expenses related to shows and conferences, consulting, public relations and other related overhead costs.

        Research and development expense.    Research and development expenses consist primarily of salaries and personnel related costs for the development, product management, and technical operation departments, including stock-based compensation and bonuses. In addition, research and development expenses include supplies and fees paid to outside consultants and outside service providers such as hosting costs, license and service fees as well as other related overhead costs.

        General and administrative.    General and administrative expenses primarily consist of salaries and personnel related costs for the administration, business development, finance and accounting departments, including stock-based compensation and bonuses. In addition, general and administrative expenses include consulting and professional fees, bad debt expense, insurance and other corporate and overhead related expenses.

Results of Operations

Six Months Ended June 30, 2014 Compared to Six Months Ended June 30, 2013

        The following table presents an overview of operations for the six-month periods ended June 30, 2014 and 2013.

	Six Months Ended June 30,				Period to Period Change
	2014		2013		Amount	Percentage
	(in thousands)
Statement of operations data:
Gross billings	$23,550		$13,447		$10,103	75.1%
Publisher cost of sales	19,227		10,846		8,381	77.3

Revenue		4,323		2,601	1,722	66.2
Operating expenses:
Cost of revenue		151		130	21	16.2
Sales and marketing		4,210		2,959	1,251	42.3
Research and development		3,797		2,248	1,549	69.0
General and administrative		1,803		948	855	90.2

Total operating expenses		9,961		6,285	3,676	58.5

Loss from operations		(5,638)		(3,684)	(1,954)	53.0
Other income (expense):
Interest expense, net		(215)		(66)	(149)	224.4
Other income (expense)		(824)		(95)	(729)	770.7

Total other income (expense)		(1,039)		(161)	(878)	545.3

Net loss and comprehensive loss		$(6,677)		$(3,845)	$(2,832)	73.7

Revenue

        Total revenue increased $1.7 million, or 66.2%, to $4.3 million for the six months ended June 30, 2014 from $2.6 million during the same period in 2013. The changes in the underlying gross billings and publisher cost of sales detailed below further describe the change in revenue for the periods indicated.

        Gross billings increased $10.1 million, or 75.1%, to $23.6 million for the six months ended June 30, 2014, from $13.4 million during the same period in 2013. The increase in gross billings was the result of a combination of a 37.7% increase in the average number of demand partners using our platform, additional spending by existing demand partners which amounted to $8.1 million, or 80.0%, of the $10.1 million increase in gross billings and the higher eCPMs associated with our RTB revenue business. While our mediation business revenue was fairly consistent period over period with $8.9 in gross billings for the six months ended June 30, 2014 compared to $8.8 million during the same period in 2013, we experienced a significant increase in gross billings through our real-time bidding business, which were $14.5 million for the six months ended June 30, 2014 compared to $4.5 million during the same period in 2013, amounting to 99.7% of the $10.1 million increase in gross billings for the period.

        Publisher cost of sales was $19.2 million, or 81.6% of gross billings, for the six months ended June 30, 2014, an increase of $8.4 million, or 77.3%, from $10.8 million, or 80.7% of gross billings, for the six months ended June 30, 2013. This increase in cost of sales, which is a reduction of gross billings to arrive at revenue, was a direct result of the increase in gross billings, since we pay a percentage of our gross billings to our publishers for use of their ad space in delivering mobile ads on behalf of our demand partners. While the average number of publishers using our platform increased by 33.5%, the increase in publisher cost of sales as a percentage of gross billings is a result of increased demand for our publishers' ad space and the mix of publishers and their respective, contracted revenue share percentages.

Expense

        Cost of Revenue.    Cost of revenue increased $0.02 million, or 16.2%, to $0.15 million during the six months ended June 30, 2014 from $0.13 million during the same period in 2013, primarily as a result of an increase in our data and system costs related to tag monitoring and ad serving.

        Sales and Marketing.    Sales and marketing expenses increased $1.2 million or 42.3%, to $4.2 million for the six months ended June 30, 2014 from $3.0 million during the same period in 2013. The increase in sales and marketing expense was primarily attributable to an increase of $0.9 million in salaries and personnel-related costs due to the addition of seven people during the first six months of 2014 as well as merit increases which went into effect in the third quarter of 2013, $0.1 million in higher consultant and recruiting costs and $0.2 million in higher sales and marketing costs, which include events and tradeshows, membership and subscription dues.

        Research and Development.    Research and development expense increased $1.6 million or 69.0%, to $3.8 million for the six months ended June 30, 2014 from $2.2 million during the same period in 2013. A majority of the increase in research and development expense was attributable to an increase of $0.7 million in salaries and personnel-related costs due to a nine person increase in average headcount, $0.4 million in consultant expenses for the design and development of the platform's user interface, $0.4 million in hosting and network-related expenses that increased as a result of higher traffic running through our platform, $0.06 million in software subscriptions, and $0.06 million in other overhead costs, including rent and amortization expense related to capitalized software development costs.

        General and Administrative.    General and administrative expenses increased $0.9 million or 90.2%, to $1.8 million for the six months ended June 30, 2014 from $0.9 million during the same period in 2013. The increase in general and administrative expense was primarily attributable to an increase of $0.5 million in salaries and personnel-related costs, $0.3 million in consultant expenses and $0.1 million of other overhead costs, including rent and corporate insurance.

        Other Income (Expense).    Other expenses increased $0.9 million or 545.3%, to $1.0 million for the six months ended June 30, 2014 from $0.1 million during the same period in 2013. The increase in other expenses was primarily attributed to the increase in the value of our convertible preferred stock warrants, due to the pending Merger. Additionally, the increase includes interest expense of $0.15 million related to additional debt obtained in the second half of 2013.

Year Ended December 31, 2013 Compared to Year Ended December 31, 2012

        The following table presents an overview of operations for the year ended December 31, 2013 and 2012.

	Year Ended December 31,				Period to Period Change
	2013		2012		Amount	Percentage
	(in thousands)
Statement of operations data:
Gross billings	$34,324		$16,129		$18,195	112.8%
Publisher cost of sales	27,989		12,855		15,134	117.7

Revenue		6,335		3,274	3,061	93.5
Operating expenses:
Cost of revenue		250		377	(127)	(33.7)
Sales and marketing		6,794		2,948	3,846	130.5
Research and development		5,010		4,890	120	2.5
General and administrative		2,514		1,617	897	55.5

Total operating expenses		14,568		9,832	4,736	48.2

Loss from operations		(8,233)		(6,558)	(1,675)	25.5
Other income (expense):
Interest expense, net		(163)		(222)	59	(26.6)
Other income (expense)		(286)		41	(327)	(797.6)

Total other income (expense)		(449)		(181)	(268)	148.1

Net loss and comprehensive loss		$(8,682)		$(6,739)	$(1,943)	28.8

Revenue

        Total revenue increased $3.0 million, or 93.5%, to $6.3 million for the year ended December 31, 2013 from $3.3 million during the prior year. This growth was primarily attributable to an increase in the number of demand partners and publishers using our platform as well as an increase in spending from existing demand partners. Changes in the underlying gross billings and publisher cost of sales described below provide additional detail related to the change in revenue for the periods indicated.

        Gross billings increased $18.2 million, or 112.8%, to $34.3 million for the year ended December 31, 2013, from $16.1 million during the prior year. The increase in gross billings was the result of a combination of a 30.0% increase in the average number of demand partners using our platform and additional spending by existing demand partners which amounted to $14.5 million, or 79.3%, of the $18.2 million increase in gross billings. Gross billings from our mediation business were $18.7 million for the year ended December 31, 2013 compared to $12.1 million for the prior year, an increase of $6.6 million, or 54.9%. Gross billings from our real-time bidding business were $15.4 million for the year ended December 31, 2013 compared to $3.7 million during the prior year, an increase of $11.7 million, or 313.6%.

        Publisher cost of sales was $28.0 million, or 81.5% of gross billings, for the year ended December 31, 2013, an increase of $15.1 million, or 117.7%, from $12.8 million, or 79.7% of gross billings, for the year ended December 31, 2012. This increase in cost of sales, which is a reduction of gross billings to arrive at revenue, was a direct result of the increase in gross billings, since we pay a percentage of our gross billings to our publishers for use of their ad space in delivering mobile ads on behalf of our demand partners. While the average number of publishers using our platform increased by 20.3%, the increase in publisher cost of sales as a percentage of gross billings is a result of the changes in demand for our publishers' ad space, the mix of publishers and their respective contracted revenue share percentages.

Expense

        Cost of Revenue.    Cost of revenue decreased $0.2 million, or 33.7%, to $0.2 million during the year ended December 31, 2013 from $0.4 million during the prior year, primarily a result of a decrease in our system costs related to lower ad serving activity processed through our third party licensed ad serving platform.

        Sales and Marketing.    Sales and marketing expenses increased $3.8 million, or 130.5%, to $6.8 million for the year ended December 31, 2013 from $3.0 million during the prior year. The increase in sales and marketing expense was primarily attributable to an increase of $3.3 million in salaries and personnel related costs due to an eleven person increase in headcount, $0.1 million of consultant expenses and $0.3 million in costs related to sales and marketing activities, which include events and tradeshows and membership and subscription dues.

        Research and Development.    Research and development expenses increased $0.1 million, or 2.5%, to $5.0 million for the year ended December 31, 2013 from $4.9 million during the prior year. A majority of the increase in research and development expenses was attributable to an increase in hosting and network related expenses to accommodate the significant growth in traffic running through our platform.

        General and Administrative.    General and administrative expenses increased $0.9 million, or 55.5%, to $2.5 million for the year ended December 31, 2013 from $1.6 million during the prior year. The increase in general and administrative expense was primarily attributable to an increase of $0.4 million in salaries and personnel related costs due to a three person increase in headcount including expansion into Europe and $0.5 million of consultant expenses.

        Other Expense.    Other expenses increased $0.3 million, or 148.1%, to $0.4 million for the year ended December 31, 2013 from $0.2 million during the prior year. The increase in other expenses was primarily attribute to the increase in interest expense related to additional debt obtained in the second half of 2013, and $0.1 million of other expense related to the increase in fair value of the convertible preferred stock warrants described above.

Seasonality

        Our revenue tends to be seasonal in nature, with the fourth quarter of each calendar year historically representing the largest percentage of our total revenue for the year. Many brand advertisers spend the largest portion of their advertising budgets during the fourth quarter of the year, in preparation for the holiday season.

Liquidity and Capital Resources

        Our primary source of liquidity has historically been through notes payable to stockholders, issuances of redeemable convertible preferred stock and the sale of our products. Additionally, we have drawn down debt from lenders. Our principal uses of cash have been to fund operations and meet debt service requirements.

        Total cash and cash equivalents were $2.3 million at June 30, 2014, compared to $2.7 million at June 30, 2013.

        Total cash and cash equivalents were $4.6 million at December 31, 2013, compared to $6.5 million at December 31, 2012.

        We have incurred losses since inception and at June 30, 2014 and December 31, 2013 had an accumulated deficit of $35.7 million and $29.0 million, respectively. As of June 30, 2014 and December 31, 2013 we had cash and cash equivalents of $2.3 million and $4.6 million, respectively, and short-term debt of $1.0 million and $0.4 million, respectively. To date, we have funded our operations primarily through notes payable to stockholders, issuance of redeemable convertible preferred stock, and sales of our product. We are dependent on our ability to obtain other financing from our stockholders or other third parties, for at least the foreseeable future.

        Our future existence is dependent upon the achievement of our forecasted operations, our ability to refinance the terms of outstanding notes payable or successfully funding our cash requirements. We believe we have sufficient resources to meet our projected operating requirements into the fourth quarter of 2014. Absent any additional funding from stockholders, we may seek additional financing from third parties; however, there can be no assurance that financing will be available on commercially acceptable terms or at all. If we are not successful with our plan of either obtaining additional capital or achieving a level of operations sufficient to meet our cash flow requirements, we may be unable to continue as a going concern. These consolidated financial statements do not include any adjustments that might result should we be unable to continue as a going concern.

        The following table presents a summary of our cash flows for the periods indicated:

	Six Months Ended June 30,		Year Ended December 31,
	2014	2013	2013	2012
	(unaudited)	(unaudited)
	(in thousands)
Cash provided by (used in):
Operating activities	$(4,460)	$(3,301)	$(7,165)	$(7,915)
Investing activities	(405)	(94)	(220)	(507)
Financing activities	2,601	(476)	5,386	14,481

  Operating Activities

        Net cash used in operations for the six months ended June 30, 2014 was $4.5 million, compared to $3.3 million for the six months ended June 30, 2013. The $1.2 million increase in cash used in operations was primarily due to the increase in accounts payable, accrued expenses and publisher payables totaling $1.1 million, partially offset by a $0.1 million increase in accounts receivable.

        Net cash used in operations for the year ended December 31, 2013 was $7.2 million, compared to $7.9 million for the year ended December 31, 2012. The $0.7 million decrease in cash used from operations was primarily due to an increase in accounts receivable of $3.3 million, offset by an increase in publisher payables of $4.0 million.

  Investing Activities

        Net cash used in investing activities for the six months ended June 30, 2014 was $0.4 million, compared to $0.10 million for the six months ended June 30, 2013. The $0.3 million increase in cash used in investing activities was primarily due to capitalized software development costs of $0.3 million.

        Net cash used in investing activities for the year ended December 31, 2013 was $0.2 million, compared to $0.5 million for the year ended December 31, 2012. The $0.3 million decrease in cash used from investing activities was due to a decrease in fixed asset purchases of $0.09 million and a decrease in restricted cash of $0.2 million related to a letter of credit, offset by an increase in capitalized software development costs of $0.06 million.

  Financing Activities

        Net cash provided by financing activities for the six months ended June 30, 2014 was $2.6 million, compared to $0.5 million used for the six months ended June 30, 2013. The $3.1 million increase in cash provided by financing activities was primarily due to a draw down on our accounts receivable line of credit of $2.6 million during an interest-only period in which payments on outstanding debt were not required.

        Net cash provided by financing activities for the year ended December 31, 2013 was $5.4 million, compared to $14.5 million for the year ended December 31, 2012. The $9.1 million decrease in cash provided by financing activities is primarily due to the issuance of convertible preferred stock in the prior year.

Indebtedness and Covenant Compliance

        On September 19, 2013 we restructured our existing venture debt in the amount of $1.3 million. This loan has a fixed rate of 10% per annum during an interest only period and 10.25% per annum on and after the commencement period of October 1, 2014. In addition, we entered into an agreement to borrow an additional $1.1 million, to be drawn down by November 30, 2013. This new loan has an 8.25% per annum interest rate during the interest only period and 10.25% per annum on and after the loan commencement date of July 1, 2014. The Warrant Agreement attached to the existing venture debt was also restructured so the Lender is entitled to purchase 234,912 shares of our Series A Redeemable Convertible Preferred Stock at a purchase price of $0.74496 per share. As part of this restructure and new debt issuance, the Lender was issued a new warrant to purchase 156,030 shares of Series B Redeemable Convertible Preferred Stock at a purchase price of $0.9934 per share. Of the 156,030 shares, 120,797 are immediately available for purchase. If we were to draw in excess of $0.5 million under the new loan, the shares under the warrant shall increase by 35,233 shares. On November 27, 2013, we drew down the $1.1 million additional debt and the shares under the warrant increased by 35,233 shares.

        On September 19, 2013 we closed a revolving line of credit with a bank to borrow up to $10.0 million. The borrowing base is calculated as 80% of our gross eligible accounts receivable. We will make interest only payments until maturity in August 2015, at which point the principal is due. This loan has an interest rate of prime plus 0.50%, with a floor of 3.25% per year. The revolving line of credit is secured by substantially all of our assets excluding intellectual property, patents and trademarks, and contains financial covenants and borrowing base requirements. As of December 31, 2013 and June 30, 2014, the interest rate was 3.75% per year on both dates, and the outstanding balance was $5.0 million and $7.6 million, respectively.

        On June 27, 2014, we entered into a loan modification agreement to change the terms of the $10.0 million revolving line of credit to increase the draw rate against eligible accounts receivable and eliminate the debt covenants until the earlier of December 31, 2014 or the closing of a financing round for a minimum of $10.0 million.

        As of June 30, 2014 and through the date of this filing, we have made all scheduled payments under these loans and were in compliance with all related covenants.

Contractual Obligations

        Our contractual obligations and commitments as of June 30, 2014 are summarized in the table below:

	Total	Less than 1 year	1 - 3 years	3 - 5 years	More than 5 years
	(in thousands)
Long-term debt	$2,412	$1,038	$1,374	—	—
Line of credit	7,600	—	7,600	—	—
Operating leases	1,466	378	1,088	—	—

Total contractual obligations	$11,478	$1,416	$10,062	—	—

        Our contractual obligations and commitments as of December 31, 2013 are summarized in the table below:

	Total	Less than 1 year	1 - 3 years	3 - 5 years	More than 5 years
	(in thousands)
Long-term debt	$2,412	$403	$2,009	—	—
Line of credit	5,000	—	5,000	—	—
Operating leases	1,651	373	1,177	101	—

Total contractual obligations	$9,063	$776	$8,186	$101	—

Summary of Critical Accounting Policies and Estimates

        Our management's discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with United States Generally Accepted Accounting Principles ("U.S. GAAP"). The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reported period. In accordance with U.S. GAAP, we base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances. Actual results may differ from these estimates.

Preferred Stock Liability

        We determine the fair value of preferred stock warrants using the Black-Scholes model. The preferred stock warrant liability will primarily increase or decrease each period based on the fluctuations of the fair value of the underlying preferred security. A significant fluctuation in the preferred stock fair value could result in a material increase or decrease in the fair value of the preferred stock warrant liability.

Revenue Recognition

        Our revenue is generated from buyers and publishers who use our solution to buy and sell advertising inventory. Revenue is recognized when four basic criteria are met: (i) persuasive evidence of an arrangement exists (ii) delivery has occurred or services have been rendered (iii) the fees are fixed and determinable, and (iv) collectability is reasonably assured. We maintain separate agreements with each media buyer and publisher which specifies the terms of the relationship. Revenues are recognized when the related advertising services are delivered based on the specific terms of the advertising contract, which are commonly based on the number of ads delivered, or views, clicks or actions by users on mobile advertisements. Subsequent to the delivery of an advertisement, the fees are generally not subject to adjustment or refund. Historically any refunds and adjustments have not been material. We assess collectability based on a number of factors, including the creditworthiness of the media buyer and payment and transaction history. We generally bill the media buyers for the gross amount of advertising inventory they purchase plus fees and remit to the publisher the amount spent by the media buyer for the advertising inventory purchased less our fees.

        We also report revenue in conformity with Revenue Recognition—Principal Agent Considerations. The determination of whether we are the principal or agent, and hence whether to report revenue on a gross basis for the amount of the advertising inventory media buyers purchase using our platform, plus fees, if any, or on a net basis for the amount of fees charged to the media buyer, if any, requires us to evaluate a number of indicators, none of which is presumptive or determinative. Our solutions enable media buyers and publishers to purchase and sell advertising inventory, and matches buyers and sellers and establishes rules and parameters for advertising inventory transactions. We do not purchase advertising inventory. For our real time bidding business, pricing is determined through an auction process. As a result of these and other factors, we have determined we are not the principal in the purchase and sale of advertising inventory in our arrangements and therefore report revenue on a net basis.

        Gross billings represent advertising spending transacted on our platform and reflect the underlying business that we manage. Revenue is recognized on a net basis, thus gross billings less the publisher cost of sales represents revenue reported on our statement of operations.

        Publisher cost of sales represent the revenue share owed to the publishers who sell advertising inventory to buyers on our platform. The amounts owed to publishers and application developers but not yet paid are recorded as publisher payable in the accompanying balance sheet.

Stock-Based Compensation

        We account for all employee share-based payments in accordance with the provisions of ASC 718, Stock-Based Compensation. This model requires companies to measure the cost of share-based awards to employees based on the grant-date fair value of the award using an option pricing model, and to recognize that cost over the period during which an employee is required to provide service in exchange for the award. We use the Black-Scholes option pricing model to determine the fair value of stock options granted to employees and recognizes the compensation cost of employee share-based awards in its consolidated statement of operations and comprehensive loss using the straight-line method over the vesting period of the award, net of estimated forfeitures.

        The Black-Scholes option pricing model requires the input of several highly subjective assumptions including the expected term of the stock-based awards and stock price volatility. We estimate the expected term of stock options granted based on the simplified method, which we believe is representative of future behavior. The risk-free interest rate is based on the yield curve in effect at the time of grant on yields from United States Treasury securities, consistent with the expected option term. The expected volatility for our common stock was determined based on the average historical volatility of a group of publicly traded companies in a similar industry that we believe would be considered a peer group had we been a publicly held company. We estimate the expected forfeiture rate based on historical experience of the stock-based awards that are granted, exercised and cancelled. No dividend yield was assumed as we have not paid, and do not expect to pay, dividends on our common stock.

        We account for stock-based compensation for nonemployees using the fair value method which requires the award to be re-measured at each reporting date until the award is fully vested. We estimate the fair value using the Black-Scholes option pricing model, and records fair value of nonemployee stock options as an expense over the term of the option.

Off-balance Sheet Arrangements

        We do not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

MANAGEMENT FOLLOWING THE MERGER

        After the Merger, Nexage will be a wholly owned subsidiary of the Company, and all of Nexage's subsidiaries will be indirect wholly owned subsidiaries of the Company. It is anticipated that, following the Merger, the Company's executive team will remain unchanged. Under the terms of the Merger Agreement, Nexage is entitled to nominate a candidate to be appointed to the Company's board of directors as a Class III director following the completion of the Merger, subject to the approval of the Company's board of directors. This Class III director will have a term that continues until the Company's 2015 annual meeting of stockholders. The Company has agreed to use reasonable best efforts to cause such person to be nominated for reelection to the Company's board of directors at the Company's 2015 annual meeting of stockholders, subject to the Company's corporate governance guidelines.

        Information relating to management, executive compensation, related transactions and other related matters pertaining to the Company is contained in its annual report on Form 10-K for the year ended December 31, 2013, and such information is incorporated by reference in this proxy statement. Please see the section entitled "Where You Can Find Additional Information" beginning on page 85.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

        In considering the recommendation of the Company's board of directors to vote "FOR" the Share Issuance Proposal, the Company's stockholders should be aware that certain members of the Company's board of directors and certain executive officers of the Company have interests in the Merger that may be in addition to, or different from, their interests as the Company's stockholders. These interests may create the appearance of a conflict of interest. The Company's board of directors was aware of these potential conflicts of interest during its deliberations on the merits of the Merger and in making its decisions in approving the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. Please see the section entitled "The Merger—Interests of the Company's Directors and Executive Officers in the Merger" beginning on page 36.

 SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's common stock as of September 15, 2014 by: (i) each director of the Company; (ii) each of the Company's named executive officers; (iii) all currently serving executive officers and directors of the Company, as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

        This table is based upon information supplied by the Company's executive officers and directors, and in some cases, Schedules 13G and 13G/A, as well as Forms 4, filed with the SEC. The percentage ownership information shown in the table is based upon 107,605,011 shares of common stock outstanding as of September 15, 2014.

        Beneficial ownership has been determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before November 14, 2014, which is 60 days after September 15, 2014. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the Company believes that the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

        Except as otherwise noted below, the address for persons listed in the table is c/o Millennial Media, Inc., 2400 Boston Street, Suite 201, Baltimore, Maryland 21224.

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total
Principal Stockholders:
Entities affiliated with Columbia Capital(1)	11,297,902	10.6%
Brent Oxley(2)	10,562,389	9.8
Entities affiliated with New Enterprise Associates, Inc.(3)	8,224,752	7.7
Entities affiliated with Bessemer Venture Partners(4)	6,895,336	6.4
Named Executive Officers and Directors:
Paul Palmieri(5)	5,548,020	5.1
Michael Avon(6)	745,825	*
Mollie Spilman(7)	244,113	*
Michael Barrett(8)	619,963	*
Thomas Evans	48,000	*
Robert Goodman(9)	7,349,992	6.8
Patrick Kerins(10)	8,249,667	7.7
Ross Levinsohn	30,000	*
Wenda Harris Millard(11)	461,760	*
James Tholen(12)	178,941	*
All current executive officers and directors as a group (10 persons)(13)	17,393,967	16.1

*
Represents beneficial ownership of less than 1%.

(1)
Consists of (i) 9,988,544 shares of common stock held of record by Columbia Capital Equity Partners IV (QP), L.P.; (ii) 1,228,961 shares of common stock held of record by Columbia Capital Equity Partners IV (QPCO), L.P.; and (iii) 80,397 shares of common stock held of record by Columbia Capital Employee Investors IV, L.P. Columbia Capital Equity Partners IV, L.P. is the general partner of Columbia Capital Equity Partners IV (QP) and Columbia Capital Equity Partners IV (QPCO), L.P. Columbia Capital IV, LLC is the general partner of Columbia Capital Equity Partners IV, L.P. and Columbia Capital Employee Investors IV, L.P. Columbia Capital IV, LLC has sole voting and investment power over the shares held directly and indirectly by the entities of which it is the general partner as described above. James B. Fleming, Jr. controls Columbia Capital IV, LLC. As a result, Mr. Fleming exercises voting and investment control over all the shares held by Columbia Capital Equity Partners IV (QP), L.P., Columbia Capital Equity Partners IV (QPCO), L.P. and Columbia Capital Employee Investors IV, L.P. and may be deemed to have beneficial ownership over all those shares. The address for these entities is 201 North Union Street, Suite 301, Alexandria, VA 22314.

(2)
Based on information set forth in a Schedule 13G/A filed with the SEC on August 14, 2014. Consists of 10,562,389 shares of common stock held of record by Mr. Brent Oxley. The address for Mr. Oxley is 200 Congress Avenue, Suite 44K, Austin, TX 78701.

(3)
Consists of 8,196,614 shares of common stock held of record by New Enterprise Associates 13, L.P. ("NEA13") and 28,138 shares of common stock held of record by NEA Ventures 2009, L.P. ("Ven 2009"). The shares directly held by NEA 13 are indirectly held by NEA Partners 13, L.P. ("NEA Partners 13"), the sole general partner of NEA 13, NEA 13 GP, LTD ("NEA 13 LTD"), the sole general partner of NEA Partners 13 and each of the individual Directors of NEA 13 LTD. The individual Directors (collectively, the "Directors") of NEA 13 LTD are M. James Barrett, Peter J. Barris, Forest Baskett, Ryan D. Drant, Patrick J. Kerins (a member of our board of directors), Krishna "Kittu" Kolluri, David M. Mott, Scott D. Sandell, Ravi Viswanathan and Harry R. Weller. The shares directly held by Ven 2009 are indirectly held by Karen P. Welsh, the general partner of Ven 2009. NEA 13, NEA Partners 13, NEA 13 LTD and the Directors share voting and dispositive power with regard to the shares directly held by NEA 13. Karen P. Welsh, the general partner of Ven 2009, holds voting and dispositive power over the shares held by Ven 2009. Mr. Kerins does not have voting or dispositive power with respect to these shares. All indirect holders of the above referenced shares disclaim beneficial ownership of all applicable shares except to the extent of their actual pecuniary interest therein. The principal business address of New Enterprise Associates, Inc. is 1954 Greenspring Drive, Suite 600, Timonium, MD 21093.

(4)
Consists of (i) 4,844,548 shares of common stock held of record by Bessemer Venture Partners VI L.P.; (ii) 1,960,298 shares of common stock held of record by Bessemer Venture Partners Co-Investment L.P.; (iii) 85,274 shares of common stock held of record by Bessemer Venture Partners VI Institutional L.P.; and (iv) 5,216 shares of common stock held of record by Deer VI & Co. LLC. Deer VI & Co. LLC is the general partner of each of Bessemer Venture Partners VI L.P., Bessemer Venture Partners Co-Investment L.P. and Bessemer Venture Partners VI Institutional L.P. (collectively referred to as the "BVP Funds," and together with Deer VI & Co. LLC, the "BVP Entities"), and may be deemed to have voting and dispositive power over the shares held by the BVP Funds. J. Edmund Colloton, David J. Cowan, Robert P. Goodman (a member of our board of directors), Jeremy S. Levine and Robert M. Stavis are the executive managers of Deer VI & Co. LLC. Investment and voting decisions with respect to the shares held by the BVP Entities are made by the executive managers of

  Deer VI & Co. LLC acting as an investment committee. No stockholder, partner, director, officer, manager, member, or employee of Deer VI & Co. LLC has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any shares held by the BVP entities. Each of Messrs. Colloton, Cowan, Goodman, Levine, and Stavis disclaims beneficial ownership of the shares identified in this footnote except to the extent of his respective proportionate pecuniary interest in such shares. The address for these entities is c/o Bessemer Venture Partners, 1865 Palmer Avenue, Suite 104, Larchmont, NY 10538.

(5)
Consists of 4,897,631 shares of common stock held directly by Mr. Palmieri and 586,433 shares of common stock held directly by The Paul Palmieri 2010 Grantor Retained Annuity Trust. Also includes 53,956 restricted stock units that were scheduled to vest within 60 days of September 15, 2014 and 10,000 shares of common stock underlying options that were vested and exercisable within 60 days of September 15, 2014.

(6)
Consists of 28,501 shares of common stock held directly, 11,250 restricted stock units that were scheduled to vest within 60 days of September 15, 2014 and 706,074 shares of common stock underlying options that were vested and exercisable within 60 days of September 15, 2014.

(7)
Consists of 67,030 shares of common stock held directly, and 177,083 shares of common stock underlying options that were vested and exercisable within 60 days of September 15, 2014.

(8)
Consists of 125,000 restricted stock units that were scheduled to vest within 60 days of September 15, 2014. Mr. Barrett became our Chief Executive Officer in January 2014 and was not an executive officer of the Company during 2013, but is included in this table because he is a current director.

(9)
Consists of 38,072 shares held directly, 3,439 restricted stock units that were scheduled to vest within 60 days of September 15, 2014, as well as the shares held by the Bessemer Venture Partners Entities as described in footnote (4) above, and 413,145 shares of common stock held by NB Group, LLC, an entity for which Mr. Goodman serves as Managing Member, over which he has shared voting power and dispositive power with Jane Sarah Lipman.

(10)
Consists of 21,476 shares held directly, 3,439 restricted stock units that were scheduled to vest within 60 days of September 15, 2014, as well as the shares held by the New Enterprise Associates Entities as described in footnote (3) above.

(11)
Consists of 21,476 shares held directly, 3,439 restricted stock units that were scheduled to vest within 60 days of September 15, 2014, and 436,845 shares of common stock underlying options that were vested and exercisable within 60 days of September 15, 2014.

(12)
Consists of 21,476 shares held directly, 3,439 restricted stock units that were scheduled to vest within 60 days of September 15, 2014, and 154,026 shares of common stock underlying options that were vested and exercisable within 60 days of September 15, 2014.

(13)
Includes shares described in the notes above, as applicable, but excludes shares held by Mr. Palmieri, Mr. Avon and Ms. Spilman, who are no longer executive officers of the Company, nor, in the case of Mr. Palmieri, a director of the Company. Includes shares which certain executive officers and directors of Company have the right to acquire within 60 days after September 15, 2014 pursuant to outstanding options and restricted stock units, as follows: Andrew Jeanneret, 78,125 shares; Ho Shin, 113,401 shares; Matthew Gillis, 227,697 shares; Mr. Barrett, 125,000 shares; Mr. Goodman, 3,439 shares; Mr. Kerins, 3,439 shares; Ms. Millard, 440,284 shares; and Mr. Tholen, 157,465 shares.

DESCRIPTION OF CAPITAL STOCK

        The following description of the Company's capital stock and provisions of the Company's amended and restated certificate of incorporation and amended and restated bylaws, collectively referred to as the Company's "charter documents," are summaries. You should also refer to the Company's charter documents, which are incorporated by reference as exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 3, 2014, which annual report is incorporated by reference in this proxy statement.

General

        The Company's amended and restated certificate of incorporation authorizes it to issue up to 250,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share, all of which shares of preferred stock are undesignated. The Company's board of directors may establish the rights and preferences of the preferred stock from time to time.

Common Stock

        Each holder of the Company's common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under the Company's amended and restated certificate of incorporation and amended and restated bylaws, the Company's stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. In the event of the Company's liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of the Company's debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock. Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that the Company may designate in the future.

Preferred Stock

        The Company's board of directors has the authority, without further action by its stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. The Company's board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the Company's common stock. The purpose of authorizing the Company's board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of the Company and may adversely affect the market price of its common stock and the voting and other rights of the holders of the Company's common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until the Company's board of directors determines the specific rights attached to that preferred stock.

Anti-Takeover Provisions

        Certificate of Incorporation and Bylaws.    The Company's amended and restated certificate of incorporation provides for the Company's board of directors to be divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because the Company's stockholders do not have cumulative voting rights, stockholders holding a majority of the shares of common stock outstanding will be able to elect all of the Company's directors. The Company's charter documents also provide that directors may be removed by the stockholders only for cause upon the vote of 66 2/3% or more of the Company's outstanding common stock. Furthermore, the authorized number of directors may be changed only by resolution of the board of directors, and vacancies and newly created directorships on the board of directors may, except as otherwise required by law or determined by the board, only be filled by a majority vote of the directors then serving on the board, even though less than a quorum.

        The Company's charter documents also provide that all stockholder actions must be effected at a duly called meeting of stockholders and eliminate the right of stockholders to act by written consent without a meeting. The Company's amended and restated bylaws also provide that only the Company's chairman of the board, chief executive officer or the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors may call a special meeting of stockholders. The Company's amended and restated bylaws also provide that stockholders seeking to present proposals before a meeting of stockholders to nominate candidates for election as directors at a meeting of stockholders must provide timely advance notice in writing, and specify requirements as to the form and content of a stockholder's notice. The Company's charter documents provide that the stockholders cannot amend many of the provisions described above except by a vote of 66 2/3% or more of the outstanding common stock.

        The combination of these provisions make it more difficult for the Company's existing stockholders to replace the Company's board of directors as well as for another party to obtain control of the Company by replacing its board of directors. Since the Company's board of directors has the power to retain and discharge the Company's officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for the Company's board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Company.

        These provisions are intended to enhance the likelihood of continued stability in the composition of the Company's board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce the Company's vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for the Company's shares and may have the effect of delaying changes in the Company's control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of the Company's stock that could result from actual or rumored takeover attempts. The Company believes that the benefits of these provisions, including increased protection of the Company's potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the Company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

 FUTURE STOCKHOLDER PROPOSALS

        To be considered for inclusion in next year's annual proxy materials, stockholder proposals must be submitted in writing by December 30, 2014 to the Secretary of the Company at 2400 Boston Street, Suite 201, Baltimore, Maryland 21224.

        A stockholder nomination for director or a proposal that will not be included in next year's annual proxy materials, but that a stockholder intends to present in person at next year's annual meeting, must comply with the notice, information and consent provisions contained in the Company's amended and restated bylaws. In part, the bylaws provide that to timely submit a proposal or nominate a director you must do so by submitting the proposal or nomination in writing, to the Company's Secretary at the Company's principal executive offices no later than the close of business on January 29, 2015 (90 days prior to the first anniversary of the mailing date of the proxy statement for the 2014 Annual Meeting) nor earlier than the close of business on December 30, 2014 (120 days prior to the first anniversary of mailing date of the proxy statement for the 2014 Annual Meeting). In the event that the Company sets an annual meeting date for 2015 that is not within 30 days before or after the anniversary of the 2014 Annual Meeting date, notice by the stockholder must be received no earlier than the close of business on the 120th day prior to the 2015 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2015 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2015 Annual Meeting is first made. The Company's amended and restated bylaws contain additional requirements to properly submit a proposal or nominate a director. If you plan to submit a proposal or nominate a director, please review the Company's amended and restated bylaws carefully. You may obtain a copy of the Company's amended and restated bylaws by mailing a request in writing to the Secretary of the Company at 2400 Boston Street, Suite 201, Baltimore, Maryland 21224.

 WHERE YOU CAN FIND ADDITIONAL INFORMATION

        The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of this information at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or 202-942-8090 for further information on the public reference room. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding issuers, including the Company, who file electronically with the SEC. The reports and other information filed by the Company with the SEC are also available at the Company's website. The address of the site is http://investors.millennialmedia.com. The web addresses of the SEC and the Company have been included as inactive textual references only. The information contained on those websites is specifically not incorporated by reference into this proxy statement.

        In addition, the SEC allows the Company to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this proxy statement, except for any information that is superseded by information included directly in this proxy statement or incorporated by reference subsequent to the date of this proxy statement as described below.

        This proxy statement incorporates by reference the documents listed below that the Company has previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules). They contain important information about the Company and its financial condition.

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 3, 2014;

  •
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed with the SEC on May 8, 2014;

  •
  Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed with the SEC on August 11, 2014;

  •
  Current Reports on Form 8-K filed on January 3, 2014; January 24, 2014; January 30, 2014; February 19, 2014; March 26, 2014; April 25, 2014; May 7, 2014; June 2, 2014; July 7, 2014; August 11, 2014; September 2, 2014; September 9, 2014; September 22, 2014; September 23, 2014; September 29, 2014; and October 1, 2014;

  •
  the Company's definitive proxy statement filed pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with its 2014 Annual Meeting of Stockholders filed with the SEC on April 25, 2014; and

  •
  the description of the Company's common stock, which is registered under Section 12 of the Exchange Act, in the Company's registration statement on Form 8-A as filed on March 27, 2012, including any amendment or report filed for the purpose of updating such descriptions.

        To the extent that any information contained in any report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC by the Company, such information or exhibit is specifically not incorporated by reference.

        In addition, the Company incorporates by reference any future filings it may make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the Special Meeting (excluding any current reports on Form 8-K to the extent disclosure is furnished and not filed). Those documents are considered to be a part of this proxy statement, effective as of the date they are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

        You can obtain any of the other documents of the Company listed above from the SEC, through the SEC's website at the address described above, or from the Company by requesting them in writing or by telephone from the Company at the following address:

Millennial Media, Inc.
Attention: Investor Relations
2400 Boston Street, Suite 201
Baltimore, Maryland 21224
(410) 522-8705
www.millennialmedia.com

        These documents are available from the Company without charge, excluding any exhibits to them, unless the exhibit is specifically listed as an exhibit to the registration statement of which this proxy statement forms a part. You can also find information about the Company at its website at http://www.millennialmedia.com. Information contained on the website is specifically not incorporated by reference into this proxy statement.

        This document is a proxy statement of the Company for the Company's Special Meeting. The Company has not authorized anyone to give any information or make any representation about the Merger, the Share Issuance Proposal or the Company that is different from, or in addition to, the information or representations contained in this proxy statement or in any of the materials that the Company has incorporated by reference into this proxy statement. Therefore, if anyone does give you information or representations of this sort, you should not rely on it or them. The information contained in this proxy statement speaks only as of the date of this document unless the information specifically indicates that another date applies.

INDEX TO NEXAGE'S FINANCIAL STATEMENTS
Nexage, Inc. and Subsidiaries
Consolidated Financial Statements

Independent Auditor's Report

To the Board of Directors and Stockholders of
Nexage, Inc.

        We have audited the accompanying consolidated financial statements of Nexage, Inc., and its subsidiaries which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of operations and comprehensive loss, of changes in redeemable convertible preferred stock and stockholders' deficit and of cash flows for the years then ended.

Management's Responsibility for the Consolidated Financial Statements

        Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

        Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Nexage, Inc. and its subsidiaries at December 31, 2013 and 2012, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

        The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Boston, Massachusetts
September 22, 2014

Nexage, Inc.

Consolidated Balance Sheets

December 31, 2013 and 2012

	2013	2012
Assets
Current assets
Cash and cash equivalents	$4,550,125	$6,548,769
Accounts receivable, less allowance for doubtful accounts of $71,357 and $19,419 at December 31, 2013 and 2012, respectively	11,998,604	8,738,343
Prepaid expenses	357,838	113,429

Total current assets	16,906,567	15,400,541
Property and equipment, net	376,248	329,742
Capitalized software development costs, net	82,183	84,625
Other assets	229,219	259,200

Total assets	$17,594,217	$16,074,108

Liabilities, Redeemable Convertible Preferred Stock and Stockholders' Deficit
Current liabilities
Accounts payable	$274,875	$166,826
Publisher payable	10,105,342	6,074,834
Accrued expenses	231,322	207,119
Accrued payroll and payroll related expenses	1,016,044	734,041
Short term note payable	403,134	978,902

Total current liabilities	12,030,717	8,161,722
Long term note payable	7,009,107	1,060,150
Other long term liabilities	85,458	—
Redeemable convertible preferred stock warrant liability	174,255	73,210

Total liabilities	19,299,537	9,295,082

Commitments and contingencies (Note 14)
Redeemable convertible preferred stock
Series A redeemable convertible preferred stock, $0.001 par value per share, 12,833,341 shares authorized as of December 31, 2013 and 2012 12,159,480 issued and outstanding as of December 31, 2013 and 2012, liquidation preference of $10,589,445 as of December 31, 2013 and 2012	10,561,211	10,544,916
Series B redeemable convertible preferred stock, $0.001 par value per share, 15,255,687 and 15,099,657 shares authorized, 15,099,657 issued and outstanding as of December 31, 2013 and 2012, liquidation preference of $15,000,000 as of December 31, 2013 and 2012	14,926,083	14,904,414

Total redeemable convertible preferred stock	25,487,294	25,449,330

Stockholders' deficit
Common stock, $0.001 par value, 45,000,000 shares authorized as of December 31, 2013 and 2012, 3,593,622 and 3,521,714 shares issued and and outstanding as of December 31, 2013 and 2012	3,594	3,522
Additional paid-in-capital	1,851,709	1,691,887
Accumulated deficit	(29,047,917)	(20,365,713)

Total stockholders' deficit	(27,192,614)	(18,670,304)

Total liabilities, redeemable convertible preferred stock and stockholders' deficit	$17,594,217	$16,074,108

The accompanying notes are an integral part of these consolidated financial statements.

Nexage, Inc.

Consolidated Statements of Operations and Comprehensive Loss

Years Ended December 31, 2013 and 2012

	2013		2012
Gross Billings	$34,323,603		$16,128,265
Publisher cost of sales	27,988,901		12,854,560

Revenue		$6,334,702		$3,273,705
Operating expenses
Cost of revenue		249,825		376,859
Sales and marketing		6,794,382		2,948,032
Research and development		5,009,755		4,890,052
General and administrative		2,513,597		1,616,602

Total operating expenses		14,567,559		9,831,545

Loss from operations		(8,232,857)		(6,557,840)
Interest income		4,847		5,758
Interest expense		(168,274)		(227,585)
Other income (expense), net		(285,920)		41,053

Net loss and comprehensive loss		$(8,682,204)		$(6,738,614)

The accompanying notes are an integral part of these consolidated financial statements.

Nexage, Inc.

Consolidated Statements of Changes in Redeemable
Convertible Preferred Stock and Stockholders' Deficit

Years Ended December 31, 2013 and 2012

	Series A Redeemable Convertible Preferred Stock		Series B Redeemable Convertible Preferred Stock
					Common Stock
							Additional Paid-In- Capital	Accumulated Deficit	Total Stockholders' deficit
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2011	12,159,480	$10,190,429	—	$—	2,800,798	$2,801	$1,873,179	$(13,627,099)	$(11,751,119)
Issuance of Series B Redeemable Convertible Preferred Stock, net of issuance costs of $108,347	—	—	13,582,675	13,384,683	—	—	—	—	—
Conversion of Convertible Notes to Series B Redeemable Convertible Preferred Stock			1,516,982	1,506,970
Accretion of Redeemable Convertible Preferred Stock issuance costs	—	16,295	—	12,761	—	—	(29,056)	—	(29,056)
Exercise of Stock Options	—	—	—	—	720,916	721	55,760	—	56,481
Accretion of redeemable convertible preferred stock	—	338,192	—	—	—	—	(338,192)	—	(338,192)
Stock based compensation expense	—	—	—	—	—	—	130,196	—	130,196
Net loss	—	—	—	—	—	—	—	(6,738,614)	(6,738,614)

Balance at December 31, 2012	12,159,480	$10,544,916	15,099,657	$14,904,414	3,521,714	$3,522	$1,691,887	$(20,365,713)	$(18,670,304)
Accretion of Redeemable Convertible Preferred Stock issuance costs	—	16,295	—	21,669	—	—	(37,964)	—	(37,964)
Exercise of Stock Options	—	—	—	—	71,908	72	13,147	—	13,219
Stock based compensation expense	—	—	—	—	—	—	184,639	—	184,639
Net loss	—	—	—	—	—	—	—	(8,682,204)	(8,682,204)

Balance at December 31, 2013	12,159,480	$10,561,211	15,099,657	$14,926,083	3,593,622	$3,594	$1,851,709	$(29,047,917)	$(27,192,614)

The accompanying notes are an integral part of these consolidated financial statements.

Nexage, Inc.

Consolidated Statements of Cash Flows

Years Ended December 31, 2013 and 2012

	2013	2012
Cash flows from operating activities
Net loss	$(8,682,204)	$(6,738,614)
Adjustments to reconcile net loss to net cash used in operating activities
Amortization and depreciation	205,725	227,624
Amortization of debt issuance costs	41,490	7,139
Stock-based compensation expense	184,639	130,196
Noncash interest expense	—	21,029
Noncash other income/expense	101,045	(36,814)
Changes in operating assets and liabilities
Accounts receivable	(3,260,261)	(6,511,031)
Prepaid expenses	(285,899)	(58,023)
Accounts payable and accrued expenses	132,251	175,048
Publisher payable	4,030,508	4,476,352
Accrued payroll and payroll related expenses	282,002	392,058
Other long term assets	85,458	—

Net cash used in operating activities	(7,165,245)	(7,915,036)

Cash flows from investing activities
Purchases of property and equipment	(184,532)	(279,131)
Increase in capitalized software development costs	(65,257)	—
Change in other assets	29,981	(227,700)

Net cash used in investing activities	(219,808)	(506,831)

Cash flows from financing activities
Proceeds from issuance of convertible notes payable and warrants		1,500,000
Proceeds from issuance of notes payable	1,100,000	—
Borrowings on revolving line of credit	5,000,000
Repayment of notes payable	(726,811)	(460,948)
Issuance of Series B preferred shares, net of issuance costs	—	13,385,625
Proceeds from exercises of stock options	13,219	56,480

Net cash provided by financing activities	5,386,408	14,481,157

Net increase (decrease) in cash	(1,998,644)	6,059,290
Cash and cash equivalents
Beginning of year	6,548,769	489,479

End of year	$4,550,125	$6,548,769

Supplemental disclosure of cash flow information
Cash paid for interest	$168,274	$215,102
Cash paid for taxes	—	—
Supplemental disclosure of noncash investing and financing activities
Accretion of redeemable convertible preferred stock to redemption value	—	338,192
Accretion of redeemable convertible preferred stock	37,964	29,056

The accompanying notes are an integral part of these consolidated financial statements.

Nexage, Inc.

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

1. Nature of the Business

        Nexage, Inc. ("Nexage" or the "Company") was incorporated in the state of Delaware in June 2006. In September 2013, the Company established Nexage Limited, a wholly owned foreign subsidiary in the United Kingdom. The Company provides mobile advertising solutions to premium publishers, app developers, media buyers and advertisers. Its technology platform, the Nexage Exchange, which is composed of an integrated real-time bidding and mediation platform connects publishers and app developers to media buyers and advertisers to create the most efficient, liquid, and vibrant programmatic market in mobile advertising today. The Nexage Exchange enables publishers and developers to accelerate their revenue growth while allowing media buyers and advertisers to target and buy the audience they need to deliver successful campaigns. Nexage's data solution, Nexage Connect, creates a powerful and efficient data model to deliver behavioral, contextual, location, identifier, and privacy data to buyers and advertisers through the Nexage Exchange to improve targeting and retargeting, while enhancing the value of our publishers' audience. Nexage serves customers on a worldwide basis with offices in Boston, New York, San Francisco, and London.

        The Company has incurred losses since its inception and at December 31, 2013 and 2012 had an accumulated deficit of ($29,047,917) and ($20,365,713), respectively. As of December 31, 2013 and 2012 the Company had cash and cash equivalents of $4,550,125 and $6,548,769, respectively, and short-term debt of $403,134 and $978,902, respectively. The Company has incurred additional losses during 2013 and expects operating losses to continue beyond 2014 as it continues to expand its business through additional investments in research and development and marketing. To date, the Company has funded its operations primarily through notes payable to stockholders (Notes 7 and 8), issuance of redeemable convertible preferred stock (Notes 9 and 10), and sales of its product. The Company is dependent on its ability to obtain other financing from its stockholders or other third parties, for at least the foreseeable future.

        The Company's future existence is dependent upon the achievement of its forecasted operations, its ability to refinance the terms of outstanding notes payable or successfully funding its cash requirements. The Company believes it has sufficient resources to meet its projected operating requirement into the fourth quarter of 2014. Absent any additional funding from stockholders, the Company may seek additional financing from third parties, however there can be no assurance that financing will be available on commercially acceptable terms or at all. If the Company is not successful with its plan of either obtaining additional capital or achieving a level of operations sufficient to meet the cash flow requirements, the Company may be unable to continue as a going concern. These consolidated financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

        The Company is subject to a number of risks similar to companies in the industry that could affect future operations and financial performance. These risks include, but are not limited to, rapid technological change, competitive pressure from larger companies, protection of proprietary technology, customer concentration, the need to obtain additional financing to support growth, and dependence on third parties and key individuals.

Nexage, Inc.

Notes to Consolidated Financial Statements (Continued)

December 31, 2013 and 2012

2. Summary of Significant Accounting Policies

Consolidation

        The accompanying consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America ("GAAP") and include the operations of The Company, and its wholly owned subsidiary. All significant inter-company transactions and balances have been eliminated in consolidation.

Use of Accounting Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates in these financial statements include valuation of accounts receivable, determination of the fair value of share-based awards and warrants, valuation of common stock, and carrying value of certain liabilities. Actual results could differ from those estimates.

Revenue Recognition

        The Company generates revenue from buyers and publishers who use our solution to buy and sell advertising inventory. The Company recognizes revenue when four basic criteria are met: (i) persuasive evidence of an arrangement exists (ii) delivery has occurred or services have been rendered (iii) the fees are fixed and determinable, and (iv) collectability is reasonably assured. The Company maintains separate agreements with each media buyer and publisher which specifies the terms of the relationship. Revenues are recognized when the related advertising services are delivered based on the specific terms of the advertising contract, which are commonly based on the number of ads delivered, or views, clicks or actions by users on mobile advertisements. Subsequent to the delivery of an advertisement, the fees are generally not subject to adjustment or refund. Historically any refunds and adjustments have not been material. The Company assesses collectability based on a number of factors, including the creditworthiness of the media buyer and payment and transaction history. The Company generally bills the media buyers for the gross amount of advertising inventory they purchase plus fees and the Company remits to the publisher the amount spent by the media buyer for the advertising inventory purchased less the Company's fees.

        The Company also reports revenue in conformity with Revenue Recognition—Principal Agent Considerations. The determination of whether the Company is the principal or agent, and hence whether to report revenue on a gross basis for the amount of the advertising inventory media buyers purchase using the Company's platforms, plus fees, if any, or on a net basis for the amount of fees charged to the media buyer, if any, requires the Company to evaluate a number of indicators, none of which is presumptive or determinative. The Company's solutions enable media buyers and publishers to purchase and sell advertising inventory, and matches buyers and sellers and establishes rules and parameters for advertising inventory transactions. The Company does not purchase advertising inventory. For its real time bidding business, pricing is determined through an auction process. As a result of these and other factors, the Company has determined it is not the principal in the purchase and sale of advertising inventory in all of its arrangements and the Company therefore reports revenue on a net basis.

Nexage, Inc.

Notes to Consolidated Financial Statements (Continued)

December 31, 2013 and 2012

2. Summary of Significant Accounting Policies (Continued)

        Gross Billings represent advertising spending transacted on the Company's platform, and represents the Company's revenue if it recorded revenue on a gross basis instead of a net basis.

        Publisher cost of sales represent the revenue share owed to the publishers who sell advertising inventory to buyers on the Company's platform. The amounts owed to publishers and application developers but not yet paid are recorded as publisher payable in the accompanying balance sheet.

Cost of Revenue

        Cost of revenue is primarily comprised of third party costs incurred to generate revenue, excluding fees paid to the publishers and application developers and hosting costs.

Cash and Cash Equivalents

        The Company considers all highly liquid investments with an original or remaining maturity of three months or less at the date of purchase to be cash equivalents. Cash equivalents consist primarily of money market instruments and are stated at amortized cost plus accrued interest, which approximates fair value.

Fair Value of Financial Instruments

        The carrying amounts of the Company's cash equivalents, accounts receivable, accounts payable and other accrued expenses approximate their fair values due to their short maturities. In addition, the carrying value of the Company's notes approximates its fair value because borrowing costs currently available to the Company approximate those reflected in the debt.

        The Company accounts for the fair value of its financial instruments under the applicable guidance which defines fair value, establishes a framework for measuring fair value under GAAP and enhances disclosures about fair value measurements. Fair value is defined under the guidance as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last is considered unobservable, that may be used to measure fair value:

Level 1	Quoted prices in active markets for identical assets or liabilities.
Level 2

Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Nexage, Inc.

Notes to Consolidated Financial Statements (Continued)

December 31, 2013 and 2012

2. Summary of Significant Accounting Policies (Continued)

        The fair value of the Company's redeemable convertible preferred stock warrants as of December 31, 2013 and 2012 is based on a Level 3 measurement (Note 7).

	Fair Value Measurements at December 31, 2013 Using
	Level 1	Level 2	Level 3	Total
Preferred stock warrants	$—	$—	$174,255	$174,255

	Fair Value Measurements at December 31, 2012 Using
	Level 1	Level 2	Level 3	Total
Money market funds	$6,853,597	$—	$—	$6,853,597
Preferred stock warrants	$—	$—	$73,210	$73,210

Total	$6,853,597	$—	$73,210	$6,926,807

Balance at December 31, 2011	$95,024
Issuance of preferred stock warrants	$—
Change in fair value of preferred stock warrants	$(21,814)

Balance at December 31, 2012	$73,210
Issuance of preferred stock warrants	$5,211
Change in fair value of preferred stock warrants	$95,834

Balance at December 31, 2013	$174,255

Concentration of Credit Risk and Major Customers

        Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. Cash and cash equivalents are held with highly rated financial institutions, but are in excess of federally insured limits.

        The Company provides credit to customers in the ordinary course of business. The Company performs ongoing evaluations of its customers for potential credit losses, and management believes its credit policies are prudent and reflect industry practices and business risk. For the period ended December 31, 2013, there were no customers that represented more than 10% of the Company's total revenue. For the period ended December 31, 2012, one customer represented 12% of the Company's total revenue.

        For the period ended December 31, 2013, one customer represented 12% of the accounts receivable balance. For the period ended December 31, 2012, one customer represented 14% of the accounts receivable balance.

Property and Equipment

        Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the related asset.

Nexage, Inc.

Notes to Consolidated Financial Statements (Continued)

December 31, 2013 and 2012

2. Summary of Significant Accounting Policies (Continued)

        Upon retirement or sale of assets, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is credited or charged to income. Repairs and maintenance costs are expensed as incurred. Estimated useful lives of property and equipment are as follows:

Asset Classification	Estimated Useful Life
Computer equipment and software	3 years
Furniture and fixtures	7 years
Leasehold Improvements	Shorter of the estimated life or lease term

Capitalized Software Development Costs

        The Company developed a real-time bidding platform that enhances the liquidity and value of publisher impressions and gives buyers, advertisers, and agencies the most effective targeting capability to meet campaign needs. The Company capitalizes all payroll and payroll related costs incurred during the application development phase to develop the software which is amortized over an estimated useful life of three years. During the year ended December 31, 2013 and 2012, the Company capitalized $65,257 and $0, respectively, of payroll and payroll related costs for the development of the software. At December 31, 2013 and 2012, accumulated amortization on the software development costs was $186,174 and $118,474, respectively.

Advertising Expense

        Advertising expenses are included in sales and marketing and are expensed as incurred. The Company incurred $37,471 and $46,402 of advertising costs during the years ended December 31, 2013 and 2012, respectively.

Research and Development Costs

        Research and development costs are expensed as incurred and consist primarily of salaries and related expenses for personnel, supplies and fees paid to outside consultants and outside service providers such as hosting costs, license and service fees.

Income Taxes

        The Company follows the provisions of the accounting guidance on income taxes which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the Company's financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is provided to reduce the deferred tax asset to a level which, more likely than not, will be realized.

        As of December 31, 2013 and 2012, the Company had no uncertain tax positions.

Nexage, Inc.

Notes to Consolidated Financial Statements (Continued)

December 31, 2013 and 2012

2. Summary of Significant Accounting Policies (Continued)

Redeemable Convertible Preferred Stock

        The Company accounts for the difference between the initial carrying value of redeemable convertible preferred stock and the redemption amount payable on that stock through recognition of accretion adjustments (including stated unpaid cumulative dividends) over the period from date of issue to the first redemption date, such that the carrying amount of the redeemable convertible preferred stock will equal the redemption amount at the redemption date. These increases in carrying value are recorded initially through charges against retained earnings, then against additional paid-in capital, until it is reduced to zero, and then to accumulated deficit.

Stock-Based Compensation

        The Company accounts for all employee share-based payments in accordance with the provisions of ASC 718, Stock-Based Compensation. This model requires companies to measure the cost of share-based awards to employees based on the grant-date fair value of the award using an option pricing model, and to recognize that cost over the period during which an employee is required to provide service in exchange for the award. The Company uses the Black-Scholes option pricing model to determine the fair value of stock options granted to employees and recognizes the compensation cost of employee share-based awards in its consolidated statement of operations and comprehensive loss using the straight-line method over the vesting period of the award, net of estimated forfeitures.

        The Black-Scholes option pricing model requires the input of several highly subjective assumptions including the expected term of the stock-based awards and stock price volatility. The Company estimates the expected term of stock options granted based on the simplified method, which the Company believes is representative of future behavior. The risk-free interest rate is based on the yield curve in effect at the time of grant on yields from United States Treasury securities, consistent with the expected option term. The expected volatility for the Company's common stock was determined based on the average historical volatility of a group of publicly traded companies in a similar industry that the Company believes would be considered a peer group had it been a publicly held company. The Company estimates the expected forfeiture rate based on historical experience of the stock-based awards that are granted, exercised and cancelled. No dividend yield was assumed as the Company does not pay, and does not expect to pay, dividends on its common stock.

        The Company accounts for stock-based compensation for nonemployees using the fair value method which requires the award to be re-measured at each reporting date until the award is fully vested. The Company estimates the fair value using the Black-Scholes option pricing model, and records fair value of nonemployee stock options as an expense over the term of the option.

Redeemable Convertible Preferred Stock Warrants

        Warrants to purchase the Company's redeemable convertible preferred stock are classified as liabilities on the balance sheet. The warrants are subject to remeasurement at each balance sheet date and any change in fair value is recognized as a component of other income (expense), net. The Company will continue to adjust the liability for changes in fair value until the earlier of the exercise or expiration of the warrants, at which time the liability will be reclassified to stockholders' deficit. At December 31, 2013 and 2012, the warrants included in long term liabilities on the Balance Sheet were $174,255 and $73,210 respectively based on a Preferred A and Preferred B stock value of $0.7450 and $0.9934 respectively, at December 31, 2013 and 2012.

Nexage, Inc.

Notes to Consolidated Financial Statements (Continued)

December 31, 2013 and 2012

2. Summary of Significant Accounting Policies (Continued)

Deferred Rent

        Rent expense is being recognized on a straight-line basis over the life of the lease. The difference between rent expense recognized and rental payments, as stipulated in the lease, is reflected as accrued expenses on the balance sheet.

3. Property and Equipment

        Property and equipment consist of the following as of December 31, 2013 and 2012:

	2013	2012
Computer equipment and software	$507,706	$429,376
Furniture and fixtures	298,524	192,459
Leasehold Improvements	75,982	75,982

Total property and equipment	882,212	697,817
Accumulated depreciation	(505,964)	(368,075)

Property and equipment, net	$376,248	$329,742

        Depreciation expense for the period ended December 31, 2013 and 2012 was $137,889 and $159,925, respectively.

4. Capitalized Software Development

        Capitalized software development costs consist of the following as of December 31, 2013 and 2012:

	2013	2012
Software development costs	$268,356	$203,099
Accumulated amortization	(186,174)	(118,474)

Capitalized software development costs, net	$82,182	$84,625

        Amortization expense for the period ended December 31, 2013 and 2012 was $67,700 and $67,699, respectively, and is included in research and development expense in the accompanying consolidated statements of operations and comprehensive loss.

5. Security Deposits

        In November 2009, the Company entered into a 38-month lease agreement with Normandy Waltham Holdings, LLC to lease 4,625 usable square feet of office space. During the term of the lease, which ended in 2012, the Company was required to maintain an irrevocable letter of credit in favor of the landlord as security for the Company's obligations under the lease. The amount of the letter of credit is $30,000, which the Company has recorded as other assets on its Balance Sheet as of December 31, 2012. The funds were released in January 2013.

        In December 2012, the Company entered into a 63-month lease agreement with CLPF-101 Arch, L.P. to lease 9,396 usable square feet of office space. During the term of the lease, the Company

Nexage, Inc.

Notes to Consolidated Financial Statements (Continued)

December 31, 2013 and 2012

5. Security Deposits (Continued)

is required to maintain an irrevocable letter of credit in favor of the landlord as security for the Company's obligations under the lease. The amount of the letter of credit declines annually per the lease. As of December 31, 2013, the letter of credit is $225,000 and is included in other assets on the Balance Sheet.

6. Accrued Expenses

        Accrued expenses consist of the following:

	2013	2012
Accrued Payroll and Payroll Related Expenses	$1,016,044	$734,041
Accrued Expenses	206,450	207,119
Deferred Revenue	24,872	—

	$1,247,366	$941,160

7. Convertible Notes Payable to Preferred Stockholders

        In October 2010, the Company received funding in the form of 10% unsecured convertible promissory notes (the "2010 Purchase Agreement") issued to existing investors. Total proceeds under the notes were $1,000,000. Borrowings under the 2010 Purchase Agreement bore interest at a rate of 10% per annum, compounded annually.

        In January 2011, the Company received funding in the form of 10% unsecured convertible promissory notes (the "February 2011 Purchase Agreement") issued to existing investors. Total proceeds under the notes were $1,000,000. Borrowings under the February 2011 Purchase Agreement bore interest at a rate of 10% per annum, compounded annually.

        In March 2011, the Company received additional funding in the form of 10% unsecured convertible promissory notes (the "March 2011 Purchase Agreement") issued to existing investors. Total proceeds under the notes were $500,000. Borrowings under the March 2011 Purchase Agreement bore interest at a rate of 0.54% per annum, compounded annually.

        All three of the above mentioned notes were similarly structured in that the principal amount of the notes and any accrued and unpaid interest will automatically convert into Series A convertible redeemable preferred stock at the close of the Next Equity Financing, which is defined as the first sale of equity with gross proceeds not less than $4,000,000. The number of shares to be issued ("Conversion Shares") upon conversion per the terms of the agreement shall be equal to the quotient obtained by dividing the outstanding principal and unpaid accrued interest due on such note on the date of conversion by the conversion price, which is the original purchase price of the Series A Redeemable Convertible Preferred Stock ($0.74496). On April 26, 2011 all three notes converted to Series A Redeemable Convertible Preferred Stock. The total amount of notes and accrued interest converted was $2,558,332, of which $78,332 was accrued interest.

        In connection with the 2010 Purchase Agreement and the February 2011 Purchase Agreement, the Company issued warrants to purchase shares as part of the Company's Next Equity Financing. As per the terms of the agreement, the number of warrants issued equaled the product of the (i) quotient

Nexage, Inc.

Notes to Consolidated Financial Statements (Continued)

December 31, 2013 and 2012

7. Convertible Notes Payable to Preferred Stockholders (Continued)

obtained by dividing 5% of the principal amount of the note issued by the lowest price per share of the equity securities sold in the Next Equity Financing, which occurred on April 26, 2011 with Series A Redeemable Convertible Preferred Stock having a price of $0.74496 and (ii) the number of whole periods (which number shall not exceed four) such Note remains outstanding after the first of the month following each note issuance.

        As stipulated in the agreement, the per share exercise price of these warrants was determined to be the lowest price paid per share for Series A Preferred Stock at a price of $0.74496. The fair value of the warrants was determined at the original transaction date for each of the warrants. A mark to market adjustment was made at the end of each year and was recorded to Other income (expense),net. As of December 31, 2013 and 2012, the warrants were valued at $174,255 and $73,210, respectively. As of December 31, 2013, the option valuation model used assumed a weighted average risk-free rate of return of 1.49% to 1.75%, an expected life between 1.8-6.7 years, 50% volatility and 6-8% dividend yield. As of December 31, 2012, the option valuation model was used, assuming a weighted average risk-free rate of return of 0.71%, an expected life between 2.8-6.6 years, 70% volatility and 8% dividend yield. The Company recorded the mark to market adjustment to the fair value of the warrants in other income (expense), net in 2013 and 2012 respectively.

        In February 2012 the Company received funding in the form of unsecured convertible promissory notes issued to existing investors. Total proceeds under the notes were $1,500,000. Borrowings under the agreement bore interest at a rate of 6% per annum. The principal amount of the notes and any accrued and unpaid interest will automatically convert into Series B convertible redeemable preferred stock at the close of the Next Equity Financing, which is defined as the first sale of equity with gross proceeds not less than $5,000,000. The number of shares to be issued ("Conversion Shares") upon conversion per the terms of the agreement shall be equal to the quotient obtained by dividing the outstanding principal and unpaid accrued interest due on such note on the date of conversion by the conversion price, which is the original purchase price of the Series B Redeemable Convertible Preferred Stock ($0.9934). On May 29, 2012 the note converted to Series B Redeemable Convertible Preferred Stock. The total amount of notes and accrued interest converted was $1,506,970, of which $21,028 was accrued interest. In connection with this agreement, the Company issued warrants to purchase Series B Redeemable Convertible Preferred Stock. However the warrant terminated upon the closing of the Series B funding which occurred on May 29, 2012.

8. Notes Payable

        In July 2011 the Company closed a round of venture debt funding resulting in the availability of up to $3,000,000 in proceeds during the term of the loan. In connection with the execution of the agreement, $2,500,000 was available immediately and drawn down through various transactions during 2011. This loan has a 10% per annum interest rate during the Interest Only Period and 8% per annum on and after July 1, 2012 or on the first anniversary of the loan execution. The balance of the loan as of December 31, 2013 and 2012 was $2,412,241 and $2,039,052, respectively. Accrued interest associated with this loan as of December 31, 2013 and 2012 was $19,114 and $12,983 respectively, and is included in accrued expenses on the balance sheet.

        In connection with this agreement, the lender was granted warrants to purchase shares of the Company's Series A Redeemable Convertible Preferred Stock. Under the warrant agreement, the

Nexage, Inc.

Notes to Consolidated Financial Statements (Continued)

December 31, 2013 and 2012

8. Notes Payable (Continued)

lender is entitled to purchase up to a maximum of 275,183 shares of the Company's Series A Redeemable Convertible Preferred Stock at a purchase price of $0.74496 per share. Of the 275,183 shares, 234,912 are immediately available for purchase. If the Company drew in excess of $2,500,000 under the loan, the shares under warrant would have increased by 40,271 shares. The Company did not draw the additional debt therefore the additional warrants were not granted.

        On September 19, 2013 the Company restructured existing venture debt of $1,312,241. This loan has a fixed rate of 10% per annum during the Interest Only Period and 10.25% per annum on and after the Commencement Period of October 1, 2014. In addition, the Company entered into an agreement to borrow an additional $1,100,000, to be drawn down by November 30, 2013. This new loan has an 8.25% per annum interest rate during the Interest Only Period and 10.25% per annum on and after the Loan Commencement Date of July 1, 2014. The Warrant Agreement attached to the existing venture debt was also restructured so the Lender is entitled to purchase 234,912 shares of the Company's Series A Redeemable Convertible Preferred Stock at a purchase price of $0.74496 per share. As part of this restructure and new debt issuance, the Lender was issued a new warrant to purchase 156,030 shares of Series B Redeemable Convertible Preferred Stock at a purchase price of $0.9934 per share. Of the 156,030 shares, 120,797 were immediately available for purchase. If the Company drew in excess of $500,000 under the new loan, the shares under warrant shall increase by 35,233 shares. On November 27, 2013, the Company drew down the $1,100,000 additional debt and the shares under the warrant increased by 35,233 shares.

        On September 19, 2013 the Company closed a debt facility to borrow up to $10,000,000 through a revolving line of credit. The Company's borrowing base is calculated as 80% of gross eligible accounts receivable. The Company will make interest only payments until maturity, at which point the principal is due. This loan has an interest rate of prime plus 0.50%, with a floor of 3.25%. On September 20, 2013 and December 31, 2013, the Company drew down $2,000,000 and $3,000,000, respectively against the line of credit, with a total outstanding loan balance as of December 31, 2013 of $5,000,000.

9. Series A Redeemable Convertible Preferred Stock

        Pursuant to the Company's Certificate of Incorporation, as amended on May 25, 2012, the Company authorized the issuance of 12,833,341 shares of Series A redeemable convertible preferred stock at $0.001 par value per share.

        On June 30, 2009, the Company issued 5,369,408 shares of Series A Redeemable Convertible Preferred Stock at $0.74496 per share for a total consideration of $3,999,994 in cash. On April 27, 2011 the Company closed an additional round of equity funding as an extension to the original Series A Redeemable Convertible Preferred Stock issued in June of 2009. This resulted in additional funding of $2,500,000 and issuance of 3,356,931 shares of Series A Redeemable Convertible Preferred Stock at $0.74496. As part of this transaction the outstanding bridge financing of $2,500,000 plus accrued interest of $78,332, converted to 3,433,141 shares Series A Redeemable Convertible Preferred Stock. The rights, preferences privileges and restrictions were the same as the original Series A Redeemable Convertible Preferred Stock.

Nexage, Inc.

Notes to Consolidated Financial Statements (Continued)

December 31, 2013 and 2012

9. Series A Redeemable Convertible Preferred Stock (Continued)

        The Series A Redeemable Convertible Preferred Stock has the following characteristics:

Voting

        On any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series A Redeemable Convertible Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Redeemable Convertible Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Series A Redeemable Convertible Preferred Stock shall vote together with the holders of Series B Redeemable Convertible Preferred Stock and Common Stock as a single class.

Dividends

        Dividends shall accrue on each share of the Series A Redeemable Convertible Preferred Stock from the original issue date of the respective holder up to the date of the filing of the Second Amended and Restated Certificate of Incorporation (May 25, 2012). The annual dividend rate for Series Redeemable Convertible A Preferred Stock is 8% per annum compounded daily, and such dividends are cumulative. Dividends are payable only when, and if declared by the Board of Directors and the Company has no obligation to pay such accruing dividends.

        The Corporation shall not declare, pay or set aside dividends on shares of any other class or series of capital stock of the Corporation unless the holders of Series A preferred stock then outstanding shall first receive a dividend on each outstanding share of Series A preferred stock.

        No dividends or other distributions shall be made with respect to the common stock, until all declared dividends on the preferred stock have been paid. Through December 31, 2013, no dividends have been declared or paid by the Company.

Liquidation Preference

        In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after full payment of Series B Preferred Stock Liquidation amount (see Footnote 10), the holders of shares of Series A Redeemable Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Series A Original Issue Price, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had each share of each series of preferred stock been converted into Common Stock immediately prior to such liquidation, dissolution or winding up.

Conversion

        Each share of Series A Redeemable Convertible Preferred Stock shall be convertible, at the option of the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Original Issue Price by the Series A Conversion Price in effect at the time of conversion.

Nexage, Inc.

Notes to Consolidated Financial Statements (Continued)

December 31, 2013 and 2012

9. Series A Redeemable Convertible Preferred Stock (Continued)

        Conversion is automatic upon either (a) the closing of a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, at a price to public of at least ten (10) times the Series B Original Issue Price, resulting in at least $30,000,000 of net proceeds to the Corporation or (b) the occurrence of a Mandatory Series A Conversion Time, as defined in the amended certificate of incorporation, as the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least two-thirds (2/3) of the then outstanding shares of Series A preferred stock.

Redemption

        Redemption of Series A Redeemable Convertible Preferred stock is optional at the request of at least a majority of the holders of preferred stock on or after the redemption date of April 26, 2016, payable in three equal installments commencing at any time on or after the redemption date. Upon the event of a voluntary redemption, the preferred stock is redeemable by the shareholder for an amount equal to the Series A Original Issue Price per share, plus any accrued but then unpaid dividends.

10. Series B Redeemable Convertible Preferred Stock

        Pursuant to the Company's Certificate of Incorporation, as amended on May 25, 2012, the Company authorized the issuance of 15,099,657 shares of Series B redeemable convertible preferred stock at $0.001 par value per share.

        On May 29, 2012 the Company issued 5,033,217 shares of Series B Redeemable Convertible Preferred Stock at $0.9934 per share for a total consideration of $5,000,000. As part of this transaction the outstanding bridge financing of $1,500,000 plus accrued interest of $ 21,028, converted to Series B Redeemable Convertible Preferred Stock. Also, on May 29, 2012, the Company issued 5,033,220 shares of Series B Redeemable Convertible Preferred Stock at $0.9934 per share for a total consideration of $5,000,000.

        On July 24, 2012, the Company issued 5,033,220 shares of Series B Redeemable Convertible Preferred Stock at $0.9934 per share for a total consideration of $5,000,000.

        On September 12, 2013, the Company adopted a resolution to increase the number of authorized shares of the Series B Redeemable Convertible Preferred Stock by 156,030 shares to a total of 15,255,687 shares for warrants issued in connection with debt.

        The Series B Redeemable Convertible Preferred Stock has the following characteristics:

Voting

        On any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series B Redeemable Convertible Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series B Redeemable Convertible Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Series B Redeemable

Nexage, Inc.

Notes to Consolidated Financial Statements (Continued)

December 31, 2013 and 2012

10. Series B Redeemable Convertible Preferred Stock (Continued)

Convertible Preferred Stock shall vote together with the holders of Series A and Common Stock as a single class.

Dividends

        The Corporation shall not declare, pay or set aside dividends on shares of any other class or series of capital stock of the Corporation unless the holders of Series A preferred stock then outstanding and the holders of Series B preferred stock then outstanding shall first receive a dividend on each outstanding share of Series A preferred stock in the amount equal to 8% ($0.0596 per share) of Series A through the close date of Series B financing.

        No dividends or other distributions shall be made with respect to the common stock, until all declared dividends on the preferred stock have been paid. Through December 31, 2013, no dividends have been declared or paid by the Company.

Liquidation Preference

        In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series B Redeemable Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Series A Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Series B Original Issue Price, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had each share of each series of preferred stock been converted into Common Stock immediately prior to such liquidation, dissolution or winding up.

Conversion

        Each share of Series B Redeemable Convertible Preferred Stock shall be convertible, at the option of the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series B Original Issue Price by the Series B Conversion Price in effect at the time of conversion.

        Conversion is automatic upon either (a) the closing of a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, at a price to public of at least ten (10) times the Series B Original Issue Price, resulting in at least $30,000,000 of net proceeds to the Corporation or (b) the occurrence of a Series B Mandatory Conversion Time, as defined in the amended certificate of incorporation, as the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least two-thirds (2/3) of the then outstanding shares of Series B preferred stock.

Redemption

        In the event of a Deemed Liquidation, defined as a merger or consolidation, unless at least two thirds (2/3) of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock elect otherwise, the Corporation shall redeem the outstanding shares of Series B Preferred Stock to the fullest extent of available proceeds at a price per share equal to the Series B Liquidation Amount.

Nexage, Inc.

Notes to Consolidated Financial Statements (Continued)

December 31, 2013 and 2012

11. Common Stock

        Pursuant to the Company's Certificate of Incorporation as amended April 26, 2011 and the Second Amended Certificate of Incorporation as amended on April 25, 2012, the Company has authorized the issuance of 45,000,000 shares of common stock, $0.001 par value per share as of December 31, 2013 and 2012. Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the rights of preferred stock outstanding.

        The Company issued 2,797,173 shares of founders' common stock at its formation to the founding shareholders.

        As of December 31, 2013 and 2012, 28,089,028 and 27,932,998 shares of the Company's common stock were reserved for issuance upon the conversion of preferred stock.

        As of December 31, 2013 and 2012, 8,473,654 and 7,845,562 shares of the Company's common stock were reserved for issuance of stock options.

12. Stock Option Plans

        In 2009, Nexage adopted the 2009 Stock Incentive Program (the "Plan"),as amended on May 29, 2012, under which 8,570,103 shares, and on August 29, 2013, under which 9,270,103 shares, of the Company's common stock were reserved for issuance to employees, officers, directors, advisors and consultants in the form of stock options, restricted stock, restricted stock units, and other share-based awards (collectively the "share-based awards"). The plan is administered by the Board of Directors. Stock options granted under the Plan may be incentive stock options or nonqualified stock options. The Plan Administrator, at its sole discretion, may determine the price of each award, the duration of the award, and the period over which awards vest. The Plan Administrator may also determine the effect of termination of employment, death, disability, or other events on awards granted. The Plan Administrator may amend, substitute, or accelerate awards at its discretion.

        As of December 31, 2013 and 2012 there were 7,476,593 and 6,484,316 options issued and outstanding under the Plan, respectively.

        As of December 31, 2013 and 2012, the remaining number of authorized shares that were available for issuance under the 2009 Plan were 997,061 and 1,361,246, respectively.

Nexage, Inc.

Notes to Consolidated Financial Statements (Continued)

December 31, 2013 and 2012

12. Stock Option Plans (Continued)

        The following table summarizes the activity under the Company's Plan for 2013 and 2012:

	Number of Shares	Weighted Average Exercise Price per Share	Weighted- Average Remaining Contractual Life	Aggregate Intrinsic Value
Outstanding at January 1, 2013	6,484,316	$0.20
Granted	1,696,500	0.51
Exercised	(71,908)	0.18
Canceled/forfeited	(632,315)	0.29

Outstanding at December 31, 2013	7,476,593	0.26	6.85	$1,943,914

Exercisable—December 31, 2013	3,617,731	0.17	7.50	$615,014
Vested and expected to vest at December 31, 2013	6,328,936	0.26	6.81	$1,645,523

	Number of Shares	Weighted Average Exercise Price per Share	Weighted- Average Remaining Contractual Life	Aggregate Intrinsic Value
Outstanding at January 1, 2012	4,536,634	$0.14
Granted	3,195,088	0.25
Exercised	(720,916)	0.08
Canceled/forfeited	(526,490)	0.19

Outstanding at December 31, 2012	6,484,316	0.20	8.77	$1,280,325

Exercisable—December 31, 2012	1,940,791	0.14	7.71	$269,115
Vested and expected to vest at December 31, 2012	5,787,900	0.20	8.75	$1,142,818

        The aggregate intrinsic value of options exercised during 2013 and 2012 was $5,355 and $17,509, respectively. The weighted average fair value of options granted was $0.51 per share and $0.25 per share for the years ended December 31, 2013 and 2012, respectively. The total fair value of shares vested during 2013 and 2012 was $621,864 and $269,179, respectively. The Company has an aggregate of $729,391 of gross unrecognized stock compensation expense as of December 31, 2013 remaining to be amortized over a weighted average period of 3.11 years.

        The Company recorded stock based compensation expense of $184,637 and $130,198 for the years ended December 31, 2013 and 2012, respectively in connection with employee stock-based awards.

        Stock-based compensation expense for nonemployees was $21,028 and $18,422 for the years ended December 31, 2013 and 2012, respectively. Amounts expensed during the remaining vesting period will be determined based on the fair value at the time of vesting.

Nexage, Inc.

Notes to Consolidated Financial Statements (Continued)

December 31, 2013 and 2012

12. Stock Option Plans (Continued)

        The following summarizes the key assumptions employed in determining the fair value of employee and nonemployee option grants issued during the period:

	2013	2012
Risk free rate	0.97% - 1.99%	0.86% - 1.03%
Expected term	6.08 years	6.08 years
Expected volatility	50% - 70%	57% - 70%
Expected dividend yield	0.00%	0.00%

        The impact on results of continuing operations of recording stock-based compensation expense for the years ended December 31, 2013 and 2012 was as follows:

	2013	2012
Sales and marketing	$47,639	$37,302
Research and development	30,700	22,127
General and administrative	106,298	70,769

Total stock-based compensation expense	$184,637	$130,198

13. Income Taxes

        There is no provision for income taxes because the Company has incurred an operating loss and maintains a full valuation allowance against its net deferred tax assets. The reporting amount of income tax expense for the years differs from the amount that would result from applying domestic federal statutory tax rates to pretax losses primarily because of changes in valuation allowance. Significant components of the Company's net deferred tax assets are as follows:

	2013	2012
Deferred tax assets
Net operating loss carryforwards	$9,548,251	$6,324,363
Research credit and general business carryforwards	813,250	470,847
Accrued expenses	263,837	211,118
Fixed assets and depreciation	24,570	30,150
Goodwill	292,148	331,440
Other	81,327	11,419

Gross deferred tax assets	11,023,383	7,379,337
Valuation allowance	(11,023,383)	(7,379,337)

Net deferred tax assets	$—	$—

        As of December 31, 2013 and 2012, the Company had federal and state net operating loss carryforwards of approximately $24,353,837 and $1,921,132 and $16,120,573 and $1,277,831 respectively, which expire at various dates through 2033.

Nexage, Inc.

Notes to Consolidated Financial Statements (Continued)

December 31, 2013 and 2012

13. Income Taxes (Continued)

        As of December 31, 2013 and 2012, the Company also has federal and state research and general business credit carryforwards of approximately $574,357 and $361,958 and $309,126 and $245,032 respectively, which may be available to reduce future taxable income, if any, and expire at various dates through 2033.

        Management has evaluated the positive and negative evidence bearing upon the reliability of its deferred tax assets, which are comprised primarily of net operating loss carryforwards and research and development credits. Under the applicable accounting standards, management has considered the Company's history of losses and concluded that it is more likely than not that the Company will not recognize the benefits of federal and state deferred tax assets. Accordingly, a full valuation allowance of $11,023,383 and $7,379,337 has been established at December 31, 2013 and 2012, respectively.

        Utilization of the NOL carryforwards may be subject to limitation under Section 382 of the Internal Revenue Code of 1986 due to the ownership change limitations that have occurred previously or that could occur in the future. These ownership changes may limit the amount of NOL carryforward that can be utilized annually to offset future taxable income and tax, respectively. The Company has not completed a study to assess whether an ownership change has occurred, or whether there have been multiple ownership changes since its formation, due to the significant complexity and related cost associated with such a study. There also could be additional ownership changes in the future, which may result in additional limitations on the utilization of the NOL carryforwards.

        In each reporting period, the Company considers whether a tax position of the Company is more likely than not to be sustained upon examination, including resolution of any related appeals of litigation processes, based on the technical merits of the position. For tax positions meeting the more likely than not threshold, the tax amount recognized in the financial statements is reduced by the largest benefit that has a greater than fifty percent likelihood of being realized upon the ultimate settlement with the relevant taxing authority. No liabilities for unrecognized tax benefits were recorded as of December 31, 2013 and 2012.

        The Company files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Company is subject to examination by federal and state jurisdictions, where applicable. There are currently no pending tax examinations. The Company's tax years are still open under statute from 2010 to the present. Earlier years may be examined to the extent that the credit or net operating loss carryforwards are used in future periods. The resolution of tax matters is not expected to have a material effect on the Company's consolidated financial statements.

14. Commitments and Contingencies

Operating Leases

        The Company leases its office space in Waltham, MA and Boston, MA under operating leases. The Waltham office lease was for a term of 38 months, ending in December 2012. The Boston office lease is for a term of 63 months, ending in March 2018. The Company records rent expense on a straight-line basis over the life of the lease.

Nexage, Inc.

Notes to Consolidated Financial Statements (Continued)

December 31, 2013 and 2012

14. Commitments and Contingencies (Continued)

        Total rent expense under this operating lease was $366,883 and $135,271 for the period ended December 31, 2013 and 2012, respectively.

        Future minimum lease payments under this operating lease as of December 31, 2013 are as follows:

Operating Leases
Period Ending December 31,
2014	$373,491
2015	382,887
2016	392,283
2017	401,679
2018	101,007

Total minimum lease payments	$1,651,347

Litigation

        The Company, from time to time, is subject to legal proceedings and claims which arise in the normal course of its business. In the opinion of management, the amount of ultimate liability with respect to any such actions should not have a material adverse effect on the Company's results of operations or financial position.

Guarantees

        In the normal course of business, the Company indemnifies third parties and enters into commitments and guarantees ("Agreements") under which it may be required to make payments. These Agreements include indemnities to the following parties: lenders in connection with the Term Loan; lessors in connection with facility leases; customers in relation to the performance of services; vendors in connection with guarantees of expenses incurred by employees in the normal course of business; former employees in connection with their prior services as a director or officer of the Company or its subsidiary companies; vendors or principals in connection with performance under asset or share purchase and sale agreements and performance under credit facilities and other agreements of the Company's subsidiaries. The duration of these Agreements varies, and in certain cases, is indefinite. Furthermore, the majority of these Agreements do not limit the Company's maximum potential payment exposure.

15. Related Party Transactions

        For the year ended December 31, 2013 and 2012, the Company recognized revenue of $248,061 and $115,795, respectively from one customer whose Chief Executive Officer is the chairman of the Company's Board of Directors. Amounts totaling $75,038 and $88,667 were included in the accounts receivable balance as of December 31, 2013 and 2012, respectively. Such transactions were conducted on terms equivalent to those prevailing in an arm's length transaction.

Nexage, Inc.

Notes to Consolidated Financial Statements (Continued)

December 31, 2013 and 2012

16. Subsequent Events

        The Company evaluated all subsequent events through September 22, 2014, the issuance date of these financial statements to determine if such events should be reflected in the financial statements as of December 31, 2013.

        On June 27, 2014, the Company entered into a Loan Modification Agreement to change the terms of its $10,000,000 revolving line of credit to increase the draw rate against eligible accounts receivable and eliminate the debt covenants until the earlier of December 31, 2014 or the closing of a financing round for a minimum of $10,000,000.

        On July 25, 2014, the Company signed a Second Loan Modification Agreement to enter into a venture debt arrangement to borrow up to $5,000,000 in two tranches—tranche 1 for $3,000,000 to refinance existing venture debt with another lender and for general corporate purposes; tranche 2 for $2,000,000 additional borrowing to be drawn down by October 31, 2014. If the second tranche is drawn, the Company must close an equity or subordinated debt financing round of at least $10,000,000 by December 31, 2014. This debt has an effective 7% per annum interest rate after the loan commencement date and matures forty-two months after the advance date. As part of the issuance of new debt, the Lender was issued a Warrant to purchase 201,329 shares of Series B Redeemable Convertible Preferred Stock at a purchase price of $0.9934 per share.

        On July 25, 2014, the Company drew down tranche 1 of venture debt for $3,000,000 under the new loan and paid $2,597,308 to pay off its venture debt with its first lender for $2,379,916 principal; $169,610 interest and $47,782 other fees.

        On July 25, 2014, the Company adopted a resolution to increase the number of authorized shares of the Series B Redeemable Convertible Preferred Stock by 201,329 shares for warrants issued in connection with debt, for a total of 28,290,357 Series A and Series B preferred shares.

        All material subsequent events have been disclosed above.

Nexage, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share data)

	June 30, 2014	December 31, 2013
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$2,286	$4,550
Accounts receivable, less allowance for doubtful accounts of $69 and $71 at June 30, 2014 and December 31, 2013, respectively	11,325	11,999
Prepaid expenses	416	358

Total current assets	14,027	16,907
Property and equipment, net	415	376
Capitalized software development costs, net	383	82
Other assets	215	229

Total assets	$15,040	$17,594

Liabilities, Redeemable Convertible Preferred Stock and Stockholders' Deficit
Current liabilities
Accounts payable	$724	$275
Publisher payable	10,430	10,106
Accrued expenses	258	231
Accrued payroll and payroll related expenses	784	1,016
Short term notes payable	1,038	403

Total current liabilities	13,234	12,031
Long term notes payable	8,974	7,009
Other long term liabilities	79	85
Redeemable convertible preferred stock warrant liability	998	174

Total liabilities	23,285	19,299

Redeemable convertible preferred stock
Series A redeemable convertible preferred stock, $0.001 par value per share, 12,833,341 shares authorized as of June 30, 2014 and December 31, 2013, respectively, 12,159,480 issued and outstanding as of June 30, 2014 and December 31, 2013, liquidation preference of $10,589 as of June 30, 2014 and December 31, 2014, respectively	10,569	10,561
Series B redeemable convertible preferred stock, $0.001 par value per share, 15,255,657 shares authorized, 15,099,657 issued and outstanding as of June 30, 2014 and December 31, 2013, respectively, liquidation preference of $15,000 as of June 30, 2014 and December 31, 2013 respectively	14,937	14,926

Total redeemable convertible preferred stock	25,506	25,487

Stockholders' deficit
Common stock, $0.001 par value, 45,000,000 shares authorized as of June 30, 2014 and December 31, 2013, 3,599,250 and 3,593,623 shares issued and outstanding as of June 30, 2014 and December 31, 2013, respectively	4	4
Additional paid-in-capital	1,970	1,852
Accumulated deficit	(35,725)	(29,048)

Total stockholders' deficit	(33,751)	(27,192)

Total liabilities, redeemable convertible preferred stock and stockholders' deficit	$15,040	$17,594

See notes to unaudited consolidated financial statements

Nexage, Inc.

Unaudited Consolidated Statements of Operations and Comprehensive Loss

(in thousands)

	Six Months Ended June 30,
	2014		2013
Gross billings	$23,550		$13,447
Publisher cost of sales	19,227		10,846

Revenue		4,323		2,601
Operating Expenses
Cost of revenue		151		130
Sales and marketing		4,210		2,959
Research and development		3,797		2,248
General and administrative		1,803		948

Total operating expenses		9,961		6,285

Loss from operations		(5,638)		(3,684)
Other income (expense):
Interest expense, net		(215)		(66)
Other expense		(824)		(95)

Total other income (expense)		(1,039)		(161)

Net loss and comprehensive loss		$(6,677)		$(3,845)

See notes to unaudited consolidated financial statements

Nexage, Inc.

Unaudited Consolidated Statements of Changes in Stockholders' Deficit

For the Six Months Ended June 30, 2014

(in thousands, except share data)

	Series A Redeemable Convertible Preferred Stock		Series B Redeemable Convertible Preferred Stock
					Common Stock
							Additional Paid in Capital	Accumulated Deficit	Stockholders' Deficit
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2013	12,159,480	$10,561	15,099,657	$14,926	3,593,622	$4	$1,852	$(29,048)	$(27,192)
Exercise of Stock Options	—	—	—	—	5,628	—	1	—	1
Accretion of Redeemable Convertible Preferred Stock issuance costs	—	8	—	11	—	—	(19)	—	(19)
Stock based compensation expense	—	—	—	—	—	—	136	—	136
Net loss	—	—	—	—	—	—	—	(6,677)	(6,677)

For the six months ended June 30, 2014	12,159,480	$10,569	15,099,657	$14,937	3,599,250	$4	$1,970	$(35,725)	$(33,751)

See notes to unaudited consolidated financial statements

Nexage, Inc.

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended June 30,
	2014	2013
Cash flows from operating activities
Net loss	$(6,677)	(3,845)
Adjustments to reconcile net loss to net cash used in operating activities
Amortization and depreciation	80	105
Stock-based compensation expense	136	95
Noncash other expense	824	95
Changes in operating assets and liabilities
Accounts receivable	673	790
Prepaid expenses	(58)	(82)
Accounts payable and accrued expenses	476	(52)
Publisher payable	325	(174)
Accrued payroll and payroll related expenses	(232)	(323)
Other long term liabilities	(7)	90

Net cash used in operating activities	(4,460)	(3,301)

Cash flows from investing activities
Purchases of property and equipment	(102)	(124)
Increase in capitalized software development costs	(317)	—
Change in other assets	14	30

Net cash used in investing activities	(405)	(94)

Cash flows from financing activities
Borrowings from issuance of revolving line of credit	2,600	—
Repayment of notes payable	—	(479)
Proceeds from exercises of stock options	1	3

Net cash provided by (used in) financing activities	2,601	(476)

Net decrease in cash	(2,264)	(3,871)
Cash
Beginning of year	4,550	6,549

End of year	$2,286	$2,678

Supplemental disclosure of cash flow information
Cash paid for interest	$215,316	$69,963
Supplemental disclosure of noncash investing and financing activities
Accretion of redeemable convertible preferred stock	$18,982	$18,982

See notes to unaudited consolidated financial statements

Nexage, Inc.

Notes to Unaudited Consolidated Financial Statements for the Six Months Ended June 30, 2014 and
Audited Consolidated Financial Statements for the Twelve Months Ended December 31, 2013

(in thousands, except share and per share data)

1. Nature of the Business and Basis of Presentation

        Nexage, Inc. ("Nexage" or the "Company") was incorporated in the state of Delaware in June 2006. In September 2013, the Company established Nexage Limited, a wholly owned foreign subsidiary in the United Kingdom. The Company provides mobile advertising solutions to premium publishers, app developers, media buyers and advertisers. Its technology platform, the Nexage Exchange, which is composed of an integrated real-time bidding and mediation platform connects publishers and app developers to media buyers and advertisers to create the most efficient, liquid, and vibrant programmatic market in mobile advertising today. The Nexage Exchange enables publishers and developers to accelerate their revenue growth while allowing media buyers and advertisers to target and buy the audience they need to deliver successful campaigns. Nexage's data solution, Nexage Connect, creates a powerful and efficient data model to deliver behavioral, contextual, location, identifier, and privacy data to buyers and advertisers through the Nexage Exchange to improve targeting and retargeting, while enhancing the value of our publishers' audience. Nexage serves customers on a worldwide basis with offices in Boston, New York, San Francisco, and London.

        The Company is subject to a number of risks similar to companies in the industry that could affect future operations and financial performance. These risks include, but are not limited to, rapid technological change, competitive pressure from larger companies, protection of proprietary technology, customer concentration, the need to obtain additional financing to support growth, and dependence on third parties and key individuals.

        Basis of Presentation and Management's Plans—The Company has incurred losses since its inception and at June 30, 2014 and December 2013 had an accumulated deficit of $35.7 million and $29.0 million, respectively. As of June 30, 2014 and December 31, 2013 the Company had cash and cash equivalents of $2.3 million, and $4.6 million respectively, and short-term debt of $1.0 million and $0.4 million respectively. To date, the Company has funded its operations primarily through notes payable to stockholders, issuance of redeemable convertible preferred stock, and sales of its product. The Company is dependent on its ability to obtain other financing from its stockholders or other third parties, for at least the foreseeable future.

        The Company's future existence is dependent upon the achievement of its forecasted operations, its ability to refinance the terms of outstanding notes payable or successfully funding its cash requirements. The Company believes it has sufficient resources to meet its projected operating requirement into the fourth quarter of 2014. Absent any additional funding from stockholders, the Company may seek additional financing from third parties, however there can be no assurance that financing will be available on commercially acceptable terms or at all. If the Company is not successful with its plan of either obtaining additional capital or achieving a level of operations sufficient to meet the cash flow requirements, the Company may be unable to continue as a going concern. These consolidated financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

2. Summary of Significant Accounting Policies

        Interim Consolidated Financial Information—The unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements for the year ended December 31, 2013, except that certain information and disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the

Nexage, Inc.

Notes to Unaudited Consolidated Financial Statements for the Six Months Ended June 30, 2014 and
Audited Consolidated Financial Statements for the Twelve Months Ended December 31, 2013 (Continued)

(in thousands, except share and per share data)

2. Summary of Significant Accounting Policies (Continued)

U.S. have been condensed or excluded as permitted. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. The results of operations for the six months ended June 30, 2014 are not necessarily indicative of the results that may be expected for the full fiscal year. These unaudited consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes for the year ended December 31, 2013.

        Use of Estimates—The preparation of the unaudited consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents

        The Company considers all highly liquid investments with an original or remaining maturity of three months or less at the date of purchase to be cash equivalents. Cash equivalents consist primarily of money market instruments and are stated at amortized cost plus accrued interest, which approximates fair value.

Fair Value of Financial Instruments

        The carrying amounts of the Company's cash equivalents, accounts receivable, accounts payable and other accrued expenses approximate their fair values due to their short maturities. In addition, the carrying value of the Company's notes approximates its fair value because borrowing costs currently available to the Company approximate those reflected in the debt.

        The Company accounts for the fair value of its financial instruments under the applicable guidance which defines fair value, establishes a framework for measuring fair value under GAAP and enhances disclosures about fair value measurements. Fair value is defined under the guidance as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last is considered unobservable, that may be used to measure fair value:

Level 1	Quoted prices in active markets for identical assets or liabilities.
Level 2	Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.
Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Nexage, Inc.

Notes to Unaudited Consolidated Financial Statements for the Six Months Ended June 30, 2014 and
Audited Consolidated Financial Statements for the Twelve Months Ended December 31, 2013 (Continued)

(in thousands, except share and per share data)

2. Summary of Significant Accounting Policies (Continued)

        The fair value of the Company's redeemable convertible preferred stock warrants as of June 30, 2014 and December 31, 2013 is based on a Level 3 measurement (Note 7).

	June 30, 2014
	Level 1	Level 2	Level 3	Total
Preferred stock warrants	—	—	$998	$998

	December 31, 2013
	Level 1	Level 2	Level 3	Total
Preferred stock warrants	—	—	$174	$174

Balance at December 31, 2013	$174
Change in fair value	824

Balance at June 30, 2014	$998

Concentration of Credit Risk and Major Customers

        Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. Cash and cash equivalents are held with highly rated financial institutions, but are in excess of federally insured limits.

        The Company provides credit to customers in the ordinary course of business. The Company performs ongoing evaluations of its customers for potential credit losses, and management believes its credit policies are prudent and reflect industry practices and business risk. For the periods ended June 30, 2014 and December 31, 2013, there were no customers that represented more than 10% of the Company's total revenue.

        As of June 30, 2014 there were no customers that represented more than 10% of the accounts receivable balance. As of December 31, 2013, one customer represented 12% of the accounts receivable balance.

Property and Equipment

        Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the related asset.

        Upon retirement or sale of assets, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is credited or charged to income. Repairs and maintenance costs are expensed as incurred. Estimated useful lives of property and equipment are as follows:

Asset Classification	Estimated Useful Life
Computer equipment and software	3 years
Furniture and fixtures	7 years
Leasehold Improvements	Shorter of the estimated life or lease term

Nexage, Inc.

Notes to Unaudited Consolidated Financial Statements for the Six Months Ended June 30, 2014 and
Audited Consolidated Financial Statements for the Twelve Months Ended December 31, 2013 (Continued)

(in thousands, except share and per share data)

2. Summary of Significant Accounting Policies (Continued)

Capitalized Software Development Costs

        The Company developed a real-time bidding platform that enhances the liquidity and value of publisher impressions and gives buyers, advertisers, and agencies the most effective targeting capability to meet campaign needs. The Company capitalizes all payroll and payroll related costs incurred during the application development phase to develop the software which is amortized over an estimated useful life of three years. During the periods ended June 30, 2014 and December 31, 2013, the Company capitalized $0.4 million and $0.1 million, respectively, of payroll and payroll related costs for the development of the software. At June 30, 2014 and December 31, 2013, accumulated amortization on the software development costs was $0.2 million and $0.2 million, respectively.

Redeemable Convertible Preferred Stock

        The Company accounts for the difference between the initial carrying value of redeemable convertible preferred stock and the redemption amount payable on that stock through recognition of accretion adjustments (including stated unpaid cumulative dividends) over the period from date of issue to the first redemption date, such that the carrying amount of the redeemable convertible preferred stock will equal the redemption amount at the redemption date. These increases in carrying value are recorded initially through charges against retained earnings, then against additional paid-in capital, until it is reduced to zero, and then to accumulated deficit.

Stock-Based Compensation

        The Company accounts for all employee share-based payments in accordance with the provisions of ASC 718, Stock-Based Compensation. This model requires companies to measure the cost of share-based awards to employees based on the grant-date fair value of the award using an option pricing model, and to recognize that cost over the period during which an employee is required to provide service in exchange for the award. The Company uses the Black-Scholes option pricing model to determine the fair value of stock options granted to employees and recognizes the compensation cost of employee share-based awards in its consolidated statement of operations and comprehensive loss using the straight-line method over the vesting period of the award, net of estimated forfeitures.

        The Black-Scholes option pricing model requires the input of several highly subjective assumptions including the expected term of the stock-based awards and stock price volatility. The Company estimates the expected term of stock options granted based on the simplified method, which the Company believes is representative of future behavior. The risk-free interest rate is based on the yield curve in effect at the time of grant on yields from United States Treasury securities, consistent with the expected option term. The expected volatility for the Company's common stock was determined based on the average historical volatility of a group of publicly traded companies in a similar industry that the Company believes would be considered a peer group had it been a publicly held company. The Company estimates the expected forfeiture rate based on historical experience of the stock-based awards that are granted, exercised and cancelled. No dividend yield was assumed as the Company does not pay, and does not expect to pay, dividends on its common stock.

        The Company accounts for stock-based compensation for nonemployees using the fair value method which requires the award to be re-measured at each reporting date until the award is fully

Nexage, Inc.

Notes to Unaudited Consolidated Financial Statements for the Six Months Ended June 30, 2014 and
Audited Consolidated Financial Statements for the Twelve Months Ended December 31, 2013 (Continued)

(in thousands, except share and per share data)

2. Summary of Significant Accounting Policies (Continued)

vested. The Company estimates the fair value using the Black-Scholes option pricing model, and records fair value of nonemployee stock options as an expense over the term of the option.

Redeemable Convertible Preferred Stock Warrants

        Warrants to purchase the Company's redeemable convertible preferred stock are classified as liabilities on the balance sheet. The warrants are subject to remeasurement at each balance sheet date and any change in fair value is recognized as a component of other income (expense), net. The Company will continue to adjust the liability for changes in fair value until the earlier of the exercise or expiration of the warrants, at which time the liability will be reclassified to stockholders' deficit. At June 30, 2014 and December 31, 2013, the warrants included in long term liabilities on the consolidated balance sheet were $1.0 million and $0.2 million respectively.

3. Property and Equipment

        Property and equipment consist of the following:

	June 30, 2014	December 31, 2013
	(in thousands)
Computer equipment and software	$555	$507
Furniture and fixtures	338	299
Leasehold Improvements	91	76

Total property and equipment	984	882
Accumulated depreciation	(569)	(506)

Property and equipment, net	$415	$376

4. Capitalized Software Development Costs

        Capitalized software development costs consist of the following:

	June 30, 2014	December 31, 2013
	(in thousands)
Software development costs	$586	$268
Accumulated amortization	(203)	(186)

Capitalized software development costs, net	$383	$82

5. Security Deposits

        In December 2012, the Company entered into a 63-month lease agreement to lease 9,396 usable square feet of office space. During the term of the lease, the Company is required to maintain an irrevocable letter of credit in favor of the landlord as security for the Company's obligations under the lease. The amount of the letter of credit declines annually per the lease. As of June 30, 2014, the letter of credit was $0.2 million.

Nexage, Inc.

Notes to Unaudited Consolidated Financial Statements for the Six Months Ended June 30, 2014 and
Audited Consolidated Financial Statements for the Twelve Months Ended December 31, 2013 (Continued)

(in thousands, except share and per share data)

6. Accrued Expenses:

	June 30, 2014	December 31, 2013
	(in thousands)
Accrued Payroll and Payroll Related Expenses	$784	$1,016
Accrued Expenses	258	231

	$1,042	$1,247

7. Redeemable Convertible Preferred Stock Warrant Liability

        As stipulated in the agreement, the per share exercise price of these warrants was determined to be the lowest price paid per share for Series A Preferred Stock at a price of $0.75. The fair value of the warrants was determined at the original transaction date for each of the warrants. A mark to market adjustment was made at the end of each period and was recorded to other income (expense), net. As of June 30, 2014 and December 31, 2013, the warrants were valued at $1.0 million and $0.2 million respectively.

        Management estimated the fair value of warrants of June 30, 2014 by reconciling the fair value as of December 31, 2013 and the value indicated by the recently signed definitive agreement in September 2014. To present the warrant value at December 31, 2013, the option valuation model was used, assuming a weighted average risk-free rate of return of 1.49%-1.75% an expected life which is the remaining contractual life between 1.8-6.7 years, 70% volatility and 8% dividend yield. The Company recorded the mark to market adjustment to the fair value of the warrants in other income (expense), net in 2014 and 2013, respectively.

8. Notes Payable

        On September 19, 2013 the Company closed a debt facility to borrow up to $10.0 million through a revolving line of credit.

        On both March 26, 2014 and May 1, 2014, the Company drew down $1.0 million each month against the line of credit. Then on June 30, 2014, the company drew down an additional $0.6 million against the line of credit. The total outstanding loan balance as of June 30, 2014 was $7.6 million.

        On June 27, 2014, the Company entered into a Loan Modification Agreement to change the terms of its $10.0 million revolving line of credit to increase the draw rate against eligible accounts receivable and eliminate the debt covenants until the earlier of December 31, 2014 or the closing of a financing round for a minimum of $10.0 million.

9. Stock Option Plans

        In 2009, Nexage adopted the 2009 Stock Incentive Program (the "Plan"), as amended on May 29, 2012, under which 8,570,103 shares, and on August 29, 2013, under which 9,270,103 shares, of the Company's common stock were reserved for issuance to employees, officers, directors, advisors and consultants in the form of stock options, restricted stock, restricted stock units, and other share-based awards (collectively the "share-based awards"). The plan is administered by the Board of Directors.

Nexage, Inc.

Notes to Unaudited Consolidated Financial Statements for the Six Months Ended June 30, 2014 and
Audited Consolidated Financial Statements for the Twelve Months Ended December 31, 2013 (Continued)

(in thousands, except share and per share data)

9. Stock Option Plans (Continued)

Stock options granted under the Plan may be incentive stock options or nonqualified stock options. The Plan Administrator, at its sole discretion, may determine the price of each award, the duration of the award, and the period over which awards vest. The Plan Administrator may also determine the effect of termination of employment, death, disability, or other events on awards granted. The Plan Administrator may amend, substitute, or accelerate awards at its discretion.

        As of June 30, 2014 and December 31, 2013 there were 7,970,238 and 7,476,593 options issued and outstanding under the Plan, respectively.

        As of June 30, 2014 and December 31, 2013, the remaining number of authorized shares that were available for issuance under the 2009 Plan were 1,299,865 and 997,061, respectively.

        The following table summarizes the activity under the Company's Plan for the six months ended June 30, 2014 and the year ended December 31, 2013:

	Number of Shares	Weighted Average Exercise Price per Share	Weighted- Average Remaining Contractual Life	Aggregate Intrinsic Value
Outstanding at January 1, 2014	7,476,593	$0.26
Granted	635,000	0.55
Exercised	(5,628)	0.25
Canceled/forfeited	(135,727)	0.48

Outstanding at June 30, 2014	7,970,238	0.28	6.26	$2,232

Exercisable at June 30, 2014	4,358,115	0.19	5.50	828
Vested and expected to vest at June 30, 2014	7,410,573	0.27	6.20	2,001

	Number of Shares	Weighted Average Exercise Price per Share	Weighted- Average Remaining Contractual Life	Aggregate Intrinsic Value
Outstanding at January 1, 2013	6,484,316	$0.20
Granted	1,696,500	0.51
Exercised	(71,908)	0.18
Canceled/forfeited	(632,315)	0.29

Outstanding at December 31, 2013	7,476,593	0.26	6.85	$1,944

Exercisable at December 31, 2013	3,617,731	0.17	7.50	615
Vested and expected to vest at December 31, 2013	6,328,936	0.26	6.81	1,646

        The aggregate intrinsic value of options exercised during the six months ended June 30, 2014 and the year ended December, 31, 2013 was $0.001 million and $0.01 million, respectively. The weighted average fair value of options granted was $0.55 per share and $0.51 per share for the six months ended

Nexage, Inc.

Notes to Unaudited Consolidated Financial Statements for the Six Months Ended June 30, 2014 and
Audited Consolidated Financial Statements for the Twelve Months Ended December 31, 2013 (Continued)

(in thousands, except share and per share data)

9. Stock Option Plans (Continued)

June 30, 2014 and the year ended December 31, 2013, respectively. The total fair value of shares vested as of June 30, 2014 and December 31, 2013 was $0.8 million and $0.6 million, respectively.

        The following summarizes the key assumptions employed in determining the fair value of employee and nonemployee option grants issued during the period:

	June 30, 2014	December 31, 2013
Risk free rate	1.85% - 2.04%	0.97% - 1.99%
Expected term	6.08 years	6.08 years
Expected volatility	50.00%	50.00% - 70.00%
Expected dividend yield	0.00%	0.00%

10. Commitments and Contingencies

Operating Leases

        The Boston office lease is for a term of 63 months, ending in March 2018. The Company records rent expense on a straight-line basis over the life of the lease.

        Future minimum lease payments under this operating lease as of June 30, 2014 are as follows:

Operating Leases
(in thousands)
Remaining six months of 2014	$188
2015	383
2016	392
2017	402
2018	101

Total minimum lease payments	$1,466

Litigation

        The Company, from time to time, is subject to legal proceedings and claims which arise in the normal course of its business. In the opinion of management, the amount of ultimate liability with respect to any such actions should not have a material adverse effect on the Company's results of operations or financial position.

Guarantees

        In the normal course of business, the Company indemnifies third parties and enters into commitments and guarantees ("Agreements") under which it may be required to make payments. These Agreements include indemnities to the following parties: lenders in connection with the Term Loan; lessors in connection with facility leases; customers in relation to the performance of services; vendors in connection with guarantees of expenses incurred by employees in the normal course of business;

Nexage, Inc.

Notes to Unaudited Consolidated Financial Statements for the Six Months Ended June 30, 2014 and
Audited Consolidated Financial Statements for the Twelve Months Ended December 31, 2013 (Continued)

(in thousands, except share and per share data)

10. Commitments and Contingencies (Continued)

former employees in connection with their prior services as a director or officer of the Company or its subsidiary companies; vendors or principals in connection with performance under asset or share purchase and sale agreements and performance under credit facilities and other agreements of the Company's subsidiaries. The duration of these agreements varies, and in certain cases, is indefinite. Furthermore, the majority of these agreements do not limit the Company's maximum potential payment exposure.

11. Subsequent Events

        The Company evaluated all subsequent events through October 7, 2014, the issuance date of these financial statements to determine if such events should be reflected in the financial statements as of June 30, 2014.

        On July 25, 2014, the Company signed a Second Loan Modification Agreement to enter into a venture debt arrangement to borrow up to $5.0 million in two tranches—tranche 1 for $3.0 million to refinance existing venture debt with another lender and for general corporate purposes; tranche 2 for $2.0 million additional borrowing to be drawn down by October 31, 2014. If the second tranche is drawn, the Company must close an equity or subordinated debt financing round of at least $10.0 million by December 31, 2014. This debt has an effective 7% per annum interest rate after the loan commencement date and matures forty-two months after the advance date. As part of the issuance of new debt, the Lender was issued a warrant to purchase 201,329 shares of Series B Redeemable Convertible Preferred Stock at a purchase price of $0.9934 per share.

        On July 25, 2014, the Company drew down tranche 1 of venture debt for $3.0 million under the new loan and paid $2,597,308 to pay off its venture debt with its first lender for $2.4 million principal, $0.2 million interest and $0.1 million other fees.

        On July 25, 2014, the Company adopted a resolution to increase the number of authorized shares of the Series B Redeemable Convertible Preferred Stock by 201,329 shares for warrants issued in connection with debt, for a total of 28,290,357 Series A and Series B preferred shares.

        On September 23, 2014, the Company announced that it had entered into a definitive agreement with Millennial Media, Inc. to be acquired in a predominantly stock transaction for approximately $107.5 million in cash and stock, subject to certain adjustments.

        All material subsequent events have been disclosed above.

Annex A

AMENDED AND RESTATED

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

MILLENNIAL MEDIA, INC.,

NEPTUNE MERGER SUB I, INC.,

NEPTUNE MERGER SUB II, LLC,

NEXAGE, INC.,

AND

FORTIS ADVISORS LLC,

AS SECURITYHOLDER REPRESENTATIVE

Dated as of October 31, 2014

 INDEX OF EXHIBITS AND SCHEDULES

Exhibit	Description
Exhibit A	Form of Stockholder Consent
Exhibit B-1	Form of Stockholder Joinder Agreement
Exhibit B-2	Form of Optionholder Joinder Agreement
Exhibit C-1	Form of Certificate of Merger for First Merger
Exhibit C-2	Form of Certificate of Merger for Second Merger
Exhibit D	Form of Lock-Up Agreement
Exhibit E	Form of Convertible Promissory Note
Schedule	Description
Schedule 2.11	Retention Equity Amount
Schedule 6.9	Interested Party Contracts Not Terminated
Schedule 6.17	Bridge Financing Amount
Schedule 7.2(c)	List of Persons Executing the Optionholder Joinder Agreement
Schedule 7.2(e)(iii)	List of Key Employees
Schedule 7.2(p)	List of Company Securityholders party to the Lock-Up Agreement
Company Disclosure Schedule
Parent Disclosure Schedule
Related Agreements Executed Concurrent with this Agreement
Key Employee Offer Letter
Key Employee Nondisclosure, Noncompetition, Non-solicitation and Developments Agreement
Registration Rights Agreement

INDEX OF DEFINED TERMS

Term	Section
$	Article I
280G Stockholder Approval	6.8
401(k) Plan	6.16
2011 Financials	3.8(a)
2012 Financials	3.8(a)
2013 Financials	3.8(a)
2014 Financials	3.8(a)
Accountants	2.9(b)(ii)
Accredited Investor	2.6(a)(i)
Additional Per Share Consideration	Article I
Additional Per Vested Company Option Consideration	Article I
Additional Per Warrant Consideration	Article I
Advisory Group	9.8(b)
affiliate	Article I
Agreement	Preamble
Alternative Transaction	Article I
Antitrust Filings	6.4(b)(i)
Antitrust Laws	3.7
Balance Sheet Date	3.8(a)
Base Cash Consideration	Article I
Basket	9.4(a)
Business Day(s)	Article I
Certificate of Incorporation	3.1(a)
Certificate of Merger	2.2
Certificates	Article I
Certification Form	2.6(a)(i)
Charter Documents	3.1(a)
Claim Certificate	9.5(a)
Claim Date	9.5(a)
Closing	2.2
Closing Balance Sheet	2.9(b)(i)
Closing Date	2.2
Closing Net Working Capital	2.9(b)(iii)
Closing Per Option Cash Consideration	Article I
Closing Per Vested Company Option Consideration	Article I
Closing Per Vested Option Exchange Consideration	Article I
Closing Per Warrant Consideration	Article I
Closing Percentage	Article I
Closing Stock Consideration	Article I
Code	Article I
Company	Preamble
Company Authorizations	3.17
Company Capital Stock	Article I
Company Common Stock	Article I
Company Disclosure Schedule	Article III
Company Employee Plan	Article I
Company Indemnified Parties	6.16(a)
Company Intellectual Property	3.14(a)

Term	Section
Company Knowledge Parties	Article I
Company Options	Article I
Company Preferred Stock	Article I
Company Products	3.14(a)
Company Registered Intellectual Property	3.14(a)
Company Representative	5.2
Company Securityholder	Article I
Company Stock Certificates	2.8(c)(ii)
Company Stockholder	Article I
Company Surviving Representations	9.1
Company Technology	3.14(a)
Company Warrants	Article I
Confidential Information	6.2
Conflict	3.6
Consultant Proprietary Information Agreement	3.14(k)
Contaminants	3.14(r)
Continuing Employees	6.26(a)
Contract	Article I
Contributor	3.14(k)
Controlling Party	9.7
Current Assets	Article I
Current Balance Sheet	3.8(a)
Current Liabilities	Article I
DGCL	Recitals
Director and Officer Resignation Letter	6.12
Dispute Notice	2.9(b)(ii)
Dissenting Shares	2.7(a)
Dollars	Article I
Effective Time	2.2
Employee	3.23(a)
Employee Proprietary Information Agreement	3.14(k)
ERISA	Article I
ERISA Affiliate	Article I
Escrow Agent	Article I
Escrow Agreement	Article I
Escrow Amount	Article I
Escrow Fund	Article I
Escrow Percentage	Article I
Escrow Release Time	Article I
Estimated Closing Balance Sheet	2.9(a)(i)
Estimated Net Working Capital	2.9(a)(i)
Estimated Net Working Capital Adjustment Amount	2.9(a)(ii)
Exchange Act	Article I
Exchange Agent	2.8(a)
Exchange Documents	2.8(c)(ii)
Exchanged Unvested Option	2.6(c)(iii)
Exchanged Vested Option	2.6(c)(ii)
Exchanged Vested Option Per Share Spread	Article I
Excess Notes	6.17
Expense Fund	2.14

Term	Section
Final Net Working Capital Adjustment Amount	2.9(b)(iii)
Final Closing Balance Sheet	2.9(b)(ii)
Final Surviving Entity	2.1
Financials	3.8(a)
Firm	11.12
FIRPTA Compliance Certificate	6.6
First Merger	Recitals
First Step Surviving Corporation	2.1
Fully Diluted Share Amount	Article I
GAAP	Article I
Governmental Entity	3.7
Holder Indemnified Parties	9.2(b)
HSR Act	3.7
Indebtedness	Article I
Indemnified Parties	9.2(b)
Indemnifying Holders	Article I
Indemnifying Party	9.5(a)
Indemnity Pro Rata Share	Article I
Infringe	3.14(a)
Infringement	3.14(a)
Intellectual Property	3.14(a)
Intellectual Property Rights	3.14(a)
IRS	Article I
Key Employee Offer Letter	Recitals
Key Employees	Recitals
Knowledge	Article I
Letter of Intent	Article I
Letters of Transmittal	2.8(c)(ii)
Liabilities	Article I
Liability	Article I
Licensed IP	3.14(f)
Lien	Article I
Lock-Up Agreement	7.2(p)
Losses	Article I
Material Adverse Effect	Article I
Material Contract	3.15(b)
Material Contracts	3.15(b)
Merger	Recitals
Merger Sub I	Preamble
Merger Sub II	Preamble
Merger Subs	Preamble
Moral Rights	3.14(a)
Multiemployer Plan	Article I
Net Working Capital	Article I
Net Working Capital Target	Article I
Non-Competition Agreements	Recitals
Non-Controlling Party	9.7
Objection Deadline	9.5(b)(i)
Objection Notice	9.5(b)(i)
Open Source Software	3.14(n)

Term	Section
Option Exchange Ratio	Article I
Option Proportion Ratio	Article I
Optionholder and Warrantholder Letters of Transmittal	2.8(c)(i)
Optionholder Joinder Agreement	Article I
Outside Date	10.1(b)
Parent	Preamble
Parent Awards	4.5(b)
Parent Common Stock	Recitals
Parent Disclosure Schedule	Article IV
Parent Financial Statements	4.6
Parent Indemnified Parties	9.2(a)
Parent Plans	6.26
Parent SEC Reports	4.6
Parent Stock Price	Article I
Parent Stockholders' Meeting	6.19
Participating Closing Cash Consideration	Article I
Participating Closing Per Share Consideration	Article I
Participating Holders	Article I
Participating Share Amount	Article I
Patents	3.14(a)
Payable Claim	9.5(d)
Per Share Consideration	Article I
Permitted Liens	Article I
Person	Article I
Personal Information	3.14(a)
Post-Closing Indemnification Period	6.16(a)
Pre-Closing Straddle Period	Article I
Pre-Closing Straddle Period Taxes	Article I
Pre-Closing Tax Period	Article I
Pre-Closing Taxes	Article I
Prior Agreement	Recitals
Privacy Laws	3.14(a)
Privacy Notices	3.14(p)(i)
Privacy Policies	3.14(p)(i)
Proposal	5.2
Proprietary Information and Inventions Assignment Agreement	Recitals
Registered Intellectual Property	3.14(a)
Registration Rights Agreement	Recitals
Related Agreements	Article I
Remedies	6.4(c)(i)
Reorganization	Recitals
Required Financial Statements	6.18
Required Parent Stockholder Vote	Article I
Resolved Claims	9.5(c)
Restricted Shares	2.8(d)
Returns	3.11(a)(i)
SEC	3.29
Second Certificate of Merger	2.2
Second Effective Time	2.2
Second Merger	Recitals

Term	Section
Section 262 Notice	2.10(c)
Section 280G Payments	6.8
Securities Act	Article I
Securityholder Representative	Preamble
Securityholder Representative Expense	9.8(b)
Securityholder Representative Group	9.8(b)
Series A Preferred Stock	Article I
Series A Warrant	Article I
Series B Preferred Stock	Article I
Series B Warrant	Article I
Settled Claims	9.5(c)
Shrink-Wrap Code	3.14(a)
Spreadsheet	6.14
Standard Form Agreements	3.14(g)
Stock Plan	3.2(c)
Stockholder Consent	Recitals
Stockholder Joinder Agreement	Recitals
Stockholder Letter of Transmittal	2.8(c)(ii)
Stockholder Notices	2.10(b)
Straddle Period	Article I
subsidiary	Article I
Survival Date	9.1
Tax	Article I
Taxes	Article I
Tax Contest	8.2
Technology	3.14(a)
Total Cash Consideration	Article I
Total Consideration	Article I
Total Parent Stock Consideration	Article I
Trade Secrets	3.14(a)
Trademarks	3.14(a)
Transaction Expenses	Article I
Unobjected Claim	9.5(b)(ii)
Unresolved Claim	9.5(d)
Unvested Company Option	Article I
User Documentation	3.14(a)
Vested Company Option	Article I
WARN	3.23(d)
Willful Misrepresentation	Article I

* * * * *

        THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of October 31, 2014, by and among Millennial Media, Inc., a Delaware corporation ("Parent"), Neptune Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub I"), Neptune Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent ("Merger Sub II" and together with Merger Sub I, the "Merger Subs"), Nexage, Inc., a Delaware corporation (the "Company"), and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as Securityholder Representative (the "Securityholder Representative").

RECITALS

        A.    Parent, the Merger Subs and the Company intend to effect a reorganization (the "Reorganization") in which, as steps in a single, integrated transaction, (a) Merger Sub I will merge with and into the Company in accordance with this Agreement and the Delaware General Corporation Law (the "DGCL") (the "First Merger"), Merger Sub I will cease to exist, and the Company will become a direct, wholly owned subsidiary of Parent, and (b) as part of the same overall transaction, the Company will merge with and into Merger Sub II, the Company will cease to exist, and Merger Sub II will survive as a direct, wholly owned subsidiary of Parent (the "Second Merger" and, collectively or in seriatim with the First Merger, as appropriate, the "Merger").

        B.    The Boards of Directors of each of Parent, Merger Sub I and the Company believe it advisable and in the best interests of each corporation and their respective stockholders that Parent, the Company and Merger Sub I enter the First Merger, and in furtherance thereof, have approved this Agreement and the First Merger.

        C.    Parent, the Merger Subs and the Company intend that the First Merger and the Second Merger are integrated steps in the Reorganization and that, for federal income tax purposes, the Reorganization constitutes a "reorganization" within the meaning of Section 368(a) of the Code.

        D.    Pursuant to or in connection with the First Merger, among other things, and subject to the terms and conditions of this Agreement, at the Effective Time:

            (i)  all of the issued and outstanding shares of Company Common Stock and Company Preferred Stock shall (a) for any Company Stockholder who is an Accredited Investor, be converted into a right to receive (I) a number of shares of common stock, par value $0.001 per share, of Parent ("Parent Common Stock") as provided for in this Agreement, (II) cash as provided for in this Agreement and (III) distributions, if any, of Parent Common Stock to be held in an escrow account from and after the Effective Time to secure purchase price adjustment obligations to Parent and indemnification obligations to the Parent Indemnified Parties and (b) for any Company Stockholder who is not an Accredited Investor, be converted into the right to receive (I) cash as provided in this Agreement and (II) distributions, if any, of cash held in an escrow account from and after the Effective Time to secure purchase price adjustment obligations to Parent and indemnification obligations to the Parent Indemnified Parties;

           (ii)  all of the Vested Company Options shall be canceled and extinguished and shall be converted into a right to receive (a) vested options to purchase shares of Parent Common Stock as provided for in this Agreement and (b) cash as provided for in this Agreement;

          (iii)  all of the Unvested Company Options shall be canceled and extinguished in exchange for a right to receive unvested options to purchase shares of Parent Common Stock as provided for in this Agreement; and

          (iv)  all Company Warrants shall be canceled and extinguished, and shall be converted into a right to receive (a) a number of shares of Parent Common Stock as provided for in this Agreement, (b) cash as provided for in this Agreement and (c) distributions, if any, of Parent

  Common Stock to be held in an escrow account from and after the Effective Time to secure purchase price adjustment obligations to Parent and indemnification obligations to the Parent Indemnified Parties.

        E.    Parent intends to register: (i) the shares of Parent Common Stock to be issued pursuant to clauses (ii) and (iii) of the immediately preceding recital on Form S-8 and (ii) the resales of shares of Parent Common Stock issued pursuant to clauses (i) and (iv) of the immediately preceding recital on, and subject to, the terms and conditions of the Registration Rights Agreement, dated as of the date hereof (the "Registration Rights Agreement"), between Parent and the Securityholder Representative.

        F.     The Parent, the Merger Subs, the Company and the Securityholder Representative previously entered into that certain Agreement and Plan of Merger, dated as of September 23, 2014 (the "Prior Agreement"), and this Agreement amends and restates the Prior Agreement in its entirety.

        G.    Concurrently with the execution and delivery of the Prior Agreement, and as a condition and inducement to Parent to enter into this Agreement, each of the Persons listed on Schedule 7.2(e) herein (collectively, the "Key Employees") entered into "at will" employment arrangements with Parent or a subsidiary thereof to be effective immediately after the Closing pursuant to his or her execution and delivery of an offer letter (each, a "Key Employee Offer Letter") and a proprietary information and inventions assignment agreement (each, a "Proprietary Information and Inventions Assignment Agreement"), each on forms acceptable to Parent.

        H.    As an inducement to the willingness of Parent, Merger Sub I and Merger Sub II to enter into this Agreement (but not pursuant to any prior agreement with Parent), (i) holders of at least 95% of the outstanding shares of Company Capital Stock voting together as a single class and on an as-converted basis, and (ii) holders of all of the outstanding shares of Company Preferred Stock, voting together as a single class have indicated that they expect to deliver, following the approval and adoption of this Agreement by the Board of Directors of the Company and immediately following the execution and delivery of this Agreement, (a) their irrevocable approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby pursuant to a written consent of stockholders in the form attached hereto as Exhibit A (the "Stockholder Consent"), (b) specified undertakings, representations, warranties, releases and waivers, in each case pursuant to a written consent, joinder and release, in the form attached hereto as Exhibit B-1 (the "Stockholder Joinder Agreement"), each signed and dated as of the date hereof by such Company Stockholders, pursuant to and in accordance with the applicable provisions of the DGCL and the Charter Documents and (c) their completed and executed Certification Form reasonably acceptable to Parent.

        NOW, THEREFORE, in consideration of the mutual agreements, covenants and other premises set forth herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

        For all purposes of this Agreement, the following terms shall have the following respective meanings:

        "Additional Per Share Consideration" shall mean, (a) with respect to each share of Company Capital Stock held by a Participating Holder immediately prior to the Effective Time, a non-transferable contingent right to the number of shares of Parent Common Stock (rounded down to the nearest whole share) to be released from the Escrow Fund pursuant to Sections 2.9(b), 9.5(e)(iii) and 9.5(e)(iv) and (b) with respect to each share of Company Capital Stock held by a Company

Securityholder that is not a Participating Holder immediately prior to the Effective Time, cash to be released from the Escrow Fund pursuant to Sections 2.9(b), 9.5(e)(iii) and 9.5(e)(iv).

        "Additional Per Vested Company Option Consideration" shall mean, with respect to each share of Company Common Stock subject to a Vested Company Option outstanding immediately prior to the Effective Time, a non-transferable contingent right to the cash payable pursuant to Section 2.9(b), provided, that, in the case of any Vested Company Option for which the exercise price per share of such Vested Company Option exceeded the Closing Per Vested Company Option Cash Consideration (prior to reduction by the exercise price), the amount of any cash so payable pursuant to Section 2.9 with respect to a share of Company Common Stock subject to such Vested Company Option shall be reduced by any remaining exercise price; provided further, that if such remaining exercise price equals or exceeds the amount of cash so payable pursuant to Section 2.9 with respect to such Vested Company Option, the amount to be so paid shall be zero until such time as the aggregate amount so payable with respect to such Vested Company Option exceeds any remaining exercise price.

        "Additional Per Warrant Consideration" shall mean, with respect to each share of Company Preferred Stock subject to a Company Warrant outstanding immediately prior to the Effective Time, a non-transferable contingent right to the number of shares of Parent Common Stock (rounded down to the nearest whole share) to be released from the Escrow Fund pursuant to Sections 2.9(b), 9.5(e)(iii) and 9.5(e)(iv).

        "affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, "control," when used with respect to any specified Person, shall mean the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities or by Contract or otherwise, and the terms "controlling" and "controlled by" have correlative meanings to the foregoing.

        "Alternative Transaction" shall mean any transaction or series of transactions, or any offer, proposal, inquiry or indication of interest, involving: (a) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which any of the Company and its subsidiaries is a constituent corporation, (ii) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 10% of the outstanding securities of any class of voting securities of any of the Company and its subsidiaries, or (iii) in which any of the Company and its subsidiaries issues securities representing more than 10% of the outstanding securities of any class of voting securities of any of the Company and its subsidiaries; (b) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 10% or more of the consolidated net revenues, net income or assets of any of the Company and its subsidiaries; or (c) any liquidation or dissolution of any of the Company and its subsidiaries.

        "Base Cash Consideration" shall mean twenty-two million five hundred thousand Dollars ($22,500,000), payable in Dollars.

        "Business Day(s)" shall mean each day that is not a Saturday, Sunday or other day on which Parent is closed for business or banking institutions located in Boston, Massachusetts or San Francisco, California are authorized or obligated by law or executive order to close.

        "Certificates" shall mean the certificates certifying the Spreadsheet delivered pursuant to Section 6.14 and the Estimated Closing Balance Sheet and Estimated Net Working Capital delivered pursuant to Section 2.9(a).

        "Closing Per Vested Company Option Cash Consideration" shall mean, in respect of each share of Company Common Stock subject to a Vested Company Option, an amount in cash equal to (a) one (1)

minus the Option Proportion Ratio multiplied by (b) (i) the sum of the Participating Total Parent Stock Consideration and the Participating Closing Cash Consideration divided by (ii) the Participating Share Amount minus (iii) the exercise price per share of such Vested Company Option; provided, that, if the exercise price per share of such Vested Company Option equals or exceeds the Closing Per Vested Company Option Cash Consideration (prior to reduction by the exercise price), the Closing Per Vested Company Option Cash Consideration shall be zero.

        "Closing Per Vested Company Option Consideration" shall mean, in respect of each share of Company Common Stock subject to a Vested Company Option, an amount equal to the sum of the Closing Per Vested Company Option Cash Consideration and the Closing Per Vested Company Option Exchange Consideration.

        "Closing Per Vested Company Option Exchange Consideration" shall mean, in respect of each share of Company Common Stock subject to a Vested Company Option, an option to purchase a number of shares of Parent Common Stock as described in Section 2.6(c)(ii).

        "Closing Per Warrant Consideration" shall mean, in respect of each share of Company Preferred Stock subject to a Company Warrant, (i) an amount in cash equal to (a) the Participating Closing Cash Consideration divided by (b) the Participating Share Amount, plus (ii) a number of shares of Parent Common Stock equal to the Closing Stock Consideration divided by the Participating Share Amount (rounded down to the nearest whole number); provided, that 50% of the aggregate exercise price of the Company Warrant shall reduce the cash received by the holder thereof and 50% of the aggregate exercise price of the Company Warrant shall reduce the number of shares of Parent Common Stock received by such holder in consideration for such Company Warrant; provided further, that if 50% of the aggregate exercise price of the Company Warrant exceeds the cash amount described in clause (i), the cash received by the holder thereof shall be zero and the number of shares of Parent Common Stock received by such holder shall be further reduced by the amount of such excess; provided further, that if the exercise price of such Company Warrant equals or exceeds the Closing Per Warrant Consideration, the Closing Per Warrant Consideration shall be zero.

        "Closing Percentage" shall mean one hundred percent (100%) minus the Escrow Percentage.

        "Closing Stock Consideration" shall mean an amount equal to (i) (a) the Participating Total Parent Stock Consideration minus (b) (A) the Participating Total Parent Stock Consideration plus the Participating Closing Cash Consideration (B) multiplied by the Escrow Percentage divided by (ii) the Parent Stock Price.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Company Capital Stock" shall mean the Company Common Stock and the Company Preferred Stock, taken together.

        "Company Common Stock" shall mean shares of common stock, par value $0.001 per share, of the Company.

        "Company Employee Plan" shall mean (A) an employee benefit plan within the meaning of Section 3(3) of ERISA whether or not subject to ERISA; (B) stock option plans, stock purchase plans, bonus or incentive award plans, severance pay plans, programs or arrangements, deferred compensation arrangements or agreements, employment agreements, executive compensation plans, programs, agreements or arrangements, change in control plans, programs or arrangements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements, not described in (A) above (other than government benefit or assistance programs); and (C) plans or arrangements providing compensation to directors (other than government benefit or assistance programs), in each case of (A) through (C) only if the Company sponsors, contributes to, or provides benefits under or through such plan, or has any obligation to contribute to or provide benefits under or through such plan, or if such plan provides benefits to or otherwise covers any current or former employee, officer or director of the Company (or their spouses, dependents, or beneficiaries).

        "Company Knowledge Parties" shall mean Ernie Cormier, Mark Connon, Joyce Bell and Dr. Jim Butler.

        "Company Options" shall mean, other than the Company Warrants, all issued and outstanding options, rights and warrants (including commitments to grant options) to purchase or otherwise acquire Company Capital Stock (whether or not vested) held by any Person.

        "Company Preferred Stock" shall mean the Series A Preferred Stock and the Series B Preferred Stock.

        "Company Securityholder" shall mean any holder of Company Capital Stock or any holder of Company Options or the Company Warrants, in each case, as of immediately prior to the Effective Time or, with respect to any time before the Effective Time, any Person that would be a Company Securityholder if the Effective Time were to occur at such time.

        "Company Stockholder" shall mean any holder of Company Common Stock or Company Preferred Stock as of the Effective Time or, with respect to any time before the Effective Time, any Person that would hold Company Common Stock or Company Preferred Stock if the Effective Time were to occur at such time.

        "Company Warrants" shall mean Series A Warrants and the Series B Warrants.

        "Contract" shall mean any written or oral legally binding contract, agreement, instrument, commitment or undertaking of any nature (including leases, licenses, mortgages, notes, guarantees, sublicenses, subcontracts, letters of intent and purchase orders) as of the date of this Agreement or as may hereafter be in effect.

        "Current Assets" shall mean an amount (without double counting), as of the earlier of (i) the close of business on the day prior to the Closing Date and (ii) the close of business on October 31, 2014, equal to the sum of the Dollar amount of all current assets of the Company and its subsidiaries on a consolidated basis (determined in accordance with GAAP, which shall be applied in a manner consistent with the Financials to the extent they are consistent with GAAP) but excluding any current or deferred Tax assets and Tax receivables.

        "Current Liabilities" shall mean an amount (without double counting), as of the earlier of (i) the close of business on the day prior to the Closing Date and (ii) the close of business on October 31, 2014, equal to the sum of the Dollar amount of (a) all current liabilities of the Company and its subsidiaries (determined in accordance with GAAP, which shall be applied in a manner consistent with the Financials to the extent they are consistent with GAAP), including accounts payable, royalties payable, and other reserves (excluding any such reserves to the extent they relate to items that have been specifically excluded from this definition), accrued bonuses, accrued vacation, employee expense obligations and deferred revenue and all Pre-Closing Taxes that are accrued but not paid as of the Closing Date (for the avoidance of doubt, excluding any deferred Tax liabilities), (b) all Indebtedness of the Company or any of its subsidiaries as of the Closing Date (excluding any Indebtedness evidenced by unsecured, convertible promissory notes issued by the Company to Parent pursuant to Section 6.19) and (c) all Transaction Expenses as of the Closing Date.

        "Dollars" or "$" shall mean United States Dollars.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" means any entity that would have ever been considered a single employer with the Company under Section 4001(b) of ERISA or part of the same "controlled group" as the Company for purposes of Section 302(d)(3) of ERISA.

        "Escrow Agent" shall mean an institution reasonably acceptable to Parent and the Company.

        "Escrow Agreement" shall mean an Escrow Agreement in form reasonably satisfactory to Parent and the Company, to be entered into at the Closing by and among Parent, the Securityholder Representative and the Escrow Agent.

        "Escrow Amount" shall mean Twelve Million Nine Hundred Thousand Dollars ($12,900,000).

        "Escrow Fund" shall mean the Escrow Amount (plus any dividends paid on such Escrow Amount (and earnings on any dividends) in accordance with the Escrow Agreement).

        "Escrow Percentage" shall mean (a) the Escrow Amount divided by (b) the sum of the Total Cash Consideration plus the Participating Total Parent Stock Consideration.

        "Escrow Release Time" shall mean the first Business Day after the expiration of the Survival Date.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

        "Exchanged Vested Option Per Share Spread" shall mean, with respect to any Restricted Exchanged Vested Option, the Parent Stock Price less the exercise price per share of Parent Common Stock subject to such Restricted Exchanged Vested Option (as calculated pursuant to Section 2.6(c)(ii)).

        "Fully Diluted Share Amount" shall mean, as of immediately prior to the Effective Time, the sum of the following (without double-counting): (a) the aggregate number of shares of (i) Company Common Stock and (ii) Company Preferred Stock, in each case, that are issued and outstanding as of immediately prior to the Effective Time and (b) the number of shares of Company Capital Stock issuable upon exercise, conversion or exchange of all securities issued and outstanding as of immediately prior to the Effective Time that are exercisable, convertible and/or exchangeable for shares of Company Capital Stock, including all Company Warrants and Company Options (whether or not vested).

        "GAAP" shall mean United States generally accepted accounting principles consistently applied.

        "Indebtedness" shall mean, as of any specified date, the amount equal to the sum of the following monetary or payment obligations (whether or not then due and payable), to the extent they are obligations of the Company or its subsidiaries or guaranteed by the Company or its subsidiaries, including through the grant of a security interest upon any assets of such entity: (a) all outstanding indebtedness for borrowed money owed to third parties; (b) accrued interest payable with respect to Indebtedness referred to in clause (a); (c) all obligations evidenced by notes, bonds, debentures or other similar instruments (whether or not convertible) or arising under indentures; (d) all obligations arising out of any financial hedging, swap or similar arrangements; (e) all obligations as lessee that would be required to be capitalized in accordance with GAAP; (f) all obligations in connection with any banker's acceptance, guarantee, surety, performance or appeal bond, or similar credit transaction; and (g) the aggregate amount of all prepayment premiums, penalties, breakage costs, "make whole amounts," costs, expenses and other payment obligations of such entity that would arise (whether or not then due and payable) if all such items under clauses (a) through (f) were prepaid, extinguished, unwound and settled in full as of such specified date.

        "Indemnifying Holders" shall mean the holders of Company Capital Stock, Vested Company Options and Company Warrants that receive any portion of the Total Consideration.

        "Indemnity Pro Rata Share" shall mean, with respect to each Indemnifying Holder, (i) the aggregate consideration payable to such Indemnifying Holder pursuant to this Agreement, divided by (ii) the aggregate consideration payable pursuant to this Agreement to the Indemnifying Holders.

        "IRS" shall mean the United States Internal Revenue Service.

        "Knowledge" of an individual of a particular fact or other matter shall mean such individual is actually aware of such fact, circumstance, event or other matter in question; provided that any such individual will be deemed to have knowledge of a particular fact or other matter if (A) such fact or other matter is reflected in one or more documents (whether written or electronic, including electronic mails sent to or by such individual) in, or that have been in, the possession of such person, including his or her personal files, (B) such fact or other matter is reflected in one or more documents (whether written or electronic) contained in books and records of such person's employer that would reasonably be expected to be reviewed by an individual with the duties and responsibilities of such person, (C) such knowledge could be obtained from reasonable inquiry of the persons charged with administrative or operational responsibility for such for such person's employer or (D) such knowledge could be obtained from reasonable inquiry of such person's direct subordinates or reports.

        "Letter of Intent" shall mean that certain letter agreement, dated as of August 15, 2014, by and between Parent and the Company.

        "Liability" or "Liabilities" shall mean any and all debts, liabilities and obligations.

        "Lien" shall mean any liens, mortgages, encumbrances, security interests, claims, charges or pledges.

        "Losses" shall mean Liabilities, losses, costs, damages, reductions in value, and expenses (but not a multiple of losses), including costs of investigation, defense and settlement and reasonable attorneys' fees and expenses and reasonable fees and expenses of other professionals and experts, that have been directly or indirectly incurred, accrued, or paid by a Person caused by the breach, inaccuracy or nonfulfillment of a representation, warranty or covenant or matters specified in Section 9.2, but excluding punitive damages unless a part of a claim by an unaffiliated third party (and awarded to such third party).

        "Material Adverse Effect" shall mean any state of facts, condition, change, development, event or effect that (when considered either individually or in the aggregate) is, or is reasonably likely to be, materially adverse to the assets, liabilities, condition (financial or otherwise), business or results of operation of any party to this Agreement; provided, however, that none of the following (individually or in combination) shall be deemed to constitute, or shall be taken into account in determining whether there has been, a Material Adverse Effect: (a) any adverse effect resulting directly or indirectly from general business or economic conditions, except to the extent such general business or economic conditions have a materially disproportionate effect on the party as compared to other companies in the party's industry; (b) any adverse effect resulting directly or indirectly from conditions generally affecting the industry or industry sector in which the party primarily operates or competes, except to the extent such adverse effect has a materially disproportionate effect on the party as compared to other companies in such industry or industry sector; (c) any adverse effect resulting directly and solely from any change in accounting requirements or principles or any change in applicable laws that do not affect the party disproportionately, (d) any changes, events or effects resulting from or arising in connection with this Agreement or the transactions contemplated hereby, or the announcement thereof (including any loss of or adverse change in the relationship of the party with its employees, customers, partners or suppliers related thereto); (e) any failure to meet internal or analysts' estimates or projections, performance measures, operating statistics or revenue or earnings predictions for any period; or (f) with respect to Parent, any decline in the price or trading volume of the shares of Parent Common Stock, provided, however, that the exceptions set forth in subsection (f) hereof shall not prevent or otherwise affect a determination that the underlying cause of any such event is a Material Adverse Effect.

        "Multiemployer Plan" means an employee pension or welfare benefit plan to which more than one unaffiliated employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

        "Net Working Capital" means (a) Current Assets minus (b) Current Liabilities.

        "Net Working Capital Target" shall mean zero Dollars ($0).

        "Non-Accredited Closing Per Share Consideration" shall mean (a) the Per Share Consideration multiplied by (b) the Closing Percentage.

        "Option Exchange Ratio" shall mean the quotient obtained by dividing (a) the Per Share Consideration by (b) the Parent Stock Price.

        "Optionholder Joinder Agreement" shall mean that written, joinder and release in the form attached hereto as Exhibit B-2.

        "Option Proportion Ratio" shall mean the quotient obtained by dividing (a) the Total Parent Stock Consideration by (b) the sum of the Total Parent Stock Consideration and the Participating Closing Cash Consideration.

        "Parent Stock Price" shall mean $2.21 per share.

        "Participating Closing Cash Consideration" shall mean the Total Cash Consideration minus the aggregate Per Share Consideration payable pursuant to this Agreement to the holders of Company Capital Stock that are not Participating Holders.

        "Participating Closing Per Share Consideration" shall mean, in respect of each share of Company Capital Stock that is held by a Participating Holder, (i) an amount in cash equal to the Participating Closing Cash Consideration divided by the Participating Share Amount, plus (ii) a number of shares of Parent Common Stock equal to the Closing Stock Consideration divided by the Participating Share Amount (rounded down to the nearest whole number).

        "Participating Holders" shall mean all holders of Company Capital Stock or Company Warrants that are Accredited Investors and all holders of Vested Company Options.

        "Participating Share Amount" shall mean, as of immediately prior to the Effective Time, the sum of the following (without double-counting): (a) the aggregate number of shares of (i) Company Common Stock held by Participating Holders and (ii) Company Preferred Stock held by Participating Holders, in each case, that are issued and outstanding as of the Effective Time and (b) the number of shares of Company Capital Stock issuable upon exercise, conversion or exchange of all securities issued and outstanding as of the Effective Time that are currently exercisable, convertible and/or exchangeable for shares of Company Capital Stock as of the Closing, including all Company Warrants and Vested Company Options and excluding all Unvested Company Options.

        "Per Share Consideration" shall mean an amount equal to (i) the Total Consideration divided by (ii) the Fully Diluted Share Amount.

        "Participating Total Parent Stock Consideration" shall mean the Total Parent Stock Consideration minus the aggregate Per Share Consideration payable pursuant to this Agreement to the holders of Unvested Company Options.

        "Permitted Liens" shall mean: (a) Liens for current Taxes not yet due and payable or being contested in good faith and for which appropriate reserves have been established in accordance with GAAP; (b) statutory or common law Liens to secure obligations to landlords, lessors or renters under leases or rental agreements; (c) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance or similar programs mandated by applicable law or governmental regulations; (d) statutory or common law Liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies, and other like Liens; (e) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; (f) Liens in favor of other financial institutions arising in connection with the Company's deposit accounts or securities accounts held at such institutions to secure customary fees, charges, and the like and (g) in the case of real property, such imperfections of title and Liens, if any, which do not materially detract from the value or materially interfere with the present use of the property subject thereto or affected thereby.

        "Person" shall mean an individual or entity, including a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Entity (or any department, agency, or political subdivision thereof).

        "Pre-Closing Straddle Period" shall mean the portion of the Straddle Period ending on the Closing Date.

        "Pre-Closing Straddle Period Taxes" shall mean Taxes allocable to the Pre-Closing Straddle Period in accordance with Section 8.3.

        "Pre-Closing Tax Period" shall mean any taxable period (or a portion thereof) ending on or prior to the Closing Date and shall include the Pre-Closing Straddle Period.

        "Pre-Closing Taxes" shall mean any Taxes of the Company or its subsidiaries allocable to a Pre-Closing Tax Period (regardless of whether a Return is required to be filed or such Taxes to be paid before the Closing Date) and shall include any Pre-Closing Straddle Period Taxes.

        "Related Agreements" shall mean the Registration Rights Agreement, the Lock-Up Agreement, the Escrow Agreement, the Non-Competition Agreements, the Key Employee Offer Letters, the Proprietary Information and Inventions Assignment Agreements and the Letters of Transmittal.

        "Required Parent Stockholder Vote" shall mean the affirmative vote of the holders of a majority of the shares of Parent Common Stock cast on the proposal to approve the issuance of the Parent Common Stock to be paid as Total Parent Stock Consideration.

        "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

        "Series A Preferred Stock" shall mean the Series A Convertible Preferred Stock, par value $0.001 per share, of the Company.

        "Series A Warrant" shall mean a warrant to acquire shares of Series A Preferred Stock.

        "Series B Preferred Stock" shall mean the Series B Convertible Preferred Stock, par value $0.001 per share, of the Company.

        "Series B Warrant" shall mean a warrant to acquire shares of Series B Preferred Stock.

        "Straddle Period" shall mean a taxable period beginning on or before, and ending after, the Closing Date.

        "subsidiary" shall mean, with respect to any party, any corporation or other organization or Person, whether incorporated or unincorporated, of which (i) such party or any other subsidiary of such party is a general partner (excluding such partnerships where such party or any subsidiary of such party does not have a majority of the voting interest in such partnership) or (ii) at least 50% of the securities or other interests having by their terms ordinary voting power to elect at least 50% of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries or affiliates.

        "Tax" or "Taxes" shall mean any and all U.S. federal, state, local and non-U.S. taxes, assessments, duties (including stamp duty), impositions and other governmental charges in the nature of a tax, including capital gains tax, taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, escheat, excise and property taxes as well as public imposts, fees and social security charges (including health, unemployment, workers' compensation and pension insurance), together with all interest, penalties, and additions imposed with respect to such amounts.

        "Total Cash Consideration" shall mean the Base Cash Consideration plus the Estimated Net Working Capital Adjustment Amount plus (i) 50% of the aggregate exercise price of all Vested Company Options, plus (ii) 50% of the aggregate exercise price of all Company Warrants outstanding immediately prior to the Effective Time plus (iii) eighty percent (80%) of the Per Share Consideration payable pursuant to this Agreement to the holders of Company Capital Stock that are not Participating Holders (the sum of clauses (i), (ii) and (iii) being referred to herein as the "Cash Increase Amount"); provided, however, that the maximum amount that the Cash Increase Amount shall be is $5,000,000 and any amount in excess of $5,000,000 shall be referred to as the "Parent Stock Increase Amount".

        "Total Consideration" shall mean the sum of the Total Cash Consideration plus the Total Parent Stock Consideration.

        "Total Parent Stock Consideration" shall mean eighty-five million Dollars ($85,000,000) minus the aggregate principal and interest outstanding immediately prior to Closing under the Excess Notes, if any, payable in shares of Parent Common Stock plus 50% of the aggregate exercise price of all Vested Company Options and 50% of the aggregate exercise price of all Company Warrants outstanding immediately prior to the Effective Time minus eighty percent (80%) of the Per Share Consideration payable pursuant to this Agreement to the holders of Company Capital Stock that are not Participating Holders plus the Parent Stock Increase Amount, if any.

        "Transaction Expenses" shall mean any Liabilities incurred by the Company or any of the Company Securityholders (including any fees, costs and expenses incurred on behalf of the Company) in connection with the negotiation of the Letter of Intent, this Agreement, the performance of such Person's obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, including the Expense Fund and the employer portion of any payroll or employment taxes with respect to any bonuses, option cash-outs, severance and other compensatory payments made by the Company to service providers in connection with the transactions contemplated hereby and any payments or premiums for a director and officer tail insurance policy.

        "Unvested Company Option" shall mean any Company Option (or portion thereof) that is unvested as of the Effective Time.

        "Vested Company Option" shall mean any Company Option (or portion thereof) that is vested as of the Effective Time.

        "Vested Company Option Escrow Per Share Amount" shall mean a dollar amount equal to (a) the product of (i) the Participating Total Parent Stock Consideration plus the Participating Closing Cash Consideration multiplied by (ii) the Escrow Percentage, all divided by (b) the Participating Share Amount.

        "Willful Misrepresentation" shall mean that, to the actual knowledge of any of the Company Knowledge Parties, a representation or warranty, covenant or agreement of the Company contained in this Agreement or any other agreement or instrument furnished by the Company to Parent pursuant to this Agreement was in incorrect at the time such representation or warranty, covenant or agreement was made; provided that, with respect to covenants or agreements, a Company Knowledge Party must have actual knowledge of such covenant or agreement and knowingly take an action, or omit to take an action, in contravention of such covenant or agreement with the intent to avoid compliance with such covenant or agreement.

ARTICLE II

THE MERGER

        2.1    First Merger and Second Merger.     Upon the terms of and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub I shall be merged with and into the Company. As a result of such Merger, the separate corporate existence of Merger Sub I shall cease, and the Company shall continue as the surviving corporation of the Merger (the "First Step Surviving Corporation") and a wholly owned subsidiary of Parent. Upon the terms and subject to the conditions set forth herein, at the Second Effective Time, the First Step Surviving Corporation shall merge with and into Merger Sub II, the separate corporate existence of the First Step Surviving Corporation shall cease and Merger Sub II shall continue as the surviving entity (sometimes referred to herein as the "Final Surviving Entity").

        2.2    Effective Time and Second Effective Time; Closing.     Unless this Agreement is earlier terminated pursuant to Section 10.1 hereof, the closing of the First Merger (the "Closing") will take place on a Business Day as promptly as practicable following the satisfaction or, if permissible by the express terms of this Agreement, waiver of the conditions set forth in Article VII hereof, at the offices of Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, Massachusetts 02109, unless another time or place is mutually agreed upon in writing by Parent and the Company. The date upon which the Closing actually occurs shall be referred to herein as the "Closing Date." On the Closing Date, the parties hereto shall cause the First Merger to be consummated by (i) filing a certificate of merger substantially in the form attached hereto as Exhibit C-1 (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of the DGCL and (ii) making all other filings and recordings required under the DGCL. The term "Effective Time" shall mean the time of the filing of the Certificate of Merger, or, if different, the time of effectiveness thereof that is specified therein. Promptly following the Effective Time, but in no event later than two (2) Business Days thereafter, Parent, the First Step Surviving Corporation and Merger Sub II shall cause a certificate of merger in accordance with the relevant provisions of the DGCL in substantially the form attached hereto as Exhibit C-2 (the "Second Certificate of Merger") to be filed with the Secretary of State of Delaware (the "Second Effective Time").

        2.3    Effect of the Mergers.

          (a)    First Merger.    At and after the Effective Time, the First Merger shall have the effects as set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of each of the Company and Merger Sub I shall vest in the First Step Surviving Corporation, and all debts, liabilities and duties of each of the Company and Merger Sub I shall attach to, and become the debts, liabilities and duties of, the First Step Surviving Corporation.

          (b)    Second Merger.    At and after the Second Effective Time, the Second Merger shall have the effects as set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Second Effective Time, all the property, rights, privileges, powers and franchises of each of the First Step Surviving Corporation and Merger Sub II shall vest in the Final Surviving Entity, and all debts, liabilities and duties of each of the First Step Surviving Corporation and Merger Sub II shall attach to, and become the debts, liabilities and duties of, the Final Surviving Entity.

        2.4    Certificate of Incorporation and Bylaws of the First Step Surviving Corporation and Final Surviving Entity.

          (a)   The certificate of incorporation of the Company as the First Step Surviving Corporation shall be amended and restated to read the same as the certificate of incorporation of Merger Sub I as in effect immediately prior to the Effective Time, until thereafter further amended in accordance with the DGCL and as provided in such amended and restated certificate of incorporation, except that Article II of the certificate of incorporation of the First Step Surviving Corporation shall be amended and restated in its entirety to read as follows: "The name of this corporation is Nexage, Inc."

          (b)   The bylaws of the Company as the First Step Surviving Corporation shall be amended and restated to read the same as the bylaws of Merger Sub I as in effect immediately prior to the Effective Time, until thereafter further amended in accordance with the DGCL and as provided in the certificate of incorporation of the First Step Surviving Corporation and such bylaws, except that all references to Merger Sub I in the bylaws of the First Step Surviving Corporation shall be changed to references to Nexage, Inc.

          (c)   Unless otherwise determined by Parent prior to the Second Effective Time, at the Second Effective Time, the Certificate of Formation of Merger Sub II, as in effect immediately prior to the Second Effective Time, shall be amended in its entirety to read as set forth in the Second Certificate of Merger, until thereafter amended as provided by Delaware Law.

          (d)   Unless otherwise determined by Parent prior to the Second Effective Time, the Limited Liability Company Agreement of Merger Sub II, as in effect immediately prior to the Second Effective Time, shall become the Limited Liability Company Agreement of the Final Surviving Entity, until thereafter amended as provided by Delaware Law, the Certificate of Formation of Merger Sub II and such Limited Liability Company Agreement.

        2.5    Directors and Officers.

          (a)   Unless otherwise determined by Parent prior to the Effective Time, the directors of Merger Sub I immediately prior to the Effective Time shall be the initial directors of the First Step Surviving Corporation immediately after the Effective Time, each to hold office in accordance with the provisions of the DGCL and the certificate of incorporation and bylaws of the First Step Surviving Corporation until their successors are duly elected and qualified.

          (b)   Unless otherwise determined by Parent prior to the Effective Time, the officers of Merger Sub I immediately prior to the Effective Time shall be the initial officers of the First Step Surviving Corporation immediately after the Effective Time, each to hold office in accordance with the bylaws of the First Step Surviving Corporation until their successors are duly appointed and qualified.

          (c)   Unless otherwise determined by Parent prior to the Second Effective Time, the managers of Merger Sub II immediately prior to the Second Effective Time shall be the sole managers of the Final Surviving Entity immediately after the Second Effective Time until their respective successors are duly appointed; and

          (d)   Unless otherwise determined by Parent prior to the Second Effective Time, the officers of Merger Sub II immediately prior to the Second Effective Time shall be the officers of the Final Surviving Entity immediately after the Second Effective Time until their respective successors are duly appointed.

        2.6    Effect of Merger on the Securities of the Company.

          (a)    Certification Procedures.

              (i)  Within five (5) days after the date hereof, a certification form as specified by Parent and reasonably acceptable to the Company (the "Certification Form") shall be mailed by the Company to each holder of Company Capital Stock. The Certification Form shall seek to establish whether each holder of Company Capital Stock is an "accredited investor" within the meaning of Rule 501 ("Accredited Investor") of the Securities Act. Such Certification Form shall require each holder to specify and prove to Parent, in its reasonable belief, that such holder is an Accredited Investor.

             (ii)  Any holder of Company Capital Stock that Parent determines is not an Accredited Investor based on the Certification Form will receive cash for such holder's portion of the

    Total Consideration in respect of such Company Capital Stock instead of any Parent Common Stock.

          (b)    Effect on Company Capital Stock.

              (i)  At the Effective Time, by virtue of the First Merger and without any action on the part of Parent, Merger Sub I, the Company or the Company Stockholders, each share of Company Capital Stock that is issued and outstanding immediately prior to the Effective Time (excluding any shares of Company Capital Stock to be canceled pursuant to Section 2.6(a)(ii) and any Dissenting Shares) shall be canceled and extinguished and shall be converted into the right to receive, upon surrender of the certificates representing such shares of the Company Common Stock and Company Preferred Stock in the manner provided in Section 2.8:

              (A)  in the case of an Accredited Investor, the Participating Closing Per Share Consideration plus any Additional Per Share Consideration, subject to the obligation of the Company Stockholder that owns such share of Company Common Stock or Company Preferred Stock immediately prior to the Effective Time to return to Parent or the applicable Parent Indemnified Parties the amount so received as a result of such conversion to the extent such Company Stockholder has, at any time and from time to time, any unsatisfied payment obligations to such Indemnified Parties pursuant to, and subject to the terms and conditions of, Section 2.9(b)(iii) and Article IX; and

              (B)  in the case of a Company Stockholder that is not an Accredited Investor, cash in the amount of the Non-Accredited Closing Per Share Consideration plus any Additional Per Share Consideration, subject to the obligation of the Company Stockholder that owns such share of Company Common Stock or Company Preferred Stock immediately prior to the Effective Time to return to Parent or the applicable Parent Indemnified Parties the amount so received as a result of such conversion to the extent such Company Stockholder has, at any time and from time to time, any unsatisfied payment obligations to such Indemnified Parties pursuant to, and subject to the terms and conditions of, Section 2.9(b)(iii) and Article IX.

             (ii)  Each share of Company Capital Stock held in the treasury of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment or distribution shall be made with respect thereto.

          (c)    Treatment of Company Options and Company Warrants.

            (i)    Effect on Company Warrants.    None of the Company Warrants shall be assumed by Parent, the First Step Surviving Corporation or the Final Surviving Entity. At the Effective Time, each then outstanding and unexercised Company Warrant shall, by virtue of the First Merger, be immediately canceled and the holder thereof shall be entitled to receive, in consideration of such cancellation and subject to compliance with Section 2.8, an amount equal to the Closing Per Warrant Consideration for each share of Company Preferred Stock subject to the Company Warrants, and any Additional Per Warrant Consideration, subject to the obligation of the holder of such Company Warrants to return to Parent or the applicable Indemnified Parties the amount so received as a result of such conversion to the extent such holder has, at any time and from time to time, any unsatisfied payment obligations to such Indemnified Parties pursuant to, and subject to the terms and conditions of, Section 2.9(b)(iii) or Article IX.

            (ii)    Effect on Vested Company Options.    At the Effective Time, each then outstanding and unexercised Vested Company Option shall, by virtue of the Merger, be immediately partially cancelled and partially exchanged and the holder thereof shall be entitled to receive, in consideration of such cancellation and exchange and subject to compliance with Section 2.8:

              (A)  in consideration for the portion of the Vested Company Option that is cancelled, an amount equal to the Closing Per Vested Company Option Cash Consideration for each share of Company Common Stock subject to such Vested Company Option plus any Additional Per Vested Company Option Consideration for each share of Company Common Stock subject to such Vested Company Option; and

              (B)  in consideration for the remaining portion of the Vested Company Option, two options (one, an "Unrestricted Exchanged Vested Option" and the other a "Restricted Exchanged Vested Option") to purchase a number of shares of Parent Common Stock in the amounts, at an exercise price and subject to such terms and conditions as provided below (each, an "Exchanged Vested Option"). As of the Effective Time, such portion of the Vested Company Option shall cease to represent a right to acquire shares of Company Common Stock and shall be converted into the Exchanged Vested Option.

    Each Exchanged Vested Option shall be subject to the terms and conditions that are currently applicable to such Vested Company Option, except that (i) each Unrestricted Exchanged Vested Option shall be exercisable for, and represent the right to acquire, that number of shares of Parent Common Stock (rounded down to the nearest whole share) equal to (A) (x) the number of shares of Company Common Stock subject to such Vested Company Option immediately prior to the Effective Time, multiplied by (y) the Option Exchange Ratio, and further multiplied by (z) the Option Proportion Ratio, less (B) the number of shares of Parent Common Stock subject to the Restricted Exchanged Vested Option related to such Vested Company Option (as calculated pursuant to the following clause (ii)), (ii) each Restricted Exchanged Vested Option shall be exercisable for, and represent the right to acquire, that number of shares of Parent Common Stock (rounded down to the nearest whole share) equal to (A) the product of (x) the Vested Company Option Escrow Per Share Amount multiplied by (y) the number of shares of Company Common Stock subject to such Vested Company Option immediately prior to the Effective Time, divided by (B) the Exchanged Vested Option Per Share Spread, (iii) each Restricted Exchanged Vested Option shall not be exercisable during the period beginning as of the Closing and ending as of the Escrow Release Time, (iv) upon the separation from service to Parent of a holder of a Restricted Exchanged Vested Option for reasons other than cause (as may be defined in the agreement applicable to such Restricted Exchanged Vested Option), the term of such Restricted Exchanged Vested Option shall be extended if necessary such that such term shall terminate no earlier than the date that is thirty (30) days after the Escrow Release Time, irrespective of when, if at all, the holder of such Restricted Exchanged Vested Option ceased to provide services to the Parent provided that in no event shall the option terminate after the original expiration date of such option, (v) all or any portion of each Restricted Exchanged Vested Option shall be cancellable until the Escrow Release Time to satisfy the holder of such Restricted Exchanged Vested Option's indemnification obligations under Section 2.9(b)(iii) and Article IX and (vi) the exercise price per share of Parent Common Stock subject to each Exchanged Vested Option shall be an amount (rounded up to the nearest whole cent) equal to (A) the exercise price per share of such Vested Company Option in effect immediately prior to the Effective Time divided by (B) the Option Exchange Ratio. The exercise price of each Exchanged Vested Option, the number of shares of Parent Common Stock issuable pursuant to each Exchanged Vested Option and the terms and conditions of each Exchanged Vested Option shall in all events be determined in compliance with Section 409A of the Code.

            (iii)    Effect on Unvested Company Options.    At the Effective Time, each then outstanding and unexercised Unvested Company Option shall, by virtue of the Merger, cease to represent a right to acquire shares of Company Common Stock and shall, subject to compliance with Section 2.8, be converted into an option to purchase a number of shares of Parent Common Stock in an amount, at an exercise price and subject to such terms and conditions as provided below (each, an "Exchanged Unvested Option"). Each such Exchanged Unvested Option so converted shall be subject to, and shall become exercisable and vested upon, the terms and conditions that are currently applicable to such Unvested Company Option, except that (i) each Exchanged Unvested Option shall be exercisable for, and represent the right to acquire, that number of shares of Parent Common Stock (rounded down to the nearest whole share) equal to (A) the number of shares of Company Common Stock subject to such Unvested Company Option immediately prior to the Effective Time multiplied by (B) the Option Exchange Ratio, and (ii) the exercise price per share of Parent Common Stock subject to each Exchanged Unvested Option shall be an amount (rounded up to the nearest whole cent) equal to (A) the exercise price per share of such Unvested Company Option in effect immediately prior to the Effective Time divided by (B) the Option Exchange Ratio. The exercise price of each Exchanged Unvested Option, the number of shares of Parent Common Stock issuable pursuant to each Exchanged Unvested Option and the terms and conditions of each Exchanged Unvested Option shall in all events be determined in compliance with Section 409A of the Code.

          (d)    Effect on Capital Stock of Merger Sub I and Merger Sub II.

            (i)    Merger Sub I.    Each share of common stock of Merger Sub I issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and non-assessable share of common stock of the First Step Surviving Corporation. Each stock certificate of Merger Sub I evidencing ownership of any shares of common stock shall continue to evidence ownership of such share of common stock of the First Step Surviving Corporation.

            (ii)    Merger Sub II.    Each share of common stock of the First Step Surviving Corporation issued and outstanding immediately prior to the Second Effective Time shall be converted into and exchanged for one validly issued, fully paid and non-assessable unit of the Final Surviving Entity. Each unit certificate of Merger Sub II evidencing ownership of any units shall continue to evidence ownership of such unit of the Final Surviving Entity.

        2.7    Dissenting Shares.

          (a)   Notwithstanding any provision of this Agreement to the contrary, shares of Company Capital Stock that are outstanding immediately prior to the Effective Time and which are held by Company Stockholders who have exercised and perfected appraisal rights for such shares of Company Capital Stock in accordance with the DGCL (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Participating Closing Per Share Consideration or Non-Accredited Closing Per Share Consideration, as the case may be, or the Additional Per Share Consideration, if any. Such Company Stockholders shall be entitled only to such rights as are granted by the DGCL to a holder of Dissenting Shares, unless and until such Company Stockholders fail to perfect or effectively withdraw or otherwise lose their appraisal rights under the DGCL. All Dissenting Shares held by Company Stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their right to appraisal of such shares of Company Capital Stock under the DGCL shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to the Participating Closing Per Share Consideration or Non-Accredited Closing Per Share Consideration,

  as the case may be, plus any Additional Per Share Consideration, if any, without any interest thereon, upon the surrender of the certificate representing such shares of Company Capital Stock.

          (b)   The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other related instruments served pursuant to the DGCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

        2.8    Exchange Mechanics.

          (a)   Prior to the Closing Date, Parent shall select a reputable bank or trust company reasonably acceptable to the Company to act as exchange agent (the "Exchange Agent") for the First Merger.

          (b)   At the Closing, Parent shall make, or cause to be made, (i) deposits of the Closing Stock Consideration and Total Cash Consideration to the Exchange Agent and (ii) a number of shares equal to the Escrow Amount to the Escrow Agent.

          (c)    Exchange Procedures.    Subject to the conditions set forth in this Agreement:

              (i)  As soon as commercially practicable after the Effective Time, the Final Surviving Entity or the Exchange Agent shall mail or otherwise deliver to each holder of Vested Company Options or Company Warrants as of immediately prior to the Effective Time, to the address set forth opposite such holder's name on the Spreadsheet, (A) in the case of holders of Vested Company Options who are subject to income or employment Tax withholding by Parent, the Final Surviving Entity or the Company and who are to receive their portion of the Total Consideration from Parent, an optionholder letter of transmittal in a form reasonably acceptable to Parent and the Company, (B) in the case of holders of Vested Company Options who are not subject to income or employment Tax withholding by Parent, the Final Surviving Entity or the Company and who are to receive their portion of the Total Consideration from the Exchange Agent, an optionholder letter of transmittal in a form reasonably acceptable to Parent and the Company or (C) in the case of the holders of Company Warrants, a warrantholder letter of transmittal in a form reasonably acceptable to Parent and the Company (collectively, the "Optionholder and Warrantholder Letters of Transmittal"). As soon as commercially practicable after the Closing Date and upon receipt by the Exchange Agent or Parent, as applicable, of such Optionholder and Warrantholder Letters of Transmittal, together, in the case of Company Warrants, with the canceled certificate(s) or agreement(s) representing such holder's Company Warrants, Parent shall cause to be issued or paid, as applicable, to such holder of Vested Company Options or Company Warrants, as applicable, (I) in exchange therefor the Closing Per Vested Company Option Consideration or the Closing Per Warrant Consideration, as the case may be, in respect of such Vested Company Options or Company Warrants so surrendered for cancellation by such holder. No portion of the Closing Per Vested Company Option Consideration, the Additional Per Vested Company Option Consideration, the Closing Per Warrant Consideration or the Additional Per Warrant Consideration shall be delivered to the holder of any Vested Company Option or Company Warrant, as the case may be, until the holder of record of such Vested Company Option or Company Warrant shall have delivered to the Exchange Agent or Parent, as applicable, the Optionholder and Warrantholder Letter of Transmittal.

             (ii)  As soon as commercially practicable after the Effective Time, Parent shall cause the Exchange Agent to mail or otherwise deliver to each Company Stockholder a stockholder letter of transmittal in a form reasonably acceptable to Parent and the Company (the

    "Stockholder Letter of Transmittal" and together with the Optionholder and Warrantholder Letter of Transmittal, the "Letters of Transmittal") to the address set forth opposite such holder's name on the Spreadsheet. After receipt of such Stockholder Letter of Transmittal, such Company Stockholder shall surrender the certificates representing his, her or its shares of the Company Capital Stock (the "Company Stock Certificates") to the Exchange Agent for cancellation together with a duly completed and validly executed Letter of Transmittal. Upon surrender of the Company Stock Certificates and the Letter of Transmittal, the Exchange Agent shall deliver to the holder of such Company Stock Certificates, (I) if such holder is an Accredited Investor, in exchange therefor the Participating Closing Per Share Consideration in respect of such share of Company Capital Stock or (II) if such holder is not an Accredited Investor, an amount in cash equal to the Per Share Consideration in respect of each share of Company Capital Stock so surrendered for cancellation by such holder. The Company Stock Certificates so surrendered shall be canceled. Until so surrendered, after the Effective Time, subject to appraisal rights under the DGCL, each Company Stock Certificate will be deemed, for all corporate purposes thereafter, to evidence only the right to receive the consideration provided for in this Article II. No portion of the Participating Closing Per Share Consideration, any Additional Per Share Consideration or any Per Share Consideration, as the case may be, shall be paid to any Company Stockholder that has not surrendered his, her or its Company Stock Certificate until the holder of record of such Company Stock Certificate shall surrender such Company Stock Certificate and the Exchange Documents pursuant hereto.

          (d)    Legend on Share Certificates.    Other than shares of Parent Common Stock to be issued to the holders of Company Options (all of which Parent shall register on Form S-8), the certificates representing the shares of Parent Common Stock issuable in the Merger, shall include an endorsement typed or otherwise denoted conspicuously thereon of the following legend:

    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE RESOLD OR TRANSFERRED UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS, AND HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED."

        In the event that any shares of Parent Common Stock issuable hereunder shall cease to be Restricted Shares, Parent shall, upon the written request of the holder thereof, issue to such holder a new certificate representing such shares of Parent Common Stock without the legend required by the foregoing. For purposes of the foregoing, "Restricted Shares" means all shares of Parent Common Stock issuable hereunder other than shares of Parent Common Stock (i) the offer and sale of which have been registered under a registration statement pursuant to the Securities Act and sold thereunder, (ii) with respect to which a sale or other disposition has been made in reliance on and in accordance with Rule 144 (or any successor provision) under the Securities Act, or (iii) with respect to which the holder thereof shall have delivered to Parent either (A) an opinion of counsel in form and substance reasonably satisfactory to Parent, delivered by counsel reasonably satisfactory to Parent, or (B) a "no action" letter from the SEC, in either case to the effect that subsequent transfers of such shares of Parent Common Stock may be effected without registration under the Securities Act.

          (e)    Distributions with Respect to Unexchanged Shares.    No dividends or other distributions declared or made after the Effective Time with respect to shares of Parent Common Stock comprising part of the Total Parent Stock Consideration with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificates with respect to the shares of Parent Common Stock represented thereby until the holder of such Company Stock Certificate shall surrender such Company Stock Certificate in accordance with this Section 2.8.

          (f)    Return of the Closing Stock Consideration and Total Cash Consideration.    Any portion of the Closing Stock Consideration and Total Cash Consideration that remains unclaimed by the former holders of the Company Capital Stock or holders of Company Options or Company Warrants for one (1) year after the Effective Time shall be delivered to Parent. Any former holder of Company Capital Stock or holder of Company Options or Company Warrants that has not complied with this Section 2.8 prior to the end of such one-year period shall thereafter look only to Parent (subject to abandoned property, escheat or other similar laws) but only as a general creditor thereof for payment of its claim for its portion of the Total Consideration. Any portion of the Closing Stock Consideration or Total Cash Consideration that remains unclaimed immediately prior to the date on which it would otherwise become subject to any abandoned property, escheat or similar law, shall, to the extent permitted by applicable law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto. No interest shall be payable for any shares of Parent Common Stock delivered to Parent pursuant to this Section 2.8(f) or cash which is subsequently delivered to any former holder of Company Capital Stock or holder of Company Options or Company Warrants.

          (g)    No Further Rights in the Company Capital Stock.    The Closing Stock Consideration and Additional Per Share Consideration, paid or payable in respect of the surrender for exchange of shares of the Company Capital Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares and there shall be no further registration of transfer on the records of the Final Surviving Entity of such shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Stock Certificates are presented to the Final Surviving Entity for any reason, they shall be canceled and exchanged as provided in this Section 2.8.

          (h)    Lost Certificates or Documentation.    If any Company Stock Certificate or documents evidencing Company Warrants shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company Stock Certificate or documents to be lost, stolen or destroyed, the Exchange Agent or the Final Surviving Entity, as applicable, shall issue in exchange for such lost, stolen or destroyed Company Stock Certificate or document, the applicable portion of the Total Consideration to which such Person is entitled pursuant to the provisions of Section 2.6.

          (i)    No Liability.    Notwithstanding anything to the contrary in this Section 2.8, none of Parent, the Exchange Agent, the Escrow Agent, the Final Surviving Entity or any other party hereto shall be liable to any holder of any Company Capital Stock or any holder of any Company Options or Company Warrants for any amount paid to a public official pursuant to any abandoned property, escheat or similar law.

          (j)    No Fractional Shares.    Notwithstanding any other provision of this Agreement, no fractional shares of Parent Common Stock shall be issued in exchange for any Company Capital Stock, Company Options or Company Warrants, and no holder of any of the foregoing shall be entitled to receive a fractional share of Parent Common Stock. In the event that any holder of Company Capital Stock, Company Options or Company Warrants would otherwise be entitled to receive a fractional share of Parent Common Stock (after aggregating all shares and fractional shares of Parent Common Stock issuable to such holder), then such holder shall be paid an amount in Dollars (without interest) determined by multiplying (i) the Parent Stock Price by (ii) the fraction of a share of Parent Common Stock to which such holder would otherwise be entitled, in which case Parent shall make available to the Exchange Agent the amount of cash necessary to make such payments. The parties acknowledge that payment of cash consideration in lieu of issuing fractional shares of Parent Common Stock was not separately bargained for consideration but represents merely a mechanical rounding off for purposes of simplifying the problems that would otherwise be caused by the issuance of fractional shares of Parent Common Stock.

        2.9    Working Capital Adjustment.

          (a)    Preparation of Estimated Closing Balance Sheet; Estimated Net Working Capital.

              (i)  The Company shall prepare in good faith and, at least three (3) Business Days prior to the Closing Date, deliver to Parent (A) an estimated balance sheet of the Company, which shall be reasonably acceptable to Parent, as of the earlier of (i) the close of business on the day prior to the Closing Date and (ii) the close of business on October 31, 2014, reflecting thereon the Company's best estimate of all balance sheet items of the Company (the "Estimated Closing Balance Sheet") and (B) the Net Working Capital of the Company as of the earlier of (i) the close of business on the day prior to the Closing Date and (ii) the close of business on October 31, 2014, based on the Estimated Closing Balance Sheet ("Estimated Net Working Capital"). The Estimated Closing Balance Sheet shall be prepared using the same accounting principles, practices, methodologies and policies that were used to prepare the Current Balance Sheet.

             (ii)  The cash consideration to be paid by Parent at Closing shall be adjusted, dollar for dollar, down to the extent that the Estimated Net Working Capital is less than the Net Working Capital Target. The "Estimated Net Working Capital Adjustment Amount" is the Estimated Net Working Capital minus the Net Working Capital Target (for the sake of clarity, such amount may be a negative number); provided that if the result of such subtraction is a positive number then the Estimated Net Working Capital Adjustment Amount shall be zero ($0) dollars.

            (iii)  Following receipt of the Estimated Closing Balance Sheet, the Company shall permit Parent and its representatives at all reasonable times and upon reasonable notice to review the Company's working papers relating to the Estimated Closing Balance Sheet (including the Estimated Net Working Capital) as well as all of the Company's accounting books and records relating to the determination of the Estimated Closing Balance Sheet, and the Company shall make reasonably available its representatives responsible for the preparation of the Estimated Closing Balance Sheet in order to respond to the reasonable inquiries of Parent. Prior to Closing, the parties shall discuss in good faith the computation of any of the items on the Estimated Net Working Capital.

          (b)    Preparation of Final Closing Balance Sheet.

              (i)  As promptly as practicable, but no later than ninety (90) days after the Closing Date, Parent shall prepare and deliver to the Securityholder Representative (A) a balance sheet of the Company as of the close of business on the earlier of (i) the day prior to the Closing Date and (ii) the close of business on October 31, 2014, reflecting thereon Parent's determination of the same balance sheet items of the Company as included on the Estimated Closing Balance Sheet but adjusted to take into account the final balances as of the close of business on the earlier of (i) the day prior to the Closing Date and (ii) October 31, 2014 (the "Closing Balance Sheet") and (B) the Net Working Capital of the Company based on the Closing Balance Sheet.

             (ii)  Unless the Securityholder Representative delivers the Dispute Notice within forty-five (45) days after receipt of the Closing Balance Sheet, such Closing Balance Sheet shall be deemed the "Final Closing Balance Sheet," shall be binding upon the Company Securityholders and Parent and shall not be subject to dispute or review. If the Securityholder Representative disagrees with the Closing Balance Sheet, the Securityholder Representative may, within forty-five (45) days after receipt thereof, notify Parent in writing (the "Dispute

    Notice"), which Dispute Notice shall provide reasonable detail of the nature of each disputed item on the Closing Balance Sheet, including all supporting documentation thereto, and the Securityholder Representative shall be deemed to have agreed with all other items and amounts contained in the Closing Balance Sheet delivered pursuant to this Section 2.9(b)(ii). Parent and the Securityholder Representative shall first use commercially reasonable efforts to resolve such dispute between themselves and, if Parent and the Securityholder Representative are able to resolve such dispute, the Closing Balance Sheet shall be revised to the extent necessary to reflect such resolution, shall be deemed the "Final Closing Balance Sheet" and shall be conclusive and binding upon the Company Securityholders and Parent and shall not be subject to dispute or review. If Parent and the Securityholder Representative are unable to resolve the dispute within fifteen (15) days after receipt by Parent of the Dispute Notice, Parent and the Securityholder Representative shall submit the dispute to a nationally recognized independent accounting or financial firm selected by Parent and reasonably approved by the Securityholder Representative (the "Accountants"). The Accountants shall act as experts and not arbiters and shall determine only those items that remain in dispute on the Closing Balance Sheet. Promptly, but no later than thirty (30) days after engagement, the Accountants shall deliver a written report to Parent and the Securityholder Representative as to the resolution of the disputed items, the resulting Closing Balance Sheet and the resulting calculation of Net Working Capital as of the Closing Date. The Closing Balance Sheet as determined by the Accountants shall be deemed the "Final Closing Balance Sheet," shall be conclusive and binding upon the Company Securityholders and Parent and shall not be subject to dispute or review. The fees and expenses of the Accountants in connection with the resolution of disputes pursuant to this Section 2.9(b)(ii) shall be paid (A) by the Company Securityholders, if Parent's calculation of the portion of the Closing Net Working Capital in dispute is closer to the Accountants' determination than the Securityholder Representative's calculation thereof, (B) by Parent, if the reverse is true or (C) except as provided in clauses (A) or (B) above, equally by the Company Securityholders and Parent. Parent and the Securityholder Representative agree that they will, and agree to cause their respective representatives and independent accountants to cooperate and assist in the preparation of the Closing Balance Sheet and in the conduct of the audits and reviews referred to in this Section 2.9(b)(ii) , including, without limitation, the making available to the extent necessary of books, records, work papers and personnel.

            (iii)  The Total Consideration, in accordance with Article I, shall be adjusted, dollar for dollar, downwards to the extent that the Net Working Capital set forth on the Final Closing Balance Sheet (the "Closing Net Working Capital") is less than the Estimated Net Working Capital. Within three (3) Business Days following determination of the Closing Net Working Capital in accordance with Section 2.9(b)(ii), (A) if the Closing Net Working Capital is less than the Estimated Net Working Capital, Parent shall be entitled to recover from the Escrow Fund an amount (or, with respect to Restricted Exchanged Vested Options, cancel a portion of the Restricted Exchanged Vested Options in accordance with the last sentence of Section 9.5(e)(i)) equal to the difference between such amounts, or (B) if the Closing Net Working Capital is greater than the Estimated Net Working Capital, Parent shall pay to the Company Securityholders an amount equal to the lesser of the difference between such amounts and the difference between the Closing Net Working Capital and the Net Working Capital Target, which amount shall be paid out to the Company Securityholders in accordance with the Spreadsheet. The difference between the Closing Net Working Capital and the Estimated Net Working Capital is referred to as the "Final Net Working Capital Adjustment Amount."

        2.10    Notices.

          (a)   The Company shall use its reasonable best efforts to secure, immediately after the execution and delivery of this Agreement (but no later than one (1) Business Day thereafter), the delivery of the Stockholder Consent, which shall constitute all requisite approvals by any holders of Company Capital Stock of this Agreement, the First Merger and the other transactions contemplated hereby.

          (b)   Promptly, but in no event later than five (5) calendar days after the date of the Stockholder Consent, the Company shall deliver notice to all holders of the Company Capital Stock of the approval by the requisite number of holders of Company Capital Stock of this Agreement, the First Merger and the other transactions contemplated hereby, pursuant to and in accordance with the applicable provisions of the DGCL, including Section 228(e), and the Charter Documents (the "Stockholder Notices").

          (c)   Promptly, but in no event later than five (5) calendar days after the date of the Stockholder Consent, the Company shall provide to each holder of Company Capital Stock whose consent was not obtained a copy of the notice required pursuant to Section 262 of the DGCL informing such holder that appraisal rights are available for his, her or its shares of Company Capital Stock pursuant to Section 262 of the DGCL along with such other information as required by Section 262 of the DGCL and applicable law (the "Section 262 Notice").

          (d)   Without limiting the rights and remedies of Parent or any of the other Parent Indemnified Parties, the Stockholder Notices and the Section 262 Notice, including any amendments or supplements thereto, shall be subject to review and approval by Parent, such approval not to be unreasonably withheld.

          (e)   Each party shall provide to the other any information for inclusion in the preparation of the Stockholder Consent, the Stockholder Notices or Section 262 Notices that may be required by law and that is reasonably requested by any other party.

        2.11    Retention Equity.     Parent shall issue within thirty (30) days of the Closing Date, equity incentive awards to Continuing Employees in the form of stock options and/or restricted stock units for an aggregate number of shares of Parent Common Stock with an aggregate value, based on the Parent Stock Price, representing an aggregate value set forth on Schedule 2.11 (not inclusive of amounts issued to the Key Employees, employees providing solely transition services and equity incentive awards for service on Parent's Board of Directors).

        2.12    Withholding Taxes.

          (a)   Notwithstanding any other provision of this Agreement, the Company and, on its behalf, Parent, the Final Surviving Entity, the Escrow Agent and the Exchange Agent shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement, such amounts as may be required to be deducted or withheld therefrom under any provision of the U.S. federal, state, local or foreign Tax law or under any applicable legal requirement and to request any necessary Tax forms, including Form W-9 or the appropriate series of Form W-8, as applicable, or any similar information. To the extent such amounts are so deducted or withheld and properly remitted to the appropriate Governmental Entity, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

          (b)   Except as expressly provided in this Agreement, the parties make no representations or warranties to any holders of any Company Capital Stock or holders of Company Options or Company Warrants regarding the tax treatment of the Merger, or any of the tax consequences to the Company or any such holder of this Agreement, the Merger or any of the other transactions contemplated hereby.

        2.13    Taking of Necessary Action; Further Action.     If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Final Surviving Entity with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company or any of its subsidiaries, then the officers and directors of the Final Surviving Entity, Parent, Merger Sub I and Merger Sub II are fully authorized to take, and will take, all such lawful and necessary actions.

        2.14    Expense Fund.     On the Closing Date, the Company will wire to the Securityholder Representative $250,000 (the "Expense Fund"), which will be held by the Securityholder Representative as agent and for the benefit of the Indemnifying Holders in a segregated client account and which will be used for the purposes of paying directly, or reimbursing the Securityholder Representative for, any third party expenses pursuant to this Agreement, the Escrow Agreement or any Securityholder Representative engagement agreement. The Securityholder Representative will hold the Expense Fund separate from its corporate funds and will not voluntarily make it available to its creditors in the event of bankruptcy. The Indemnifying Holders will not receive any interest or earnings on the Expense Fund and irrevocably transfer and assign to the Securityholder Representative any ownership right that they may otherwise have had in any such interest or earnings. The Securityholder Representative is not providing any investment supervision, recommendations or advice and will not be liable for any loss of principal of the Expense Fund other than as a result of its gross negligence or willful misconduct. As soon as practicable following the release in full of the Escrow Fund, the Securityholder Representative will deliver the balance of the Expense Fund to the Exchange Agent for further distribution to the Indemnifying Holders, in accordance with their respective Indemnity Pro Rata Shares. For tax purposes, the Expense Fund will be treated as having been received and voluntarily set aside by the Indemnifying Holders. The Securityholder Representative is not acting as a withholding agent or in any similar capacity in connection with the Expense Fund, and has no tax reporting or income distribution obligations hereunder except as required by applicable law.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to Parent, subject to such exceptions as are specifically disclosed in the disclosure schedule (referencing the appropriate section and subsection numbers or disclosed in any other section, subsection or clause of the disclosure schedule, provided, that it is reasonably apparent upon reading the disclosure in such other section, subsection or clause without independent knowledge on the part of the reader regarding the matter disclosed, that such disclosure is responsive to the appropriate section or subsection of this Article III) supplied by the Company to Parent (the "Company Disclosure Schedule") on and dated as of the date hereof as follows:

        3.1    Organization of the Company and its Subsidiaries.

          (a)   The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as currently conducted. Each of the Company's subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as currently conducted. Each of the Company and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing in each jurisdiction where the character or location of its assets or properties (whether owned, leased or licensed) or the nature of its activities make such qualification or licensing necessary to the business of the Company and its subsidiaries as currently conducted, except where the failure to be so qualified or licensed, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. The Company has made available to the Parent a true and correct copy of its certificate of incorporation, as amended to date (the "Certificate of Incorporation") and bylaws, as amended to date, each in full force and effect on the date hereof (collectively, the "Charter Documents"). The Company has made available to the Parent true and correct copies of the organizational documents of each of its subsidiaries, in each case, as amended to date, each in full force and effect on the date hereof. The Board of Directors of the Company has not approved or proposed any amendment to any of the Charter Documents. None of the boards of directors, or similar bodies, or any stockholders, of any of the Company's subsidiaries has approved or proposed any amendment to the organizational documents of any such subsidiary (as made available by the Company).

          (b)   Section 3.1(b) of the Company Disclosure Schedule lists the respective directors and officers of the Company and each of its subsidiaries.

          (c)   Section 3.1(c) of the Company Disclosure Schedule lists, by legal entity, every state or foreign jurisdiction in which the Company or any of its subsidiaries has Employees or facilities.

        3.2    Company Capital Structure.

          (a)   The authorized capital stock of the Company consists of (i) 45,000,000 shares of Company Common Stock, of which 3,599,250 shares are issued and outstanding as of the date hereof, no shares are held in the treasury of the Company as of the date hereof, 7,896,590 shares are reserved for future issuance pursuant to outstanding Company Options as of the date hereof, and 28,290,357 shares are reserved for future issuance pursuant to the terms of the outstanding Company Preferred Stock as of the date hereof, and (ii) 27,259,137 shares of Company Preferred Stock, consisting entirely of (A) 12,793,070 shares of Series A Preferred Stock, of which 12,159,480 shares are issued and outstanding as of the date hereof and 633,590 shares are reserved for future issuance pursuant to the terms of the Series A Warrants as of the date hereof, and (B) 15,457,016 shares of Series B Preferred Stock, of which 15,099,657 shares are issued and outstanding as of the date hereof and 357,359 shares are reserved for future issuance pursuant to the terms of the Series B Warrants as of the date hereof. Each share of Company Preferred Stock is convertible into one (1) share of Company Common Stock. All of the issued and outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights. Except as set forth on Section 3.2(d) of the Company Disclosure Schedule, all of the issued and outstanding equity securities of each subsidiary of the Company are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights. As of the date hereof, the Company Capital Stock is held by the Persons with the domicile addresses and in the amounts set forth on Section 3.2(a) of the Company Disclosure Schedule, which further sets forth for each such Person the number, class and series of shares held by such Person, the percentage held by such Person relative to each class or series of shares such Person owns and the total issued and outstanding shares of Company Capital Stock as of the date hereof, and the number of the applicable stock certificates representing such shares. Except as set forth on Section 3.2(a) of the Company Disclosure Schedule (which provides an accurate and complete description of the vesting schedule and each repurchase and redemption right held by the Company to which any shares of Company Capital Stock are subject), there are no outstanding shares of Company Capital Stock or any equity securities of any subsidiary of the Company that constitute restricted stock or that are otherwise subject to a repurchase or redemption right. There are no declared or accrued but unpaid dividends with respect to any equity securities of the Company or any of its subsidiaries. Except as set forth in this Section 3.2(a), the Company has no other capital stock authorized, issued or outstanding.

          (b)   All outstanding shares of Company Capital Stock, equity securities of each subsidiary of the Company, Company Options, and other equity or equity based awards of the Company or any subsidiary of the Company have been issued in compliance in all material respects with all applicable federal, state, local or foreign statutes, laws, rules or regulations, including federal securities laws and any applicable state securities or "blue sky" laws.

          (c)   Except as set forth in Section 3.2(c) of the Company Disclosure Schedule and as set forth in this Section 3.2(c), the Company has never adopted, sponsored or maintained any stock option plan or any other plan or agreement providing for equity or equity related compensation to any Person. The Company has reserved 9,270,103 shares of Company Common Stock for issuance under the Company's 2009 Stock Option/Stock Issuance Plan (the "Stock Plan"), of which options to purchase 7,896,590 shares of Company Common Stock are outstanding as of the date of this Agreement. Section 3.2(c) of the Company Disclosure Schedule also accurately sets forth with respect to each Company Option that is outstanding and each Company Warrant that is outstanding: (i) the name and domicile address of the holder of such Company Option or Company Warrant; (ii) whether such Company Option or Warrant has been vested; (iii) the type and number of shares of Company Capital Stock issuable upon the exercise of such Company Option or Company Warrant; (iv) the respective grant date(s) of such Company Option or and the term of such Company Option or Company Warrant; (v) the exercise price per share of Company Capital Stock purchasable under such Company Option or Company Warrant; and (vi) whether such Company Option or Company Warrant has been designated an "incentive stock option" as defined in Section 422 of the Code. No Company Option or Company Warrant will by its terms require an adjustment in connection with the Merger, except as expressly contemplated by this Agreement.

          (d)   Except as set forth in Sections 3.2(c) and 3.2(d) of the Company Disclosure Schedule, there are no options, warrants, calls, rights, convertible securities, commitments or agreements of any character, written or oral, to which the Company or any subsidiary of the Company is a party or by which the Company or any subsidiary of the Company is bound obligating the Company or any subsidiary of the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Company Capital Stock or any equity securities of any subsidiary of the Company or obligating the Company or any subsidiary of the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company or any subsidiary of the Company.

          (e)   Except as set forth in Section 3.2(e) of the Company Disclosure Schedule and except as contemplated hereby, there are no (i) voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company or any subsidiary of the Company and (ii) agreements to which the Company or any subsidiary of the Company is a party relating to the registration, sale or transfer (including agreements relating to rights of first refusal, co sale rights or "drag along" rights) of any Company Capital Stock or any equity securities of any subsidiary of the Company.

        3.3    Subsidiaries.     Section 3.3 of the Company Disclosure Schedule sets forth: (a) the name of each subsidiary of the Company; (b) the jurisdiction of organization of each subsidiary of the Company; (c) the number, class and series of all outstanding equity securities of each subsidiary of the Company and (d) a list of each of the holders thereof, together with the number and percentage held by such holder relative to such class or series. The Company does not control, directly or indirectly, or have any direct or indirect equity participation or similar interest in, or any obligations to acquire any equity securities of or make any contribution to or debt or equity investment in, any Person that is not a wholly owned subsidiary of the Company.

        3.4    Authority and Enforceability.

          (a)   The Company has all requisite corporate power and authority to enter into this Agreement and any Related Agreements to which it is a party and, subject to obtaining the Stockholder Consent, to consummate the First Merger and to consummate the other transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and any Related Agreements to which the Company is a party and the consummation of the First Merger the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further corporate action is required on the part of the Company to authorize this Agreement and any Related Agreements to which it is a party or the First Merger or the other transactions contemplated hereby and thereby (other than, in the case of the consummation of the First Merger, obtaining the Stockholder Consent and the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement and the First Merger have been unanimously approved by the Board of Directors of the Company. This Agreement has been duly executed and delivered by the Company and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitutes the valid and binding obligations of the Company enforceable against it in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. The Related Agreements to which the Company is a party, when executed and delivered by the Company and assuming the due authorization, execution and delivery by the other parties hereto and thereto, will constitute the valid and binding obligations of the Company enforceable against it in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

          (b)   Without limiting the generality of the foregoing, the Board of Directors of the Company has unanimously (i) determined that the First Merger is fair to, and in the best interests of, the Company and the Company Stockholders, (ii) approved and adopted the First Merger and this Agreement in accordance with the provisions of the DGCL and the Charter Documents, (iii) directed that this Agreement and the First Merger be submitted to the Company Stockholders for their approval and adoption and (iv) resolved to recommend that the Company Stockholders vote in favor of the approval and adoption of this Agreement and the First Merger.

        3.5    Stockholder Consent.     The Stockholder Consent, when executed and delivered, will satisfy all requirements for consents, votes or approvals by the holders of any classes or series of Company Capital Stock necessary to approve and adopt, and consummate, this Agreement, the First Merger and the Related Agreements to which the Company is party in accordance with the Company's Certificate of Incorporation and applicable law.

        3.6    No Conflict.     The execution and delivery by the Company of this Agreement and any Related Agreement to which the Company is a party, and the consummation of the First Merger and the other transactions contemplated hereby and thereby, will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Charter Documents or any organizational documents of any subsidiary of the Company, (ii) any Material Contract to which the Company or any subsidiary of the Company is a party or by which any of the Company's or any of its subsidiaries' respective properties or assets may be bound (except for immaterial (in relation to the Company and its subsidiaries, taken as a whole) conflicts, violations, defaults, rights of termination, cancellations, modifications, accelerations or losses), or (iii) assuming that all consents, approvals, authorizations, waiting period expirations, and other actions described in Section 3.7 have been obtained and all filings and obligations described in Section 3.7 have been made or complied with, any material judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets (whether tangible or intangible). Section 3.6 of the Company Disclosure Schedule sets forth all necessary consents, waivers and approvals of parties to any Material Contracts as are required thereunder in connection with the First Merger, or for any such Material Contract to remain in full force and effect without limitation, modification or alteration immediately after the Closing in accordance with the terms of such Material Contracts.

        3.7    Consents.     No material consent, notice, waiver, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission (each, a "Governmental Entity") is required by, or with respect to, the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement and any Related Agreement to which the Company or any of its subsidiaries is a party or the consummation of the First Merger and the other transactions contemplated hereby and thereby, except for (i) the filing of a Certificate of Merger as provided in Section 2.2, (ii) such consents, notices, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws and (iii) such filings and notifications as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") or any other applicable federal, state or foreign law, regulation, order, decree or other legal restraint designed to govern competition or prohibit, restrict or regulate actions with the purpose or effect of monopolization or restraint of trade (collectively "Antitrust Laws"), to be made by Company, or by its "ultimate parent entity" as that term is defined in the HSR Act, and the expiration or early termination of any applicable waiting periods under the HSR Act or applicable foreign Antitrust Laws.

        3.8    Company Financial Statements.

          (a)   Section 3.8(a) of the Company Disclosure Schedule sets forth (i) the Company's audited consolidated balance sheet as of December 31, 2013 and the related audited consolidated statements of income, cash flow and stockholders' equity (the "2013 Financials"), the Company's audited consolidated balance sheet as of December 31, 2012 and the related audited consolidated statements of income, cash flow and stockholders' equity (the "2012 Financials"), and the Company's audited consolidated balance sheet as of December 31, 2011 and the related audited consolidated statements of income, cash flow and stockholders' equity (the "2011 Financials"), and (ii) the Company's consolidated interim unaudited consolidated balance sheet as of July 31, 2014 (the "Balance Sheet Date"), and the related unaudited consolidated statements of income, cash flow and stockholders' equity for the seven (7) months then ended (the "2014 Financials" and together with the 2013 Financials, the 2012 Financials and the 2011 Financials, the "Financials"). The Financial Statements are true and correct in all material respects and were prepared in accordance with GAAP (except that the 2014 Financials do not contain footnotes and may be subject to normal year-end audit adjustments) applied on a consistent basis throughout the periods indicated and consistent with each other. The Financials present fairly in all material respects the Company's and its subsidiaries' consolidated financial condition, operating results and cash flows as of the dates and during the periods indicated therein (except that the 2014 Financials may be subject to normal year-end audit adjustments) that, to the extent not reflected therein, are not material in amounts or nature. The Company's unaudited consolidated balance sheet as of the Balance Sheet Date is referred to hereinafter as the "Current Balance Sheet".

          (b)   Section 3.8(b) of the Company Disclosure Schedule sets forth a true and correct list of the revenue (by billing address) earned by the Company from sources in each country other than the United States, on a country-by-country basis, during the seven (7) months ended on July 31, 2013 (determined in accordance with GAAP, which shall be applied in a manner consistent with the Financials to the extent they are consistent with GAAP).

        3.9    No Undisclosed Liabilities, No Material Adverse Effect; Ordinary Course.

          (a)   Neither the Company nor any subsidiary of the Company has any Liabilities of any type, except for: (i) those set forth or adequately provided for in the Current Balance Sheet; (ii) those incurred after the date of the Current Balance Sheet arising in the ordinary course of business and consistent with past practice (none of which in either case results from, arises out of, relates to, is in the nature of or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law); (iii) those arising under this Agreement; (iv) performance obligations under Material Contracts other than with respect to any liability of the Company or its subsidiaries for breach or default; and (v) performance obligations under Contracts to which the Company is a Party that are not Material Contacts other than with respect to any liability of the Company or its subsidiaries for breach or default.

          (b)   Since the Balance Sheet Date, there has not occurred any Material Adverse Effect.

          (c)   Since the Balance Sheet Date, neither the Company nor any of its subsidiaries has taken any action that, if taken after the date hereof, would require Parent's consent under Section 5.1.

        3.10    Accounts Receivable.     All of the accounts receivable, whether billed or unbilled, of the Company and its subsidiaries set forth on the Current Balance Sheet arose in the ordinary course of business, are carried at values determined in accordance with GAAP consistently applied, are not subject to any valid set-off or counterclaim and do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement. All of the accounts receivable, whether billed or unbilled, of the Company and its subsidiaries that have arisen since the Balance Sheet Date arose in the ordinary course of business, are carried at values determined in accordance with GAAP consistently applied, are not subject to any valid set-off or counterclaim and do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement. Section 3.10 of the Company Disclosure Schedule sets forth the aging of the accounts receivable as of the date hereof.

        3.11    Tax Matters.

          (a)    Tax Returns and Audits.

              (i)  The Company and each of its subsidiaries have (A) prepared and timely filed all U.S. federal and material state, local and non-U.S. returns, estimates, information statements, forms and reports required to be filed under applicable law in connection with the determination, assessment, or collection of any Tax ("Returns") required to be paid by the Company or any of its subsidiaries or their respective operations and such Returns are true and correct in all material respects and have been completed in accordance with applicable law and accurately set forth all material items to the extent required to be reflected or included on such Returns, and (B) timely paid all material Taxes it is required to pay (whether or not shown on a Return) or, for all Taxes that are not yet due and payable (whether or not shown on any Return) that have accrued up to and including the Closing Date, has appropriately included such Taxes in the Estimated Closing Balance Sheet.

             (ii)  The Company and each of its subsidiaries have paid or withheld with respect to their respective Employees, stockholders and other third parties, all Taxes required to be paid or withheld, and have timely paid over any such Taxes over to the appropriate authorities.

            (iii)  There is no Tax deficiency outstanding, assessed or proposed in writing against the Company or any of its subsidiaries, nor has the Company or any of its subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax, which waiver is still in effect.

            (iv)  None of the Company or any of its subsidiaries or any of the Company Knowledge Parties expects any authority to assess any material additional Taxes for any period for which Tax Returns have been filed. No audit or other examination of any Return of the Company or any of its subsidiaries is presently in progress, nor has the Company or any of its subsidiaries been notified in writing of any request for such an audit or other examination, and none of the Company or any of its subsidiaries has Knowledge that any such action or proceeding is being contemplated. No adjustment relating to any Return filed by the Company has been proposed in writing by any Tax authority.

             (v)  The Company has delivered or made available to Parent, copies of all income and other material Returns for the Company and its subsidiaries filed for all periods since December 31, 2010.

            (vi)  No claim has ever been made by a Governmental Entity in a jurisdiction where the Company or any of its subsidiaries does not file Returns that it is or may be subject to taxation by that jurisdiction.

           (vii)  With the exception of customary commercial leases or contracts that are not primarily related to Taxes entered into in the ordinary course of business and liabilities thereunder, neither the Company nor any of its subsidiaries has (A) ever been a party to any Tax sharing, indemnification or allocation agreement, nor does the Company or any of its subsidiaries owe any amount under any such agreement, (B) had any Liability for the Taxes of any Person (other than Company or any subsidiary) under Treasury Regulation §1.1502-6 (or any similar provision of state, local or non-U.S. law), as a transferee or successor, by Contract, or by operation of law or (C) ever been a party to any joint venture, partnership or other arrangement that could be treated as a partnership for Tax purposes.

          (viii)  The Company has not been, during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code, a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code.

            (ix)  There are no Liens on the assets of the Company or any of its subsidiaries relating or attributable to Taxes other than Liens for Taxes not yet due and payable.

             (x)  Neither the Company nor any of its subsidiaries has engaged in a "reportable transaction," as set forth in Section 6707A(c)(1) of the Code and Treasury Regulation §1.6011-4(b) or any similar provision of state, local or non-U.S. law, or any transaction that is the same as or substantially similar to one of the types of transactions that the IRS has determined to be a tax avoidance transaction and identified by notice, regulation or other form of published guidance as a listed transaction as set forth in Section 6707A(c)(1) of the Code and Treasury Regulation §1.6011-4(b)(2).

            (xi)  Neither the Company nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the two (2) years prior to the date of this Agreement.

           (xii)  Neither the Company nor any of its subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (A) any installment sale or open transaction disposition made on or prior to the Closing Date, (B) any prepaid amount received on or prior to the Closing Date, (C) any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign income Tax law), (D) a change in the method of accounting for a period ending prior to or including the Closing Date, (E) any intercompany transaction or excess loss account described in Treasury

    Regulations under Code Section 1502 (or any corresponding or similar provision of state, local, or non-U.S. income Tax law), (F) an election under Section 108(i) of the Code or (G) the use of an improper method of accounting for a taxable period ending on or prior to the Closing Date.

          (xiii)  Neither the Company nor any of its affiliates has taken or agreed to take any action which could prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code.

          (xiv)  Notwithstanding anything to the contrary in this Agreement, it is agreed and understood that (i) no representation or warranty is made by the Company in this Agreement in respect of Tax matters, other than the representations and warranties set forth in Section 3.11, (ii) the representations and warranties of the Company in this Section 3.11(a) (other than Section 3.11(a)(vii) or Section 3.11(a)(xii) ) refer only to activities prior to the Closing and shall not serve as representations and warranties regarding, or a guarantee of, nor can they be relied upon with respect to, Taxes attributable to any taxable period (or portion thereof) beginning, or Tax positions taken, after the Closing Date, and (iii) no representations, warranties or guarantees are made with respect to the amount or availability of Tax attributes of the Company or any subsidiary after the Closing Date.

          (b)    Executive Compensation Tax and Parachute Payments.    Except as set forth on Section 3.11(b) of the Company Disclosure Schedule, neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will, either alone or in conjunction with any other event (whether contingent or otherwise) (i) result in any payment or benefit becoming due or payable, or required to be provided, to any director, employee or independent contractor of the Company or any of its subsidiaries, (ii) result in the forgiveness of any indebtedness of any director, employee or independent contractor of the Company or any of its subsidiaries to the Company or its subsidiaries, (iii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any such director, employee or independent contractor, (iv) result in the acceleration of the time of payment, vesting, distribution or funding of any such benefit or compensation or (v) result in any amount failing to be deductible by reason of Section 280G of the Code. There is no Contract to which the Company or any of its subsidiaries is a party or by which it is bound to compensate any director, employee or independent contractor for excise taxes paid pursuant to Section 4999 of the Code or any similar applicable law. Section 3.11(b) of the Company Disclosure Schedule lists all Persons who are "disqualified individuals" (within the meaning of Section 280G of the Code and the regulations promulgated thereunder) of the Company, as determined as of the date of the execution of this Agreement.

        3.12    Restrictions on Business Activities.     There is no Contract (non-competition or otherwise), commitment, judgment, injunction, order or decree to which the Company or any of its subsidiaries is a party or otherwise binding upon the Company or any of its subsidiaries which restricts or impairs the Company's or, after the consummation of the Merger, the Final Surviving Entity's or Parent's, ability to engage in any line of business or to compete with any Person. Without limiting the generality of the foregoing, neither the Company nor any of its subsidiaries has entered into any Contract under which the Company or any of its subsidiaries is, or may become, restricted from developing, selling, licensing, manufacturing or otherwise distributing or commercializing any Company Intellectual Property or Company Products or from providing services to customers or potential customers or any class of customers, in any geographic area, during any period of time, or in any segment of the market, including by means of any grant of exclusivity.

        3.13    Title to Properties; Absence of Liens and Encumbrances.

          (a)   Neither the Company nor any of its subsidiaries owns any real property, nor has the Company or any of its subsidiaries ever owned any real property.

          (b)   Except as set forth in Section 3.13(b) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has entered into, nor is bound by, any lease, lease guaranty, sublease, agreement for the leasing, use or occupancy of, or otherwise granting a right in or relating to any real property.

          (c)   The Company and each of its subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used in the conduct of the business of the Company and each of its subsidiaries as currently conducted, free and clear of any Liens, other than Permitted Liens.

          (d)   Each of the real property leases identified in Section 3.13(b) of the Company Disclosure Schedule is in full force and effect and neither the Company nor any of its subsidiaries has received or provided any written or oral notice of any default or event that with notice or lapse of time, or both, would constitute a default by the Company, any of its subsidiaries or any other party thereto under any of the real property leases identified in the Company Disclosure Schedule.

        3.14    Intellectual Property.

          (a)    Definitions.    For all purposes of this Agreement, the following terms shall have the following respective meanings:

          "Company Intellectual Property" shall mean any and all Intellectual Property that is owned, purported to be owned (in each case whether owned singularly or jointly with a third party or parties), filed by, held in the name of or exclusively licensed to the Company or any of its subsidiaries.

          "Company Products" shall mean all products and services manufactured, made commercially available, marketed, distributed, supported, sold, imported for resale or licensed out by or on behalf of the Company or any of its subsidiaries, including any plugins, libraries and APIs, in each case, in the three (3) year period immediately preceding the Closing Date.

          "Company Registered Intellectual Property" shall mean all Registered Intellectual Property that is part of Company Intellectual Property.

          "Company Technology" shall mean all Technology included within the Company Intellectual Property.

          "Infringement" or "Infringe" shall mean an assertion that a given item infringes, misappropriates, dilutes, unfairly competes with, constitutes unauthorized use of or otherwise violates the Intellectual Property Rights of any Person.

          "Intellectual Property" shall mean any and all Intellectual Property Rights and Technology.

          "Intellectual Property Rights" shall mean worldwide (i) patents and patent applications and industrial designs and other governmental grants for the protection of inventions or industrial designs, including patent rights, inventions, discoveries and invention disclosures (whether or not patented) ("Patents"), (ii) copyrights in both published and unpublished works, copyright registrations and applications for copyright registration, Moral Rights, rights of publicity and privacy, and mask work rights, and all derivatives, translations, adaptations and combinations of the foregoing, (iii) rights in know-how, trade secrets and confidential or proprietary information, including research in progress, algorithms, data, databases, data collections, designs, processes, formulae, models, strategies, prototypes, techniques, source code, source code documentation, beta testing procedures and beta testing results ("Trade Secrets"), (iv) rights in registered and unregistered trademarks, trade names, logos, service marks, designs, emblems, signs, insignia, slogans, other similar designations of source or origin and general intangibles of like nature, and registrations and applications for registration for any of the foregoing, together with the goodwill of the Company or the Company's business symbolized by any of the foregoing ("Trademarks"), (v) domain names and web addresses, (vi) analogous rights to those set forth above and any other intellectual property rights in any jurisdiction, and (vii) rights to sue for past, present and future Infringement of the rights set forth above.

          "Moral Rights" shall mean moral rights in any Intellectual Property, including the right to the integrity of the work, the right to be associated with the work as its author by name or under a pseudonym and the right to remain anonymous.

          "Personal Information" means, in addition to all information defined or described by the Company or any of its subsidiaries as "personal information," "personally identifiable information," "PII" or using any similar term in any Privacy Policies or other public-facing statement, (i) information that identifies or could be used to identify (either alone or in combination with other information possessed by the Company or any of its subsidiaries) an individual consumer, including name, physical address, telephone number, email address, financial account number, government-issued identifier (including Social Security number and driver's license number); to the extent associated with an identifiable individual consumer, medical information, health information or insurance information, gender, date of birth, educational or employment information, religious or political views or affiliations, marital or other status, photograph, face geometry, or biometric information; and any other data used or intended to be used to identify, contact or precisely locate an individual; (ii) any data regarding an identifiable individual's activities online or on a mobile or other application (e.g., searches conducted, web pages, video or other content visited or viewed); (iii) any data associated with a device owned, used or operated by an identifiable individual consumer; and (iv) Internet Protocol addresses or other persistent identifiers, to the extent such identifiers constitute personal information under applicable Privacy Laws. Personal Information may relate to any individual, including a current, prospective or former customer, employee or vendor of the Company or any of its subsidiaries. Personal Information includes information in any form, including paper, electronic and other forms. For purposes of this paragraph, an individual is "identifiable" only if he or she could be identified, contacted or precisely located with information possessed by the Company or any of its subsidiaries.

          "Privacy Laws" means all applicable laws, regulatory and self-regulatory guidelines and published interpretations by any Governmental Entity (including, for the avoidance of doubt, the European Union and the agencies thereof) relating to (i) the privacy of users of (including Internet and device application users who view or interact with) the Company Products and all of the Company's websites and device applications and (ii) the collection, use, storage, retention, disclosure, and disposal of any Personal Information collected by the Company or any of its subsidiaries or by third parties acting on the Company's behalf or having authorized access to the Company's (or any of its subsidiaries') records.

          "Registered Intellectual Property" shall mean Intellectual Property that has been registered, filed, certified or otherwise perfected or recorded with or by any state, provincial, federal government or other public or quasi-public legal authority (including domain name registrars), or any applications for any of the foregoing.

          "Shrink-Wrap Code" shall mean any generally commercially available software in executable code form (other than development tools and development environments) that is available for a cost of not more than twenty-five thousand Dollars ($25,000) annually.

          "Technology" shall mean (i) works of authorship including computer programs, in source code and executable code form, architecture and documentation, (ii) inventions (whether or not patentable), discoveries and improvements, (iii) Trade Secrets, (iv) databases, data compilations and collections, and customer and technical data, (v) methods and processes, (vi) devices, prototypes, designs and schematics and (vii) tangible items related to, constituting, disclosing or embodying any or all of the foregoing, including all versions thereof and all technology from which such items were derived.

          "User Documentation" shall mean explanatory and informational materials concerning the Company Products and Company Technology, in printed or electronic form, which the Company or any of its subsidiaries have released for distribution to end users with such Company Products and Company Technology, which may include manuals, descriptions, user or installation instructions, diagrams, printouts, listings, flow-charts and training materials, contained on visual media such as paper or photographic film, or on other physical storage media in machine readable form.

          (b)    Company Products and Technology.    Section 3.14(b) of the Company Disclosure Schedule lists all Company Products by name and version number.

          (c)    Registered Intellectual Property.    Section 3.14(c) of the Company Disclosure Schedule lists (i) all Company Registered Intellectual Property and all material unregistered Trademarks used by the Company or any of its subsidiaries with respect to any Company Products, (ii) any actions that must be taken by the Company or any of its subsidiaries within ninety (90) days of the Closing Date with respect to any of the foregoing, including the payment of any registration, maintenance, renewal fees or the filing of any documents, applications or certificates, and (iii) any proceedings or actions before any court or tribunal (including the United States Patent and Trademark Office or equivalent authority anywhere in the world) to which the Company or any of its subsidiaries is or was a party and in which claims are or were raised relating to the validity, enforceability, scope, ownership or Infringement of any of the Company Registered Intellectual Property. With respect to each item of Company Registered Intellectual Property: (A) all necessary registration, maintenance and renewal fees have been paid, and all necessary documents and certificates have been filed with the relevant patent, copyright, trademark or other authorities in the United States or relevant foreign jurisdictions, as the case may be, for the purposes of maintaining such Intellectual Property Rights; and (B) to the Knowledge of the Company, each such item is subsisting, valid and enforceable. Neither the Company nor any of its subsidiaries has misrepresented, or failed to disclose, any facts or circumstances in any application for any Company Registered Intellectual Property that would constitute fraud or a misrepresentation with respect to such application or, to the Knowledge of the Company, that would otherwise affect the enforceability of any Company Registered Intellectual Property.

          (d)    Transferability of Intellectual Property.    Following the Closing, all Company Intellectual Property will be fully transferable, alienable and licensable by the Company or Parent without restriction and without payment of any kind to any third party, to the same extent that such Company Intellectual Property was transferable, alienable and licensable by the Company or Parent immediately prior to the Closing.

          (e)    Title to Intellectual Property.    The Company or a subsidiary thereof is the sole and exclusive owner of each item of Company Intellectual Property (other than any Company Intellectual Property which is jointly owned as set forth on Section 3.14(e) of the Company Disclosure Schedule or any Licensed IP (as defined in Section 3.14(f) below)), free and clear of any Liens other than Permitted Liens. The Company has the sole and exclusive right to bring a claim or suit against a third party for past, present or future Infringement of the Company Intellectual Property (other than any Company Intellectual Property which is jointly owned as set forth on Section 3.14(e) of the Company Disclosure Schedule or any Licensed IP (as defined in Section 3.14(f) below)).

          (f)    Third Party Intellectual Property.    Section 3.14(f) of the Company Disclosure Schedule lists all Contracts under which a third party licenses or provides any Intellectual Property to the Company or any of its subsidiaries (other than Intellectual Property licensed to the Company or any of its subsidiaries under licenses for the Open Source Software listed in Section 3.14(n) of the Company Disclosure Schedule, licenses for Shrink-Wrap Code or agreements described in Sections 3.14(f) and 3.14(j) below). Other than Intellectual Property licensed to the Company under (i) licenses for the Open Source Software listed in Section 3.14(n)(i) of the Company Disclosure Schedule, (ii) licenses for Shrink-Wrap Code and (iii) the licenses set forth in Section 3.14(f) of the Company Disclosure Schedule (collectively, "Licensed IP), the Company Intellectual Property includes all Intellectual Property, other than Patents, that is used in or necessary for the conduct of the business of the Company and its subsidiaries as it currently is conducted, including the design, development, manufacture, use, marketing, import for resale, distribution, licensing out and sale of all Company Products and, to the Knowledge of the Company, the Company Intellectual Property includes all Patents that are used in or necessary for the conduct of the business of the Company and its subsidiaries as it currently is conducted, including the design, development, manufacture, use, marketing, import for resale, distribution, licensing out and sale of all Company Products.

          (g)    Standard Form Agreements.    Copies of the Company's and its subsidiaries' standard form(s) of non-disclosure agreement and the Company's and its subsidiaries' standard form(s), including attachments, of non-exclusive licenses of the Company Products to end-users, including terms of use (collectively, the "Standard Form Agreements") have been provided to Parent or made available in the dataroom. Other than non-disclosure agreements and non-exclusive licenses of the Company Products to end-users that, in each case, do not materially differ in substance from the Standard Form Agreements and that have been entered into in the ordinary course of business, Section 3.14(f) of the Company Disclosure Schedule lists all Contracts under which the Company or any of its subsidiaries has granted, licensed or provided any material Company Intellectual Property to third parties, including any Contracts containing covenants not to sue or non-assertion provisions that relate to Intellectual Property.

          (h)    No Infringement.    The operation of the business of the Company and its subsidiaries as it has been conducted since the date that is five (5) years prior to the date hereof and as currently conducted, including the design, development, use, import, branding, advertising, promotion, marketing, manufacture, sale, distribution, publication and licensing out of any Company Product, has not, does not and will not Infringe when conducted in substantially the same manner by Parent and/or the Company following the Closing, any Intellectual Property Rights of any Person, other than the rights of any Person under any Patent. To the Knowledge of the Company, the operation of the business of the Company and its subsidiaries as it has been conducted since the date that is five (5) years prior to the date hereof and as currently conducted, including the design, development, use, import, branding, advertising, promotion, marketing, manufacture, sale, distribution, publication and licensing out of any Company Product, has not, does not and will not Infringe when conducted in substantially the same manner by Parent and/or the Company following the Closing, any Patent of any Person. None of the Company or any of its subsidiaries has received written notice from any Person claiming that such operation or any act, any Company Product, any Technology used by the Company or any Company Intellectual Property Infringes any Intellectual Property Rights of any Person (nor does the Company have Knowledge of any threat thereof). No Company Product or Company Intellectual Property is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, provision, transfer, assignment or licensing thereof by the Company or any of its subsidiaries or, to the Knowledge of the Company, may affect the validity, registrability, use or enforceability of such Company Product or Company Intellectual Property.

          (i)    Restrictions on Business.    Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Parent by operation of law or otherwise of any Contracts to which the Company or any of its subsidiaries is a party, will cause: (i) Parent, any of its affiliates or the Company or any of its subsidiaries to grant to any third party any right to or with respect to any Intellectual Property Rights owned by, or licensed to, any of them, (ii) Parent, any of its affiliates or the Company or any of its subsidiaries, to be bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses (excluding any non-compete or other restriction that arises from any agreement to which Parent or its affiliates is a party but the Company is not a party) to which such entities would not otherwise be bound in the absence of this Agreement or the transactions contemplated hereby, or (iii) Parent, any of its affiliates or the Company or any of its subsidiaries to be obligated to pay any royalties or other fees or consideration with respect to Intellectual Property Rights of any third party in excess of those payable by the Company or its subsidiaries in the absence of this Agreement or the transactions contemplated hereby.

          (j)    No Third Party Infringement.    To the Knowledge of the Company, no Person has Infringed any Company Intellectual Property or the Company's rights therein or thereto. The Company or its subsidiaries have the exclusive right to bring actions against any Person that has Infringed any Company Intellectual Property (other than any Company Intellectual Property which is jointly owned as set forth on Section 3.14(e) of the Company Disclosure Schedule or any Licensed IP)and to retain for themselves any damages recovered in any such action.

          (k)    Proprietary Information Agreements.    Copies of the Company's standard form of proprietary information, confidentiality and assignment agreement for employees (the "Employee Proprietary Information Agreement") and the Company's standard form of consulting agreement containing proprietary information, confidentiality and assignment provisions (the "Consultant Proprietary Information Agreement") have been provided to Parent or made available in the dataroom. All agreements with employees or consultants that deviate in any material respect from the Employee Proprietary Information Agreement or Consultant Proprietary Information Agreement are listed on Section 3.14(k) of the Company Disclosure Schedule. All current and former employees of the Company and its subsidiaries and all current and former consultants of the Company and its subsidiaries who have been involved in the creation, invention or development of Intellectual Property for or on behalf of the Company or its subsidiaries (each, a "Contributor"), have executed and delivered (and to the Company's Knowledge are in compliance with) the applicable form of agreement. Without limiting the foregoing, no Contributor owns or has any right, including the right to assert any Moral Rights, to Company Products or Company Intellectual Property, nor has any Contributor made any assertions with respect to any alleged ownership or rights. All Contributors of the Company and each of its subsidiaries that are or were, at the time of their engagement with the Company or its subsidiaries, as applicable, residents of countries that recognize Moral Rights or whose relationships with the Company or its subsidiaries, as applicable, are or were governed by applicable laws in countries that recognize Moral Rights have executed written agreements with the Company or the applicable subsidiary that to the fullest extent permitted under applicable law, waive for the benefit of the Company, all Moral Rights.

          (l)    Protection of Confidential Information.    Each of the Company and its subsidiaries has taken reasonable steps to protect the confidentiality of Trade Secrets owned or used by the Company or any of its subsidiaries or of any third party that has provided any Trade Secrets to the Company or any of its subsidiaries. All Persons with access to such Trade Secrets have executed written confidentiality agreements with the Company or its subsidiaries and, to the Knowledge of the Company, there has not been any breach of such confidentiality agreements.

          (m)    No Government Funds.    No funding, facilities or resources of any government, university, college, other educational institution, multi-national, bi-national or international organization or research center was used in the development of the Company Products or Company Intellectual Property.

          (n)    Open Source Software.    Section 3.14(n)(i) of the Company Disclosure Schedule lists all software that is distributed as "open source software" or under a similar licensing or distribution model (including but not limited to the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL) the Sun Industry Standards License (SISL) and the Apache License) (collectively, "Open Source Software") that has been incorporated into, links or calls to, or is distributed with any Company Product in any way, lists the Company Product with which such Open Source Software is used, and whether the Open Source Software was modified by the Company or any of its subsidiaries. Except as disclosed in Section 3.14(n)(ii) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has used Open Source Software in any manner that, with respect to any Company Product or any Company Intellectual Property (including Company Technology), (i) requires the disclosure or distribution of any portion of the source code of such Company Product or Company Intellectual Property or component thereof to any third party, (ii) requires the licensing thereof for the purpose of making derivative works, (iii) imposes any restriction on the consideration to be charged for the distribution thereof, or (iv) creates, or purports to create, obligations for the Company or any of its subsidiaries with respect to Intellectual Property Rights owned by the Company or any of its subsidiaries or grant, or purport to grant, to any third party, any rights or immunities under Intellectual Property Rights owned by the Company or any of its subsidiaries. With respect to any Open Source Software that is or has been used by the Company or any of its subsidiaries in any way, the Company and each of its subsidiaries has been and is in compliance with all applicable licenses with respect thereto.

          (o)    Source Code.    Neither the Company, any of its subsidiaries, nor any other Person acting on its behalf has disclosed, delivered or licensed to any Person, agreed to disclose, deliver or license to any Person, or permitted the disclosure or delivery to any escrow agent or other Person of, any source code for any Company Product except for disclosures to employees, contractors or consultants under binding written agreements that prohibit use or disclosure except in the performances of services to the Company or any subsidiary thereof.

          (p)    Privacy.

              (i)  At all times since inception, the Company and each of its subsidiaries has provided accurate notice of its privacy practices on all of its websites and mobile applications and these notices (the "Privacy Notices"), all written, public-facing materials distributed or marketed by the Company or any of its subsidiaries (the Privacy Notices, together with the rest of the foregoing, collectively, the "Privacy Policies"): (a) have been and currently are in compliance with all Privacy Laws; (b) have been and currently are accurate; and (c) have not contained and do not contain any material omissions of the Company's privacy practices or practices concerning the collection, use, storage, retention, disclosure and disposal of Personal Information. The Privacy Notices providing this notice and the periods each notice has been in effect are set forth in Schedule 3.14(p) of the Company Disclosure Schedule. The Company's privacy practices conform, and at all times have conformed, in all material respects to the applicable Privacy Policies then in effect and with any written public statements by the Company or any of its subsidiaries regarding such entity's privacy and information security practices. The Company and each of its subsidiaries has complied in all material respects with all applicable laws, regulatory and self-regulatory guidelines, and published interpretations of any Governmental Entity relating to: (x) the privacy of users of (including Internet and device application users who view or interact with) the Company Products and all of the Company's websites and device applications, and (y) the collection, use, storage, retention, disclosure and disposal of any Personal Information collected by the Company or any of its subsidiaries or by third parties acting on the behalf of the Company or any of its subsidiaries or having authorized access to any records of the Company or any of its subsidiaries. The Company's Privacy Policies and its practices concerning the collection, use, storage, retention, disclosure, and disposal, of Personal Information conform, and at all times have conformed, in all material respects, to all of the Company's contractual commitments, including to its customers, viewers of any of the Company's (or its subsidiaries') websites, users of (including Internet and device application users who view or interact with) the Company Products, and the Company's contractual commitments, including with analytics providers, data providers, social media services, publishers, advertisers and advertising networks, exchanges and advertising networks, through which Company Products are offered or accessed. No claims have been asserted or, to the Knowledge of the Company, are threatened against the Company or any of its subsidiaries by any Person alleging a violation of any Person's privacy, personal or confidentiality rights under the Privacy Policies. Neither this Agreement nor the transactions contemplated by this Agreement will violate the Privacy Policies as they currently exist or as they existed at any time during which any of the Personal Information was collected or obtained.

             (ii)  At all times since inception, the Company and each of its subsidiaries has complied with: (i) all applicable Privacy Laws relating to the security of Personal Information, with respect to any and all Personal Information to which the Company or any of its subsidiaries has had access or otherwise collected or handled or that is collected or handled by third parties acting on behalf of the Company or any of its subsidiaries, and that is subject to such Privacy Laws, and (ii) the Payment Card Industry Data Security Standard, with respect to any payment card data that the Company or any of its subsidiaries has collected or handled, or that has been collected or handled by authorized third parties acting on behalf of the Company or any of its subsidiaries or having access to the records of the Company. The information security practices of the Company and each of its subsidiaries conform, and at all times have conformed, with (A) any information security statements in the applicable Privacy Policies of the Company or such subsidiary, as applicable, then in effect, (B) any written public statements regarding the information security practices of the Company or such subsidiary, as applicable, and (C) all of the contractual commitments of the Company or such subsidiary, as applicable, including contractual commitments to payment card networks, issuers and acquirers. No actions have been asserted or, to the Knowledge of the Company, are threatened against the Company or any of its subsidiaries by any Person with respect to the security of Personal Information. There has been no unauthorized disclosure or misuse of or, to the Knowledge of the Company, any unauthorized access to Personal Information owned, licensed or maintained by, or on behalf of, the Company or any of its subsidiaries, and the Company and each of its subsidiaries does take and has at all times taken all steps reasonably necessary to prevent such unauthorized access, disclosure, and misuse.

          (q)    Bugs and Defects.    Except to the extent that would not have a material adverse effect on the Company, (i) there are no material defects, malfunctions or nonconformities in any of the Company Products; (ii) there have been, and are, no claims asserted against the Company, any of its subsidiaries or any of its customers or distributors related to the Company Products; and (iii) none of the Company and its subsidiaries has been or is required to recall any Company Products.

          (r)    Contaminants; Security Measures.    Each of the Company and its subsidiaries has taken commercially reasonable steps to prevent the introduction of any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" or other software routines or hardware components that permit unauthorized access or the unauthorized disablement or erasure of such Company Product or data or other software of users or could otherwise disrupt or interfere with the operation of the Company Products or Company Technology or equipment upon which the Company Products or Company Technology operate ("Contaminants") into Company Products. The Company and its subsidiaries have taken commercially reasonable steps to protect the information technology systems used in connection with the operation of the Company and its subsidiaries from Contaminants. To the Company's knowledge, there have been no material unauthorized intrusions or breaches of the security of information technology systems.

          (s)    Uptime History; No SLA Claims.    In the five (5) years immediately preceding the date hereof, the Company Products has maintained 99.9% uptime and there has not been any material malfunction that has not been remedied or replaced in all material respects or any material unplanned downtime or material service interruption with respect to the Company Products and Company Technology. No claims are outstanding or have been asserted against the Company or any of its subsidiaries as a result of any downtime with respect to the Company Products or Company Technology or for any violation of service level requirements or failure to achieve specified performance levels or maintain interoperability or compatibility of any of the Company Products or Company Technology or services of the Company or any of its subsidiaries with any technology, products or services of any other Person, in each case to the extent such claims would have a material adverse effect on the Company. In the five (5) years immediately preceding the date hereof, neither the Company nor any of its subsidiaries has ever made payments to any Person under or with respect to a Contract in connection with a failure to meet service level agreements or warranties.

        3.15    Material Contracts.

          (a)   Except as set forth in Section 3.14(b) of the Company Disclosure Schedule (specifying the appropriate paragraph), as of the date hereof, neither the Company nor any of its subsidiaries is a party to, or has or may acquire any obligations, rights or benefits under:

              (i)  any employment, contractor or consulting Contract with an employee or individual consultant, contractor, or salesperson that is not terminable by the Company at will and without cost or material liability, or any Contract to grant any severance or termination pay (in cash or otherwise) or retention or change in control compensation or benefits to any employee or consultant, contractor or salesperson;

             (ii)  any Contract, including any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

            (iii)  any lease, lease guaranty, sublease, agreement for the leasing, use or occupancy of, or otherwise granting a right in or relating to any real property;

            (iv)  any lease of personal property or other Contract affecting the ownership of, leasing of, or other interest in, any material personal property;

             (v)  any surety or guarantee agreement or other similar undertaking with respect to contractual performance;

            (vi)  any Contract relating to capital expenditures and involving future payments by the Company or any of its subsidiaries in excess of $20,000;

           (vii)  any Contract relating to the disposition or acquisition of material assets or any interest in any business enterprise outside the ordinary course of the Company's business;

          (viii)  any mortgage, indenture, guarantee, bond, loan or credit agreement, security agreement or other Contract relating to the borrowing of money or extension of credit;

            (ix)  any Contract (excluding purchase orders entered into in the ordinary course of business) that involves performance of services or delivery of goods or materials by or to the Company or any of its subsidiaries in any year in an amount or value in excess of (A) $500,000 for publishers, (B) $250,000 for demand customers and (C) $50,000 for any other Person;

             (x)  any dealer, distribution, joint marketing, joint venture, partnership, strategic alliance, affiliate or development agreement or outsourcing arrangement;

            (xi)  any hedging, swap, derivative, ISDA or similar Contract;

           (xii)  any sales representative, original equipment manufacturer, manufacturing, value added, remarketer, reseller, or independent software vendor, or other Contract for use or distribution of the Company Products, Company Technology, Company Intellectual Property or services of the Company or any of its subsidiaries;

          (xiii)  any nondisclosure, confidentiality, non-compete or similar agreement, other than (A) on the Company's standard form and entered into in the ordinary course of business consistent with past practice and (B) confidentiality agreements entered into in the ordinary course of business consistent with past practice; or

          (xiv)  any other Contract not included in paragraphs (i) through (xiii) above that involves future annual payments in excess of $50,000 and is not cancelable by the Company without penalty within thirty (30) days.

          (b)   True and complete copies of each Contract disclosed in the Company Disclosure Schedule or required to be disclosed pursuant to this Section 3.15(b) as well as Sections 3.12, 3.14(f) and 3.14(g) of the Company Disclosure Schedule (each, a "Material Contract" and collectively, the "Material Contracts") have been made available to Parent.

          (c)   Each Material Contract to which the Company or any subsidiary of the Company is a party is a valid and binding agreement of the Company or such subsidiary, enforceable against the Company or such subsidiary in accordance with its terms, and is in full force and effect with respect to the Company or such subsidiary and, to the Knowledge of the Company, any other party thereto, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Each of the Company and its subsidiaries is in material compliance with and has not materially breached, violated or defaulted under, or received notice that it has materially breached, violated or defaulted under, any of the terms or conditions of any Material Contract, nor to the Knowledge of the Company has any party obligated to the Company or any of its subsidiaries pursuant to any Material Contract materially breached, violated or defaulted on its obligations thereunder.

          (d)   All outstanding Indebtedness for borrowed money of the Company and its subsidiaries, as applicable, may be prepaid without penalty, premium or other costs of any kind beyond principal and accrued interest.

        3.16    Interested Party Transactions.     The Company is not a party to any Contract, agreement or other arrangement with any of its officers, directors or stockholders (or any immediate family member, in the case of a natural person, or any officer, director or partner, in the case of an entity, thereof) other than (a) for payment of salaries and bonuses for services rendered, (b) reimbursement of customary and reasonable expenses incurred on behalf of the Company in the ordinary course of business, (c) benefits due under Company Employee Plans and fringe benefits not required to be listed on Section 3.22 of the Company Disclosure Schedule and (d) agreements relating to outstanding Company Options and Company Warrants. To the Company's Knowledge, no officer, director or

Company Stockholder has a material interest in any Material Contract or in any competitor of the Company.

        3.17    Company Authorizations.     Each material consent, license, permit, grant or other authorization (a) pursuant to which the Company or any of its subsidiaries currently operates or holds any interest in any of their respective properties, or (b) which is required for the operation of the Company's or any of its subsidiaries' businesses as currently conducted or the holding of any such interest (collectively, "Company Authorizations") has been issued or granted to the Company. The Company Authorizations are in full force and effect and constitute all material Company Authorizations required to permit the Company and each of its subsidiaries to operate or conduct their respective businesses as currently conducted or hold any interest in their respective properties, rights or assets.

        3.18    Litigation.     There is no material action, suit, claim, litigation, arbitration or proceeding of any nature pending, or to the Knowledge of the Company, threatened, against the Company or any of its subsidiaries, their respective properties (tangible or intangible) or any of the Company's or any of its subsidiaries' officers or directors (in their capacities as such). To the Knowledge of the Company, there is no material investigation or other proceeding pending or threatened, against the Company or any of its subsidiaries, any of their respective properties (tangible or intangible) or any of the Company's or any of its subsidiaries' officers or directors (in their capacities as such) by or before any Governmental Entity.

        3.19    Minute Books.     The minutes of the Company and each of its subsidiaries (a) are true, correct and complete in all material respects, (b) have been maintained in accordance with reasonable business practices on a basis consistent with prior years, and (c) are stated in reasonable detail and accurately and fairly reflect in all material respects the transactions and dispositions of the assets and properties of the Company and such subsidiaries. At the Closing, the minute books of the Company and each of its subsidiaries will be in the possession of the Company.

        3.20    Environmental Matters.     Each of the Company and its subsidiaries is not in material violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety, and to the Knowledge of the Company, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

        3.21    Brokers' and Finders' Fees.     Neither the Company nor any of its subsidiaries has incurred, or will incur, directly or indirectly, any Liability for brokerage or finders' fees or agents' commissions, fees related to investment banking or similar advisory services or any similar charges in connection with this Agreement or any transaction contemplated hereby, nor will Parent, the Company or the Final Surviving Entity incur, directly or indirectly, any such Liability based on arrangements made by or on behalf of the Company or any of its subsidiaries.

        3.22    Employee Benefit Plans.

          (a)   Section 3.22(a) of the Company Disclosure Schedule sets forth a true, complete and correct list of every Company Employee Plan.

          (b)   Each Company Employee Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination or approval letter from the IRS with respect to such qualification, or may rely on an opinion letter issued by the IRS with respect to a prototype plan adopted in accordance with the requirements for such reliance, or has time remaining for application to the IRS for a determination of the qualified status of such Company Employee Plan for any period for which such Company Employee Plan would not otherwise be covered by an IRS determination and, to the Knowledge of the Company, no event or omission has occurred that would cause any Company Employee Plan to lose such qualification.

          (c)   (i) Each Company Employee Plan is, and for the past six (6) years has been operated in material compliance with applicable laws and regulations and is and for the past six (6) years has been administered in all material respects in accordance with applicable laws and regulations and with its terms. (ii) No litigation or governmental administrative proceeding, audit or other proceeding (other than those relating to routine claims for benefits) is pending or, to the Knowledge of the Company, threatened with respect to any Company Employee Plan. (iii) All payments and/or contributions required to have been made with respect to all Company Employee Plans either have been made or have been accrued in accordance with the terms of the applicable Company Employee Plan and applicable law.

          (d)   Neither the Company nor any ERISA Affiliate has ever maintained any plan that is or was subject to Title IV of ERISA, Section 412 of the Code, Section 302 of ERISA or is a Multiemployer Plan and neither the Company nor any ERISA Affiliate has ever incurred any liability under Title IV of ERISA that has not been paid in full.

          (e)   None of the Company Employee Plans provides health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by Part 6 of Subtitle B of Title I of ERISA or similar state law) and the Company has never promised to provide such post-termination benefits to any current employee.

          (f)    (i) Each Company Employee Plan may be amended, terminated, or otherwise modified by the Company to the greatest extent permitted by applicable law. (ii) Neither the Company nor any of its ERISA Affiliates has announced its intention to modify or terminate any material Company Employee Plan or adopt any material arrangement or program which, once established, would come within the definition of a Company Employee Plan. (iii) No Company Employee Plan provides health or disability benefits that are not fully insured through an insurance contract.

          (g)   The per share exercise price of each Company Option is no less than the fair market value of a share of Company Common Stock on the date of grant of such Company Option determined in a manner consistent with Section 409A of the Code. Each Company Employee Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code (each, a "NQDC Plan") has been operated and maintained in all material respects in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder. No payment to be made under any Company Employee Plan and made in accordance with the terms of such Company Employee Plan is, or to the Knowledge of the Company, will be, subject to the penalties of Section 409A(a)(1) of the Code.

          (h)   No Company Employee Plan is subject to the laws of any jurisdiction outside the United States.

          (i)    Neither the execution and delivery of this Agreement, the Stockholder Consent, nor the consummation of the transactions contemplated hereby could (either alone or in conjunction with any other event) result in a requirement to pay any tax "gross-up" or similar "make-whole" payments to any employee, director or consultant of the Company or an ERISA Affiliate.

        3.23    Employment.

          (a)   The Company and each of its subsidiaries is in compliance, in all material respects, with all applicable foreign, federal, state and local laws, rules and regulations, collective bargaining agreements and arrangements, work councils, judgments or arbitration awards of any court, arbitrator or any Governmental Entity, extension orders and binding customs respecting labor and employment, including laws relating to employment practices, terms and conditions of employment, discrimination, disability, fair labor standards, workers compensation, wrongful discharge, immigration (including the requirements of the Immigration Reform Control Act of 1986), occupational safety and health, family and medical leave, wages and hours, and employee terminations, and in each case, with respect to any current or former employee, consultant, independent contractor or director of the Company, any of its subsidiaries or any ERISA Affiliate (each, an "Employee"): (i) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees, (ii) is not liable for any arrears of wages, severance pay or any penalty for failure to comply with any of the foregoing, and (iii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no actions, suits, claims or administrative matters pending or, to the Knowledge of the Company, threatened against the Company, any of its subsidiaries or any of their Employees relating to any Employee or Company Employee Plan. There are no pending or, to the Knowledge of the Company, threatened claims or actions against Company, any of its subsidiaries or any Company trustee under any worker's compensation policy or long-term disability policy. Section 3.23(a) of the Company Disclosure Schedule lists all Liabilities of the Company or any of its subsidiaries to any Employee, that result from the termination by the Company or Parent of such Employee's employment or provision of services, a change of control of the Company, or a combination thereof, other than the regular payment of wages to such Employee for any partial pay period completed as of the time of such Employee's termination and payment of accrued vacation at the time of such Employee's termination. Neither the Company nor any ERISA Affiliate has direct or indirect material Liability with respect to any misclassification of any person as an independent contractor rather than as an "employee", with respect to any Employee leased from another employer, or with respect to any Employee currently or formerly misclassified as exempt from overtime wages.

          (b)   To the Knowledge of the Company, none of the employment policies or practices of the Company or any of its subsidiaries are currently being audited or investigated. Neither the Company nor any of its subsidiaries, are, or within the last two (2) years have been subject to an order, decree, injunction or judgment by any Governmental Entity or private settlement contract in respect of any labor or employment matters.

          (c)   Neither the Company nor any of its subsidiaries is a party to any collective bargaining agreements, works council agreement or similar agreement and there are no labor unions or other organizations representing, purporting to represent or attempting to represent, any employee of the Company or any of its subsidiaries. There currently are not and during the last two (2) years prior to the date of this Agreement there have not been any (i) strikes, slowdowns, work stoppages, lockouts, or threats thereof, or (ii) unfair labor practice charges, grievances or complaints pending or, to the Knowledge of the Company, threats thereof, by or with respect to any employees of the Company or any of its subsidiaries.

          (d)   In the two (2) years prior to the date hereof, neither the Company nor any of its subsidiaries has effectuated (i) a "plant closing" (as defined in the Worker Adjustment and Retraining Notification Act ("WARN") or any similar applicable law) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of its subsidiaries or (ii) a "mass layoff" or collective dismissal (as defined in WARN, or any similar applicable law) affecting any site of employment or facility of any of the Company or any of its subsidiaries.

          (e)   Section 3.23(e) of the Company Disclosure Schedule contains a complete and accurate list of the current Employees of the Company as of the date hereof and shows (except, in the case of Employees employed outside of the United States, where otherwise prohibited by law) with respect to each such Employee (i) the Employee's name, position held, principal place of employment, base salary or hourly wage rate, as applicable, including each Employee's designation as either exempt or non-exempt from the overtime requirements of the Fair Labor Standards Act, and all other remuneration payable and other benefits provided or which the Company is bound to provide (whether at present or in the future) to each such Employee, or any Person connected with any such Employee, and includes, if any, particulars of all profit sharing, incentive and bonus arrangements to which the Company or any of its subsidiaries is a party, (ii) the date of hire, (iii) vacation eligibility for the current calendar year (including accrued vacation from prior years), (iv) leave status (including type of leave, and expected return date, if known), (v) visa status, (vi) the name of any union, collective bargaining agreement or other similar labor agreement covering such Employee, (vii) accrued sick days for the current calendar year, (viii) relevant prior notice period required in the event of termination, (ix) eligibility to Company car or travel expenses, (x) any severance or termination payment (in cash or otherwise) to which any employee could be entitled under existing contractual or other obligations, (xi) average over-time payments per month during the preceding twelve-month period for non-exempt employees and (xii) any performance, improvement or disciplinary issues contemplated or pending against such Employee of which the Company has Knowledge.

          (f)    Except as set forth on Section 3.23(f) of the Company Disclosure Schedule, all employees of the Company are employed on an at-will basis.

          (g)   Neither the Company nor any of its subsidiaries is subject to any affirmative action obligations under any law, including Executive Order 11246, and is not a government contractor or subcontractor for purposes of any law with respect to the terms and conditions of employment, including the Service Contracts Act or prevailing wage laws.

        3.24    Insurance.     Section 3.24 of the Company Disclosure Schedule lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, and any of its subsidiaries, including the type of coverage, the carrier, the amount of coverage, the term and the annual premiums of such policies. There are, and have been during the three (3) years prior to the date of this Agreement, no claims for which an insurance carrier has denied or threatened to deny coverage. All premiums due and payable under all such policies and bonds have been paid (or if installment payments are due, will be paid if incurred prior to the Closing Date), and the Company and any of its subsidiaries are otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage).

        3.25    Compliance with Laws.     The Company and each of its subsidiaries has materially complied with, is not in material violation of, and has not received any notices of violation with respect to, any material foreign, federal, state or local statute, law or regulation. The Company is not subject to any material outstanding order, writ, injunction or decree of any Governmental Entity.

        3.26    Export Control Laws.     The Company and each of its subsidiaries has at all times since December 31, 2010, and in all material respects conducted its export transactions in accordance with (a) all applicable U.S. export and re-export controls, including the United States Export Administration Act and Regulations and Foreign Assets Control Regulations and (b) all other applicable import/export controls in other countries in which the Company conducts business.

        3.27    State Takeover Statutes.     The Board of Directors of the Company has taken all action necessary to ensure that any restrictions on business combinations contained in the DGCL (including Section 203 of the DGCL) will not apply to the First Merger and the other transactions contemplated by this Agreement. No other "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation or any anti-takeover provision in the Company's Charter Documents is, or at the Effective Time will be, applicable to the Company, the shares of Company Capital Stock, the First Merger or the other transactions contemplated by this Agreement.

        3.28    Complete Copies of Materials.     The Company has delivered or made available to Parent true and complete copies of each document that has been requested by Parent, including all Contracts and other documents listed on the Company Disclosure Schedule. The lists and other information set forth in the Company Disclosure Schedule are true, correct and complete.

        3.29    Representations Complete.     To the Knowledge of the Company, none of the representations or warranties made by the Company in this Agreement (as modified by the Company Disclosure Schedule), and none of the statements made in any exhibit, schedule or certificate furnished by the Company pursuant to this Agreement contains, or will contain at the Closing, any untrue statement of a material fact, or omits or will omit at the Closing to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which made, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBS

        Each of Parent, Merger Sub I and Merger Sub II hereby represents and warrants to the Company, except (i) as specifically disclosed in the disclosure schedule (referencing the appropriate section and subsection numbers or disclosed in any other section, subsection or clause of the disclosure schedule, provided, that it is reasonably apparent upon reading the disclosure in such other section, subsection or clause without independent knowledge on the part of the reader regarding the matter disclosed, that such disclosure is responsive to the appropriate section or subsection of this Article IV) supplied by the Parent to the Company on and dated as of the date hereof (the "Parent Disclosure Schedule") and (ii) as disclosed in the Parent SEC Reports filed with the Securities and Exchange Commission (the "SEC") since January 1, 2013 and publicly available on EDGAR (excluding any disclosures set forth in any section of any Parent SEC Report entitled "Risk Factors" or "Forward-Looking Statements"), as follows:

        4.1    Organization.    Each of Parent, Merger Sub I and Merger Sub II is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Parent and its subsidiaries are qualified to do business as a foreign corporation, and are in good standing, under the laws of all states where the nature of their activities makes such qualification materially necessary to the Parent's and such subsidiaries' businesses as currently conducted, except where failure to so qualify could not reasonably be expected to result in a Material Adverse Effect on Parent.

        4.2    Authority and Enforceability.     Each of Parent, Merger Sub I and Merger Sub II has all requisite corporate power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of Parent, Merger Sub I and Merger Sub II of this Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each of Parent, Merger Sub I and Merger Sub II and no further corporate action is required on the part of Parent, Merger Sub I or Merger Sub II to authorize this Agreement and any Related Agreements to which it is a party other than the Required Parent Stockholder Vote. This Agreement and any Related Agreements to which each of Parent, Merger Sub I and Merger Sub II is a party have been duly executed and delivered by Parent and Merger Subs and, assuming the due authorization, execution and delivery by the other parties hereto and thereto constitute the valid and binding obligations of Parent and Merger Sub, enforceable against each of Parent, Merger Sub I and Merger Sub II in accordance with their terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

        4.3    No Conflict.     The execution and delivery by Parent and Merger Subs of this Agreement and any Related Agreement to which Parent or Merger Subs is a party, and the consummation of the Merger or any other transactions contemplated hereby and thereby, will not (a) result in a Conflict under any provision of any organizational documents of Parent or any subsidiary of Parent, (b) cause a material breach or default on the part of Parent or any of its subsidiaries under any Contract binding upon Parent or any of its subsidiaries that is filed as an exhibit to Parent's Annual Report on Form 10-K filed or required to be filed with the SEC for the fiscal year ended December 31, 2013 or any period thereafter, or (c) assuming that all consents, approvals, authorizations, waiting period expirations, and other actions described in Section 4.4 have been obtained and all filings and obligations described in Section 4.4 have been made or complied with, any material judgment, order, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or any of their respective properties or assets (whether tangible or intangible), except, in the case of clauses (b) and (c), where such Conflict, individually or in the aggregate, would not have a Material Adverse Effect on Parent or be material to Parent's or Merger Sub's ability to consummate the Merger or to perform its respective obligations under this Agreement.

        4.4    Consents.    No material consent, notice, waiver, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by, or with respect to, Parent or any of its subsidiaries in connection with the execution and delivery of this Agreement and any Related Agreement to which Parent or any of its subsidiaries is a party or the consummation of the Merger and the other transactions contemplated hereby and thereby, except for (a) the filing of a Certificate of Merger as provided in Section 2.2, (b) such consents, notices, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws and (c) such filings and notifications as may be required under the HSR Act or any other Antitrust Laws, to be made by Parent, or by its "ultimate parent entity" as that term is defined in the HSR Act, and the expiration or early termination of any applicable waiting periods under the HSR Act or applicable foreign Antitrust Laws.

        4.5    Parent Capitalization.

          (a)   As of September 18, 2014, the authorized capital of Parent consists of 250,000,000 shares of Parent Common Stock, of which 107,615,211 shares are issued and outstanding; and 5,000,000 shares of Parent preferred stock, none of which are issued and outstanding. The rights, preferences, privileges and restrictions of the capital stock of Parent are as stated in Parent's certificate of incorporation.

          (b)   As of September 18, 2014, 13,298,917 shares of Parent Common Stock are reserved for issuance under Parent's 2012 Equity Incentive Plan, of which 7,648,071 shares are subject to awards with respect to shares of Parent Common Stock ("Parent Awards").

          (c)   Except for (x) the Parent Awards and as set forth in Section 4.5(c) of the Parent Disclosure Schedule, and (y) those rights set forth in Section 4.5(c) of the Parent Disclosure Schedule, as of September 18, 2014: (i) there are no other existing options, warrants, calls, rights (including conversion rights, preemptive rights, co-sale rights, rights of first refusal or other similar rights) or agreements to which the Parent is a party requiring the issuance, sale or transfer by Parent of any additional shares of capital stock or other equity securities of Parent or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock of Parent or other equity securities of Parent; and (ii) there are no outstanding stock appreciation, phantom stock, profit participation or similar rights issued by or through Parent with respect to Parent.

          (d)   All shares of Parent Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable and have been issued and granted in all material respects in compliance with all applicable securities laws. All shares of Parent Common Stock which may be issued pursuant to the Merger, including upon exercise of Company Options assumed by Parent hereunder will be, when issued in accordance with the terms hereof and, in the case of assumed Company Options, thereof, voting stock that is duly authorized, validly issued, fully paid and non-assessable, free and clear of any Liens created by Parent (including restrictions on rights of disposition) and not subject to any preemptive rights created by statute, the Amended and Restated Certificate of Incorporation or Bylaws of Parent or any Contract to which Parent is a party or by which it is bound.

        4.6    SEC Documents; Financial Statements.     Since January 1, 2013, Parent has timely filed or furnished all forms, reports, schedules, statements and other documents required to be filed or furnished by it with the SEC, together with all certifications required pursuant to the Sarbanes-Oxley Act (these documents, as supplemented or amended since the time of filing, and together with all information incorporated by reference therein and schedules and exhibits thereto, collectively, the "Parent SEC Reports") since the end of Parent's most recent fiscal year. Parent has made available to the Company (including through the SEC EDGAR system) accurate and complete copies of the Parent SEC Reports and of all comment letters received by Parent from the staff of the SEC since the end of Parent's most recent fiscal year and all responses to such comment letters by or on behalf of Parent. No subsidiary of Parent is required to file with or furnish to the SEC any forms, reports, schedules, statements or other documents. As of their respective filing dates, each Parent SEC Report and all Parent SEC Reports filed after the date hereof but before the Closing complied or, if filed after the date hereof, will comply in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC thereunder, and none of the Parent SEC Reports as of their respective filing dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a Parent SEC Report filed subsequently (but prior to the date hereof). The financial statements of Parent, including the notes thereto, included in the Parent SEC Reports (the "Parent Financial Statements") comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied and Regulation S-X of the SEC (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q under the Exchange Act) and present fairly, in all material respects, the consolidated financial position of Parent and its consolidated subsidiaries at the dates thereof and the consolidated results of its operations, changes in shareholders' equity and cash flows for the periods then ended (subject, in the case of unaudited financial statements, to normal year-end adjustments). There has been no change in Parent's accounting policies except as described in the notes to the Parent Financial Statements.

        4.7    Litigation.    As of the date of this Agreement, except as set forth on Section 4.7 of the Parent Disclosure Schedule, there is no material action, suit, claim, litigation, arbitration or proceeding of any nature pending, or to the Knowledge of Parent, threatened, against the Parent or any of its subsidiaries, their respective properties (tangible or intangible) or any of Parent's or any of its subsidiaries' officers or directors (in their capacities as such) that would reasonably be expected to have a Material Adverse Effect on Parent and its subsidiaries, taken as a whole.

        4.8    Merger Subs.     Each Merger Sub is a direct wholly-owned subsidiary of Parent that (a) was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, (b) has engaged in no other business activities and (c) has conducted its operations only as contemplated by this Agreement. All of the issued and outstanding equity of each Merger Sub is validly issued, fully paid and non-assessable and is owned, beneficially and of record, by Parent free and clear of all Liens, options, rights of first refusal, stockholder agreements, limitations on Parent's voting rights and other encumbrances of any nature whatsoever.

        4.9    Absence of Certain Changes.     Except as expressly contemplated by this Agreement, between the date of Parent's most recent quarterly report on Form 10-Q required to be filed with the SEC and the date of this Agreement, there has not occurred any Material Adverse Effect on the Parent and its subsidiaries, taken as a whole.

        4.10    Financial Advisor.     No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or any of its subsidiaries.

        4.11    Registration Eligibility.     Subject to receipt of the Required Financial Statements, Parent is eligible to register the Parent Common Stock to be issued in the Merger on Form S-3 promulgated under the Securities Act and shall be eligible to register on Form S-8 promulgated under the Securities Act the Parent Common Stock issuable upon exercise of all Company Options that are assumed by Parent and eligible to be registered on Form S-8.

        4.12    Tax Matters.     For U.S. federal income Tax purposes, Merger Sub II is a "disregarded entity" within the meaning of Treasury Regulation Section 1.368-2(b)(1)(i)(A) whose separate existence as an entity is disregarded from that of its sole owner, which is Parent.

ARTICLE V

CONDUCT PRIOR TO THE CLOSING

        5.1    Conduct of Business of the Company.

          (a)   During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, and provided that Parent complies with its obligations under Section 6.19, the Company agrees to operate the business of the Company and to cause its subsidiaries to conduct their respective businesses, except (i) as specifically disclosed in Section 5.1 of the Company Disclosure Schedule, (ii) with the prior written consent of Parent (which will not be unreasonably withheld, conditioned or delayed) or (iii) as specifically contemplated by this Agreement, in the ordinary course of business consistent with past practices. Without limiting the generality of the foregoing, and provided Parent complies with its obligations under Section 6.18, the Company agrees to pay and to cause its subsidiaries to pay indebtedness for borrowed money and Taxes of the Company and its subsidiaries in the ordinary course of business when due, to use reasonable efforts to pay or perform other obligations when due, and, to the extent consistent therewith, to use reasonable efforts to (x) preserve intact the present business organizations of the Company and its subsidiaries, (y) keep available the services of the present officers and Employees of the Company and its subsidiaries and (z) preserve the Company's and its subsidiaries' assets and technology and to preserve the relationships of the Company and its subsidiaries with customers, suppliers, distributors, licensors, licensees, and others having business dealings with them, all with the goal of preserving unimpaired the goodwill and ongoing businesses of the Company and its subsidiaries.

          (b)   During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, except as set forth in clauses (i) through (iii) of Section 5.1(a) or with the prior written consent of Parent (which will not be unreasonably withheld, conditioned or delayed), the Company shall not, and shall cause its subsidiaries not to:

              (i)  amend its Charter Documents or organizational documents;

             (ii)  issue, sell or grant any capital stock or other equity or equity-related interest (except for issuances of Company Common Stock pursuant to the conversion of Company Preferred Stock in accordance with the Charter Documents or issuances of Company Capital Stock pursuant to the exercise of any Company Option or Company Warrant);

            (iii)  issue, sell or grant, or authorize or propose the issuance, sale or grant of any options, warrants, call rights, convertible securities, commitments or agreements of any character, written or oral, to issue, deliver, sell, or cause to be issued, delivered or sold, any capital stock or other equity interest or right to acquire any capital stock or other equity or equity-related interest other than issuances of Company Capital Stock pursuant to the exercise of any Company Option or Company Warrant;

            (iv)  declare, set aside or pay any dividend or any other distribution payable in cash, stock or property or redeem, purchase or otherwise acquire directly or indirectly any shares of Company Capital Stock or split, combine or reclassify any shares of Company Capital Stock;

             (v)  make any capital expenditure or enter into any Contract or transaction with respect to any capital expenditure exceeding $25,000 individually or $100,000 in the aggregate;

            (vi)  enter into any Material Contract, amend in any material respect any such Material Contract or terminate or fail to renew (provided the Company has the sole ability to renew) any such Material Contract (or any Contract which would have been a Material Contract had such Contract been entered into prior to the date hereof), other than, in each case, in the ordinary course of business consistent with past practice;

           (vii)  terminate, fail to renew, abandon, cancel, let lapse, fail to continue to prosecute or defend, sell, transfer, exclusively license, as may be applicable, or otherwise dispose of any material Company Intellectual Property;

          (viii)  enter into any new, or amend, terminate or renew any existing, employment, severance, compensation, consulting or salary continuation agreements, Company Employee Plan or any other plan, agreement or arrangement that would be a Company Employee Plan if in effect as of the date hereof, with or for the benefit of any Employee, or hire or offer to hire any employee whole annual cash compensation would exceed $150,000;

            (ix)  terminate any Employees except for cause, or encourage any Employees to resign from the Company;

             (x)  enter into or negotiate to enter into any collective bargaining, works council or other labor agreement or arrangement;

            (xi)  take any action that would result in the acceleration or vesting or adjustment of exercisability of any outstanding equity-based award, including Company Options;

           (xii)  grant any increases in the compensation, perquisites or benefits (whether through the payment of, or agreement to pay, bonus amounts or otherwise) to any Employee (other than ordinary course salary increases of employees of director level or below not to exceed ten percent (10%) of such employee's salary as of the date of this Agreement and consistent with past practices);

          (xiii)  acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any Person or otherwise acquire or agree to acquire any material assets;

          (xiv)  enter into any Contract to purchase or sell any interest in real property or grant any security interest in real property;

           (xv)  knowingly waive or release any material right or claim;

          (xvi)  except as provided in Section 6.18, incur or guarantee any Indebtedness for borrowed money or issue or sell any debt securities or guarantee any Indebtedness or other obligations of others;

         (xvii)  revalue any of its assets (whether tangible or intangible), including writing off notes or accounts receivable, settle, discount or compromise any accounts receivable, or reverse any reserves, in each case other than in the ordinary course of business and consistent with past practice;

        (xviii)  grant any loans to others (other than advances to Employees for business expenses incurred in the ordinary course of business) or purchase any debt securities of others or amend the terms of any outstanding loan or agreement;

          (xix)  initiate or settle any litigation;

           (xx)  make or change any material Tax election, adopt or change any Tax accounting method, enter into any closing agreement or Tax ruling, settle or compromise any Tax claim or assessment or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, or file any material Return except as provided in Article VIII (including any material amended Return) unless such Return has been provided to Parent for review within a reasonable period prior to the due date for filing and Parent has consented to such filing (which consent will not be unreasonably withheld, conditioned or delayed);

          (xxi)  change the Company's accounting policies or procedures except as otherwise required by GAAP;

         (xxii)  change or alter its treatment of deferred revenues;

        (xxiii)  change or alter its cash management procedures or management of working capital outside of the ordinary course of business; or

        (xxiv)  agree or commit to do any of the foregoing.

        5.2    No Solicitation.

          (a)   Until the earlier of (i) the Closing, or (ii) the date of termination of this Agreement pursuant to the provisions of Section 10.1 hereof, the Company shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries' respective officers, directors, consultants, advisors, employees, agents or representatives (each, a "Company Representative") to, directly or indirectly, take any of the following actions with any Person other than Parent and its designees: (A) solicit, initiate or knowingly encourage any inquiry, proposal, request or offer, directly or indirectly, relating to an Alternative Transaction (each, a "Proposal"), (B) participate in any discussions or negotiations relating to, assist or cooperate with any Person to make, or furnish any Person with information in connection with, or take any other action to knowingly facilitate, any Proposal or Alternative Transaction, (C) disclose any information to any Person concerning the business, technologies or properties of the Company, or afford to any Person access to the Company's properties, technologies, books or records, other than in the ordinary course of business in connection with ongoing commercial transactions, or (D) propose, authorize or enter into any agreement or understanding (whether binding or nonbinding, written or oral) relating to, or engage in or consummate, any Alternative Transaction or requiring the Company to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder. If the Company or any Company Representative receives or has received, prior to the Closing or the termination of this Agreement in accordance with Section 10.1 hereof, any Proposal, or any request for disclosure or access as referenced in clause (C) above, the Company shall, or shall cause such Company Representative to, (x) immediately suspend any discussions with regard to such Proposal and (y) promptly (and in any event within two (2) Business Days) notify Parent in writing thereof, and, subject to the terms of any confidentiality agreements in place as of the date hereof, furnish to Parent any information it may reasonably request, including information as to the identity of the Person making any such inquiry, offer or proposal and the specific terms of such inquiry, offer or proposal, and all written documentation relating thereto.

          (b)   The parties hereto agree that irreparable damage would occur if the provisions of this Section 5.2 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties hereto that Parent shall be entitled to an immediate injunction or injunctions, without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting any bond or other security, to prevent breaches of the provisions of this Section 5.2 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Parent may be entitled at law or in equity. Without limiting the foregoing, it is understood that any violation of the restrictions set forth above by any Company Representative shall be deemed to be a breach of this Agreement by the Company.

ARTICLE VI

ADDITIONAL AGREEMENTS

        6.1    Access to Information.     Subject to restrictions imposed by applicable law, and upon reasonable advance notice to the Company, the Company shall afford Parent and its accountants, counsel and other representatives, reasonable access during normal business hours during the period from the date hereof and prior to the Closing to (a) all of the properties, books, Contracts, commitments and records of the Company and its subsidiaries, including all Company Intellectual Property (including access to design processes and methodologies and all source code) and (b) all other information concerning the business, properties and personnel of the Company and its subsidiaries as Parent may reasonably request. The Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements as are prepared for distribution to the management of the Company or any of its subsidiaries promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 6.1 or otherwise shall affect or be deemed to modify any representation or warranty contained herein, the conditions to the obligations of the parties to consummate the Merger in accordance with the terms and provisions hereof or otherwise prejudice in any way the rights and remedies of Parent.

        6.2    Confidentiality.    Each of the parties hereto hereby agrees that the information obtained in any investigation pursuant to Section 6.1 hereof, or pursuant to the negotiation and execution of this Agreement or the consummation of the transactions contemplated hereby (the "Confidential Information"), shall be governed by the terms of the Mutual Confidentiality and Non-Disclosure Agreement effective as of July 1, 2014, between the Company and Parent. In this regard, the Company acknowledges that Parent's common stock is publicly traded and that any information obtained during the course of due diligence and negotiation of this Agreement and the Related Agreements could be considered to be material non-public information within the meaning of federal and state securities laws. Accordingly, the Company acknowledges and agrees not to engage in any discussions, correspondence or transactions in Parent's common stock in violation of applicable securities laws.

        6.3    Public Disclosure.     The contents of the initial press release with respect to the Merger shall be agreed upon by Parent and the Company. Thereafter, Parent may, in Parent's sole discretion, make additional public statements and issue such press releases relating to the Merger to the extent required by any applicable law or stock exchange requirement without the consent of the Company; provided, however, that prior to the release of any press release, prior to the Closing, Parent shall consult with the Company regarding the content of such press release and shall consider any comments of the Company regarding such press release in good faith. The Company shall not, and shall not permit any Company Representative to, directly or indirectly, issue or make any statement or communication to any third party (other than in connection with obtaining the consents, votes and items required to be delivered to Parent, in each case in accordance with and pursuant to this Agreement, and to its legal, accounting and financial advisors that are bound by confidentiality restrictions) regarding the existence or subject matter of this Agreement or the transactions contemplated hereby, without the consent of Parent; provided, however, that the Company shall be permitted to make public statements and disclosures consistent with the content of prior public disclosures of Parent.

        6.4    Reasonable Efforts.

          (a)   Subject to the terms and conditions provided in this Agreement and except with regard to the Antitrust Laws and subject to Section 6.4(b) and 6.4(c), each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken promptly, all actions, and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to cause all conditions to the obligations of the other parties hereto to effect the Merger to be satisfied, to obtain all necessary waivers, consents, approvals and other documents required to be delivered hereunder and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

          (b)   In connection with all Antitrust Laws applicable to this Agreement and the transactions contemplated hereby, but subject to Section 6.4(c):

              (i)  The parties will, or will cause their "ultimate parent entities" as that term is defined in the HSR Act, as promptly as reasonably practicable, to make all necessary filings and notifications and other submissions with respect to this Agreement and the transactions contemplated hereby under the HSR Act and any other applicable Antitrust Laws (together, the "Antitrust Filings") and, in any event, to file each file the Notification and Report Form under the HSR Act no more than five (5) Business Days after the date hereof.

             (ii)  The parties shall use reasonable best efforts to obtain clearance of the Merger under the Antitrust Laws and to remove any court or regulatory orders under the Antitrust Laws impeding the ability to consummate the Merger by the Outside Date.

            (iii)  The parties shall each cooperate reasonably with one another in connection with resolving any inquiry or investigation by any Governmental Entity relating to their respective Antitrust Filings or the transactions contemplated hereby. Without limiting the foregoing, each party shall (i) promptly inform the other party of any written or oral communication received from any Governmental Entity relating to its Antitrust Filing or the transactions contemplated hereby (and if in writing, furnish the other party with a copy of such communication); (ii) respond as promptly as practicable to any request from any Governmental Entity for information, documents or other materials in connection with the review of the Antitrust Filings or the transactions contemplated hereby; (iii) provide to the other party, and permit the other party to review and comment in advance of submission, all proposed correspondence, filings, and written communications to any Governmental Entity with respect to the transactions contemplated hereby; and (iv) not participate in any substantive meeting or discussion with any Governmental Entity in respect of investigation or inquiry concerning the transactions contemplated hereby unless it consults with the other party in advance and, except as prohibited by applicable Law or Governmental Entity, gives the other party the opportunity to attend and participate thereat.

          (c)   Notwithstanding anything in this Agreement or any Related Agreement to the contrary:

              (i)  Parent shall not be required to agree (and the Company shall neither agree nor permit any of its subsidiaries to agree without the prior consent of Parent) to (A) any license, sale or other disposition or holding separate (through establishment of a trust or otherwise) of any shares of its capital stock or of any of its businesses, assets or properties, its subsidiaries or affiliates, (B) the imposition of any limitation on the ability of Parent, the Final Surviving Entity, or any of their respective subsidiaries or affiliates to conduct their respective businesses or own any capital stock or assets or to acquire, hold or exercise full rights of ownership of their respective businesses and, in the case of Parent, the businesses of the Final Surviving Entity and its subsidiaries, or (C) the imposition of any impediment on Parent, the Final Surviving Entity or any of their respective subsidiaries or affiliates under any statute, rule, regulation, executive order, decree, order or other legal restraint governing competition, monopolies or restrictive trade practices (clauses (A), (B) and (C), collectively, "Remedies").

             (ii)  Parent shall have the unilateral right to determine whether or not the parties will litigate with any Governmental Entities to oppose any enforcement action or remove any court or regulatory orders impeding the ability to consummate the Merger. Notwithstanding anything herein to the contrary, nothing herein shall require Parent or permit the Company or any of its subsidiaries (without the prior consent of Parent) to (A) litigate with any Governmental Entity or other Person in connection with this Agreement or the transactions contemplated hereby, or (B) pay any consideration, relinquish any right or agree to any modifications of existing Contracts or entry into new Contracts (other than the payment of customary filing and application fees) in connection with obtaining any waivers, consents, approvals from Governmental Entities or other Persons in connection with this Agreement, the Related Agreements or the transactions contemplated hereby or thereby.

            (iii)  Parent shall, on behalf of the parties, control and lead all communications and strategy relating to the Antitrust Laws and litigation matters (provided that Parent acts in good faith and the Company is not constrained from complying with applicable law).

        6.5    Notification of Certain Matters.     The Company or Parent, as the case may be, shall give prompt notice to the other party of: (a) the occurrence of any event that is likely to cause any representation or warranty of the Company or Parent, respectively and as the case may be, contained in this Agreement to be untrue or inaccurate at or prior to the Closing as if such representation or warranty was made at the Closing (except for representations and warranties that speak as of an earlier date) such that any of the conditions set forth in Article VII hereof, as applicable, would not be satisfied and (b) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder such that any of the conditions set forth in Article VII hereof, as applicable, would not be satisfied; provided, that the delivery of any notice or the making of any disclosure pursuant to this Section 6.5 shall not (i) limit or otherwise affect any rights or remedies available to the party receiving such notice or (ii) be deemed to amend or supplement the Company Disclosure Schedule or Parent Disclosure Schedule or prevent or cure any misrepresentation, breach of warranty or breach of covenant.

        6.6    FIRPTA Compliance.     On the Closing Date, the Company shall deliver to Parent a properly executed statement (a "FIRPTA Compliance Certificate") in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3).

        6.7    Plan of Reorganization.     This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the Treasury Regulations promulgated under the Code. Each party hereto shall use its commercially reasonable efforts to cause the Merger to qualify, and will not knowingly (after reasonable consultation with its tax advisors) take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code.

        6.8    280G Stockholder Approval.     Promptly following the execution of this Agreement, the Company shall submit to the holders of Company Capital Stock for approval (in a manner reasonably satisfactory to Parent), any payments or benefits that could reasonably be expected by the Company to, separately or in the aggregate, constitute "parachute payments" pursuant to Section 280G of the Code ("Section 280G Payments") (which determination shall be made by the Company and shall be subject to review and comment by Parent), such that, if such payments and benefits are approved by such number of holders of Company Capital Stock as is required by the terms of Section 280G (b)(5)(B) of the Code, such payments and benefits shall not be deemed to be Section 280G Payments, and prior to the Closing, the Company shall deliver to Parent notification and evidence satisfactory to Parent that (a) a vote of the holders of Company Capital Stock was solicited in conformance with Section 280G and the regulations promulgated thereunder and the requisite stockholder approval was obtained with respect to any payments or benefits that were subject to the stockholder vote (the "280G Stockholder Approval"), or (b) that the 280G Stockholder Approval was not obtained and as a consequence, that such payments or benefits shall not be made or provided to the extent that they would cause any amounts to constitute Section 280G Payments, pursuant to the waivers of those payments or benefits, which were executed by the affected individuals prior to the vote of the holders of Company Capital Stock pursuant to this Section 6.8.

        6.9    Termination of Arrangements and Agreements.     Except for this Agreement and the Related Agreements and those agreements set forth on Schedule 6.9, the Company shall terminate all Contracts between the Company or any of its subsidiaries, on the one hand, and one or more Interested Parties, on the other hand, on or prior to the Closing Date, in each case without any remaining Liability of any kind on the part of the Company, any of its subsidiaries or Parent as a result of or in connection with such termination or such Contract.Parent shall not have any Liability to the Company, any Company Securityholder or any other Person for any Liabilities resulting from the Company seeking to obtain such terminations.

        6.10    Company Warrants and Company Options.     Prior to the Effective Time, the Company shall take any and all actions necessary to authorize and implement the transactions set forth in Section 2.6(b)(i) and relating to the treatment of Company Warrants and Company Options as described therein (including, to the extent necessary, obtaining written consents or waivers from the holders of the Company Warrants and Company Options).

        6.11    Consents; Notices.     Through the Closing Date, but subject to Section 6.4, the Company shall use its commercially reasonable efforts to obtain all necessary consents, waivers and approvals and provide any required notices of any parties to any Contract as are required thereunder in connection with the Merger or for any such Contracts to remain in full force and effect, all of which are required to be listed in Section 3.6 of the Company Disclosure Schedule, so as to preserve all rights of, and benefits to, the Company under such Contract from and after the Closing. Such consents, waivers and approvals shall be in a form acceptable to Parent.

        6.12    Resignation of Officers and Directors.     The Company shall cause each officer and director of the Company and its subsidiaries, respectively, to execute a resignation letter in a form reasonably acceptable to Parent and the Company (the "Director and Officer Resignation Letter"), effective as of the Effective Time.

        6.13    Repayment of Company Indebtedness.     The Company shall (a) at least five (5) Business Days prior to Closing, obtain a pay-off letter from each applicable Person of the amount(s) necessary to pay-off and satisfy in full all of its obligations with respect to any Indebtedness (other than Indebtedness evidenced by unsecured, convertible promissory notes issued by the Company to Parent pursuant to Section 6.19) and to have all security interests and other Liens on the assets of the Company (other than Permitted Liens) released; (b) take all actions necessary such that all Liens (other than Permitted Liens) on assets of the Company shall be released immediately upon payment of the amounts set forth in the pay-off letters, and (c) cause UCC-3 termination statements, as applicable, to be prepared to be filed upon payment of the amounts set forth in the pay-off letters with respect to each of the unexpired UCC-1 financing statements relating to assets of the Company.

        6.14    Equity Holding Information.     The Company shall deliver to Parent, not less than five (5) Business Days prior to the Closing Date, a spreadsheet in a form acceptable to Parent, which shall include the information set forth below and shall be certified as complete, true and correct as of the Closing Date by the Chief Executive Officer of the Company (the "Spreadsheet").

          (a)   With respect to each holder of Company Capital Stock, (i) such Person's name and domicile address and email address, (ii) the number, class and series of Company Capital Stock held by such Person, (iii) the respective certificate number(s) representing such shares, (iv) respective date(s) of acquisition of such shares, (v) the portion of the Participating Closing Per Share Consideration or cash in the amount of the Participating Per Share Consideration to be paid to such Person at the Closing in respect of such shares, (vi) such Person's Indemnity Pro Rata Share expressed as a percentage and the portion of the Escrow Amount represented by such Indemnity Pro Rata Share expressed as a number of shares of Parent Company Stock and such Person's portion of the Expense Fund, (vii) the identification of any shares that were eligible for an election under Section 83(b) of the Code, including the date of issuance of such shares, and, to the Knowledge of the Company, whether such election under Section 83(b) of the Code was timely made and (viii) such other relevant information that Parent or the Exchange Agent may reasonably require.

          (b)   With respect to each holder of an unexercised Company Option or Company Warrant (i) such Person's name and domicile address, (ii) the type and number of shares of Company Capital Stock issuable upon the exercise of each unexercised Company Option or Warrant held by such Person, (iii) the respective exercise price per share of Company Capital Stock purchasable under such unexercised Company Options or Company Warrant, (iv) the respective grant date(s) of such unexercised Company Options or Company Warrants and the term of such Company Options and Company Warrants, (v) whether such unexercised Company Options are incentive stock options or non-qualified stock options, (vi) in the case of Vested Company Options, the portion of the Closing Per Vested Company Option Consideration to be paid to the holder at Closing and the Indemnity Pro Rata Share of such holder, (vii) in the case of the Company Warrants, the Closing Per Warrant Consideration to be paid to such holder at Closing and the Indemnity Pro Rata Share of such holder, in each case in respect of such Company Warrants, (viii) in the case of Company Options, any amounts required to be withheld and (ix) such other relevant information that Parent or the Exchange Agent may reasonably require.

        6.15    Joinder Agreements.     The Company shall use reasonable best efforts (including through the exercise of all available drag-along and similar rights) to cause the Stockholder Joinder Agreement and/or the Optionholder Joinder Agreement, as applicable, to be executed on or prior to the Closing Date by all the Company Securityholders that have not executed the same as of the date of this Agreement.

        6.16    Indemnification of Officers and Directors.

          (a)   If the Merger is consummated, for a period of six (6) years following the Effective Time (the "Post-Closing Indemnification Period"), Parent shall cause the Final Surviving Entity or its successor to cause its certificate of incorporation and bylaws to contain provisions with respect to indemnification and exculpation of, and advancement of expenses to, officers and directors of the Company and its subsidiaries (the "Company Indemnified Parties") that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions contained in the Certificate of Incorporation and Bylaws for the benefit of officers and directors of the Company as of the date hereof, and during the Post-Closing Indemnification Period, such provisions shall not, unless required by applicable law, be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of the Company Indemnified Parties; provided, that in the event that due to dissolution of the Final Surviving Entity or divestiture of its assets, Parent is the successor, the Indemnified Parties shall have the benefit of the provisions with respect to indemnification and exculpation of, and advancement of expenses to the Company Indemnified Parties in Parent's certificate of incorporation and bylaws through the Post-Closing Indemnification Period.

          (b)   If the Merger is consummated, for a period of six (6) years after the Effective Time, Parent will cause the Final Surviving Entity or its successor to maintain in effect the Company's current directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (copies of which have been made available by the Company to Parent and its representatives prior to the date hereof) for acts or omissions occurring prior to the Effective Time on terms comparable to those of such policy in effect on the date hereof; provided, that the Company shall purchase, prior to or concurrent with the Closing, a prepaid policy or policies (i.e., "tail coverage") that will remain in effect for a period of six (6) years after the Effective Time, the material terms of which, including coverage and amount, are comparable to those of such policy currently in effect on the date hereof, and, unless Parent consents in writing, the annual premium of which does not exceed 200% of the annual premium currently paid by the Company for such coverage; provided, further, that to the extent any payments with respect to such tail coverage have not been made by the Company prior to or concurrent with the Closing, then such payments shall be deemed Transaction Expenses.

          (c)   The rights of each Company Indemnified Party under this Section 6.16 shall be in addition to any rights such Person may have under the Charter Documents, under Delaware or other applicable law or under any agreement of any Company Indemnified Party with the Company that is listed in Section 6.18(c) of the Company Disclosure Schedule. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Company Indemnified Party, his or her heirs and his or her personal representatives, successors or assigns and in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

          (d)   Notwithstanding anything herein to the contrary, the obligations of Parent and the Final Surviving Entity or its successor (i) shall be subject to any limitation imposed by applicable law and (ii) shall not be deemed to release any Company Indemnified Party from his or her obligations pursuant to this Agreement or any Related Agreement, nor shall such Company Indemnified Party have any right of contribution, indemnification, or advancement or reimbursement of expenses from the Final Surviving Entity or its successor or Parent or any of their respective subsidiaries with respect to any Loss claimed by any of the Indemnified Parties against such Company Indemnified Party in his or her capacity as an Indemnifying Party pursuant to Article IX of this Agreement or under the terms of any Related Agreement to which such Company Indemnified Party is a party. Notwithstanding anything herein to the contrary, Parent shall have no obligation to maintain the existence of the Final Surviving Entity for any specified period following the Effective Time.

        6.17    Termination of Section 401(k) Plan.     Effective as of no later than the day immediately preceding the Closing Date, each of the Company and any ERISA Affiliate shall terminate any and all Company Employee Plans intended to include a Code Section 401(k) arrangement (each, a "401(k) Plan") (unless Parent provides written notice to the Company that any or all such 401(k) Plans shall not be terminated). Unless Parent provides such written notice to the Company, no later than five (5) Business Days prior to the Closing Date, the Company shall provide Parent with evidence that each 401(k) Plan has been terminated (effective as of no later than the day immediately preceding the Closing Date) pursuant to resolutions of the Board of Directors of the Company, or such ERISA Affiliate, as the case may be. The form and substance of such resolutions shall be subject to reasonable review and approval of Parent.

        6.18    Payment of Accrued Bonuses.     The Company shall pay through the Company payroll on or prior to the day immediately preceding the Closing Date all bonuses relating to services performed prior to the Closing Date by any service provider of the Company or any subsidiary of the Company.

        6.19    Bridge Financing.     If the Closing has not occurred by October 31, 2014, Parent shall fund the net cash burn of the Company in the amount set forth on Schedule 6.19 commencing November 1, 2014, through the earlier of the Closing Date and the termination of this Agreement pursuant to Article X. On November 3, 2014, before 5:00 pm Eastern Standard Time, and on the first day of each month thereafter through the Closing Date, Parent shall purchase, and the Company shall issue an unsecured, convertible promissory note in the form attached hereto as Exhibit E and in the amount set forth on Schedule 6.19 and convertible into the Company's Series B Preferred Stock. Upon the written request of the Company, Parent shall purchase additional unsecured, convertible promissory notes on the same terms to fund additional operating expenses, up to an additional $250,000 per month per month (such additional promissory notes, the "Excess Notes").

        6.20    Required Financing Statements.     The Company shall use its reasonable efforts to deliver to Parent: (a) the Company's audited balance sheet as of December 31, 2013 and December 31, 2012 and audited statement of operations and statement of cash flows for the years ended December 31, 2013 and December 31, 2012 as soon as practicable following the date of this Agreement, but in no event later than September 30, 2014; and (b) such other financial statements of the Company as may be required in order to conduct the Parent Stockholder Meeting and file the Form S-3, in each case, in compliance with applicable laws (collectively, the "Required Financial Statements").

        6.21    Form S-3 Registration Statement.

          (a)   Subject to Parent's timely receipt of the Required Financial Statements, Parent shall prepare and file with the SEC, within ten (10) days following the closing, a registration statement on Form S-3 (the "Form S-3") relating to the shares of Parent Common Stock issuable with respect to the Merger pursuant to the terms and conditions of the Registration Rights Agreement.

          (b)   Subject to Parent's timely receipt of the Required Financial Statements, Parent agrees to use its reasonable best efforts to cause the Form S-3 to become or be declared effective by the SEC as promptly as practicable after the filing thereof, but in any event, in the case where the Form S-3 is not subject to review by the SEC, such Form S-3 shall be effective not later than the later of: (i) fifteen (15) Business Days following the Effective Date; and (ii) five (5) Business Days following notification by the staff of the SEC that no review will be performed. In connection with the filing of any Form S-3, but subject to Parent's timely receipt of the Required Financial Statements, Parent agrees to make any other filings with the SEC required to be made prior to the effectiveness of the Form S-3, including, if required, a Current Report on Form 8-K with respect to the closing of the Merger and all financial statements required to be included therein.

          (c)   Parent shall use its reasonable best efforts to maintain the effectiveness of the Form S-3 for the period described in the Registration Rights Agreement, and shall otherwise comply with all of its obligations contained in the Registration Rights Agreement.

        6.22    Form S-8.     Parent will use commercially reasonable efforts to cause the Parent Common Stock issuable upon exercise of the Company Options for which a Form S-8 registration statement is available to be registered with the SEC on Form S-8 promptly after the Effective Time (assuming timely receipt of the Spreadsheet, all option documentation relating to the Company Options outstanding immediately prior to the Effective Time and all signatures, opinions and consents required for such registration statement), will exercise commercially reasonable efforts to maintain the effectiveness of such registration statement for so long as such Company Options remain outstanding and will reserve a sufficient number of shares of Parent Common Stock for issuance upon exercise thereof. Prior to the Closing, the Company shall reasonably cooperate with and assist Parent in the preparation of such registration statement. The Form S-8 registration statement shall not cover the shares of Parent Common Stock subject to any Company Options assumed by Parent which are held by Persons who do not become employees of the Parent at the Effective Time or do not otherwise have a service relationship with the Parent at the Effective Time.

        6.23    Parent Stockholders' Meeting.     Parent shall use its reasonable best efforts to obtain the approval of the issuance of the shares of Parent Common Stock in the Merger by the stockholders of Parent and Parent shall take all action necessary to call, give notice of and hold a meeting of the holders of Parent Common Stock to vote on the issuance of Parent Common Stock in the Merger (the "Parent Stockholders' Meeting"). The Parent Stockholders' Meeting will be held as promptly as practicable after Parent has received the Required Financial Statements. Parent shall ensure that all proxies solicited in connection with the Parent Stockholders' Meeting are solicited in compliance with all applicable laws. Parent shall give the Company the right to review the proxy statement and other proxy solicitation materials of the Parent, and any amendment or supplement thereto, and shall consider the Company's comments with respect thereto in good faith. Parent shall keep the Company updated with respect to proxy solicitation results as reasonably requested by the Company.

        6.24    Affiliate and Other Legends.     Parent shall be entitled to place appropriate legends with respect to restrictions on transfer imposed by the Securities Act or by applicable Contract on the certificates evidencing any Parent Common Stock to be issued in connection with the Merger, including by Rule 145 promulgated under the Securities Act on certificates received by any Person that Parent reasonably determines may be deemed an Affiliate of the Company and/or Parent and to issue appropriate stop transfer instructions to the transfer agent for such Parent Common Stock.

        6.25    Listing.    Parent shall use reasonable efforts to cause the shares of Parent Common Stock being issued in the Merger to be approved for listing (subject to notice of issuance) on the New York Stock Exchange.

        6.26    Employee Benefits.

          (a)   Parent shall provide or shall cause to be provided immediately following the Effective Time, to all employees of the Company whose employment continues with Parent or the Final Surviving Entity or any applicable subsidiary of Parent or the Final Surviving Entity following the Effective Time (the "Continuing Employees"): (i) an annual base salary or hourly wage rate that is no less favorable than the annual base salary or hourly wage rate in effect as of immediately prior to the Effective Time, and (ii) employee benefits that are substantially comparable in the aggregate to the employee benefits that are provided to similarly-situated employees of Parent under a Parent Plan.

          (b)   To the extent that Continuing Employees are transitioned to the employee welfare and retirement benefit plans of Parent or its subsidiaries after the Effective Time (the "Parent Plans")

  and to the extent permitted by law, applicable Tax qualification requirements, and the terms and conditions of each such Parent Plan, and subject to any applicable break in service or similar rule, (i) each Continuing Employee shall be credited with his or her years of service with the Company or its subsidiaries (or any predecessor entities) before the Effective Time for purposes of eligibility to participate, vesting and determination of level of benefits (but not for purposes of benefit accruals under any Parent Plans or to the extent that such recognition would result in duplication of benefits), but only to the extent such service would have been taken into account under a Parent Plan had such service been performed as an employee of Parent and provided that, if the Company maintained a comparable plan prior to the Effective Time, such service will only be credited to the extent such service was credited under such Company Plan; and (ii) for purposes of each Parent Plan providing medical, dental, pharmaceutical and/or vision benefits to any Continuing Employee, Parent shall use commercially reasonable efforts to cause its third-party insurance providers or third-party administrators to ensure that such Continuing Employees will receive credit under such medical plans for the plan year in which the Closing occurs towards applicable deductibles and out-of-pocket limits for expenses incurred for the plan year in which the Closing occurs under the corresponding Company Employee Plans.

          (c)   No provision in this Section 6.26 will (i) create or be deemed to create any third-party beneficiary or other rights in any current or former employee, individual independent contractor or director of the Company or any of its subsidiaries, or any other Person other than the parties to this Agreement, (ii) constitute or create or be deemed to constitute or create an employment agreement, (iii) constitute or be deemed to constitute an amendment to any employee benefit plan sponsored or maintained by the Company or Parent or its subsidiaries, or (iv) require Parent to continue to maintain any employee benefit plan in effect following the Closing for Parent's employees, including Continuing Employees. Notwithstanding anything to the contrary in this Section 6.26, Parent and its Subsidiaries and/or the Final Surviving Entity may terminate the employment of any Employee or Continuing Employee at any time after the Closing.

        6.27    Data Room.     The Company shall prepare one (1) or more CD ROMS (or other storage format) containing electronic copies of the Intralinks Project Neptune data room as of the date of this Agreement (but at least three (3) hours prior to the execution thereof) and deliver such CD ROMS to Parent prior to the Closing.

        6.28    Key Employees.     Concurrently with the execution and delivery of this Agreement, each Key Employee shall have entered into "at will" employment arrangements with Parent or a subsidiary thereof to be effective immediately after the Closing pursuant to his or her execution and delivery of a Key Employee Offer Letter and a Proprietary Information and Inventions Assignment Agreement.

        6.29    Board Appointment.     On or prior to the Effective Time, Parent shall take reasonable best efforts to cause a nominee designated by the Company within five (5) days after the date hereof and reasonably acceptable to Parent to be appointed to the Board of Directors of Parent effective as of immediately following the Effective Time to serve as a Class III Director whose term expires at the 2015 annual meeting of shareholders. If such nominee is not approved by the Parent's nominating committee, the Parent shall use reasonable best efforts to cause an alternative candidate proposed by the Company and reasonably acceptable to Parent to be appointed to the Board of Directors. Parent shall use reasonable best efforts to cause such person to be nominated for re-election to Parent's Board of Directors at the 2015 annual meeting of shareholders.

ARTICLE VII

CONDITIONS TO THE MERGER

        7.1    Conditions to Obligations of Each Party to Effect the Merger.     The respective obligations of the Company, Parent and Merger Subs to effect the Merger shall be subject to the satisfaction or written waiver, at or prior to the Closing, of the following conditions:

          (a)    No Order.    No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction, order or other legal restraint (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger, any of the Related Agreements or any of the transactions contemplated hereby or thereby illegal or otherwise prohibiting or preventing the consummation of the Merger, any of the Related Agreements or any of the transactions contemplated hereby or thereby.

          (b)    No Injunctions; Restraints; Illegality.    No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger, any of the Related Agreements or any of the transactions contemplated hereby or thereby shall be in effect.

          (c)    Antitrust Laws.    All waiting periods (and any extensions thereof) and all other approvals, clearances, filings and notices, applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act or any other Antitrust Laws shall have expired or been terminated or been obtained or made.

          (d)    Parent Stockholder Approval.    The issuance of the Parent Common Stock in the Merger shall have been duly approved by the Required Parent Stockholder Vote.

        7.2    Conditions to Obligations of Parent and Merger Sub.     The obligations of Parent and Merger Subs to effect the Merger shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent and Merger Subs:

          (a)    Representations, Warranties and Covenants.    (i) The representations and warranties of the Company set forth in Article III of this Agreement shall be true and correct in all material respects (without giving effect to any limitation as to materiality or Material Adverse Effect set forth therein) on and as of the date of this Agreement and on and as of the Closing, as though such representations and warranties were made on and as of the Closing (except to the extent expressly made as of an earlier date, in which case as of the earlier date) and (ii) the Company and the Company Stockholders shall have performed and complied in all material respects with all covenants and obligations under this Agreement and the Related Agreements required to be performed and complied with by such parties as of or prior to the Closing.

          (b)    No Material Adverse Effect.    There shall not have occurred any event or condition of any character that has had or would be reasonably expected to have, either individually or in the aggregate with all such other events or conditions, a Material Adverse Effect on the Company.

          (c)    Joinder Agreements.    Parent shall have received the executed Stockholder Joinder Agreement, signed by the Company Stockholders that have not executed the Stockholder Consent and that, together with the Company Stockholders that have executed the Stockholder Consent, hold at least ninety-five percent (95%) of the outstanding shares of Company Capital Stock, taken together. Parent shall have received the executed Optionholder Joinder Agreement, signed by the Company Securityholders set forth on Schedule 7.2(c) .

          (d)    Litigation.    There shall be no action, suit, claim, order, injunction or proceeding of any nature pending or threatened, by any Governmental Entity: (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or the Related Agreements; (ii) relating to the Merger and seeking to obtain from Parent or any of the Company and its subsidiaries any damages or other relief in connection with the Merger that may be material to Parent or the Company and its subsidiaries; (iii) seeking to prohibit or limit Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Final Surviving Entity; or (iv) seeking to compel any of the Company and its subsidiaries, Parent or any subsidiary of Parent, to dispose of or hold separate any assets as a result of the Merger or any of the other transactions contemplated by this Agreement.

          (e)    Employment Arrangements.

              (i)  The Key Employee Offer Letters executed and delivered on the date of this Agreement by each of the Key Employees shall be in full force and effect, and no Key Employee shall have terminated his or her employment with the Company. All of the Key Employees (A) shall have satisfied Parent's customary employee background investigation (which includes the absence of a record of any criminal conviction in all applicable court and police records), and (B) shall be eligible to work in the United States.

             (ii)  The Proprietary Information and Inventions Assignment Agreements (containing non-competition and non-solicitation covenants) executed and delivered on the date of this Agreement by each of the Key Employees shall be in full force and effect.

            (iii)  At least eighty percent (80%) of the current employees of the Company or its subsidiaries (other than the Key Employees) who receive an offer of employment from Parent shall have executed an "at will" employment arrangement with Parent, that is reasonably acceptable to Parent, to be effective immediately after Closing.

          (f)    Resignation of Officers and Directors.    Parent shall have received an executed Director and Officer Resignation Letter, effective as of the Closing, for each officer and director of the Company.

          (g)    Closing Balance Sheet; Closing Net Working Capital.    Not less than five (5) Business Days prior to the Closing Date, Parent shall have received from the Company the Closing Balance Sheet and Closing Net Working Capital pursuant to Section 2.9(a)(i).

          (h)    Certificates of the Company.    Parent shall have received (i) a certificate on behalf of the Company, validly executed by the Chief Executive Officer of the Company, to the effect that, as of the Closing, the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.

          (i)    Certificate of Secretary of the Company.    Parent shall have received a certificate, validly executed by the Secretary of the Company, certifying as to (i) the terms and effectiveness of the Charter Documents, (ii) the valid adoption of resolutions of the Board of Directors of the Company (whereby the First Merger, this Agreement, the Related Agreements and the transactions contemplated hereby and thereby to which the Company were unanimously approved by the Board of Directors), and (iii) the valid adoption of this Agreement and approval of the First Merger by the Stockholder Consent.

          (j)    Certificates of Good Standing.    Parent shall have received a long form certificate of good standing which is dated within two (2) Business Days prior to Closing with respect to the Company from the Secretary of State of the State of Delaware and, if applicable, each of the subsidiaries of the Company from the applicable Governmental Entity.

          (k)    FIRPTA Compliance Certificate.    Parent shall have received a copy of the FIRPTA Compliance Certificate, validly executed by a duly authorized officer of the Company.

          (l)    Section 280G Payments.    The Company shall have delivered to Parent the notification and evidence required by Section 6.8.

          (m)    Spreadsheet.    Not less than five (5) Business Days prior to the Closing Date, Parent and the Exchange Agent shall have received from the Company the Spreadsheet.

          (n)    Payment of Indebtedness.    The Company shall have delivered to Parent documentation satisfactory to Parent evidencing the Company's compliance with Section 6.13.

          (o)    Termination of Section 401(k) Plans.    Unless Parent has explicitly instructed otherwise pursuant to Section 6.17 hereof, Parent shall have received from the Company evidence reasonably satisfactory to Parent that all 401(k) Plans have been terminated in accordance with the provisions of Section 6.18.

          (p)    Lock-Up Agreement.    The Lock-Up Agreement in the form attached hereto as Exhibit D (the "Lock-Up Agreement"), executed and delivered by the Company Securityholders set forth on Schedule 7.2(p), shall be in full force and effect.

          (q)    Escrow Agreement.    The Securityholder Representative and the Escrow Agent shall have executed and delivered the Escrow Agreement.

        7.3    Conditions to Obligations of the Company.     The obligations of the Company to effect the Merger shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a)    Representations, Warranties and Covenants.    (i) The representations and warranties of Parent and Merger Subs set forth in Article IV of this Agreement shall be true and correct in all respects (without giving effect to any limitation as to materiality or Material Adverse Effect set forth therein) on and as of the date of this Agreement and on and as of the Closing, as though such representations and warranties were made on and as of the Closing (except to the extent expressly made as of an earlier date, in which case as of the earlier date) and (ii) Parent shall have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by Parent as of or prior to the Closing Date.

          (b)    Certificate of Parent.    The Company shall have received a certificate executed on behalf of Parent and Merger Subs, validly executed by an officer of Parent or an officer of each Merger Sub, as applicable, to the effect that, as of the Closing, the conditions set forth in Section 7.3(a) are satisfied.

          (c)    Listing.    Parent shall have filed a supplemental listing application with the New York Stock Exchange with respect to the shares of Parent Common Stock to be issued pursuant to this Agreement and pursuant to the Company Options.

          (d)    Registration Rights Agreement.    The Registration Rights Agreement, dated as of the date hereof, and executed and delivered by Parent, shall be in full force and effect.

          (e)    No Material Adverse Effect.    There shall not have occurred any event or condition of any character that has had or would be reasonably expected to have, either individually or in the aggregate with all such other events or conditions, a Material Adverse Effect on Parent.

          (f)    Escrow Agreement.    The Escrow Agent and Parent shall have executed and delivered the Escrow Agreement.

          (g)    Lock-Up Agreement.    The Lock-Up Agreement, executed and delivered by Parent, shall be in full force and effect.

ARTICLE VIII

TAX MATTERS

        8.1    Tax Returns.

          (a)    Returns Filed Prior to Closing.    The Company shall (and shall cause its subsidiaries to) prepare or shall cause to be prepared all U.S. federal, state, local and non-U.S. Returns required to be filed under applicable law by the Company or any of its subsidiaries on or prior to the Closing Date, and shall be responsible for the timely filing (taking into account any extensions received from the relevant taxing authorities, and subject to the reasonable review of Parent in the case of any material Returns) of such Returns. Such Returns shall be true and correct and completed in accordance with applicable law, and accurately set forth all items to the extent required to be reflected or included in such Returns by applicable laws, regulations or rules. All Taxes shown on such Returns shall be paid or will be paid by the Company as and when required by law.

          (b)    Returns Filed After Closing.    Parent shall prepare or shall cause to be filed by the Company or any of its subsidiaries after the Closing Date, including Returns with respect to a Straddle Period, it being understand that all Taxes indicated as due and payable on such Returns shall be the responsibility of the Indemnifying Holders to the extent they constitute Pre-Closing Taxes (but only to the extent such Taxes are not accounted for in determining Net Working Capital) under the provisions of Section 9.3. Any Returns that include Pre-Closing Taxes shall be prepared on a basis consistent with the last previous similar Return and shall be true and correct and completed in accordance with applicable law, and accurately set forth all items to the extent required to be reflected or included in such Returns by applicable laws, regulations or rules. In the case of Returns that include Pre-Closing Taxes, Parent shall deliver to the Securityholder Representative such Returns together with any such additional information regarding such Returns as may reasonably be requested by the Securityholder Representative, no less than fifteen (15) days prior to the applicable filing deadline (taking into account applicable extensions). Parent shall consider in good faith all reasonable comments of the Securityholder Representative thereon. The Company Securityholders shall pay the amount of any Pre-Closing Taxes reflected on such Tax Returns (that have not already been included in Net Working Capital) no later than five (5) days prior to the applicable filing deadline (taking into account applicable extensions).

        8.2    Tax Contests Related to Pre-Closing Periods.     The Parent shall promptly notify the Securityholder Representative in writing upon receipt by the Parent, the Company or any of its subsidiaries of notice of any Tax audit, assessment, notice of deficiency or other adjustment or proposed adjustment relating to Taxes (a "Tax Contest") that could give rise to a claim for indemnification under Section 9.3. Parent shall have the exclusive right to control, conduct and settle any such Tax Contest, shall keep the Securityholder Representative informed of all developments on a timely basis, and shall promptly provide to the Securityholder Representative copies of any correspondence received from the Tax authority related to such Tax Contest. Except with the consent of the Securityholder Representative, such consent not to be unreasonably withheld or delayed, the Parent shall not settle or compromise any Tax Contest or file any amended Return relating to such Tax Contest. If the Securityholder Representative has consented to any such settlement, adjustment or compromise, the Indemnifying Parties shall have no power or authority to object under any provision of this Section 8.2 or Section 9.3 to the amount of such settlement, adjustment or compromise. Notwithstanding the foregoing, the Securityholder Representative shall have the right to participate, at its expense, in any

Tax Contest relating to the qualification of the transactions contemplated by this Agreement as a reorganization under Section 368(a) of the Code.

        8.3    Allocation to Tax Periods.     For purposes of this Agreement, in order to apportion appropriately any Taxes relating to a Straddle Period, the portion of any Taxes that are allocable to the Pre-Closing Straddle Period shall be (a) in the case of income Taxes and all other Taxes that are not imposed on a periodic basis, the amount that would be payable if the taxable year or period ended on the Closing Date based on an interim closing of the books and (b) in the case of any Taxes that are imposed on a periodic basis, the amount of such Taxes for the relevant period multiplied by a fraction the numerator of which shall be the number of calendar days from the beginning of the period up to and including the Closing Date and the denominator of which shall be the number of calendar days in the entire period. For these purposes, the amount of any item that is taken into account only once for each taxable period (e.g., the benefit of graduated Tax rates, exemption amounts, etc.) shall be allocated between the two portions of the period in proportion to the number of calendar days in each portion. For purposes of this Agreement, any transactions that occur on the Closing Date but after the Closing and that are not incurred in the ordinary course of business of the Company or its subsidiaries (other than the transactions contemplated by this Agreement) shall be considered to be attributable to the period that commences on the day following the Closing Date.

        8.4    Tax Assistance.     The parties hereto agree to furnish or cause to be furnished to each other at any time after the Closing Date, upon request, as promptly as practicable, such information (including access to books and records) and assistance relating to the Company, as is reasonably requested for the filing of any Returns, for the preparation of any audit and for the prosecution or defense of any pending or threatened audit or assessment, suit, proposed adjustment, deficiency, dispute, administrative or judicial proceeding or other similar claim.

        8.5    Tax Refunds.     The Indemnifying Holders shall be entitled to any refunds (including any interest paid thereon) or credits of Taxes of the Company or any subsidiary attributable to a Pre-Closing Tax Period, net of any Taxes or any out-of-pocket expenses that Parent, the Surviving Corporation, subsidiary or Affiliate of the foregoing incurs with respect to such refunds, to the extent such refunds were not taken into account in Net Working Capital. The Parent and its affiliates shall cooperate with the Securityholder Representative in obtaining any refund to which the Indemnifying Holders are entitled under this Section 8.5, provided that the Company Securityholders shall be responsible for and shall reimburse Parent and its affiliates for any expenses incurred by them in attempting to obtain any such refund. The Parent shall forward to the Exchange Agent (for distribution to the Indemnifying Holders) any such refunds (including any interest paid thereon) or credits due to the Indemnifying Holders promptly after receipt thereof. In the event that any refund or credit is subsequently determined by any Taxing authority to be less than the amount paid or reimbursed to the Securityholder Representative, the Indemnifying Holders shall promptly upon request return any such disallowed amounts (plus any interest or penalties in respect of such disallowed amount owed to any Taxing authority) to Parent.

        8.6    Post-Closing Actions.     Except as required by applicable law, the Parent shall not (and shall not cause or permit any of its affiliates, including the Company or any of its subsidiaries, to) file, amend, re-file or otherwise modify any Return or Tax election relating in whole or in part to the Company or any of its subsidiaries or agree to the waiver or extension of the statute of limitations, in each case with respect to a Pre-Closing Tax Period, without the prior written consent of the Securityholder Representative (which consent shall not be unreasonably withheld or delayed).

ARTICLE IX

SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
INDEMNIFICATION; ESCROW

        9.1    Survival of Representations and Warranties.     The representations and warranties of the Company contained in this Agreement or the Certificates shall survive until the fifteen (15) month anniversary of the Closing Date (the "Survival Date"); provided, that in the event of any fraud or Willful Misrepresentation by the Company, such claim shall survive without limitation; provided, further, that (a) the representations and warranties of the Company contained in Section 3.14 (Intellectual Property) shall survive until the eighteen (18) month anniversary of the Closing Date, (b) the representations and warranties of the Company contained in Section 3.11 (Tax Matters) and the Indemnifying Holder's obligations under Section 9.3 (Tax Indemnification) shall survive until sixty (60) days after the expiration of the applicable statute of limitations, and (c) the representations and warranties of the Company contained in Sections 3.2 (Company Capital Structure), 3.4 (Authority and Enforceability), 3.5 (Stockholder Consent) and 3.21 (Brokers' and Finders' Fees) shall survive indefinitely (such representations and warranties of the Company described in clauses (a), (b) and (c) of this Section 9.1 being referred to hereinafter as the "Company Surviving Representations"). The representations and warranties of Parent contained in this Agreement, the Related Agreements or in any certificate or other instrument delivered pursuant to this Agreement shall survive until the twelve (12) month anniversary of the Closing Date. If an Indemnified Party delivers to the Indemnifying Party (or the Securityholders' Representative, as applicable), before expiration of a representation or warranty, a Claim Certificate based upon a breach of such representation or warranty, then the demand for indemnification set forth therein shall survive until the resolution of the matter covered by such Claim Certificate. It is the express intent of the parties that, if an applicable survival period as contemplated by this Section 9.1 is shorter than the statute of limitations that would otherwise have been applicable, then, by contract, the applicable statute of limitations shall be reduced to the shortened survival period contemplated hereby. The parties further acknowledge that the time periods set forth in this Section 9.1 for the assertion of claims under this Agreement are the result of arms'-length negotiation among the parties and that they intend for the time periods to be enforced as agreed by the parties.

        9.2    Indemnification.

          (a)    Indemnification by Indemnifying Holders.    Subject to the other provisions of this Article IX, from and after the consummation of the First Merger, the Indemnifying Holders shall, severally (based on such Indemnifying Holder's Indemnity Pro Rata Share of all Losses covered by this Section 9.2(a)) and not jointly, defend and indemnify Parent, the Final Surviving Entity, their subsidiaries and their respective officers, directors, agents, employees, representatives and each Person, if any, who controls or may control Parent within the meaning of the Securities Act (the "Parent Indemnified Parties") in respect of, and hold them harmless against, any Losses suffered by any of the Parent Indemnified Parties resulting from, in connection with or arising out of:

              (i)  any breach or inaccuracy in any representation or warranty made by the Company in this Agreement (other than the representations set forth in Section 3.11(a), which are handled exclusively by Section 9.3 hereof) or in any certificate delivered to Parent pursuant to this Agreement;

             (ii)  any breach of or default in connection with any of the covenants or agreements made by the Company in this Agreement;

            (iii)  any fraud, or any Willful Misrepresentation of any provision of this Agreement, to the extent committed as of or prior to the Closing, by or on behalf of the Company;

            (iv)  any inaccuracy in the Spreadsheet; and

             (v)  any claims by any holder or former holder of any shares of Company Capital Stock or rights to acquire Company Capital Stock or in connection with the Merger or any of the other transactions contemplated hereby, including appraisal or dissenters' rights proceedings, claims in connection with the Stockholder Notices or the Section 262 Notice, or claims alleging violations of fiduciary duty (excluding cash payments to such holders of Dissenting Shares not in excess of the portion of the Total Consideration to which they would have been entitled for their shares of Company Capital Stock had they received merger consideration payable pursuant to Section 2.6(b)(i) rather than exercising dissenters' rights, but not excluding the costs and expenses incurred in connection with the proceedings relating to such exercise of dissenters' rights).

  The right to indemnification, payment, reimbursement, or other remedy based upon a breach of representation, warranty, covenant or other indemnifiable matter set forth in this Section 9.2(a) shall not be affected by any investigation conducted by or any knowledge acquired at any time by any Parent Indemnified Party, whether before or after the date hereof or the Closing Date.

          (b)    Indemnification by Parent.    Subject to the other provisions of this Article IX, from and after the consummation of the First Merger, Parent shall defend and indemnify the Indemnifying Holders (the "Holder Indemnified Parties", and, together with the Parent Indemnified Parties, the "Indemnified Parties") in respect of, and hold them harmless against, any Losses suffered by the Indemnifying Holders resulting from, in connection with or arising out of: (i) any breach or inaccuracy in any representation or warranty made by Parent or Merger Subs in this Agreement or in any certificate delivered by Parent pursuant to this Agreement and (ii) any breach of or default in connection with any of the covenants or agreements made by Parent and Merger Subs in this Agreement. The right to indemnification, payment, reimbursement, or other remedy based upon a breach of representation, warranty, covenant or other indemnifiable matter set forth in this Section 9.2(b) shall not be affected by any investigation conducted by or any knowledge acquired at any time by any Holder Indemnified Party, whether before or after the date hereof or the Closing Date.

          (c)   For the purpose of this Article IX only, when determining the amount of Losses suffered by an Indemnified Party as a result of any such breach, inaccuracy or failure, any representation, warranty, covenant or agreement given or made by the Company that is qualified or limited in scope as to materiality or Material Adverse Effect shall be deemed to be made or given without such qualification or limitation.

        9.3    Tax Indemnification.

          (a)   Each Indemnifying Holder agrees, severally (based on such Company Indemnifying Holder's Indemnity Pro Rata Share of each Loss covered by this Section 9.3) and not jointly, to indemnify and hold harmless the Parent Indemnified Parties from (i) any and all Pre-Closing Taxes (and any Losses attributable or relating thereto), (ii) any Losses or Taxes incurred or sustained by the Parent Indemnified Parties arising out of a breach of the representations contained in Section 3.11(a) hereof, (iii) all Taxes (and any Losses attributable or relating thereto) of any member of an affiliated, consolidated, combined or unitary group of which the Company or any of its subsidiaries (or any predecessor of any of the foregoing) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation 1.1502-6 or any analogous or similar state, local, or non-U.S. law or regulation, and (iv) with the exception of customary commercial leases or contracts that are not primarily related to Taxes entered into in the ordinary course of business and liabilities thereunder, any and all Taxes (and any Losses attributable thereto) of any Person (other than the Company and its subsidiaries) imposed on the Company or any of its subsidiaries as a transferee or successor, by contract or pursuant to any law, rule or regulation, which Taxes relates to an event or transaction occurring before the Closing Date. Notwithstanding the foregoing, each Indemnifying Holder's indemnity obligation shall not apply to the extent that such Taxes were accounted for in determining Net Working Capital.

          (b)   If any of the Parent Indemnified Parties pays a Tax for which the Indemnifying Holders are liable pursuant to Section 9.3(a) hereof, the Indemnified Parties shall be entitled to indemnification from the Indemnifying Holders in accordance with the provisions of, and subject to the procedure and limitations contained in, this Article IX.

        9.4    Limitations.

          (a)   No Parent Indemnified Party shall be entitled to any recovery resulting from Section 9.2(a)(i) until such time (if at all) as the total amount of all Losses that have been suffered or incurred by any one or more of the Parent Indemnified Parties with respect to such matters exceeds Five Hundred Thousand Dollars ($500,000) in the aggregate (the "Basket"); and in such event, the Indemnified Parties shall, subject to the limitations set forth in Section 9.4(b) below, be entitled to be indemnified against and compensated and reimbursed for all Losses, including the Basket.

          (b)   The maximum amount that the Parent Indemnified Parties may recover from each Indemnifying Holder under Section 9.2(a) and Section 9.2(c) shall be limited to such Indemnifying Holder's Indemnity Pro Rata Share of the Escrow Amount held in the Escrow Fund (or, with respect to an Indemnifying Holder that held a Vested Company Option immediately prior to Closing, such Indemnifying Holder's Restricted Exchanged Vested Option); provided, that the foregoing limitation shall not apply (i) in the case of any breach or inaccuracy of the representations and warranties set forth in Section 3.11 (Tax Matters) or in the case of a claim under Section 9.3 (Tax Indemnification), in which case the maximum amount that the Indemnified Parties may recover from each Indemnifying Holder (inclusive of all other claims for Losses pursuant to Section 9.2(a)(i)) shall be limited to such Indemnifying Holder's Indemnity Pro Rata Share of twenty-five percent (25%) of the Total Consideration (for the avoidance of doubt, inclusive of amounts distributed to Parent Indemnified Parties from the Escrow Fund), (ii) in the case of any breach or inaccuracy of the representations and warranties set forth in Section 3.14 (Intellectual Property), in which case the maximum amount that the Indemnified Parties may recover from each Indemnifying Holder (inclusive of all other claims for Losses pursuant to Section 9.2(a)(i)) shall be limited to such Indemnifying Holder's Indemnity Pro Rata Share of twenty percent (20%) of the Total Consideration (for the avoidance of doubt, inclusive of amounts distributed to Parent Indemnified Parties from the Escrow Fund and amounts satisfied through cancellation of Restricted Exchanged Vested Options), and (iii) in the case of any breach of those Company Surviving Representations set forth in Section 9.1(a) (other than with respect to Section 3.14 (Intellectual Property) and Section 3.11 (Tax Matters) or in the case of a claim under Section 9.3 (Tax Indemnification)) or with respect to any breach of a representation or warranty that involves fraud or Willful Misrepresentation.

  The maximum amount that the Indemnified Parties may recover from each Indemnifying Holder under this Article IX shall be limited to such Indemnifying Holder's Indemnity Pro Rata Share of the Total Consideration. Notwithstanding anything contained herein to the contrary, nothing herein shall limit the recovery amount against an Indemnifying Holder for such Indemnifying Holder's fraud or Willful Misrepresentation.

          (c)   The amount of Losses otherwise recoverable under Section 9.2(a) hereof shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar cash payment actually received by the Parent Indemnified Parties from any third party with respect thereto, net of costs of recovery and increased insurance premium resulting from such claims.

          (d)   For the avoidance of doubt, (i) if and solely to the extent any Losses are recovered by a Parent Indemnified Party through the actual payment to such Parent Indemnified Party, the same amount of Losses may not be recovered again by such Parent Indemnified Party by reason of

  Losses being subject to indemnification under more than one provision of this Agreement and (ii) if and solely to the extent that any Losses in connection with an indemnifiable matter were taken into account in connection with calculations of the Estimated Net Working Capital or Transaction Expenses pursuant to Section 2.9, the same amount of Losses may not be recovered under this Article IX, but, in the case of the immediately preceding clauses (i) and (ii), the amount, if any, of Losses that exceed the amount already recovered under clause (i) or already taken into account under clause (ii) shall be recoverable on and subject to the terms and conditions of this Article IX.

          (e)   Subject to specific performance and other equitable remedies, if the First Merger is consummated, the indemnification provisions under this Article IX will be the sole and exclusive remedy of an Indemnified Party attributable to claims under, relating to or arising out of the Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, nothing in this Agreement shall limit any Person's rights or obligations under any agreement other than this Agreement.

        9.5    Claims for Indemnification; Resolution of Conflicts.

          (a)    Making a Claim for Indemnification; Claim Certificate.    An Indemnified Party may seek recovery of Losses pursuant to this Article IX by delivering to the party from which indemnification is sought (the "Indemnifying Party") (or, in the case of any claim against the Indemnifying Holders, the Securityholder Representative) a Claim Certificate in respect of such claim. The date of such delivery of a Claim Certificate is referred to herein as the "Claim Date" of such Claim Certificate (and the claims for indemnification contained therein). For purposes hereof, "Claim Certificate" shall mean a certificate signed by the Securityholder Representative or by any officer of an Indemnified Party (or, in the case of an Indemnified Party who is an individual, signed by such individual): (i) stating that an Indemnified Party has paid, sustained, incurred, or accrued, or reasonably anticipates that it will have to pay, sustain, incur or accrue Losses and including, to the extent reasonably practicable, a non-binding, preliminary estimate of the amounts of such Losses and (ii) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid, sustained, incurred, or accrued, or the basis for such anticipated Liability, and the nature of the indemnifiable matter to which such item is related; provided, that the Claim Certificate need only specify such information to the knowledge of the Securityholder Representative, such officer or such Indemnified Party as of the Claim Date, shall not limit any of the rights or remedies of any Indemnified Party, and may be updated and amended from time to time by the Indemnified Party by delivering an updated or amended Claim Certificate to the Indemnifying Party.

          (b)    Objecting to a Claim for Indemnification.

              (i)  The Indemnified Party may object to a claim for indemnification set forth in a Claim Certificate by delivering to the Indemnified Party seeking indemnification a written statement of objection to the claim made in the Claim Certificate (an "Objection Notice"); provided, that, to be effective, such Objection Notice must (A) be delivered to the Indemnified Party prior to 5:00 p.m. local time on the thirtieth (30th) day following the Claim Date of the Claim Certificate (such deadline, the "Objection Deadline" for such Claim Certificate and the claims for indemnification contained therein) and (B) set forth in reasonable detail the nature of the objections to the claims in respect of which the objection is made.

             (ii)  To the extent the Indemnifying Party does not object in writing (as provided in Section 9.5(b)(i)) to the claims contained in a Claim Certificate prior to the Objection Deadline for such Claim Certificate, such failure to so object shall be an irrevocable acknowledgment by the Indemnifying Party that the Indemnified Party is entitled to the full amount of the claims for Losses set forth in such Claim Certificate (and such entitlement shall be conclusively and irrefutably established) (any such claim, an "Unobjected Claim"). Within thirty (30) days of a claim becoming an Unobjected Claim, the Indemnifying Parties shall make the applicable payment to such Indemnified Party, subject to the limitations set forth in this Article IX.

          (c)    Resolution of Conflicts.    In case the Indemnifying Party timely delivers an Objection Notice in accordance with Section 9.5(b)(i) hereof, the Indemnifying Party and the Indemnified Parties shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Indemnifying Party and the Indemnified Parties reach an agreement, a memorandum setting forth such agreement shall be prepared and signed by all applicable parties (any claims covered by such an agreement, "Settled Claims"). Any amounts required to be paid as a result of a Settled Claim shall be paid by the Indemnifying Party to the Indemnified Parties pursuant to the Settled Claim within thirty (30) days of the applicable claim becoming a Settled Claim, subject to the limitations set forth in this Article IX. If the Indemnifying Party and the Indemnified Parties are unable to reach an agreement, the matter specified in the Objection Claim shall be resolved in any court having jurisdiction over the matter where venue is proper pursuant to Section 11.7 (any claims resolved by such adjudication, "Resolved Claims").

          (d)    Payable and Unresolved Claims.    A "Payable Claim" shall mean a claim for indemnification of Losses against the Indemnifying Holders under this Article IX, to the extent that such claim has not yet been satisfied by release to the Parent Indemnified Party of Parent Common Stock from the Escrow Fund, that is (i) a Resolved Claim, (ii) a Settled Claim, or (iii) an Unobjected Claim. An "Unresolved Claim" shall mean any claim for indemnification of Losses against the Indemnifying Holders under this Article IX specified in any Claim Certificate delivered pursuant to Section 9.5(a), to the extent that such claim is not a Payable Claim and has not been satisfied by release to the Parent Indemnified Party of Parent Common Stock from the Escrow Fund or the cancellation of a portion of the Restricted Exchanged Vested Options.

          (e)    Escrow Amount Set-off for Losses.

              (i)  Subject to Sections 9.5(a), 9.5(b) and 9.5(c) above and the limitations set forth in this Article IX, by virtue of this Agreement and as partial security for the indemnity obligations provided for in Sections 9.2(a) and 9.2(c) hereof, subject to the terms of this Agreement, the Parent Indemnified Parties shall have the right, and shall be required, in the manner provided in this Section 9.5(e)(i) and Section 9.6, to recover the amount of any Losses with respect to which the Parent Indemnified Parties are entitled to indemnification hereunder first by the release of Parent Common Stock and cash from the Escrow Fund and the cancellation of a portion of the Restricted Exchanged Vested Options. The number of shares of Parent Common Stock to be released for recovery of any such Losses shall be equal to the quotient (rounded up or down to the nearest whole number, with 0.5 being rounded up) obtained by dividing the amount of such Losses (reduced by the aggregate Indemnity Pro Rata Share of holders of Vested Company Options and Company Stockholders that are not Accredited Investors) by the Parent Stock Price, the amount of cash to be released for recovery of any such Losses shall be equal to the aggregate Indemnity Pro Rata Share of the Company Stockholders that are not Accredited Investors multiplied by such Loss and the portion of each Restricted Exchanged Vested Option to be cancelled for recovery of any such Losses shall be a portion with respect to the number of underlying shares of Parent Common Stock equal to the Indemnity Pro Rata Share of the holders of such Restricted Exchanged Vested Option multiplied by such Loss divided by the Exchanged Vested Option Per Share Spread, rounded down to the nearest whole share.

             (ii)  On the date any claim becomes a Payable Claim, the Indemnity Pro Rata Share of the Escrow Amount of each Indemnifying Holder (other than an Indemnifying Holder that held a Vested Company Option immediately prior to Closing) shall be irrevocably, immediately and ratably reduced by the number of shares of Parent Common Stock and/or cash, as applicable, that corresponds to the amount of such claim (in accordance with the last sentence of Section 9.5(e)(i)) and payment of such number of shares of Parent Common Stock and cash from the Escrow Fund shall be made to the Parent Indemnified Parties in accordance with Section 9.6(b)(i), and each Restricted Exchanged Vested Option shall be cancelled as to a portion of such Restricted Vested Company Option that corresponds to the amount of such claim (in accordance with the last sentence of Section 9.5(e)(i) ); provided, however, that, in the event that an Indemnifying Holder holds more than one Restricted Exchanged Vested Option, the Restricted Exchanged Vested Option with the smallest Exchanged Vested Option Per Share Spread shall be so cancelled first. The dollar equivalent of the aggregate reductions in the Escrow Amount (determined in accordance with the last sentence of Section 9.5(e)(i) and ignoring any decrease in such reductions as a result of the treatment of fractional shares pursuant to the last sentence of Section 9.6(b)(i)) shall reduce the Payable Claims by the same dollar amount.

            (iii)  At the Escrow Release Time, if and to the extent the dollar equivalent (calculated in accordance with the last sentence of Section 9.5(e)(i)) of any Indemnifying Holder's Indemnity Pro Rata Share of the remaining Escrow Amount (or, with respect to an Indemnifying Holder who holds a Restricted Exchanged Vested Option, with respect to such Restricted Exchanged Vested Option, the dollar equivalent of any remaining portion of such Restricted Exchanged Vested Option), after taking into account all reductions, adjustments and cancellations pursuant to Section 9.5(e)(ii), exceeds the amount of the Unresolved Claims that, if successful, would be payable by such Indemnifying Holder, then such Indemnifying Holder's Indemnity Pro Rata Share of the remaining Escrow Amount (or the restrictions on such Indemnifying Holder's Restricted Exchanged Vested Option) shall be reduced by the number of shares of Parent Common Stock that have a value equal to and/or cash equal to and/or Restricted Exchange Vested Options with an Exchanged Vested Option Per Share Spread equal to, as applicable, the amount of such excess (calculated in accordance with the last sentence of Section 9.5(e)(i)) and a payment of such number of shares of Parent Common Stock (rounded down to the nearest whole share) shall be made from the Escrow Fund in accordance with Section 9.6(b)(ii) to the account specified by the Exchange Agent (who shall then promptly distribute such shares and/or cash to such Indemnifying Holder so that such Indemnifying Holder receives such excess number of shares of Parent Common Stock and/or cash attributable to it, him or her) and such Restricted Exchange Vested Options shall be free from exercise restrictions; provided, that (A) no Indemnifying Holder shall be entitled to any fractional share, (B) any fraction of a share of Parent Common Stock to which such Indemnifying Holder would otherwise be entitled shall be paid in cash in accordance with Section 2.8(j), and (C) any shares that would have constituted fractional shares but for clause (B) and which remain undistributed by the Escrow Agent as a result of this proviso shall be returned by the Escrow Agent to Parent.

            (iv)  From and after the Escrow Release Time until each Indemnifying Holder's entire Indemnity Pro Rata Share of the Escrow Amount has been fully depleted (or, with respect to a Restricted Exchanged Vested Option, until such Restricted Exchanged Vested Option has been cancelled in its entirety) pursuant to Sections 9.5(e)(ii) and 9.5(e)(iii) and the last sentence of this Section 9.5(e)(iv), Parent shall promptly deliver to the Securityholder Representative a notice, as each Unresolved Claim (whether or not such Unresolved Claim existed on the Survival Date) becomes resolved as either a Payable Claim or a claim that is not a Payable Claim, of such resolution and either (A) if and to the extent the Unresolved Claim has been resolved as a Payable Claim, Parent shall specify the amount of cash and/or the number of shares of Parent Common Stock and/or the portion of Restricted Exchanged

    Vested Options, as applicable (valued based on the last sentence of Section 9.5(e)(i)) by which each Indemnifying Holder's Indemnity Pro Rata Share of the Escrow Amount (or Restricted Exchanged Vested Options) has been reduced further in accordance with and subject to Section 9.5(e)(ii) as a result of such Unresolved Claim's becoming a Payable Claim or (B) if and to the extent the Unresolved Claim has been resolved as a claim that is not entirely a Payable Claim, specify the positive number of shares of Parent Common Stock (valued based on the last sentence of Section 9.5(e)(i)) and cash, if any, and portions of Restricted Exchanged Vested Options at such time by which the Indemnity Pro Rata Share of the remaining Escrow Amount or Restricted Exchanged Vested Options (after taking into account all reductions, adjustments and cancellations pursuant to Section 9.5(e)(ii) and all payments pursuant to Section 9.5(e)(iii) and the last sentence of this Section 9.5(e)(iv)), attributable to each Indemnifying Holder whose Indemnity Pro Rata Share of the remaining Escrow Amount would have been reduced if such Unresolved Claim had been entirely a Payable Claim, exceeds the aggregate amount of the remaining Unresolved Claims (including Unresolved Claims that did not exist on the Survival Date) that, if successful, would be payable by such Indemnifying Holder. The Indemnity Pro Rata Share of the Escrow Amount (or of the Restricted Exchanged Vested Options) attributable to each such Indemnifying Holder referenced in the preceding clause (B) shall be reduced by a number of shares of Parent Common Stock (valued based on the last sentence of Section 9.5(e)(i)) and/or cash and/or portion of Restricted Exchanged Vested Options equal to such positive excess amount, if any, specified in accordance with the preceding clause (B) that is attributable to such Indemnifying Holder and a payment shall be paid from the Escrow Fund (or the exercise restriction on a portion of the Restricted Exchanged Vested Options released) in accordance with Section 9.6(b)(ii) to, if applicable, the account specified by the Exchange Agent (and the Exchange Agent shall then promptly distribute such shares of Parent Common Stock and/or cash to such Indemnifying Holder referenced in the preceding clause (B) so that such Indemnifying Holder receives a number of shares of Parent Common Stock (valued based on the last sentence of Section 9.5(e)(i)) and/or cash representing such positive excess amount attributable to it, him or her); provided, that (1) no Indemnifying Holder shall be entitled to any fractional share, (2) any fraction of a share of Parent Common Stock to which such Indemnifying Holder would otherwise be entitled shall be paid in cash in accordance with Section 2.8(j), and (3) any shares that that would have constituted fractional shares but for clause (2) and which remain undistributed by the Escrow Agent as a result of this proviso shall be returned by the Escrow Agent to Parent.

        9.6    Escrow Arrangements.

          (a)    Escrow Fund.    At the Closing, Parent will deposit with the Escrow Agent a number of shares of Parent Common Stock (valued at the Parent Stock Price) and cash which shall together equal in value the Escrow Amount, without any act of the Indemnifying Holders, such deposit of the Escrow Amount to constitute an escrow fund to be governed by the terms set forth in the Escrow Agreement.

          (b)    Satisfaction of Claims.

              (i)  If the Escrow Amount attributable to any Indemnifying Holder is to be reduced pursuant to Section 9.5(e)(ii), Parent and the Securityholder Representative shall promptly deliver joint written instructions to the Escrow Agent directing the Escrow Agent to release to the applicable Parent Indemnified Party a number of shares of Parent Common Stock from the Escrow Fund determined in accordance with the provisions of Section 9.5(e); provided, that (A) no fractional shares shall be released to any Parent Indemnified Party pursuant to this Section 9.6(b)(i) and (B) the Parent Indemnified Parties shall have no right to recover any amount of cash in lieu of any fraction of a share of Parent Stock. To the extent that any distribution of shares of Parent Common Stock from the Escrow Fund to a Parent Indemnified Party (other than Parent) would, in the reasonable discretion of Parent, fail to comply with applicable securities laws, then, upon the receipt of notice from Parent, the Escrow Agent shall distribute such shares from the Escrow Fund to Parent and Parent shall pay such Parent Indemnified Party an amount in cash equal to the product of (x) the number of shares of Parent Common Stock to which such Parent Indemnified Party would otherwise be entitled pursuant to this Section 9.6(b)(i) and (y) the last quoted trading price per share of Parent Common Stock on the NYSE on the last day during which Parent Common Stock was available for trading on the NYSE immediately prior to the date of such payment by Parent to such Parent Indemnified Party.

             (ii)  If the Escrow Amount attributable to any Indemnifying Holder is to be reduced pursuant to Section 9.5(e)(iii) or the last sentence of Section 9.5(e)(iv), Parent and the Securityholder Representative shall promptly deliver joint written instructions to the Escrow Agent directing the Escrow Agent to release to the Exchange Agent a number of shares of Parent Common Stock (rounded down to the nearest whole share) and/or cash, as applicable, from the Escrow Fund equal to the amount of such reduction of the Escrow Amount plus a pro rata portion (based on the amount of such reduction of the Escrow Amount relative to the aggregate Escrow Amount as of immediately before such release) of all amounts in the Escrow Fund that exceed the aggregate Escrow Amount as of immediately before such release (i.e., dividends on the Escrow Amount and earnings on any such cash dividends) (and the Exchange Agent shall then promptly distribute such shares of Parent Common Stock to each such Indemnifying Holder so that each such Indemnifying Holder receives such amount attributable to it, him or her); provided, that (A) no fractional shares shall be distributed by the Securityholder Representative to any Indemnifying Holder, (B) any fraction of a share of Parent Common Stock to which such Indemnifying Holder would otherwise be entitled shall be paid in cash in accordance with Section 2.8(j), and (C) any shares that would have constituted fractional shares but for clause (B) and which remain undistributed by the Escrow Agent as a result of this proviso shall be returned by the Escrow Agent to Parent.

        9.7    Third Party Claims.     In the event any Indemnified Party becomes aware of a third-party claim (including any action or proceeding commenced or threatened to be commenced by any third-party) that such Indemnified Party reasonably believes may result in indemnification pursuant to this Article IX, such Indemnified Party shall promptly notify the party from whom indemnification is sought (and the Securityholder Representative, if the Indemnifying Party is the Indemnifying Holders) by delivery of a Claim Certificate and shall also deliver a copy of the Claim Certificate to the Escrow Agent contemporaneously with its delivery to the Securityholder Representative, if the Indemnifying Party is the Indemnifying Holders. The Claim Certificate shall be accompanied by reasonable supporting documentation submitted by the Indemnified Party and shall describe (to the extent known by the Indemnified Party) the facts constituting the basis for such claim and the amount of the claimed Losses; provided, however, that no delay or failure on the part of the Indemnified Party in delivering a Claim Certificate shall relieve the Indemnifying Party from any liability hereunder except to the extent of any damage or liability caused by or arising out of such delay or failure. Within twenty (20) Business Days after receipt of any Claim Certificate, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of the claim referred to therein. If the Indemnifying Party does not elect to so assume control of the defense of such claim, the Indemnified Party may elect to control the defense of such claim with counsel reasonably satisfactory to the Indemnifying Party. The party not controlling the defense of such claim (the "Non-Controlling Party") may participate therein at its own expense. The party controlling the defense of such claim (the "Controlling Party") shall keep the Non-Controlling Party advised of the status of such claim and the defense thereof and shall consider in good faith recommendations made by the Non-Controlling Party with respect thereto. The Non-Controlling Party shall furnish the Controlling Party with such information as it may have with respect to such claim (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such claim. The Securityholder Representative shall not agree to any settlement of, or the entry of any judgment arising from, any such claim without the prior written consent of Parent; provided, however, that the consent of Parent shall not be required with respect to any such settlement of a claim controlled by the Securityholder Representative if the Securityholder Representative agrees in writing that the Indemnifying Holders will be responsible for any and all amounts payable pursuant to such settlement (regardless of any limitation specified in this Article IX) and such settlement or judgment includes a complete release of Parent from further liability and does not contain an admission of liability on the part of Parent and does not involve the imposition of an injunction or other equitable relief on Parent. Notwithstanding the foregoing, the Securityholder Representative shall not be entitled to assume the defense of a third-party claim that (1) seeks non-monetary relief (other than incidental non-monetary relief); (2) involves criminal or quasi-criminal allegations or (3) names the Parent and the indemnifying parties jointly in the complaint. Any settlement by the Parent of such claim that is not consented to by the Securityholder Representative shall not limit the right of the Indemnifying Party to dispute both the Indemnified Party's entitlement to indemnification and the amount for which it is entitled to indemnification in accordance with the provisions of this Article IX.

        9.8    Securityholder Representative.

          (a)   Fortis Advisors LLC is hereby appointed as of the date hereof as the exclusive agent and attorney in fact of the Company Securityholders as the Securityholder Representative for and on behalf of the Company Securityholders to give and receive notices and communications in connection with this Agreement and related matters, including in connection with claims for indemnification under this Article IX and to agree to, negotiate, and enter into settlements, adjustments and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to, such claims, and to take all other actions that are either (i) necessary or appropriate in the judgment of the Securityholder Representative for the accomplishment of the foregoing or (ii) specifically mandated by the terms of this Agreement. Notwithstanding the foregoing, the Securityholder Representative shall have no obligation to act on behalf of the Company Securityholders, except as expressly provided herein and in the Escrow Agreement, and for purposes of clarity, there are no obligations of the Securityholder Representative in any ancillary agreement, schedule, exhibit or the Company Disclosure Schedule. Such agency may be changed by the Company Securityholders from time to time upon not less than ten (10) days prior written notice to Parent; provided, that the Securityholder Representative may not be removed unless a majority of the Company Securityholders (as determined by the respective Indemnity Pro Rata Shares) agree in writing to such removal and to the identity of the substituted agent. A vacancy in the position of the Securityholder Representative may be filled by a majority of the Company Securityholders (as determined by the respective Indemnity Pro Rata Shares). The immunities and rights to indemnification shall survive the resignation or removal of

  Securityholder Representative or any member of the Advisory Group and the Closing and/or any termination of this Agreement and the Escrow Agreement. No bond shall be required of the Securityholder Representative. Notices or communications to or from the Securityholder Representative shall constitute notice to or from the Company Securityholders.

          (b)   Certain Company Securityholders have entered into a letter agreement with the Securityholder Representative to provide direction to the Securityholder Representative in connection with the performance of its services under this Agreement and the Escrow Agreement (such Company Securityholders, including their individual representatives, collectively hereinafter referred to as the "Advisory Group"). Neither the Securityholder Representative (together with its members, managers, directors, officers, contractors, agents and employees) nor any member of the Advisory Group (collectively, the "Securityholder Representative Group"), shall be liable for any act done or omitted hereunder, under the Escrow Agreement or under any Securityholder Representative engagement agreement as the Securityholder Representative while acting in good faith and in the exercise of reasonable judgment. The Company Securityholders shall indemnify and defend the Securityholder Representative Group and hold the Securityholder Representative Group harmless against any Liability, losses, claims, damages, fees, costs, expenses (including fees, disbursements and costs of any skilled professionals and in connection with seeking recovery from insurers), judgments, fines or amounts paid in settlement incurred without negligence, willful misconduct or bad faith on the part of the Securityholder Representative Group and arising out of or in connection with the acceptance or administration of the Securityholder Representative Group's duties hereunder under the Escrow Agreement or under any Securityholder Representative engagement agreement, including the reasonable fees and expenses of any legal counsel retained by the Securityholder Representative ("Securityholder Representative Expense"). Any such Securityholder Representative Expenses may be recovered at the election of the Securityholder Representative, at any time from: (i) the Expense Fund; (ii) the Escrow Fund, at such time as remaining amounts would otherwise be distributable to the Indemnifying Holders and to the extent any funds remain in such fund; or (iii) from the Indemnifying Holders directly according to the Indemnity Pro Rata Share of each Indemnifying Holder. The Company Securityholders acknowledge that the Securityholder Representative shall not be required to expend or risk its own funds or otherwise incur any financial liability in the exercise or performance of any of its powers, rights, duties or privileges or administration of its duties.

          (c)   By virtue of the approval of the Merger and this Agreement by the Company Securityholders and without any further action of any of the Company Securityholders or the Company, each Company Securityholder: (i) agrees that all actions taken by the Securityholder Representative under this Agreement or the Escrow Agreement shall be binding upon such Company Securityholder and such Company Securityholder's successors as if expressly confirmed and ratified in writing by such Company Securityholder, and (ii) waives any and all defenses which may be available to contest, negate or disaffirm the action of the Securityholder Representative taken in good faith under this Agreement or the Escrow Agreement. A decision, act, consent or instruction of the Securityholder Representative, including an amendment, extension or waiver of this Agreement pursuant to Sections 10.3 and 10.4 hereof, shall constitute a decision of all the Company Securityholders and shall be final, binding and conclusive upon the Indemnifying Parties. The powers, immunities and rights to indemnification granted to the Securityholder Representative and the Advisory Group hereunder: (i) are coupled with an interest and shall be irrevocable and survive the death, incompetence, bankruptcy or liquidation of the respective Company Securityholder and shall be binding on any successor thereto, and (ii) shall survive the delivery of an assignment by any Company Securityholder of the whole or any fraction of his, her or its interest in the Escrow Fund. Parent is entitled to rely upon any such decision, act, consent or instruction of the Securityholder Representative as being the decision, act, consent or instruction of all the Company Securityholders. Parent is hereby relieved from any Liability to any Person for any acts done by it in accordance with such decision, act, consent or instruction of the Securityholder Representative. The Securityholder Representative shall be entitled to: (i) rely upon the Spreadsheet, (ii) rely upon any signature believed by it to be genuine, and (iii) reasonably assume that a signatory has proper authorization to sign on behalf of the applicable Company Securityholders or other party.

        9.9    Tax Treatment.     Any payment under Section 2.9 or Article IX of this Agreement shall be treated by the parties for U.S. federal, state, local and non-U.S. income Tax purposes as a purchase price adjustment unless otherwise required by applicable law.

ARTICLE X

TERMINATION, AMENDMENT AND WAIVER

        10.1    Termination.     Except as provided in Section 9.2, this Agreement may be terminated and the Merger abandoned at any time prior to the Closing:

          (a)   by mutual agreement of the Company and Parent;

          (b)   by Parent or the Company, if the Closing Date shall not have occurred by 5:00 p.m., Eastern Standard Time, on February 28, 2015 (the "Outside Date"); provided, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party whose material breach of this Agreement has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes breach of this Agreement;

          (c)   by Parent, if the Agreement and the Merger have not been approved and adopted, pursuant to the Stockholder Consent within one (1) Business Day after the execution of the Agreement;

          (d)   by Parent or the Company, if any Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction, order or other legal restraint which is in effect and which has the effect of making the Merger illegal;

          (e)   by Parent, if neither Parent nor Merger Subs are in material breach of their obligations under this Agreement and either (i) there has been a breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement such that the conditions set forth in Section 7.2(a) would not be satisfied and such breach has not been cured within twenty (20) calendar days after written notice thereof to the Company; provided, that no cure period shall be required for a breach which by its nature cannot be cured or (ii) any of the conditions to Closing in Article VII for the benefit of Parent are incapable of being satisfied on or before the date specified in Section 10.1(b);

          (f)    by the Company, if the Company is not in material breach of its obligations under this Agreement and either (i) there has been a breach of any representation, warranty, covenant or agreement of Parent or Merger Subs contained in this Agreement such that the conditions set forth in Section 7.3(a) would not be satisfied and such breach has not been cured within twenty (20) calendar days after written notice thereof to Parent; provided, that no cure period shall be required for a breach which by its nature cannot be cured or (ii) any of the conditions to Closing in Article VII for the benefit of the Company are incapable of being satisfied on or before the date specified in Section 10.1(b); or

          (g)   by the Company (i) if the Required Parent Shareholder Vote is not obtained at the Parent Stockholders' Meeting or (ii) if the Required Parent Stockholder Vote has not been obtained by February 28, 2015.

        10.2    Effect of Termination.     In the event of termination of this Agreement as provided in Section 10.1, this Agreement shall forthwith become void and there shall be no Liability on the part of Parent, the Company or the Company Stockholders, or their respective officers, directors or Stockholders, if applicable; provided, that each party hereto and each Person shall remain liable for any intentional breaches of this Agreement or any Related Agreements prior to its termination; and provided further, that the provisions of Sections 6.2 (Confidentiality), 6.3 (Public Disclosure), Article XI (General Provisions) and this Section 10.2 shall remain in full force and effect and survive any termination of this Agreement pursuant to the terms of this Article X.

        10.3    Amendment.     This Agreement may be amended at any time prior to the Effective Time by the parties hereto, by action taken or authorized by their respective boards of directors, whether before or after adoption of this Agreement by the stockholders of the Company or Merger Sub; provided, however, that after any such stockholder adoption of this Agreement, no amendment shall be made to this Agreement that by law requires further approval or authorization by the stockholders of the Company or Merger Subs without such further approval or authorization. This Agreement may not be amended, except by an instrument in writing signed by the parties hereto. For purposes of resolution of disputes and other matters between any Parent Indemnified Parties and one or more Company Securityholders after the Effective Time under Article IX or otherwise, it is understood that the Stockholder Representative shall have the authority to bind all the Company Securityholders.

        10.4    Extension; Waiver.     At any time prior to the Closing, Parent, on the one hand, and the Company and the Securityholder Representative, on the other hand, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations of the other party hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the covenants, agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. For purposes of this Section 10.4, the Company Stockholders agree that any extension or waiver signed by the Securityholder Representative shall be binding upon and effective against all Company Stockholders whether or not they have signed such extension or waiver. No delay or failure by any party to assert any of its rights or remedies shall constitute a waiver of such rights or remedies.

ARTICLE XI

GENERAL PROVISIONS

        11.1    Notices.     All notices and other communications hereunder shall be in writing and shall be deemed delivered, given and received (a) when delivered in person, (b) when transmitted by facsimile (with written confirmation of completed transmission), (c) on the third (3rd) Business Day following the mailing thereof by certified or registered mail (return receipt requested) or (d) when delivered by an express courier (with written confirmation of delivery) to the parties hereto at the following addresses (or to such other address or facsimile number as such party may have specified in a written notice given to the other parties):

          (a)   if to Parent, to:

      Millennial Media, Inc.
      2400 Boston Street, Suite 201
      Baltimore, MD 21224
      Attention: General Counsel
      Telephone No: (410) 522-8705
      Facsimile No.: (      )    -

      with a copy to:

      Goodwin Procter LLP
      53 State Street
      Exchange Place
      Boston, MA 02109
      Attention: John Egan
      Telephone No: (617) 570-1514
      Facsimile No.: (617) 321-4742

          (b)   if to the Company, to:

      Nexage, Inc.
      101 Arch Street, Suite 1510
      Boston, MA 02110
      Attention: Chief Executive Officer
      Telephone No: (617) 874-5400
      Facsimile No.: (617) 399-9762

      and, if on or before the Closing Date, with a copy to:

      WilmerHale
      60 State Street
      Boston, MA 02109 USA
      Attention: Michael Bain
      Telephone No: (617) 526-6158
      Facsimile No.: (617) 526-5000

          (c)   if to the Securityholder Representative, to:

      Fortis Advisors LLC
      Attention: Notice Department
      Facsimile No.: (858) 408-1843
      Email: notices@fortisrep.com

      with a copy to:

      WilmerHale
      60 State Street
      Boston, MA 02109 USA
      Attention: Michael Bain
      Telephone No: (617) 526-6158
      Facsimile No.: (617) 526-5000

          (d)   If to a Company Stockholder, to his, her or its address and facsimile on the Spreadsheet.

        11.2    Interpretation.     Unless a clear contrary intention appears: (a) the singular number shall include the plural, and vice versa; (b) reference to any gender includes each other gender; (c) reference to any agreement, document or instrument shall mean such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (d) "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation"; (e) all references in this Agreement to "Schedules," "Sections" and "Exhibits" are intended to refer to Schedules, Sections and Exhibits to this Agreement, except as otherwise indicated; (f) the table of contents and headings in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement, and shall not be referred to in connection with the construction or interpretation of this Agreement;

(g) "or" is used in the inclusive sense of "and/or"; (h) with respect to the determination of any period of time, "from" shall mean "from and including" and "to" shall mean "to but excluding"; and (i) "hereunder," "hereof," "hereto," and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof. When reference is made in this Agreement to information that has been "made available," "provided to" or "delivered to" Parent or its Representatives, such reference shall include only that information which is readable, printable and otherwise fully accessible to Parent and its Representatives in the Intralinks Project Neptune data room or otherwise delivered in writing by the Company or any of its Representatives to Parent or its outside counsel no later than the date of this Agreement, but at least one (1) Business Day prior to execution hereof.

        11.3    Counterparts.     This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Any signature page delivered electronically or by facsimile (including transmission by Portable Document Format or other fixed image form) shall be binding to the same extent as an original signature page.

        11.4    Entire Agreement; Assignment.     This Agreement, the exhibits hereto, the Company Disclosure Schedule, the Parent Disclosure Schedule and the Related Agreements: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral (including the Prior Agreement, any letter of intent, term sheet or related discussions), among the parties with respect to the subject matter hereof, (b) are not intended to confer upon any other Person any rights or remedies hereunder except that Article IX shall be for the benefit of not only the parties hereto but also each of the Indemnified Parties and Section 6.23 shall be for the benefit of the Company Indemnified Parties, and (c) shall not be assigned by operation of law or otherwise, except that Parent may assign its rights and delegate its obligations hereunder to one or more of its affiliates as long as Parent remains ultimately liable for all of Parent's obligations hereunder.

        11.5    Severability.     If any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        11.6    Other Remedies.     Except as otherwise set forth herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. Without prejudice to remedies at law, the parties shall be entitled to specific performance or other equitable relief, including injunctive relief, in the event of a breach or threatened breach of this Agreement.

        11.7    Governing Law; Exclusive Jurisdiction.     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within New Castle County, State of Delaware, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process. Subject to Section 2.9(b)(ii) hereof, each party agrees not to commence any legal proceedings related hereto except in such courts.

        11.8    WAIVER OF JURY TRIAL.     EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

        11.9    Rules of Construction.     The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        11.10    No Third Party Beneficiary.     Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns any rights, remedies, or Liabilities under or by reason of this Agreement except that (i) Article IX shall also be for the benefit of the Indemnified Parties and (ii) Section 6.15, from and after (and subject to the occurrence of) the Effective Time, shall be for the benefit of the Company Indemnified Parties.

        11.11    Expenses.     All fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

        11.12    Conflict Waiver.     Notwithstanding that the Company has been represented by Wilmer Cutler Pickering Hale and Dorr LLP (the "Firm") in the preparation, negotiation and execution of this Agreement and the Escrow Agreement, the Parent and the Company agree that after the Closing the Firm may represent the Securityholder Representative, the Indemnifying Holders and/or their affiliates in matters related to this Agreement and the Escrow Agreement, including in respect of any indemnification claims. The Company hereby acknowledges, on behalf of itself and its affiliates, that it has had an opportunity to ask for and has obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation, and it hereby waives any conflict arising out of such future representation.

[Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, Parent, Merger Sub I, Merger Sub II, the Company and the Securityholder Representative have caused this Agreement to be signed, all as of the date first written above.

MILLENNIAL MEDIA, INC.
By:	/s/ MICHAEL BARRETT
	Name:	Michael Barrett
	Title:	CEO & President
NEPTUNE MERGER SUB I, INC.
By:	/s/ HO SHIN
	Name:	Ho Shin
	Title:	President, Secretary & General Counsel
NEPTUNE MERGER SUB II, LLC
By:	/s/ HO SHIN
	Name:	Ho Shin
	Title:	Manager

[Signature Page to Amended and Restated Agreement and Plan of Merger]

        IN WITNESS WHEREOF, Parent, Merger Sub I, Merger Sub II, the Company and the Securityholder Representative have caused this Agreement to be signed, all as of the date first written above.

NEXAGE, INC.
By:	/s/ ERNIE CORMIER
	Name:	Ernie Cormier
	Title:	CEO

[Signature Page to Amended and Restated Agreement and Plan of Merger]

        IN WITNESS WHEREOF, Parent, Merger Sub I, Merger Sub II, the Company and the Securityholder Representative have caused this Agreement to be signed, all as of the date first written above.

FORTIS ADVISORS LLC, as the Securityholder Representative
By:	/s/ RYAN SIMKIN
	Name:	Ryan Simkin
	Title:	Managing Director

[Signature Page to Amended and Restated Agreement and Plan of Merger]

EXECUTION VERSION

MILLENNIAL MEDIA

REGISTRATION RIGHTS AGREEMENT

DATED AS OF SEPTEMBER 23, 2014

        THIS REGISTRATION RIGHTS AGREEMENT is dated as of September 23, 2014 (this "Agreement"), by and among Millennial Media, Inc., a Delaware corporation (the "Company"), the parties listed in Exhibit A hereto (the "Sellers") and Fortis Advisors LLC, as the Securityholder Representative (the "Securityholder Representative").

        WHEREAS, the Company, Neptune Merger Sub I, Inc., a Delaware corporation ("Merger Sub I"), Neptune Merger Sub II, LLC, a Delaware limited liability company ("Merger Sub II" and, together with Merger Sub I, the "Merger Subs"), Nexage, Inc., a Delaware corporation ("Nexage"), and the Securityholder Representative, are parties to an Agreement and Plan of Merger, dated as of September 23, 2014 (as it may be amended from time to time, the "Merger Agreement"), pursuant to which, among other things, the Company, the Merger Subs and Nexage intend to effect a reorganization in which, as steps in a single, integrated transaction, (a) Merger Sub I will merge with and into Nexage in accordance with the Merger Agreement and the Delaware General Corporation Law (the "First Merger"), Merger Sub I will cease to exist, and Nexage will become a direct, wholly owned subsidiary of the Company, and (b) as part of the same overall transaction, Nexage will merge with and into Merger Sub II, Nexage will cease to exist, and Merger Sub II will survive as a direct, wholly owned subsidiary of the Company (collectively or in seriatim with the First Merger, as appropriate, the "Merger");

        WHEREAS, all of the issued and outstanding shares of Nexage Common Stock and Nexage Preferred Stock shall, for any Seller who is an Accredited Investor, be converted into a right to receive a number of shares of common stock, par value $0.001 per share, of the Company ("Merger Shares") as provided for in the Merger Agreement; and

        WHEREAS, in connection with the Merger, the Company and the Sellers desire to establish certain rights, terms and conditions in connection with the Merger Shares, effective as of and subject to the occurrence of the Closing.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

        SECTION 1.01. Definitions. As used in this Agreement, the following terms shall have the meanings indicated below:

        "Accredited Investor" shall have the meaning assigned in the Merger Agreement.

        "Agreement" shall have the meaning assigned in the preamble.

        "Blackout Period" shall have the meaning assigned in Section 2.02.

        "Claims" shall have the meaning assigned in Section 2.05(a).

        "Closing" shall have the meaning assigned in the Merger Agreement.

        "Closing Date" shall have the meaning assigned in the Merger Agreement.

        "Company" shall have the meaning assigned in the preamble.

        "Effective Period" shall have the meaning assigned in Section 2.03(a)(iii).

        "Effective Time" shall have the meaning set forth in the Merger Agreement.

        "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended.

        "Filing Deadline" shall have the meaning assigned in Section 2.01(a).

        "First Merger" shall have the meaning assigned in the recitals.

        "Holder" shall mean a Seller which has executed and delivered a counterpart of this Agreement, for so long as such Seller is the registered owner of any Registrable Shares.

        "Holder's Counsel" shall have the meaning assigned in Section 2.03(a)(i).

        "Merger" shall have the meaning assigned in the recitals.

        "Merger Agreement" shall have the meaning assigned in the recitals.

        "Merger Sub I" shall have the meaning assigned in the recitals.

        "Merger Sub II" shall have the meaning assigned in the recitals.

        "Merger Subs" shall have the meaning assigned in the recitals.

        "Merger Shares" shall have the meaning assigned in the recitals.

        "New York Stock Exchange" shall mean the New York Stock Exchange.

        "Nexage Capital Stock" shall mean the Nexage Common Stock and the Nexage Preferred Stock.

        "Nexage Common Stock" shall mean shares of common stock, par value $0.001 per share, of Nexage.

        "Nexage Preferred Stock" shall mean (a) the Series A Convertible Preferred Stock, par value $0.001 per share, of Nexage and (b) the Series B Convertible Preferred Stock, par value $0.001 per share, of Nexage.

        "Participating Holder" shall mean a Holder who has provided the Required Information prior to the Filing Deadline.

        "Participating Shares" shall mean any Registrable Shares, the registered owner of which is a Participating Holder.

        "Person" shall mean any individual, firm, partnership, corporation, trust, joint venture, association, joint stock company, limited liability company, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such entity.

        "register," "registered" and "registration" shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration or document pursuant to the Securities Act.

        "Registrable Shares" shall mean (i) any outstanding Merger Shares and (ii) any outstanding shares or other securities issued by the Company directly or indirectly with respect to outstanding Merger Shares by way of dividend, stock split, or distribution; provided, that such securities shall cease to be Registrable Shares after they (w) (A) have been replaced by the Company with the delivery of new certificates not bearing a legend restricting transfer under the Securities Act and (B) may be publicly resold (without volume or method of sale restrictions) without registration under the Securities Act, (x) have been distributed to the public pursuant to an offering registered under the Securities Act (including through an exchange or merger registered on Form S-4), (y) have been sold to the public through a broker, dealer or market maker in compliance with Rule 144 of the regulations promulgated under the Securities Act (or any similar rule then in force) or (z) have ceased to be outstanding.

        "Required Financial Statements" shall have the meaning assigned in the Merger Agreement.

        "Required Information" shall have the meaning assigned in Section 2.01(c).

        "Rule 144" shall mean Rule 144 under the Securities Act (or any similar rule then in force).

        "SEC" shall mean the Securities and Exchange Commission, or any successor agency having jurisdiction to enforce the Securities Act.

        "Securities Act" shall mean the United States Securities Act of 1933, as amended.

        "Securityholder Representative" shall have the meaning assigned in the preamble.

        "Sellers" shall have the meaning assigned in the preamble.

        "Shelf Registration Statement" shall mean a registration statement on Form S-3, or if the Company is not eligible to use Form S-3, a registration statement on Form S-1, in each case for an offering to be made pursuant to Rule 415 under the Securities Act.

        "Warrants" shall mean the warrants to acquire shares of Nexage Preferred Stock.

        All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned thereto in the Merger Agreement.

ARTICLE II
REGISTRATION RIGHTS

        SECTION 2.01. Shelf Registration.

        (a)    Filing.     Subject to the Company's timely receipt of the Required Financial Statements and the Required Information, the Company shall file under the Securities Act as soon as reasonably practicable, but no later than ten (10) calendar days after the Effective Time (the "Filing Deadline"), a Shelf Registration Statement relating to the offer and sale by the Participating Holders from time to time of all the Participating Shares in accordance with the methods of distribution set forth in the Shelf Registration Statement (which shall be limited to sales on the New York Stock Exchange through one or more broker-dealers). Subject to the Company's timely receipt of the Required Financial Statements and the Required Information, the Company agrees to use reasonable best efforts to cause the Shelf Registration Statement to become or be declared effective by the SEC as promptly as practicable after the filing thereof, but in any event, in the case where the Form S-3 is not subject to review by the SEC, such Shelf Registration Statement shall be effective not later than the later of (i) fifteen (15) Business Days following the Effective Date (as defined in the Merger Agreement) and (ii) five (5) Business Days following notification by the staff of the SEC that no review will be performed. Such Shelf Registration Statement, together with any post-effective amendments thereto, shall be the only registration statement required to be filed under this Agreement.

        (b)    Continued Effectiveness.     Subject to the applicability of Blackout Periods, the Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the prospectus forming a part thereof to be usable by Participating Holders so long as they hold Participating Shares.

        (c)    Required Information.     Each Holder agrees to provide to the Company, prior to the Filing Deadline, but no earlier than the second (2nd) day following the Effective Time, such written information (the "Required Information") regarding itself, all Registrable Shares held by it, and the intended method of disposition of such Registrable Shares, as set forth in Exhibit B. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2.01 with respect to any Registrable Shares held by any Holder (including filing or taking any action to cause to be effective a Shelf Registration Statement) that the Company shall have received the Required Information (with respect to such Holder, all Registrable Shares held by it, and the intended method of disposition of such Registrable Shares), it being understood that each Holder shall consult as appropriate with its own counsel and advisors at its own expense in connection with the completion of the Required Information. For the avoidance of doubt, if any Holder fails to provide the Required Information (with respect to itself, all Registrable Shares held by it, and the intended method of disposition of such Registrable Shares) prior to the Filing Deadline, (i) such Holder shall not be a Participating Holder, (ii) such Holder's Registrable Shares shall not be Participating Shares and (ii) the Company shall have no obligation to file or take any action to cause to be effective a Shelf Registration Statement with respect to any of such Holder's Registrable Shares.

        SECTION 2.02. Blackout Period. Notwithstanding anything in this Agreement to the contrary, the Company shall be entitled to postpone and delay, for a reasonable period of time, from time to time, but in no event more than once during any six (6) month period for up to sixty (60) days (a "Blackout Period"), the filing or effectiveness of any registration statement, and the offer or sale of Participating Shares thereunder to the extent the registration statement has been declared effective, if the Company shall determine that any such filing or the offering or sale of any Participating Shares thereunder would (a) have a material adverse effect on a bona fide business or financing transaction or (b) require disclosure of material non-public information that, if disclosed at such time, would be materially harmful to the Company or its stockholders; provided, however, that the Company shall give written notice to the Participating Holders of its determination to impose a Blackout Period as promptly as practicable and of its determination to lift a Blackout Period. Upon notice by the Company to the Participating Holders of any such determination, each Participating Holder shall keep the fact of any such notice strictly confidential and, during any Blackout Period, promptly halt any offer, sale, trading or transfer by it of any Participating Shares pursuant to the Shelf Registration Statement for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and promptly halt any use, publication, dissemination or distribution of any prospectus or prospectus supplement covering any Participating Shares for the duration of the Blackout Period and, if so directed by the Company, shall deliver to the Company any copies then in its possession of any such prospectus or prospectus supplement.

        SECTION 2.03. Registration Procedures.

        (a)   Without limiting the rights of the Company under Section 2.02, in connection with a registration statement prepared pursuant to Section 2.01 pursuant to which Participating Shares will be offered and sold, the Company shall use reasonable best efforts to:

          (i)    furnish to the Participating Holders and, if any, any single legal counsel designated by the majority of Participating Holders ("Holder's Counsel"), draft copies of such registration statement or prospectus or any amendments or supplements thereto (but excluding all documents incorporated or deemed incorporated therein by reference) proposed to be filed at least three (3) calendar days prior to such filing;

          (ii)   cause such registration statement to comply as to form in all material respects with the requirements of the applicable form;

          (iii)  keep such registration statement effective until such time as all of the securities covered thereby cease to be either Participating Shares or held by the Participating Holders (the "Effective Period"), to prepare and file with the SEC such amendments, post-effective amendments and supplements to such registration statement and the prospectus as may be reasonably requested by the Participating Holders of a majority of the Participating Shares or by any Participating Holder (to the extent such request relates to information relating to or provided by such Participating Holder) or as may be necessary to maintain the effectiveness of such registration for the Effective Period and cause the prospectus (and any amendments or supplements thereto) to be filed with the SEC;

          (iv)  cause all Participating Shares covered by such registration statement to be listed on the New York Stock Exchange or on the principal securities exchange or interdealer quotation system on which the Common Stock is then listed or quoted;

          (v)   notify promptly the Participating Holders after becoming aware of any of the events described in sub-clauses (A) through (E) of this paragraph (v), to provide the Participating Holders copies of the relevant documentation (if requested), and in the case of sub-clauses (B) through (E), to provide the Participating Holders an opportunity to review and comment on the Company's response thereto: (A) when such registration statement or any related prospectus or any amendment or supplement thereto has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (B) of any request by the SEC or any United States state securities authority for amendments or supplements to such registration statement or the related prospectus or for additional information (other than comment letters relating to the documents incorporated or deemed incorporated therein by reference), (C) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Participating Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose or (E) during the Effective Period, of the happening of any event or the existence of any fact which makes any statement in such registration statement or any post-effective amendment thereto, prospectus or any amendment or supplement thereto, or any document incorporated therein by reference untrue in any material respect or which requires the making of any changes in such registration statement or post-effective amendment thereto or any prospectus or amendment or supplement thereto so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (vi)  during the Effective Period, obtain the withdrawal of any stop order or other order enjoining or suspending the use or effectiveness of such registration statement or any post-effective amendment thereto or the lifting of any suspension of the qualification of any of the Participating Shares for sale in any jurisdiction;

          (vii) (A) deliver promptly to the Participating Holders, upon written request therefor, copies of all correspondence between the SEC and the Company, its counsel or auditors including any comment and response letters with respect to such registration statement (but excluding any comment and response letters relating to any documents incorporated or deemed incorporated by reference into such registration statement) and (B) subject to customary confidentiality agreements, permit the Participating Holders or their representatives to conduct, at their sole expense, such investigation with respect to information contained in or omitted from such registration statement as they deem reasonably necessary for the purpose of conducting customary due diligence with respect to the Company; provided, that any such investigation shall not interfere unreasonably with the Company's business;

          (viii)  provide and cause to be maintained a transfer agent and registrar for all Participating Shares covered by such registration statement not later than the effective date of such registration statement; and

          (ix)  cooperate with the Participating Holders to facilitate the timely preparation and delivery of certificates representing the Participating Shares to be sold under such registration statement in a form eligible for deposit with the Depository Trust Company and not subject to any stop transfer order with any transfer agent (which certificates shall have any restrictive legends removed promptly following (A) such sale and (B) receipt by the Company of a "prospectus" letter from the broker and such other information as the Company may reasonably request with respect to such sale) and cause such Participating Shares to be issued in such denominations and registered in such names as instructed by the Participating Holders.

        (b)   Nothing in this Agreement shall require the Company to (i) qualify to do business as a foreign corporation in any jurisdiction where it would not otherwise be required to be so qualified, (ii) execute or file any general consent to service of process under the laws of any jurisdiction, (iii) take any action that would subject it to service of process in suits other than those arising out of the offer and sale of Participating Shares covered by a registration statement prepared pursuant to Section 2.01 in any jurisdiction where it is not already subject to service of process, or (iv) subject itself to taxation in any jurisdiction where it would not otherwise be obligated to do so.

        (c)   In the event that the Company would be required, pursuant to Section 2.03(a)(v)(E), to notify the Participating Holders of the happening of any event specified therein, the Company shall as promptly as practicable, prepare and furnish to each such Participating Holder a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of Participating Shares that have been registered pursuant to this Agreement, such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Participating Holder agrees that, upon receipt of any notice from the Company pursuant to Section 2.03(a)(v)(E), it shall, and shall cause its sales or placement agent or agents for the Participating Shares to forthwith discontinue disposition of such Participating Shares pursuant to the Shelf Registration Statement until such Person shall have received copies of such amended or supplemented prospectus and, if so directed by the Company, to destroy all copies, other than permanent file copies, then in its possession of the prospectus (prior to such amendment or supplement) covering such Participating Shares as soon as practicable after each Participating Holder's receipt of such notice.

        (d)   Each Holder shall furnish to the Company in writing such information regarding such Holder and its intended method of distribution of the Participating Shares as the Company may from time to time reasonably request in writing, including to the extent that such information is required in order for the Company to comply with its obligations under all applicable securities and other laws and to ensure that the prospectus relating to such Participating Shares conforms to the applicable requirements of the Securities Act and the rules and regulations thereunder. Each Holder shall notify the Company of any inaccuracy or change in information previously furnished by such Holder to the Company or of the occurrence of any event, in either case as a result of which any prospectus relating to the Participating Shares contains or would contain an untrue statement of a material fact or omits to state any material fact with respect to such Holder required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly furnish to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        SECTION 2.04. Registration Expenses. The Company shall pay the fees and disbursements of the Company's counsel and accountants in connection with any registration of any Participating Shares and all registration and filing fees and printing costs; provided, that the Holders shall pay the fees and expenses of their own counsel and each Holder shall bear all agent fees and commissions and transfer and other taxes associated with the sale of Registrable Shares by such Holder.

        SECTION 2.05. Indemnification; Contribution.

        (a)   The Company shall, and hereby agrees to, indemnify and hold harmless each Participating Holder and its partners, members, directors, officers, employees and controlling Persons, if any, in any offering or sale of the Participating Shares pursuant to a registration statement hereunder, against any losses, claims, damages (including reasonable attorney's fees) or liabilities, actions or proceedings (whether commenced or threatened) in respect thereof and expenses (including reasonable fees of counsel) (collectively, "Claims") to which each such indemnified party may become subject (and the Company will pay to each such Participating Holder or other aforementioned person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any Claim as such expenses are incurred), insofar as such Claims (including any amounts paid in settlement effected with the consent of the Company as provided herein), or actions or proceedings in respect thereof, arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in any registration statement, or any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in each case in light of the circumstances in which they were made, not misleading or (iii) any violation or alleged violating by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; provided, that the Company shall not be liable to any such Participating Holder in any such case to the extent that any such Claims arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or preliminary or final prospectus, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Participating Holder with respect to such Participating Holder expressly for use therein, or by such Participating Holder's failure to furnish the Company, upon request, with the information with respect to such Participating Holder, or such Participating Holder's intended method of distribution, that is the subject of the untrue statement or omission, or if such Participating Holder sold securities to the Person alleging such Claims without sending or giving, at or prior to the written confirmation of such sale, a copy of the applicable prospectus (excluding any documents incorporated by reference therein) or of the applicable prospectus, as then amended or supplemented (excluding any documents incorporated by reference therein), if the Company had previously furnished copies thereof to the Participating Holders, and such prospectus corrected such untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement.

        (b)   Each Participating Holder, severally and not jointly, shall, and hereby agrees to, indemnify and hold harmless the Company, its directors, officers, employees and controlling Persons, if any, in any offering or sale of Participating Shares pursuant to a registration statement hereunder, against any Claims to which each such indemnified party may become subject, insofar as such Claims (including any amounts paid in settlement as provided herein), or actions or proceedings in respect thereof, arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement, or any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Participating Holder with respect to such Participating Holder expressly for use therein; provided, that in no event shall any indemnity under this Section 2.05 exceed the gross proceeds from the offering received by such Participating Holder unless such liability arises out of or is based on fraud or willful misconduct by such Participating Holder.

        (c)   Promptly after receipt by an indemnified party under Section 2.05(a) or Section 2.05(b) of written notice of the commencement of any action or proceeding for which indemnification under Section 2.05(a) or Section 2.05(b) may be requested, such indemnified party shall notify such indemnifying party in writing of the commencement of such action or proceeding. In case any such action or proceeding shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall determine, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party for any legal or any other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within twenty (20) days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties) and the indemnifying party shall be liable for any expenses therefor (including, without limitation, any such reasonable counsel's fees). If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for each indemnified party with respect to such claim. The indemnifying party will not be subject to any liability for any settlement made without its consent, which shall not be unreasonably withheld, conditioned or delayed. No indemnifying party shall, without the prior written consent of the indemnified party (which shall not be unreasonably withheld, conditioned or delayed), compromise or consent to entry of any judgment or enter into any settlement agreement with respect to any action or proceeding in respect of which indemnification is sought under Section 2.05(a) or Section 2.05(b) (whether or not the indemnified party is an actual or potential party thereto), unless such compromise, consent or settlement is solely for monetary damages and includes an unconditional release of the indemnified party from all liability in respect of such claim or litigation, and does not include a statement or admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

        (d)   The Participating Holders and the Company agree that if, for any reason, the indemnification provisions contemplated by Section 2.05(a) or Section 2.05(b) hereof are unavailable to or are insufficient to hold harmless an indemnified party in respect of any Claims referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Claims in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to the applicable offering of securities. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. If, however, the allocation in the first sentence of this Section 2.05(d) is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault, but also the relative benefits of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 2.05(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the preceding sentences of this Section 2.05(d). Notwithstanding any of the foregoing, in no event shall any contribution by any Participating Holder under this Section 2.05(d), when combined with any amounts payable or paid by such Participating Holder under Section 2.05(b), exceed the gross proceeds from the offering received by such Participating Holder, unless such liability arises out of or is based on fraud or willful misconduct by such Participating Holder. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

        SECTION 2.06. Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Shares to the public without registration, the Company agrees to use its reasonable best efforts to:

        (a)   make and keep current public information available, within the meaning of Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times that it is subject to the reporting requirements of the Exchange Act;

        (b)   file with the SEC, in a timely manner, all reports and other documents required under the Securities Act and Exchange Act (at all times that it is subject to such reporting requirements); and

        (c)   so long as any party hereto owns any Registrable Shares, furnish to such Person forthwith upon written request (i) a written statement as to its compliance with the current information requirements of Rule 144 to the extent applicable and (ii) such reports and documents as such Person may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

        SECTION 2.07. Grant of Registration Rights to Third Parties. Nothing in this Agreement shall limit the Company's ability to grant to any third party, in its sole and absolute discretion, rights with respect to the registration of any securities issued or to be issued by the Company.

ARTICLE III
MISCELLANEOUS

        SECTION 3.01. Effectiveness. The terms and conditions set forth in this Agreement shall become effective as of the Effective Time and shall continue in effect until all the Merger Shares (and any outstanding shares or other securities issued by the Company directly or indirectly with respect to such Merger Shares by way of dividend, stock split, or distribution) have either ceased to be Registrable Shares or ceased to be held by the Sellers. If for any reason the Merger Agreement validly terminates without a Closing having occurred, then this Agreement shall be of no force or effect and there shall not be any liabilities of any kind hereunder.

        SECTION 3.02. Successors and Assigns; Third Party Beneficiaries.

        (a)   This Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the Company and by the Sellers and their respective successors and permitted assigns, and no term or provision of this Agreement is for the benefit of, or intended to create any obligations to, any other Person. Except as set forth in Section 3.02(b), this Agreement shall not be assigned and no obligations hereunder may be transferred by any party hereto. Any attempted assignment or transfer, which does not comply with the provisions of this Section 3.02, shall be null and void ab initio. This Agreement shall be binding upon a party hereto only upon the manual execution and delivery (which delivery may be by telecopy or facsimile or electronic mail) of a signature page to a counterpart hereto.

        (b)   The rights to cause the Company to register Participating Shares pursuant to Article II may be assigned prior to the Filing Deadline (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is an affiliate, subsidiary, parent, member, retired member partner, limited partner, retired partner or stockholder of a Holder, or (ii) is a Holder's family member or trust for the benefit of an individual Holder; provided, that: (w) the Company is, within a reasonable time after such transfer (and prior to the Filing Deadline), furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (x) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement by executing and delivering to the Company a Joinder Agreement in the form attached hereto as Exhibit C; (y) no such assignment shall require the Company to include any Registrable Shares in any Shelf Registration Statement except as provided in Article II; and (z) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

        SECTION 3.03. Amendments; Waiver. This Agreement may be amended only by an agreement in writing executed by the Company and the Securityholder Representative. Any such amendment shall be binding on all the Sellers, whether or not they execute such amendment. Either party may waive in whole or in part any benefit or right provided to it under this Agreement, such waiver being effective only if contained in a writing executed by the waiving party. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon breach thereof shall constitute a waiver of any such breach or of any other covenant, duty, agreement or condition, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

        SECTION 3.04. Notices. All notices and communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended or delivered by registered or certified mail, return receipt requested, or if sent by telecopier or email, provided, that the telecopy or email is promptly confirmed by telephone confirmation thereof, to the Person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such Person:

if to the Company:	Millennial Media, Inc. 2400 Boston Street, Suite 201 Baltimore, MD 21224 Attention: General Counsel Facsimile:
if to the Sellers:	To the Securityholder Representative as provided in the Merger Agreement.

        SECTION 3.05. Governing Law; Exclusive Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within New Castle County, State of Delaware, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process. Each, each party agrees not to commence any legal proceedings related hereto except in such courts.

        SECTION 3.06. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

        SECTION 3.07. Headings. The heading references herein and the table of contents hereof are for convenience purposes only, and shall not be deemed to limit or affect any of the provisions hereof.

        SECTION 3.08. Integration. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

        SECTION 3.09. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

        SECTION 3.10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

        SECTION 3.11. Securityholder Representative. The Sellers and Securityholder Representative acknowledge that the provisions of Section 9.8 of the Merger Agreement shall govern their relationship under this Agreement mutatis mutandis.

* * *

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

MILLENNIAL MEDIA, INC.
By:	/s/ MICHAEL BARRETT
	Name:	Michael Barrett
	Title:	CEO & President
FORTIS ADVISORS LLC
By:	/s/ RYAN SIMKIN
	Name:	Ryan Simkin
	Title:	Managing Director

Annex B

September 22, 2014

Board of Directors
Millennial Media, Inc.
2400 Boston Street, Suite 201
Baltimore, Maryland 21224

Members of the Board of Directors:

        We understand that Millennial Media, Inc. (the "Company") intends to enter into a transaction (the "Proposed Transaction") with Nexage, Inc. ("Nexage") pursuant to which, as steps in a single, integrated transaction, (a) Neptune Merger Sub I, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub I") will merge with and into Nexage (the "First Merger"), Merger Sub I will cease to exist, and Nexage will become a direct, wholly-owned subsidiary of the Company, and (b) as part of the same overall transaction, Nexage will merge with and into Neptune Merger Sub II, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company ("Merger Sub II," and together with Merger Sub I, the "Merger Subs"), Nexage will cease to exist, and Merger Sub II will survive as a direct, wholly-owned subsidiary of the Company (the "Second Merger," and collectively or in seriatim with the First Merger, as appropriate, the "Merger"). We further understand that upon effectiveness of the Merger, all shares of common stock and preferred stock of Nexage then issued and outstanding (other than treasury shares and dissenting shares) will be converted into the right to receive the Total Consideration. The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger, dated as of September 20, 2014, by and among the Company, Merger Subs, Nexage and the securityholder representative named therein (the "Agreement"). The summary of the Proposed Transaction set forth above is qualified in its entirety by the terms of the Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

        We have been requested by the Board of Directors of the Company (the "Board") to render our opinion with respect to the fairness, from a financial point of view, to the Company of the Total Consideration to be paid by the Company in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Proposed Transaction or the likelihood of consummation of the Proposed Transaction. Our opinion does not address the relative merits of the Proposed Transaction as compared to any other transaction or business strategy in which the Company might engage. In addition, we express no opinion on, and our opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Proposed Transaction, or any class of such persons, relative to the Total Consideration to be paid in the Proposed Transaction or otherwise.

        In arriving at our opinion, we reviewed and analyzed: (1) the Agreement, and the specific terms of the Proposed Transaction; (2) publicly available information concerning the Company that we believe to be relevant to our analysis, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2014 and June 30, 2014; (3) publicly available information concerning Nexage that we believe to be relevant

101 Fifth Avenue, Suite 900 -- New York, NY 10003 -- info@lumapartners.com to our analysis; (4) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including financial projections of the Company prepared by management of the Company (the "Company Projections"); (5) financial and operating information with respect to the business, operations and prospects of Nexage furnished to us by Nexage, including financial projections of Nexage prepared by management of Nexage (the "Nexage Projections"); (6) financial and operating information with respect to the business, operations and prospects of Nexage furnished to us by the Company, including financial projections of Nexage prepared by management of the Company (the "Company's Nexage Projections"); (7) a trading history of the Company's common stock from September 22, 2013 to September 22, 2014 and a comparison of that trading history with those of other companies that we deemed relevant; (8) a comparison of the historical financial results and present financial condition of the Company and Nexage with those of other companies that we deemed relevant; (9) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other recent transactions that we deemed relevant; and (10) the relative contributions of the Company and Nexage to the historical and future financial performance of the combined company on a pro forma basis. In addition, we have had discussions with the managements of the Company and Nexage concerning their respective businesses, operations, assets, liabilities, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

        In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information) and have further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Company Projections, with the consent of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with such projections. With respect to the Nexage Projections, with the consent of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates of the management of Nexage as to the future financial performance of Nexage. With respect to the Company's Nexage Projections, with the consent of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of Nexage and that Nexage will perform substantially in accordance with such projections. We assume no responsibility for and we express no view as to any such projections or estimates or the assumptions on which they are based. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company or Nexage and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company or Nexage. In addition, our opinion does not address, and we express no view as to any potential liabilities resulting from any pending, threatened or potential litigation or governmental proceedings or investigation involving Nexage or its subsidiaries. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date hereof. We assume no responsibility for updating or revising our opinion based on events or circumstances that may occur after the date hereof. We express no opinion as to the prices at which shares of the Company's common stock would trade following the announcement of the Proposed Transaction or the Company's common stock would trade following the consummation of the Proposed Transaction.

        We have assumed the accuracy of the representations and warranties contained in the Agreement and all agreements related thereto. We have also assumed, with the consent of the Company, that all material governmental, regulatory and third-party approvals, consents and releases for the Proposed Transaction will be obtained within the constraints contemplated by the Agreement and that the

Proposed Transaction will be consummated in accordance with the terms of the Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. Our opinion does not consider, address or include the treatment of, or effect of the Merger on, the Company Options (as defined in the Agreement) or the impact of any arrangements relating to the Escrow Amount or any working capital adjustment under the Agreement. We do not express any opinion as to any tax or other consequences that might result from the Proposed Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals.

        Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Total Consideration to be paid by the Company in the Proposed Transaction is fair to the Company.

        LUMA Securities LLC and its affiliates engage in investment banking and other financial and non-financial services. We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive fees for our services a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities that may arise out of our engagement. During the two years preceding the date hereof, we and our affiliates have had no commercial or investment banking relationships with the Company or Nexage.

        This opinion, the issuance of which has been approved by our Fairness Opinion Committee, is for the use and benefit of the Board and is rendered to the Board in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote or act with respect to the Proposed Transaction.

Very truly yours,
/s/ LUMA Securities LLC
LUMA Securities LLC

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To approve the issuance of up to 38,751,632 shares of Millennial Media, Inc. common stock to Nexage, Inc. securityholders in connection with the acquisition of Nexage, Inc. (the "share issuance proposal"). 2. To approve, if necessary, the adjournment of the Special Meeting, including for the purpose of soliciting additional proxies if a quorum is not present or if there are not sufficient votes in favor of the share issuance proposal. 3. To transact such other business as may properly come before the meeting or any adjournment(s) thereof. THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR THE SHARE ISSUANCE PROPOSAL, FOR PROPOSAL 2, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF. PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS CARD. FOR AGAINST ABSTAIN JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 SPECIAL MEETING OF STOCKHOLDERS OF MILLENNIAL MEDIA, INC. DECEMBER 2, 2014 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Special Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE SHARE ISSUANCE PROPOSAL AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x --------------- ---------------- 00030300000000000000 8 120214 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/17552

SPECIAL MEETING OF STOCKHOLDERS OF MILLENNIAL MEDIA, INC. DECEMBER 2, 2014 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/17552 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To approve the issuance of up to 38,751,632 shares of Millennial Media, Inc. common stock to Nexage, Inc. securityholders in connection with the acquisition of Nexage, Inc. (the "share issuance proposal"). 2. To approve, if necessary, the adjournment of the Special Meeting, including for the purpose of soliciting additional proxies if a quorum is not present or if there are not sufficient votes in favor of the share issuance proposal. 3. To transact such other business as may properly come before the meeting or any adjournment(s) thereof. THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR THE SHARE ISSUANCE PROPOSAL, FOR PROPOSAL 2, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF. PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS CARD. FOR AGAINST ABSTAIN THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE SHARE ISSUANCE PROPOSAL AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. --------------- ---------------- 00030300000000000000 8 120214 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

0 --------------- . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 MILLENNIAL MEDIA, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 2, 2014 The undersigned stockholder of Millennial Media, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement with respect to the Special Meeting of Stockholders of Millennial Media, Inc. to be held at the Hilton New York Fashion District, 152 West 26th Street, New York, NY on December 2, 2014, at 10:00 a.m., and hereby appoint Michael G. Barrett and Andrew Jeanneret, and each of them, proxies and attorneys-in-fact, each with power of substitution and revocation, and each with all powers that the undersigned would possess if personally present, to vote the Millennial Media, Inc. Common Stock of the undersigned at such meeting and any postponements or adjournments of such meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting (and any such postponements or adjournments). (Continued and to be signed on the reverse side.)